AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1998
                                                      REGISTRATION NO. 333-63055
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                 AMENDMENT NO. 3
                                    FORM F-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------



                           MILLENIUM SEACARRIERS, INC.
OAKMONT SHIPPING AND TRADING LIMITED                   MILLENIUM II, INC.
RAPID OCEAN CARRIERS INC.                              MILLENIUM III, INC.
IVY NAVIGATION LTD.                                    MILLENIUM IV, INC.
TOPSCALE SHIPPING COMPANY LIMITED                      MILLENIUM V, INC.
CONIFER SHIPPING COMPANY LIMITED                       MILLENIUM VI, INC.
MILLENIUM ALEKSANDER, INC.                             MILLENIUM VII, INC.
MILLENIUM ELMAR, INC.                                  MILLENIUM YAMA, INC
MILLENIUM AMETHYST, INC.                               MILLENIUM MAJESTIC, INC.
             (Exact Name of Registrant as Specified in its Charter)


          CAYMAN ISLANDS                        4412                               N/A
       REPUBLIC OF LIBERIA                      4412                               N/A
       REPUBLIC OF LIBERIA                      4412                               N/A
       REPUBLIC OF LIBERIA                      4412                               N/A
        REPUBLIC OF CYPRUS                      4412                               N/A
        REPUBLIC OF CYPRUS                      4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A
          CAYMAN ISLANDS                        4412                               N/A

 (State or Other Jurisdiction of    (Primary Standard Industrial
  Incorporation or Organization)     Classification Code Number)    (I.R.S. Employer Identification Nos.)

                                C/O UGLAND HOUSE
                               SOUTH CHURCH STREET
                          GRAND CAYMAN, CAYMAN ISLANDS
                                  345-949-8066
          (Address, including zip code, and telephone number, including area code, of
           principal executive offices of Millenium Seacarriers, Inc.)

                              KYLCO MARITIME, INC.
                           645 FIFTH AVENUE, SUITE 907
                            NEW YORK, NEW YORK 10022
                                  212-759-8382
                     (Name, address, including zip code, and
                 telephone number, including area code, of agent
                   for service of Millenium Seacarriers, Inc.)

                               ------------------

                                   COPIES TO:

      LAURIS G. L. RALL                              VASSILIOS M. LIVANOS
     CHARLES A. DIETZGEN                          MILLENIUM SEACARRIERS, INC.
   THACHER PROFFITT & WOOD                      C/O P.O. BOX 309, UGLAND HOUSE
    TWO WORLD TRADE CENTER                            SOUTH CHURCH STREET
   NEW YORK, NEW YORK 10048                      GRAND CAYMAN, CAYMAN ISLANDS
         212-912-7400                                    345-949-8066

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective

                               ------------------


                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                             Proposed maximum   Proposed maximum
                  Title of each class of                        Amount to     offering price    aggregate offering      Amount of
                securities to be registered                   be registered      per Note              price        Registration Fee
12% First Priority Ship Mortgage Exchange Notes               $100,000,000         100%             100,000,000          $29,500
Guarantees of the First Priority Ship Mortgage Exchange
Notes                                                         $100,000,000          (1)                 (1)               (1)

(1) No additional consideration for the Guarantees will be paid by purchasers of the First Priority Ship Mortgage Exchange Notes. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable to with respect to the Guarantees.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS
Subject to Completion__________, 1998


                            OFFER FOR ALL OUTSTANDING
                 12% FIRST PRIORITY SHIP MORTGAGE NOTES DUE 2005
             ($100,000,000 PRINCIPAL AMOUNT AT MATURITY OUTSTANDING)
                                 IN EXCHANGE FOR
           12% FIRST PRIORITY SHIP MORTGAGE EXCHANGE NOTES DUE 2005 OF

                           MILLENIUM SEACARRIERS, INC.


                 The Exchange Offer will expire at 5:00 p.m., New York City time, on January __, 1999 unless extended.


Interest payable January 15 and July 15                        Due July 15, 2005

       Millenium Seacarriers, Inc., a Cayman Islands company ("Millenium"), and each of the subsidiaries of Millenium (the "Subsidiary Guarantors" and, together with Millenium, the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitute the "Exchange Offer"), to exchange up to $100,000,000 in aggregate principal amount at maturity of its registered 12% First Priority Ship Mortgage Exchange Notes (the "Exchange Notes"), for a like principal amount of its unregistered 12% First Priority Ship Mortgage Notes (the "Existing Notes"; together with the Existing Notes, the "Notes"), of which an aggregate principal amount at maturity of $100,000,000 is outstanding. The form and terms of the Exchange Notes are identical to the form and terms of the Existing Notes except that (i) the offer of the Exchange Notes will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore the Exchange Notes will not be subject to certain transfer restrictions and (ii) Holders of Exchange Notes will not be entitled to certain rights of Holders of Existing Notes under the Registration Rights Agreement relating to the Existing Notes. The Exchange Offer is being made in order to satisfy certain contractual undertakings of Millenium and the Subsidiary Guarantors. See "The Exchange Offer" and "Description of the Exchange Notes."

       The Exchange Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees"), jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors. The Exchange Notes will initially be secured by a pledge of all the capital stock of the Subsidiary Guarantors and are expected to be secured ultimately by first priority ship mortgages on approximately 22 vessels. On the Original Issue Date (as defined herein) the Company owned five vessels (the "Existing Vessels") and had executed vessel purchase agreements to acquire 11 vessels (collectively, the "Committed Vessels"). The Exchange Notes will also initially be secured by a portion of the proceeds of the offering of the Existing Notes that have been deposited in an escrow account (the "Escrow Account") until such amounts are used to acquire the Committed Vessels and up to approximately six additional vessels that the Company intends to purchase (the "Additional Vessels" and, together with the Existing Vessels and the Committed Vessels, the "Mortgaged Vessels"). Amounts remaining on deposit in the Escrow Account will be released in connection with the acquisition by the Company of the Committed Vessels and the Additional Vessels upon the satisfaction of certain conditions. To the extent that, after July 31, 1999, amounts remaining on deposit in the Escrow Account exceed $5,000,000, Millenium will be required to redeem as much principal amount of Exchange Notes and untendered Existing Notes, if any, as can be redeemed with such amounts on deposit at a redemption price equal to 101% of the Accreted Value (as defined) of such Notes together with accrued and unpaid interest thereon to the date of such redemption.

       The Exchange Notes mature on July 15, 2005 (the "Maturity Date"). Interest on the Exchange Notes will be deemed to accrue from July 24, 1998 (the "Original Issue Date") or from the date of the last periodic payment of interest on the Existing Notes, whichever is later, at a rate of 12% per annum, except that from January 20, 1999 until consummation of the Exchange Offer interest will be deemed to accrue at a rate of 12 1/2 %per annum to reflect Additional Interest (as hereinafter defined). Interest on the Exchange Notes is payable on January 15 and July 15 of each year, commencing January 15, 1999 (each, a "Payment Date").

       The Exchange Notes will be redeemable at the option of the Company in whole or in part at the prices set forth herein, plus any accrued and unpaid interest to the date of redemption, at any time on or after July 15, 2003, or earlier if the Company becomes subject to withholding taxes on any amounts payable under the Exchange Notes as a result of changes in the laws of the Cayman Islands, Liberia or Cyprus. Upon an Event of Loss (as defined) with respect to a Mortgaged Vessel and upon the sale of a Mortgaged Vessel, the Exchange Notes are subject to redemption, subject to certain conditions, at the redemption prices set forth herein. In addition, prior to July 15, 2001, the Company may, at its option, redeem up to 35% of the principal amount at maturity of the Exchange Notes at the redemption price set forth herein with the proceeds of and within 60 days following one or more Public Equity Offerings (as defined) if at least $65,000,000 of the principal amount at maturity of the Exchange Notes and untendered Existing Notes, if any, remains outstanding and is held, directly or indirectly, by persons other than the Company and its Affiliates (as defined) after each such redemption. In addition, upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the Accreted Value thereof, together with accrued and unpaid interest thereon to the date of repurchase. There can be no assurance, however, that the Company will have funds available to repurchase the Exchange Notes upon the occurrence of a Change of Control. On the Original Issue Date, the Collateral (as defined) consisted of five Mortgaged Vessels and the initial deposit in the Escrow Account. See "Description of the Exchange Notes."

       The Exchange Notes, the untendered Existing Notes, if any, and the Subsidiary Guarantees will rank senior in right of payment to all existing and future subordinated indebtedness of, and PARI PASSU with all senior indebtedness of, Millenium and the Subsidiary
Guarantors,
respectively.

       The Company will accept for exchange any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on January __, 1999, unless extended (as so extended, the "Expiration Date"). Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

       Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by a Holder who is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Holder is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter addressed to the Company, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in its prior interpretations. Persons who desire to exchange Existing Notes in the Exchange Offer must represent to the Company, among other things, that such conditions have been met.

       Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as supplemented or amended, available to any broker-dealer for use in connection with any resale. See "Plan of Distribution."

                                ----------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES, SEE "RISK FACTORS" BEGINNING ON PAGE 13.

                                ----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                The date of this Prospectus is December __, 1998

       No public market has existed for the Exchange Notes before the Exchange Offer. The Company currently does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the Exchange Notes is currently anticipated. There will be no proceeds to the Company from this Exchange Offer. The Company will pay all expenses incident to the Exchange Offer.

       The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange pursuant to the Exchange Offer.

       The Existing Notes were sold by Millenium, on July 24, 1998, in transactions not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. The Existing Notes were subsequently placed with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and in offshore transactions in compliance with Rule 903 or Rule 904 of Regulation S of the Securities Act. Accordingly, the Existing Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

       Any Existing Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that any Existing Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Existing Notes could be adversely affected. Following consummation of the Exchange Offer, the Holders of Existing Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company generally will have no further obligations to such Holders to provide for the registration under the Securities Act of the Existing Notes held by them. See "The Exchange Offer--Consequences of Failure to Exchange."

       The Exchange Notes issued pursuant to this Exchange Offer initially will be issued in the form of a global Exchange Note, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global Exchange Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the global Exchange Note, Exchange Notes in certificated form may be issued in exchange for the global Exchange Note on the terms set forth in the Indenture. See "Book Entry-Delivery and Form."

       THE EXCHANGE OFFER DESCRIBED IN THIS PROSPECTUS (THE "PROSPECTUS") IS NOT DIRECTED TO, NOR WILL THE COMPANY ACCEPT ANY TENDER FOR EXCHANGE FROM, ANY PERSON IN ANY JURISDICTION IN WHICH PARTICIPATION IN SUCH EXCHANGE OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                ----------------

          Millenium's registered offices are located at the offices of Maples and Calder, P.O. Box 309, George Town, Grand Cayman, Cayman Islands.

      Each of Millenium II, Inc., Millenium III, Inc., Millenium IV, Inc.,
           Millenium V, Inc., Millenium VI, Inc., Millenium VII, Inc.,
             Millenium Aleksander, Inc., Millenium Elmar, Inc.,
               Millenium Yama, Inc., Millenium Amethyst, Inc. and
              Millenium Majestic, Inc. has its registered office at
                 the offices of Maples and Calder, P.O. Box 309,
                   George Town, Grand Cayman, Cayman Islands.

   Each of Oakmont Shipping & Trading Limited, Rapid Ocean Carriers Inc., and
                Ivy Navigation Ltd. has its registered office at
                     c/o 80 Broad Street, Monovia, Liberia.


     Each of Topscale Shipping Company Limited and Conifer Shipping Company
       Limited has its registered offices at c/o Andreas P. Demetriades &
                   Associates, P.O. Box 4533, Nicosia, Cyprus

                                ----------------

                       ENFORCEABILITY OF CIVIL LIABILITIES

       Millenium is incorporated in the Cayman Islands, and the Subsidiary Guarantors are incorporated in Liberia, Cyprus or the Cayman Islands. Certain of the officers and directors of Millenium and the Subsidiary Guarantors reside outside the United States and all the assets of Millenium and the Subsidiary Guarantors are located outside the United States. As a result, it may be difficult for investors to effect service of process upon such persons in the United States or to enforce against Millenium, any Subsidiary Guarantor or such persons in United States courts, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Millenium and each of the Subsidiary Guarantors has designated Kylco Maritime (USA), Inc., 645 Fifth Avenue, New York, New York 10022, as its agent for service of process in any action brought against any of them under the securities laws of the United States with respect to the offering of the Notes, the Subsidiary Guarantees, and the indenture relating to the Notes (the "Indenture").

                              AVAILABLE INFORMATION

       Notwithstanding that Millenium may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") applicable to a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act), Millenium shall file with the Commission and furnish to the Trustee, Holders and prospective Holders, upon request, (i) commencing with respect to the fiscal year ended December 31, 1998, within 120 days after the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) commencing with respect to the fiscal quarter ended September 30, 1998, within 45 days after the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K consisting of unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year). As a "foreign private issuer", Millenium will be exempt from Sections 14(a), 14(b), 14(c) and 14(f) of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and Section 16 of the Exchange Act relating to short swing profit reporting and liability.

       Copies of the Indenture, the Registration Rights Agreement, the Security Agreements (as defined) and any other document referred to herein can be obtained without charge by any recipient of this Prospectus by contacting Millenium Seacarriers, Inc. c/o P.O. Box 309, George Town, Grand Cayman, Cayman Islands. Additionally, such documents may be accessed via the Commission's Internet Web site at http://www.sec.gov.

                          SHIPPING INDUSTRY INFORMATION

       Certain market data and industry information and data used throughout this Prospectus were obtained from SSY CONSULTANCY AND RESEARCH LIMITED OF LONDON ("SSY"), DREWRY SHIPPING CONSULTANTS LTD. ("Drewry"), SHIPPING INTELLIGENCE INC. ("Shipping Intelligence") and MARITIME RESEARCH INC. ("Maritime Research Inc." and, collectively with SSY, Drewry and Shipping Intelligence, the "Industry Sources"). SSY maintains a database of the world's drybulk carrier fleets (vessels of 10,000 deadweight tons ("dwt") and over) that includes data on fleet sizes, orderbooks, scrapping rates, laid-up tonnage and freight rates. The data has been collected from sources including shipowners and shipbuilders. The database excludes vessels that do not carry cargoes in bulk and vessels engaged exclusively in carriage on the Great Lakes of the United States. Drewry maintains a database covering many aspects of the shipping industry that is utilized by Drewry's research team of market analysts, economists and strategic planners. Shipping Intelligence maintains a database on vessel sales history and period time charter history. Maritime Research Inc. utilizes its own database of reported worldwide fixture reports collected from its extensive global shipping sources developed over the past 45 years. The Industry Sources have advised the Company that (i) certain industry information set forth herein is based on estimates or subjective judgments in circumstances where data for actual freight market transactions either does not exist or is not publicly available and, consequently, there can be no assurance that such data reflects actual industry and market experience, (ii) the published information of other maritime data collection experts may differ from the information contained herein and (iii) while each of the Industry Sources have taken reasonable care in the compilation of such industry, market, statistical and graphical information and believe it to be correct, data compilation is inherently subject to limited audit and validation procedures. However, the Company believes the market data and industry information and data used throughout this Prospectus is accurate and reliable as of the dates indicated in this Prospectus.

       Whenever in this Prospectus the Company or its management expresses its expectation about future events, such expectations are based upon the experience of the Company's management team in combination with the data and information provided by SSY, Drewry, Shipping Intelligence and/or Maritime Research Inc.

                               PROSPECTUS SUMMARY


       THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION (INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO) INCLUDED ELSEWHERE HEREIN. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" ARE REFERENCES TO MILLENIUM SEACARRIERS, INC., AND ITS PREDECESSOR BUSINESSES AND AFFILIATES, INCLUDING THE SUBSIDIARY GUARANTORS.

                                   THE COMPANY

       The Company is an international shipping company that currently owns and operates a fleet of drybulk carriers, primarily in the 20,000 to 49,999 deadweight ton ("dwt") range ("Handysize drybulk carriers"). The Company has attracted strong industry partners and equity investors in order to implement an expansion of its fleet through the acquisition of approximately 17 second hand Handysize drybulk carriers. On the Original Issue Date, the Company owned five vessels (the "Existing Vessels") and had executed vessel purchase agreements to acquire 11 vessels (the "Committed Vessels"). As of the date of this Prospectus, the Company has acquired all of the Committed Vessels. The Company has obtained period time charters for each of the Existing Vessels and Committed Vessels. Approximately six additional vessels (the "Additional Vessels") are expected to be acquired and placed on period time charters within nine months of the Original Issue Date.

       The Company's senior management have been involved in the shipping industry managing shipping businesses, identifying shipping industry trends and building fleets through vessel acquisitions for a significant period of time. Vassilios Livanos, Chief Executive Officer and a co-founder of the Company and its predecessor, has spent his 25-year career in the drybulk sector of the shipping industry. Prior to founding the Company, Mr. Livanos was president of Kedma Ltd. ("Kedma"), a shipping company with a diversified fleet of vessels, including Handysize drybulk carriers, Capesize bulk carriers and tankers. Theotokis Milas, Chief Operating Officer and a co-founder of the Company and its predecessor, has spent 30 years in the shipping industry. Nicholas Cotzias, Jr., Chief Financial Officer and a co-founder of the Company and its predecessor, has over 15 years experience in the shipping industry. Prior to founding the Company, Mr. Cotzias was general manager and director of Trade and Transport
(UK) Ltd., part of a shipping venture. The Company's senior management believes the current downturn in the drybulk carrier shipping cycle presents an excellent opportunity for the Company to grow and enhance cash flow by purchasing vessels at attractive prices. The acquisition costs of Handysize drybulk carriers are at their lowest levels in ten years, in significant part due to the recent economic crisis in Asia.

       The Company's strategy has been and will continue to be to generate revenues under long-term contracts using period time charters for all of its vessels in order to maximize vessel utilization and enhance stability of cash flow and earnings. For example, over the last five years, all revenues relating to the Existing Vessels were derived from a series of one-year time charter contracts with either Cementos Mexicanos ("Cemex") or Clipper Group ("Clipper"), yielding an average utilization rate for its vessels of over 98%. The current charters with these customers continue through at least February 1999, at which time the Company will seek a further renewal of the charters. The Company is chartering three of the Committed Vessels to Clipper for a period of at least nine months, five to FedNav International Limited ("FedNav"), a major international shipping company, for a period of at least two and one half years, one to Hai Sun Hup Shipping ("HSH"), a Singapore-based conglomerate, for a period of at least 12 months and two to Estonian Shipping Company Limited ("ESCO"), an Estonian merchant marine fleet, for a period of six months. The Company will acquire the Additional Vessels subject to either existing time charters or newly negotiated time charters.

       The Company has a proven ability to serve its charter customers in niche trades which require specialized vessels or expertise and tend to generate premium revenue rates as well as stable, long-term relationships. Currently, 11 of the Existing Vessels and Committed Vessels are specially configured for use by their charterers in niche trades. In addition, two other Committed Vessels are capable of being configured to meet charter customer needs and to service specialized trades. For example, two of the Existing Vessels have traded forest products from the Amazon which requires specially configured and geared vessels and navigational expertise. The five Committed Vessels chartered to FedNav for initial terms of up to three and one half years are ocean-going vessels that are capable of trading in the St. Lawrence Seaway and Great Lakes region, as well as other technically demanding regions. There are currently only 143 Handysize drybulk carriers that are at least 25,000 dwt and under 18 years of age in the world capable of this trade. As a result of its demonstrated expertise in specialized trades, the Company typically is able to obtain long-term or recurring charters for its vessels and believes it has generally achieved premium time charter rates.

       The Company has engaged Millenium Management, Inc. ("MMI"), a Cayman Islands company and the sole shareholder of Millenium, to provide certain commercial and technical management services to the Company at current market rates. MMI has subcontracted with Kylco Maritime Limited ("Kylco Greece") and Kylco Maritime (USA), Inc. ("Kylco USA" and, together with Kylco Greece, "KYLCO") to provide management services. Messrs. Livanos, Milas and Cotzias are officers of KYLCO. Kylco Greece and Kylco USA collectively employ approximately 30 individuals. KYLCO currently manages or sub-manages 20 vessels, five of which comprise the Existing Vessels, 11 of which comprise Committed Vessels and four of which are owned by third parties and are not expected to be acquired by the Company. Recently, KYLCO and, through KYLCO, the Existing Vessels received certification under the International Maritime Organization's ("IMO")

International Management Code for the Safe Operation of Ships and Pollution Prevention (the "ISM Code") by successfully completing audits conducted by Det Norske Veritas, a leading classification society.

                     THE HANDYSIZE DRYBULK CARRIER INDUSTRY

       The Company believes the Handysize drybulk carrier sector is one of the most attractive sectors in the shipping industry due to the diverse demand for these vessels as compared to the larger, gearless drybulk carrier sector. Handysize drybulk carriers are versatile, single deck ships that transport unpacked cargo, which is poured, tipped or placed through hatchways into the hold of the vessel. Their size, dimension and self-sustaining cargo gear enable Handysize drybulk carriers to access geographic markets which larger and gearless vessels cannot service and respond to the widest range of trade movements. Handysize drybulk carriers carry a wide variety of cargoes, including agricultural products, sugar, salt, minerals, phosphates, bauxite and alumina, forest products, petcoke, cement, steel products, scrap metal and pig iron, as well as cargoes generally carried by larger, gearless drybulk carriers, such as coal, iron ore and grain. According to SSY, as of December 31, 1997, the world fleet of Handysize drybulk carriers was comprised of 3,172 vessels with an aggregate capacity of approximately 105.5 million dwt.

       Partly due to the recent economic situation in Asia, freight rates and vessel values for all drybulk carriers (including the Handysize drybulk carrier segment) are currently at their ten-year lows. According to Shipping Intelligence, the average purchase price of a 15-year old 25,000 dwt Handysize drybulk carrier over the past ten years is approximately 31% higher than the purchase price for such a vessel as of July 1998. Historically, cyclical downturns in this sector have resulted in the rationalization of supply through increased scrapping of older, less efficient vessels and limited fleet replacement by newbuildings. According to SSY, as of March 1998, the time charter rate for a 20,000-29,999 dwt Handysize drybulk carrier was $5,500 per day compared to the last peak of $9,250 per day in 1995, and the ten-year average of $7,461 per day. The current cyclical downturn in this sector has led to accelerated scrappings as of June 1998, which the Company believes will continue through the remainder of 1998 and will limit the growth of the Handysize drybulk carrier fleet through 1998. Despite the currently depressed freight rates and vessel values for all drybulk carriers, as of July 1998 the Handysize drybulk carrier sector commands significantly higher 12-month period time charter rates than those for the larger, gearless drybulk carrier sector due to the versatility of Handysize drybulk carriers and the wide range of cargoes they transport.

                                BUSINESS STRATEGY

       The Company's strategy is to expand its operations through the purchase of high quality second hand drybulk carriers at attractive vessel prices and to provide superior transportation services to its charterers. Key elements of this strategy include:

       GENERATING STABLE CASH FLOWS USING PERIOD TIME CHARTERS. Period time charters provide for an agreed daily charter hire rate during the contract period, which is generally 12 months. The Company believes that period time charters provide more stable revenues and cash flows as well as better vessel utilization than spot charters, which are generally contracts for single voyages (typically of 15 to 30 days duration). In addition, the Company believes that focusing on period time charters with a targeted group of charterers allows it to provide superior customer-oriented service, thereby distinguishing itself from other drybulk carrier operators, which in turn may allow the Company to grow more steadily than other operators in this sector. The Company has period time charters for all Existing Vessels and Committed Vessels and intends to obtain time charters for the Additional Vessels. The Company has obtained attractive period time charters for the Committed Vessels ranging from six months to three and one half years for certain of the Committed Vessels, despite current market conditions.

       BUILDING THE COMPANY'S FLEET BY TAKING ADVANTAGE OF ATTRACTIVE PRICES. The Company believes it now has the opportunity to purchase additional vessels at virtually the lowest prices in the past decade and thereby generate superior returns on its investments. The Company has inspected over 30 other vessels during the past six months and continues to review additional opportunities. As part of its long-term strategy to continue to grow through vessel acquisitions, the Company plans to acquire vessels periodically at attractive prices. The Company plans to actively manage its fleet by reinvesting earnings and proceeds of periodic sales of the Mortgaged Vessels in order to grow and renew its fleet. In addition, the Company will consider raising additional private and public equity capital to support further fleet expansion.

       FOCUSING ON HANDYSIZE DRYBULK SECTOR. The Company believes that focusing on the Handysize drybulk sector of the shipping industry will generate the following competitive advantages:

                MARKETING ADVANTAGES TO ENHANCE REVENUES. Focusing on the Handysize drybulk sector of the shipping industry will enable the Company to identify and respond to its market and customer needs. As a customer-oriented service provider, the Company can use this market and customer information to develop creative solutions for its clients, including acquiring additional vessels or reconfiguring existing vessels within its fleet and developing customized trade routes. For example, in response to the needs and concerns of Cemex, the Company developed a combined, vessel-specific trade for the carriage of cement and petcoke, leading to recurring service contracts with this charterer.

                OPERATING EFFICIENCIES TO REDUCE COSTS. The Company is generally able to achieve significant cost efficiencies as a result of operating a fleet focused in one sector. These include more efficient drydock service, better rates for insurance and spares and purchasing efficiencies from suppliers. In addition, the Existing Vessels and Committed Vessels include sister vessels that have similar design characteristics, allowing the Company to benefit from operating, maintenance and crew efficiencies.

       OBTAINING BETTER RETURNS WITH A SECOND HAND FLEET. The Company intends to acquire and operate second hand vessels between ten and 18 years of age, consistent with management's operating experience. The Company believes the values and charter rates for vessels in this age group enable it to obtain superior returns on invested capital when compared to potential returns on capital invested in newbuildings. According to SSY, as of June 1998, the purchase price for a 15-year old 28,000 dwt Handysize drybulk carrier was approximately 33% that of a newbuilding and the revenue obtained by a one-year time charter for such vessel was approximately 75% that for a newbuilding.


                                  TRANSACTIONS

       In connection with the issuance of the Existing Notes, the Company has effected a series of transactions (the "Transactions") consisting of (i) the issuance of the Existing Notes, (ii) the acquisition by the Company of the Existing Vessels and the Committed Vessels, (iii) the Equity Contribution (as defined) and (iv) the establishment of the Working Capital Facility (as defined).

       The following sets forth the sources and uses of the proceeds of the Transactions (amounts in millions):

         SOURCES OF PROCEEDS OF TRANSACTIONS:
         Proceeds from the issuance of the Existing Notes             $ 96.6
         Total Equity Contribution                                      24.0
                                                                      ------
                  Total                                               $120.6
                                                                      ======

         USES OF PROCEEDS OF TRANSACTIONS:
         Existing Vessels:
                  Repayment of indebtedness                           $ 12.9
                  Equity issued for the Existing Vessels                 4.0
         Acquisition of Committed Vessels                               66.7(a)
         Escrow Account(b)                                              31.4
         Fees and expenses                                               5.6
                                                                       -----
                  Total                                               $120.6
                                                                      ======

(a) Includes $5.9 million of contributed vessel equity (based on Appraised Values) from Clipper and ESCO (as defined) and $7.0 million of vessel equity (based on Appraised Values) with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor. See "Certain Transactions--New Equity Contribution."

(b) Amounts held in the Escrow Account are available for the purchase of Additional Vessels and to make deposits and pay transaction fees and expenses in connection with the Committed Vessels and the Additional Vessels and, if necessary, to make vessel upgrades on the Committed Vessels and the Additional Vessels.

                                   THE VESSELS

         The following table indicates the age, capacity, charter status and appraised value of the Existing Vessels and the Committed Vessels.



                                YEAR           CAPACITY                                CHARTERED                  DAILY CHARTER
NAME OF VESSEL                  BUILT           (DWT)          CHARTERER                UNTIL(A)                    HIRE RATE
--------------                  -----           -----          ---------                --------                    ---------

EXISTING VESSELS
MONICA MARISSA..............   1973            55,057(B)       CEMEX                   FEBRUARY 1999               $7,250
CLIPPER HARMONY.............   1978            16,711          CLIPPER                 FEBRUARY 2000               7,500
CLIPPER GOLDEN HIND.........   1978            16,560          CLIPPER                 FEBRUARY 1999               7,500
CLIPPER PACIFIC.............   1976            7,923           CLIPPER                 MARCH 1999                  4,300
CLIPPER ATLANTIC............   1975            7,923           CLIPPER                 FEBRUARY 1999               4,300

COMMITTED VESSELS
MILLENIUM ALEKSANDER........   1988            52,650(B)       ESCO                    MARCH 1999(C)               7,000
MILLENIUM ELMAR.............   1987            52,650(B)       ESCO                    MAY 1999(C)                 7,000
MILLENIUM LEADER............   1984            37,489          HSH                     SEPTEMBER 1999              6,800
MILLENIUM HAWK..............   1984            28,791          FEDNAV                  MARCH 2002                  7,000
MILLENIUM EAGLE.............   1983            28,788          FEDNAV                  MARCH 2002                  7,000
MILLENIUM OSPREY............   1984            28,786          FEDNAV                  MARCH 2002                  7,000
MILLENIUM FALCON............   1981            27,048          FEDNAV                  MARCH 2001                  7,000
MILLENIUM CONDOR............   1981            27,036          FEDNAV                  MARCH 2001                  7,000
MILLENIUM AMETHYST..........   1978            23,563          CLIPPER                 DECEMBER 1998(D)            5,275
MILLENIUM YAMA..............   1979            23,538          CLIPPER                 DECEMBER 1998(D)            5,275
MILLENIUM MAJESTIC..........   1979            17,152          CLIPPER                 AUGUST 1999                 5,200


TOTAL APPRAISED VALUE:   $82,900,000(e)


--------------------------

(A) AS IS TYPICAL FOR TIME CHARTERS, THE CHARTERPARTY OFTEN HAS AN OPTION TO REDELIVER THE SUBJECT VESSEL A SHORT TIME BEFORE OR AFTER THE TERMINATION DATE OF THE CHARTER, NORMALLY ABOUT 60 DAYS.

(B) ALTHOUGH THE VESSEL CAPACITY IS GREATER THAN 49,999 DWT, IT IS CONSIDERED A HANDYSIZE DRYBULK CARRIER.

(C) THE COMPANY MAY, AT ITS OPTION, CANCEL THESE CHARTERS AT ANY TIME AFTER DECEMBER 1998.

(D) THE COMPANY HAS RENEWED THESE CHARTERS FOR AN INITIAL PERIOD OF FOUR MONTHS BEGINNING DECEMBER 15, 1998 AT A RATE OF $5,100 PER DAY.

(E) AS OF JUNE 1998, THE EXISTING VESSELS AND COMMITTED VESSELS HAD AN AGGREGATE APPRAISED VALUE, GIVING EFFECT TO THE VALUES OF THEIR TIME CHARTERS, OF $82.9 MILLION, BASED ON THE APPRAISAL PERFORMED BY WIGHAM RICHARDSON.

                                    OWNERSHIP

         The three senior members of management have a significant equity ownership in the Company, through their beneficial equity interest in MMI, the sole shareholder of Millenium. Other stockholders and sponsors of MMI include Millenium Investment, Inc. ("Millenium Investment"), Millenium Advisors, L.L.C. ("Millenium Advisors"), Estonian Shipping Company Limited ("ESCO") and Clipper.

         Stanton Capital Corporation ("Stanton Capital"), a New York-based investment firm, has acted as equity sponsor on behalf of Millenium Investment in connection with the formation and structuring of MMI and Millenium Investment's equity investment in MMI and is affiliated with Millenium Advisors. Since its formation in 1995 until the Original Issue Date, Stanton Capital has completed investments with an aggregate transaction value exceeding $400 million. In July 1997, Stanton Capital arranged the consortium of investors that acquired 70% of the equity of ESCO from the Republic of Estonia.

         ESCO is the successor to one of the largest merchant marine fleets in the Former Soviet Union, currently owning over 40 cargo vessels (including over 25 bulker and general cargo vessels), most of which operate in the Baltic Sea, between Northern Europe, Scandinavia and the Baltic countries. An affiliate of Stanton Capital serves as financial advisor to ESCO, and an affiliate of Stanton Capital will be actively involved as financial advisor to Millenium.

         Clipper is a 25-year old international shipping consortium that operates over 100 vessels. It is comprised of shipowning, commercial management, trading, agency, stevedoring and investment companies. Clipper currently includes over 30 companies with offices throughout the world. Clipper has built its reputation by establishing and maintaining charter relationships with major industry participants. Many of Clipper's clients rely on its services rather than creating and supporting "in house" transportation services. The Company has enjoyed a long and mutually beneficial relationship with Clipper.

         Millenium's registered offices are located at the offices of Maples and Calder, P.O. Box 309, George Town, Grand Cayman, Cayman Islands.

         Kylco USA's offices are located at 645 Fifth Avenue, New York, New York (telephone: 212-759-8382), and Kylco Greece's offices are located at 26 Skouze Street, Piraeus, Greece.

                               THE EXCHANGE OFFER


                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

The Exchange Offer.....................  Up to $100,000,000 aggregate principal amount at maturity of 12% First
                                         Priority Ship Mortgage Exchange Notes
                                         Due 2005 (the "Exchange Notes") will be
                                         issued in minimum denominations of
                                         $1,000 and integral multiples of $1,000
                                         in excess thereof. Subject to such
                                         minimum denominations, $1,000 principal
                                         amount at maturity of Exchange Notes is
                                         offered in exchange for each $1,000
                                         principal amount at maturity of First
                                         Priority Ship Mortgage Notes Due 2005
                                         (the "Existing Notes"). As of the date
                                         of this Prospectus, Existing Notes
                                         representing 100,000,000 aggregate
                                         principal amount at maturity are
                                         outstanding. The form and terms of the
                                         Exchange Notes and the Existing Notes
                                         are identical, except that (i) the
                                         offer of the Exchange Notes will be
                                         registered under the Securities Act and
                                         therefore the Exchange Notes will not
                                         be subject to certain transfer
                                         restrictions and (ii) Holders of
                                         Exchange Notes will not be entitled to
                                         certain rights of Holders of the
                                         Existing Notes under the Registration
                                         Rights Agreement.

                                         Based on interpretations by the
                                         Commission's staff set forth in
                                         no-action letters issued to third
                                         parties unrelated to the Company, the
                                         Company believes that the Exchange
                                         Notes issued pursuant to the Exchange
                                         Offer in exchange for the Existing
                                         Notes may be offered for resale, resold
                                         or otherwise transferred by any Holder
                                         (other than any such Holder or such
                                         other person (i) that is an "affiliate"
                                         of the Company within the meaning of
                                         Rule 405 under the Securities Act or
                                         (ii) that is a broker-dealer who
                                         acquired such Existing Notes directly
                                         from The Company (or any affiliate
                                         thereof)), without compliance with the
                                         registration and prospectus delivery
                                         provisions of the Securities Act,
                                         provided that (i) the Exchange Notes
                                         are acquired in the ordinary course of
                                         business of the Holder and (ii) the
                                         Holder is not engaged in and does not
                                         intend to engage in a distribution of
                                         the Exchange Notes and has no
                                         arrangement or understanding with any
                                         person to participate in the
                                         distribution of the Exchange Notes. The
                                         Commission, however, has not considered
                                         the Exchange Offer in the context of a
                                         no-action letter, and there can be no
                                         assurance that the staff of the
                                         Commission would make a similar
                                         determination with respect to the
                                         Exchange Offer as in such other
                                         circumstances. See "The Exchange
                                         Offer--Purpose and Effect of the
                                         Exchange Offer." Each broker-dealer
                                         that receives Exchange Notes for its
                                         own account in exchange for Existing
                                         Notes, where those Existing Notes were
                                         acquired by the broker-dealer as a
                                         result of its market-making activities
                                         or other trading activities, must
                                         acknowledge that it will deliver a
                                         prospectus in connection with any
                                         resale of those Exchange Notes. See
                                         "Plan of Distribution."

Registration Rights
  Agreement............................  The Existing Notes were sold by
                                         Millenium on July 24, 1998 in a private
                                         placement. In connection with the sale
                                         of the Existing Notes, Millenium and
                                         the Subsidiary Guarantors entered into
                                         a Registration Rights Agreement for the
                                         benefit of the purchasers thereof (the
                                         "Registration Rights Agreement"), under
                                         which the Company agreed to use its
                                         best efforts to effect the Exchange
                                         Offer. See "The Exchange Offer--Purpose
                                         and Effect of the Exchange Offer" and
                                         "Description of the Exchange
                                         Notes--Registration Rights." Pursuant
                                         to the Registration Rights Agreement,
                                         the Company is required to file a
                                         Registration Statement for a continuous
                                         offering pursuant to Rule 415 under the
                                         Securities Act in respect of the
                                         Existing Notes under certain
                                         circumstances, including if existing
                                         Commission interpretations are changed
                                         such that the Exchange Notes received
                                         by Holders in the Exchange Offer are
                                         not or would not be, upon receipt,
                                         transferable by each such Holder (other
                                         than an affiliate of the Company)
                                         without restriction under the
                                         Securities Act. This Prospectus is
                                         prepared in connection with the
                                         Company's compliance with such
                                         registration requirement. See "The
                                         Exchange Offer--Purpose and Effect of
                                         the Exchange Offer" and "Description of
                                         the Exchange Notes--Registration
                                         Rights."

Expiration Date........................  The Exchange Offer will expire at 5:00
                                         p.m., New York City time, on January__,
                                         1999 (or longer if required by
                                         applicable law) unless extended by the
                                         Company in its sole discretion. Any
                                         Existing Notes not accepted for
                                         exchange for any reason will be
                                         returned without expense to the
                                         tendering Holder thereof as promptly as
                                         practicable after the expiration or
                                         termination of the Exchange Offer.

Withdrawal.............................  The tender of Existing Notes pursuant to the Exchange Offer may be withdrawn
                                         at any time prior to 5:00 p.m., New
                                         York City time, on the Expiration Date.

Interest on the
  Exchange Notes.......................  Interest on each Exchange Note will be deemed to accrue from July 24, 1998
                                         (the date of issuance of the Existing
                                         Notes) or from the date of the last
                                         periodic payment of interest on the
                                         Existing Notes, whichever is later.

Additional Interest....................  If the Exchange Offer is not
                                         consummated by January 20, 1999 (a
                                         "Registration Default"), Additional
                                         Interest will accrue on the Existing
                                         Notes from such date to the date the
                                         Exchange Offer is consummated, at a
                                         rate of 0.50% of the principal amount
                                         thereof per annum, which Additional
                                         Interest is payable semiannually in
                                         arrears on each Payment Date. Interest
                                         on the Exchange Notes will accrue at a
                                         rate of 121/2% per annum to reflect the
                                         0.50% of Additional Interest until such
                                         Registration Default has been cured.

Conditions to the
  Exchange Offer.......................  The Exchange Offer is subject to certain customary conditions, certain
                                         of which may be waived by the Company.
                                         See "The Exchange Offer--Conditions."
                                         The Exchange Offer is not conditioned
                                         upon any minimum aggregate principal
                                         amount of Existing Notes being tendered
                                         for exchange.

Procedures for Tendering
  Existing Notes.......................  Each Holder of Existing Notes who
                                         desires to accept the Exchange Offer
                                         must complete, sign and date the Letter
                                         of Transmittal, or a copy thereof, in
                                         accordance with the instructions
                                         contained herein and therein, and mail
                                         or otherwise deliver the Letter of
                                         Transmittal or the copy, together with
                                         the Existing Notes and any other
                                         required documentation, to the Exchange
                                         Agent at the address set forth herein.
                                         Persons holding Existing Notes through
                                         DTC and wishing to accept the Exchange
                                         Offer must do so pursuant to DTC's
                                         Automated Tender Offer Program
                                         ("ATOP"), by which each tendering
                                         participant will agree to be bound by
                                         the Letter of Transmittal. By executing
                                         or agreeing to be bound by the Letter
                                         of Transmittal, each Holder will
                                         represent to the Company that, among
                                         other things, (i) the Exchange Notes
                                         acquired pursuant to the Exchange Offer
                                         are being obtained in the ordinary
                                         course of business of the Holder of the
                                         Existing Notes, (ii) the Holder is not
                                         engaging in and does not intend to
                                         engage in a distribution of such
                                         Exchange Notes, (iii) the Holder has no
                                         arrangement or understanding with any
                                         person to participate in the
                                         distribution of such Exchange Notes,
                                         (iv) the Holder is not an "affiliate,"
                                         as defined under Rule 405 promulgated
                                         under the Securities Act, of the
                                         Company and (v) if such Holder is a
                                         broker-dealer, that it acquired the
                                         Existing Notes as a result of market
                                         making activities or other trading
                                         activities.

Acceptance of Existing
  Notes and Delivery of
  Exchange Notes.......................  The Company will accept for exchange any and all Existing Notes which are
                                         properly tendered in the Exchange Offer
                                         prior to 5:00 p.m., New York City time,
                                         on the Expiration Date. The Exchange
                                         Notes issued pursuant to the Exchange
                                         Offer will be delivered promptly
                                         following the Expiration Date. See "The
                                         Exchange Offer--Terms of the Exchange
                                         Offer."

Exchange Agent.........................  The First National Bank of Maryland of
                                         Baltimore, Maryland is serving as
                                         Exchange Agent in connection with the
                                         Exchange Offer.

U.S. Tax Considerations................  The exchange pursuant to the Exchange
                                         Offer will not be a taxable event for
                                         U.S. federal income tax purposes. See
                                         "Certain United States Federal Income
                                         Tax Consequences."

Effect of Not Tendering................  Existing Notes that are not tendered or that are not properly tendered will,
                                         following the completion of the
                                         Exchange Offer, continue to be subject
                                         to the existing restrictions upon
                                         transfer thereof. Upon completion of
                                         the Exchange Offer, the Company
                                         generally will have no further
                                         obligation to provide for the
                                         registration under the Securities Act
                                         of such Existing Notes. See "Risk
                                         Factors--Exchange Offer Procedure."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Exchange Notes Offered.................  $100,000,000 aggregate principal amount at maturity of 12% First Priority Ship
                                         Mortgage Exchange Notes Due 2005 ($96.6
                                         million aggregate initial Accreted
                                         Value).

Issuer.................................  Millenium Seacarriers, Inc.

Trustee................................  The First National Bank of Maryland.

Maturity Date..........................  July 15, 2005.

Interest Payment Dates                   January 15 and July 15 of each year,
                                         commencing January 15, 1999.

Special Mandatory Redemption
  for Escrowed Funds...................  As of the Original Issue Date,
                                         Millenium deposited in the Escrow
                                         Account approximately $78.1 million of
                                         the proceeds of the offering of the
                                         Existing Notes (plus $7.1 million
                                         representing the cash portion of the
                                         Equity Contribution), of which no more
                                         than $53.8 million is permitted to be
                                         released in connection with paying the
                                         purchase price for the Committed
                                         Vessels. As of the date of this
                                         Prospectus, approximately $54.8 million
                                         has been released from the Escrow
                                         Account in connection with the
                                         acquisition of the Committed Vessels
                                         and to make deposits and pay related
                                         fees and expenses. The balance of funds
                                         on deposit in the Escrow Account will
                                         be released in connection with the
                                         acquisition by the Company of the
                                         Additional Vessels and to make related
                                         vessel upgrades and deposits. To the
                                         extent that, after July 31, 1999,
                                         amounts on deposit in the Escrow
                                         Account exceed $5 million, Millenium
                                         will be required to redeem as much
                                         principal amount of Notes as can be
                                         redeemed with such amounts on deposit
                                         at a redemption price equal to 101% of
                                         the Accreted Value of such Notes
                                         together with accrued and unpaid
                                         interest thereon to the date of such
                                         redemption.

Optional Redemption....................  The Exchange Notes and the untendered
                                         Existing Notes, if any, will be
                                         redeemable at the option of Millenium
                                         in whole or in part, at the redemption
                                         prices set forth herein plus accrued
                                         interest to the date of redemption, at
                                         any time following July 15, 2003, or
                                         earlier if Millenium becomes liable to
                                         pay certain amounts as a result of the
                                         imposition of withholding taxes by the
                                         Cayman Islands, Liberia or Cyprus. In
                                         addition, prior to July 15, 2001,
                                         Millenium may, at its option, redeem up
                                         to 35% of the principal amount at
                                         maturity of the Exchange Notes and the
                                         untendered Existing Notes, if any, at
                                         the redemption price set forth herein
                                         from the net proceeds of one or more
                                         Public Equity Offerings; PROVIDED,
                                         HOWEVER, that at least $65 million
                                         aggregate principal amount at maturity
                                         of the Exchange Notes and the
                                         untendered Existing Notes, if any,
                                         remains outstanding and is held,
                                         directly or indirectly, by persons
                                         other than Millenium and its
                                         Affiliates, after each such redemption
                                         and that each such redemption is made
                                         no more than 60 days following the
                                         related Public Equity Offering.

Redemption upon the Loss
  of a Mortgaged Vessel................  Upon an Event of Loss (as defined) with respect to a Mortgaged Vessel,
                                         Millenium must either, at the option of
                                         Millenium, (a) redeem the Exchange
                                         Notes and the untendered Existing
                                         Notes, if any, in whole or in part, in
                                         an aggregate Accreted Value equal to
                                         the lesser of (i) the Vessel Percentage
                                         (as defined) applicable to such
                                         Mortgaged Vessel multiplied by the
                                         Accreted Value of the Notes then
                                         outstanding, at a redemption price
                                         equal to 100% of the Accreted Value of
                                         such redeemed Exchange Notes and the
                                         untendered Existing Notes, if any, plus
                                         accrued and unpaid interest to such
                                         redemption date and (ii) if no Event of
                                         Default (as defined) shall have
                                         occurred and if the Loan To Value Ratio
                                         (as defined) (calculated to include in
                                         the numerator thereof the then
                                         outstanding amount of Indebtedness (as
                                         defined) under any working capital
                                         facility to the extent such
                                         Indebtedness is secured by a prior Lien
                                         on the Mortgaged Vessels) is less than
                                         0.8 to 1.0, an amount equal the net
                                         proceeds of such Event of Loss or (b)
                                         if no Event of Default (as defined)
                                         shall have occurred and be continuing,
                                         substitute a Qualified Substitute
                                         Vessel (as defined) within 12 months
                                         after the receipt of the proceeds from
                                         such Event of Loss of such Mortgaged
                                         Vessel.


Redemption upon the Sale
 of a Mortgaged Vessel.................  Upon the permitted sale of a Mortgaged
                                         Vessel (or the capital stock of a
                                         Subsidiary Guarantor that owns a
                                         Mortgaged Vessel), Millenium must
                                         either, at the option of Millenium, (a)
                                         redeem the Exchange Notes and the
                                         untendered Existing Notes, if any, in
                                         whole or in part, in an aggregate
                                         Accreted Value equal to (subject to
                                         certain exceptions) the Vessel
                                         Percentage applicable to such Mortgaged
                                         Vessel being sold multiplied by the
                                         Accreted Value of the Exchange Notes
                                         and the untendered Existing Notes, if
                                         any, then outstanding, at a redemption
                                         price equal to the sum of (i) the
                                         lesser of (x) if no Event of Default
                                         shall have occurred and the Loan To
                                         Value Ratio (calculated to include in
                                         the numerator thereof the then
                                         outstanding amount of Indebtedness
                                         under any working capital facility to
                                         the extent such Indebtedness is secured
                                         by a prior lien on the Mortgaged
                                         Vessels) is less than 0.8 to 1.0, an
                                         amount equal to the net proceeds of
                                         such sale and (y) the greater of (A)
                                         100% of the Accreted Value of such
                                         redeemed Exchange Notes and the
                                         untendered Existing Notes, if any, and
                                         (B) (1) if such redemption date is on
                                         or after July 15, 2003, the redemption
                                         price then applicable as set forth
                                         herein or (2) if such redemption date
                                         is prior to July 15, 2003, the sum of
                                         the then remaining payments of
                                         principal and interest on such Exchange
                                         Notes and the untendered Existing
                                         Notes, if any, through July 15, 2003
                                         and the redemption price of such Notes
                                         on such date and accrued and unpaid
                                         interest thereon, in each case
                                         discounted to their present values to
                                         the redemption date using the Treasury
                                         Rate (as defined) plus 50 basis points
                                         and (ii) accrued and unpaid interest to
                                         such redemption date or (b) if no Event
                                         of Default shall have occurred and be
                                         continuing substitute a Qualified
                                         Substitute Vessel within 12 months
                                         after the sale of such Mortgaged Vessel
                                         (or capital stock).

Change of Control......................  Upon a Change of Control and subject to certain conditions, each holder of the
                                         Exchange Notes and the untendered
                                         Existing Notes, if any, may require
                                         Millenium to repurchase the Exchange
                                         Notes and the untendered Existing
                                         Notes, if any, held by such holder at
                                         101% of the Accreted Value thereof plus
                                         accrued and unpaid interest to the date
                                         of repurchase. There can be no
                                         assurance that Millenium will have
                                         funds available to repurchase the
                                         Exchange Notes and the untendered
                                         Existing Notes, if any, upon the
                                         occurrence of a Change of Control. See
                                         "Description of the Exchange
                                         Notes--Change of Control."

Subsidiary Guarantees..................  The payment by Millenium of the principal of, and premium and interest
                                         on, the Exchange Notes and the
                                         untendered Existing Notes, if any, is
                                         fully, irrevocably and unconditionally
                                         guaranteed, jointly and severally, on a
                                         senior secured basis by each of the
                                         Subsidiary Guarantors.

Mortgages and Other Security...........  Millenium's obligations in respect of the Exchange Notes and the untendered
                                         Existing Notes, if any, will be secured
                                         by a pledge of all the capital stock of
                                         the Subsidiary Guarantors and by amount
                                         on deposit in the Escrow Account from
                                         time to time. The obligations of each
                                         of the Subsidiary Guarantors pursuant
                                         to its respective Subsidiary Guarantee
                                         will be secured by the Mortgage over
                                         the Mortgaged Vessel owned by such
                                         Subsidiary Guarantor.

Ranking................................  The Exchange Notes and the untendered
                                         Existing Notes, if any, and the
                                         Subsidiary Guarantees will be senior
                                         secured obligations of Millenium and
                                         the Subsidiary Guarantors,
                                         respectively, will rank PARI PASSU in
                                         right of payment with all such future
                                         senior indebtedness of Millenium and of
                                         the Subsidiary Guarantors,
                                         respectively, and will be senior in
                                         right of payment to all subordinated
                                         indebtedness existing on the Original
                                         Issue Date of the Existing Notes and
                                         future subordinated indebtedness of
                                         Millenium and of the Subsidiary
                                         Guarantors, respectively; PROVIDED,
                                         HOWEVER, that pursuant to the
                                         Indenture, Millenium may incur up to
                                         $7.0 million of working capital
                                         indebtedness that will be secured by a
                                         lien on the Mortgaged Vessels that will
                                         have priority over the lien in favor of
                                         the holders of the Exchange Notes and
                                         the untendered Existing Notes, if any.
                                         The Working Capital Facility Provider
                                         (as defined) has made such a facility
                                         available to Millenium. As of the date
                                         of this Prospectus, there are no
                                         amounts outstanding under such working
                                         capital facility. As of the date of
                                         this Prospectus, after giving effect to
                                         the issuance of the Exchange Notes and
                                         the Existing Notes and the application
                                         of the proceeds therefrom, Millenium
                                         and the Subsidiary Guarantors have had
                                         no senior indebtedness outstanding
                                         other than the Exchange Notes and the
                                         untendered Existing Notes, if any.

Certain Covenants......................  The Indenture contains covenants with respect to (i) limitations on the
                                         incurrence of additional indebtedness,
                                         (ii) limitations on certain payments,
                                         (iii) limitations on restrictions on
                                         distributions
                                         from subsidiaries (including the
                                         Subsidiary Guarantors), (iv)
                                         limitations on sales of assets and
                                         subsidiary stock, (v) limitations on
                                         liens, (vi) limitations on investments,
                                         (vii) limitations on business
                                         activities, (viii) limitations on sale
                                         and leaseback transactions, (ix)
                                         limitations on transactions with
                                         affiliates, (x) requirements for the
                                         provision of financial information,
                                         (xi) limitations on mergers,
                                         consolidations and certain purchases of
                                         assets, (xii) impairment of security
                                         interests and (xiii) amendments to
                                         security agreements. All these
                                         limitations and prohibitions, however,
                                         are subject to a number of important
                                         qualifications.

Additional Amounts.....................  All payments by Millenium or the
                                         Subsidiary Guarantors in respect of the
                                         Exchange Notes and the untendered
                                         Existing Notes, if any, whether of
                                         principal or interest, will be made
                                         without withholding or deduction of any
                                         taxes imposed by or within the Cayman
                                         Islands, Cyprus, Liberia or any
                                         jurisdiction in which Millenium or any
                                         of the Subsidiary Guarantors is
                                         incorporated or resident for tax
                                         purposes or, in each case, any
                                         political subdivision or taxing
                                         authority thereof or therein, unless
                                         such withholding or deduction is
                                         required by law or the interpretation
                                         and administration thereof, in which
                                         case, subject to specified exceptions
                                         and limitations, Millenium or the
                                         Subsidiary Guarantors, as the case may
                                         be, will either (i) pay such additional
                                         amounts as may be necessary so that the
                                         net amount received by the holders of
                                         the Notes after such withholding or
                                         deduction will not be less than the
                                         amount that would have been received in
                                         the absence of such withholding or
                                         deduction or (ii) if payments in
                                         respect of the Exchange Notes and the
                                         untendered Existing Notes, if any,
                                         become subject to taxes imposed by the
                                         Cayman Islands, Cyprus or Liberia,
                                         redeem the Notes at 100% of the
                                         Accreted Value thereof, plus accrued
                                         and unpaid interest to the date of such
                                         redemption.

                                  RISK FACTORS

  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN
   THIS PROSPECTUS AND, IN PARTICULAR, THE INFORMATION SET FORTH UNDER "RISK
       FACTORS" IN CONNECTION WITH ANY INVESTMENT IN THE EXCHANGE NOTES.

              SUMMARY COMBINED FINANCIAL INFORMATION OF THE COMPANY
                (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)

The Summary Combined Financial Information set forth below for the Company for the three years ended December 31, 1995, 1996 and 1997 and as of December 31, 1996 and 1997 has been derived from the Company's audited combined financial statements and related notes thereto which were prepared in accordance with United States generally accepted accounting principles. Such combined financial statements have been audited by Coopers & Lybrand, independent accountants, as stated in their report included elsewhere in this Prospectus and should be read in conjunction therewith. The summary combined statement of income data of the Company set forth below for the two years ended December 31, 1993 and 1994 and combined balance sheet data as of December 31, 1993, 1994, and 1995 have been derived from the Company's audited combined financial statements not included in this Prospectus. The summary combined financial information for the three months ended March 31, 1997 and 1998 has been derived from the Company's unaudited combined financial statements. In the opinion of management the unaudited combined financial statements of the Company have been prepared on the same basis as the audited combined financial statements included herein and include all adjustments necessary for the fair presentation of the financial position and results of operations for the Company for these periods, which adjustments are only of a normal recurring nature. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of results that may be expected for a full year.


                                                                                                         Three Months Ended
                                                          Year Ended December 31,                             March 31,
                                            ----------------------------------------------------------- -------------------

                                              1993        1994         1995         1996          1997            1997       1998
                                           --------     --------     --------     --------      --------       --------    --------
INCOME STATEMENT DATA:
             Net revenue(a) ............   $  2,585     $  3,110     $  4,633     $ 10,367      $ 10,518       $  2,714    $  2,596
             Vessel operating
              expenses(b) ..............      1,405        1,794        2,843        6,267         7,339          1,714       1,721

             Depreciation ..............        620          782        1,099        2,034         2,367            592         592
                                           --------     --------     --------     --------      --------       --------    --------
                  Operating income .....        560          534          691        2,066           812            408         283
             Interest expense, net .....        384          392          690        1,159         1,215            301         274
             Other(income)/expense, net          (1)          (9)          31          234           116             10          13
                                           --------     --------     --------     --------      --------       --------    --------
                   Net income/(loss) ...   $    177     $    151     $    (30)    $    673          (519)      $     97          (4)
                                           ========     ========     ========     ========      ========       ========    ========

OTHER FINANCIAL DATA:
             Capital expenditures(c) ...      6,140         --          5,800       10,402          --             --          --
             Ratio of earnings
             to fixed charges(d) .......       1.5x         1.4x         1.0x         1.6x          --             1.3x        1.0x
BALANCE SHEET DATA (AT PERIOD END):
             Net book value of vessels .   $  5,520     $  4,746     $  9,446     $ 17,814      $ 15,447       $ 17,222    $ 14,855
             Total assets ..............      5,776        5,089       10,257       18,994        17,241         18,496      17,219
             Total debt ................      5,343        4,403        8,471       15,583        12,956         14,691      12,828
             Shareholders'
             equity ....................        179          202          634        1,514           995          1,612         991
OPERATING DATA:
             Number of drybulk carriers
               (at period end) .........          2            2            3            5             5              5           5
             Average TCE per vessel per
               day (e) .................   $  4,381     $  4,443     $  5,030     $  6,582      $  6,010       $  6,203    $  5,934
             Average vessel running cost
               per vessel per day(f) ...      2,246        2,237        2,746        3,368(g)      3,400(g)       3,505(g)    3,098
             Utilization(h) ............       99.0%        99.0%       100.0%       100.0%         96.0%(i)         NA          NA
             Revenues from time
             charter ...................      100.0%       100.0%       100.0%       100.0%        100.0%         100.0%      100.0%
             Average dwt per vessel
               (at period end) .........      7,923        7,923       10,802       20,835        20,835         20,835      20,835
             Average age of fleet
               (in years, at period end)       17.5         18.5         18.7         20.0          21.0           20.3        21.3

(a) Net revenue is gross revenues from time charters net of charter commissions and voyage related expenses.
(b) Operating expenses include, among other things, the amortization of drydocking expenses, the amortization of special survey costs and management fees.
(c) In 1993, the Company purchased the Clipper Atlantic and the Clipper Pacific. In 1995, the Company purchased the Clipper Golden Hind. In 1996, the Company purchased the Monica Marissa and the Clipper Harmony.
(d) Ratio of earnings to fixed charges is calculated as pre-tax net income from continuing operations plus fixed charges (i.e., interest expense, net) divided by fixed charges. Earnings in December 1997 and the three months ended March 1997 were insufficient to pay fixed charges by $0.5 million and $0.1 million, respectively.
(e) The Company uses the time charter equivalent ("TCE") as a method of identifying net revenues earned on a daily basis by its vessels assuming 350 days per calendar year.

(f) Vessel running cost is operating expenses less drydocking expenses and management fees.

(g) In 1996 and in 1997, the Company made significant upgrades to the Monica Marissa and the Clipper Harmony, respectively. The costs of these upgrades resulted in an increase in the vessel running costs for these years.

(h) Utilization is calculated on the basis that vessel employment for 350 days per calendar year equals 100% utilization.

(i) In 1997, utilization was negatively impacted by upgrades made to the Clipper Harmony.

                                  RISK FACTORS

             PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH IN THIS PROSPECTUS AND, IN PARTICULAR, THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN CONNECTION WITH ANY INVESTMENT IN THE EXCHANGE NOTES.

SUBSTANTIAL LEVERAGE

             As of the date of this Prospectus, Millenium is highly leveraged. Millenium currently has $95.4 million of total consolidated indebtedness outstanding and stockholders' equity of $24.1 million. In addition, subject to the restrictions in the Indenture, Millenium is permitted to incur additional indebtedness from time to time, including indebtedness pursuant to a working line of credit that will be secured by a lien on the Mortgaged Vessels. Such lien would have priority over the lien in favor of the holders of the Notes. The level of such indebtedness will have several important effects on Millenium's future operations, including the following: (i) Millenium's highly leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes, including acquisitions of Additional Vessels; (ii) a substantial portion of Millenium's cash flow from operations will be required to be dedicated to the payment of interest on its indebtedness, and will not be available for other purposes;
(iii) Millenium may be hindered in its ability to withstand competitive pressures and respond to changing business conditions; (iv) Millenium may be more vulnerable to any downturn in its business, which historically has been cyclical and subject to general and industry-specific economic conditions; and
(v) Millenium may be more highly leveraged than others with which it competes which may put it at a competitive disadvantage. Any inability of Millenium to service its indebtedness or obtain additional financing, as needed, would have a material adverse effect on Millenium.

OPERATING LOSSES

             Prior to the consummation of the Transactions, the Company had net losses of $30,000, for the year ended December 31, 1995, $519,000, for the year ended December 31, 1997, $4,000, for the three month period ended March 31, 1998 and $1,511,000 for the 69-day period commencing July 24, 1998 to September 30, 1998. These net losses were due to various factors. The Company's net loss of $30,000 for the year ended December 31, 1995 was primarily due to the Company's increased debt service requirements for that period. The net loss of $519,000 for the year ended December 31, 1997, however, was primarily due to a reduction in the Company's vessel operating income. The Company's TCE per vessel per day for this period was $6,010 versus $6,582 for the year ended December 31, 1996. This reduction in revenues and time charter rates was prevalent throughout the Handysize drybulk carrier industry. For example, the Handysize drybulk carrier freight rates for 12 month charters trading in the Atlantic for this period decreased almost 10% from 1996 levels. See "The International Bulk Carrier Market--Handysize Drybulk Carrier Freight Rates." The general reduction of freight rates in the industry also led to a $4,000 net loss for the three months ended March 31, 1998. The net loss of $1,511,000 for the 69 day period ending September 30, 1998 was due to expenditures associated with the purchase of ten of the Committed Vessels. The Company's pro forma income statement for the year ended December 31, 1997 and for the period ended September 30, 1998 also reflects net losses of $12,870,000 and $8,933,000, respectively. These net losses were primarily due to the expenditures associated with the expansion of the Company's fleet. The Company believes that once all vessels are in operation, these expenditures will be reduced thereby reducing the Company's operating expenses. There can be no assurance, however, that the freight rates will be sufficient to generate adequate revenues to permit the Company to operate profitably or that the Company will be able to achieve and maintain efficient operating levels.

POTENTIAL INABILITY TO SERVICE INDEBTEDNESS

             Millenium's ability to meet its debt obligations and to reduce its total indebtedness will depend upon Millenium's future operating performance, which will be affected by prevailing economic conditions and by financial, business and other factors affecting the operations of Millenium, many of which are beyond its control. There can be no assurance that Millenium's business will continue to generate cash flow at levels sufficient to satisfy its debt service requirements, currently in an amount equal to $12 million over the next twelve months. If in the future Millenium is unable to generate sufficient cash from operations to make scheduled interest payments on the Notes at maturity, or to meet other obligations and commitments, Millenium will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling vessels or seeking to raise additional debt or equity capital. There can be no assurance that any of these alternatives could be effected on a timely basis or on satisfactory terms or at all. In addition, the terms of existing or future debt agreements, including the Indenture, may prohibit Millenium from adopting some of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Millenium Companies--Liquidity and Capital Resources."

POTENTIAL INSUFFICIENCY OF COLLATERAL; MARKET VALUE OF MORTGAGED VESSELS

             The Notes, Subsidiary Guarantees and the Working Capital Facility (as defined) and the Working Capital Guarantees (as defined) will be secured by mortgages on the Existing Vessels and the Committed Vessels and, following the acquisition of one or more Additional Vessels, by mortgages on such Additional Vessels. In the event that Millenium and the Subsidiary Guarantors default on their obligations to make payments in respect of the Notes or the Working Capital Facility, holders of the Notes or the Working Capital Facility Provider, as the case may be, would be entitled to payment out of the proceeds from the sale of the Mortgaged Vessels. The Company has obtained an appraisal of the Existing Vessels and Committed Vessels in June 1998 from Wigham Richardson, giving effect to charters relating to such vessels, indicating that the Existing Vessels and the Committed Vessels have an aggregate appraised value of $82.9 million. See "Business--

The Company's Fleet." The market value of drybulk carriers can be expected to fluctuate, depending on prevailing general economic and market conditions and competition from other shipping companies. See "--Cyclical Nature of Industry, Freight Rates and Vessel Values." Although the Company believes that the appraisals are a reasonable approximation of the current value of the Existing Vessels and the Committed Vessels, the Company is not required under the Indenture to maintain such appraised values (or any future appraised values in connection with the proposed purchase of Additional Vessels) and there can be no assurance that the future values of the Existing Vessels and the Committed Vessels will not differ considerably from their current appraised values. See "Business--The Company's Fleet."

             Notwithstanding the current or future appraised value of the Mortgaged Vessels, if an Event of Default were to occur under the Indenture or the Working Capital Facility (and, in accordance with the terms of the Indenture and the Notes, the maturity of the Notes were accelerated and the Trustee or the Holders elected to foreclose on the Mortgaged Vessels and the other Collateral), the ability of the Company to realize such value upon the foreclosure sale of the Mortgaged Vessels and such other Collateral and to satisfy in full its obligations with respect to the Notes and the Working Capital Facility would depend upon prevailing market and economic conditions, the physical condition of the Mortgaged Vessels, the availability of buyers and other similar factors at the time of sale. Accordingly, there can be no assurance that the proceeds of any foreclosure sale of the Mortgaged Vessels and such other Collateral pursuant to the Indenture and the Security Agreements (as defined) following an Event of Default would be sufficient to satisfy payments due on the Notes and, if applicable, on the amounts due under the Working Capital Facility. In addition, there is no assurance that a foreclosure sale would give value to the charters then in effect for such Mortgaged Vessel. Furthermore, in certain circumstances, the extent to which the Mortgages may be enforced and the extent to which the Mortgages will have priority over the claims of other creditors is limited. See "--Enforcement of Mortgages." If the proceeds from any such foreclosure sale of the Mortgaged Vessels and the other Collateral are not sufficient to satisfy payments due on the Notes and, if applicable, on the amounts due under the Working Capital Facility, the Holders (to the extent not repaid from such proceeds) will have only unsecured claims against the remaining assets, if any, of Millenium and the Subsidiary Guarantors.

CYCLICAL NATURE OF INDUSTRY, FREIGHT RATES AND VESSEL VALUES

             The Company is an independent shipping company which operates in the drybulk market. This market has been cyclical in varying degrees, experiencing fluctuations in freight rates, profitability and, consequently, vessel values. These fluctuations have been primarily due to changes in the level and pattern of global economic growth, the highly competitive nature of the world shipping industry and changes in the supply of and demand for seaborne shipping capacity.

             Freight rates are strongly influenced by the supply of and demand for shipping capacity. The demand for shipping capacity is primarily determined by demand for the commodities carried and by the distance that those commodities are to be moved by sea. Demand for commodities is affected by, among other things, world and regional economic and political conditions (including developments in international trade, fluctuations in industrial and agricultural production, armed conflicts, embargoes and strikes), environmental concerns, weather patterns, canal closures and changes in seaborne and other transportation patterns and crop yields. The supply of shipping capacity, measured by the amount of suitable tonnage available to carry cargo, is determined by the size of the existing fleet in a particular market, the number of newbuilding deliveries, the scrapping of older vessels and the number of vessels out of active service (I.E., laid-up, drydocked, awaiting repairs or otherwise not available for hire). In addition to prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, second hand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. The factors that influence the supply of and demand for shipping capacity are outside the control of the Company, and the nature, timing and degree of changes in industry conditions are unpredictable. The effect these factors have on the supply and demand for shipping capacity is mitigated by the Company's strategy of employing its vessels on period time charters. The Company's ability to meet debt service requirements is not dependant on the stabilization of freight rates at current levels or the improvement in the Handysize drybulk carrier industry. However, in order for the Company to generate net income, the current levels in the Handysize drybulk carrier industry will need to either stabilize or improve. See "Business" and "The International Bulk Carrier Market."

             The market value of the Company's vessels can be expected to fluctuate largely in relation to existing and anticipated freight rates as well as with changes in general economic and market conditions. In particular, the economic crisis in southeast Asia that developed in the second half of 1997 has had an adverse effect on vessel values and freight rates. The Company cannot predict when vessel values and freight rates will begin to recover and there can be no assurance that values and rates will not decline even further as a result of the southeast Asian crisis or other economic conditions. Furthermore, as vessels grow older they can generally be expected to decline significantly in value. As the values of the Company's vessels decline, it may be more costly for the Company to refinance debt relating to such vessels, which could have a material adverse effect on the Company's liquidity.

FORWARD-LOOKING INFORMATION

             This Prospectus includes certain statements, provided by the Company and other sources believed by the Company to be reliable. All statements included in this Prospectus regarding adjusted, estimated, pro forma, projected or intended or anticipated future operations or financial performance, and all other statements that neither expressly nor according to their context are historical facts, are forward-looking statements. Moreover, words and expressions such as: "believes," "is likely to," "should result in," "may," "intends," "foresees," "desires,"

"expects," "anticipates," "projects," "enables," "estimates," "predicts," "prospects" and analogous or correlative statements, and all statements preceded or otherwise qualified by "there can be no assurance" or "no assurance can be given," are also intended to identify forward-looking statements. Such statements are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and, therefore, are impossible to predict. Accordingly, there can be no assurance that the matters covered by such statements will be realized. These forward-looking statements and actual developments, events, achievements and results will likely vary and those variations may be material. The Company can offer no promises, guarantees, representations or warranties as to the accuracy or completeness of such forward-looking statements contained in this Prospectus, and prospective investors in the Exchange Notes are cautioned not to place undue reliance on such statements.

             Moreover, such forward-looking statements are based upon the Company's beliefs by which the Company attempts to measure activity in, and to analyze the factors affecting, the markets for its services. There can be no assurance that (i) the Company has correctly measured or identified all the factors affecting these markets or the extent of their likely impact, (ii) the publicly available information with respect to these factors on which the Company's analysis is based is complete or accurate, (iii) the Company's analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Factors that could cause actual results to differ from those reflected in the Company's forward-looking statements include fluctuations in time and spot charter rates resulting from various supply and demand considerations, such as an adverse change in the prices of the various commodities carried, economic and political regional instability, adverse currency fluctuations and other factors not within the Company's ability to predict or control.

RISKS ASSOCIATED WITH THE PURCHASE AND OPERATION OF SECOND HAND VESSELS

             The Existing Vessels and the Committed Vessels consist of 16 Handysize drybulk carriers, all of which are between ten and 25 years of age. All of these vessels were or, in the case of the Committed Vessel not acquired as of the date of this Prospectus, will be acquired second hand, and their useful lives are estimated by the Company to be 30 years, depending on various market factors and management's ability to comply with government and industry regulatory requirements. The Company's current business strategy includes the acquisition of up to six Additional Vessels, and a portion of the net proceeds of the offering of the Existing Notes will be used to purchase such Additional Vessels, none of which has yet been identified. There can be no assurance, however, that such Additional Vessels will be available for purchase on terms favorable to the Company or that, if acquired, such Additional Vessels will have significant useful lives. In addition, the Company's inspections of second hand vessels prior to purchase would not normally provide the Company with the same knowledge about the condition of such vessels that the Company would have obtained if such vessels had been built for and operated exclusively by the Company. See "Use of Proceeds" and "Business--The Company's Fleet."

             In general, expenditures necessary for maintaining a vessel in good operating condition increase as the age of the vessel increases, and older vessels may develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Moreover, second hand vessels typically carry very limited warranties with respect to their condition as compared to warranties available for newer vessels. Cargo insurance rates also tend to increase with the age of a vessel, and second hand vessels tend to be less fuel efficient than newer vessels. While the difference in fuel consumption is factored into the freight rates earned by older vessels, if the cost of bunker fuels were to increase significantly, as happened immediately prior to the Gulf War in 1991, the Company's vessels could be disproportionately affected or earn significantly lower freight rates. In addition, changes in governmental regulations, safety or other equipment standards may require expenditures for alterations to existing equipment, the addition of new equipment to the fleet or restrictions on the cargoes that the fleet may transport. There can be no assurance that market conditions will justify such expenditures or enable the Company to operate its vessels profitably during the remainder of the economic lives of such vessels.

POTENTIAL UNAVAILABILITY OF TIME CHARTERS AT ATTRACTIVE RATES;
POSSIBLE DEPENDENCE ON SPOT CHARTER MARKET; POTENTIAL DECREASE IN UTILIZATION RATES

             The Company currently charters the Existing Vessels and the Committed Vessels on a period time charter basis. All of the Company's revenue in 1997 was derived from time charters. There can be no assurance that if these charters are renewed or extended, the charter hire rates will be at or greater than the current charter hire rates for the Existing Vessels or the Committed Vessels or that such extension or renewals will be profitable or that if such charters are not renewed or extended, profitable replacement period time charters will be available at that time. One or more of the Mortgaged Vessels, therefore, may have to enter the spot market upon the expiration of a time charter until the Company can identify a replacement time charter. The spot charter market is highly competitive and spot charter rates are subject to greater fluctuations than time charter rates. If profitable time charters are not available, there can be no assurance that spot charters will be available at rates that will be sufficient to enable the Mortgaged Vessels to be operated profitably or at all.

             In addition, dependence on the spot market may result in lower vessel utilization and consequently decreased profitability. There can be no assurance that rates in the time or spot charter market will not decline, that charters in the time or spot markets will continue to be available or that dependence on the spot market will not result in generally lower overall utilization, decreased profitability or an inability to service the Notes.

COMPETITION

             The Company obtains charters for vessels in highly competitive markets in which its market share is insufficient to enforce any degree of pricing discipline. Although the Company believes that no single competitor has a dominant position in the markets in which the Company competes, the Company is aware that certain competitors may be able to devote greater financial and other resources to their activities which may result in a greater competitive threat to the Company. There can be no assurance that the Company will continue to compete successfully with its competitors or that the Company's competitive position will not be eroded in the future.

TRANSACTIONS WITH AFFILIATES; POTENTIAL CONFLICTS OF INTEREST

             Each of the Mortgaged Vessels owned by the Company currently receives, and each of the Mortgaged Vessels to be acquired by the Company will receive, technical and management services from MMI pursuant to a new ship management agreement (the "New Management Agreement") between each of the Subsidiary Guarantors and MMI. MMI is the sole shareholder and, therefore, an affiliate of Millenium. Under the New Management Agreement, MMI acts as the fleet's technical manager and performs all commercial management functions. MMI subcontracts the technical management and certain commercial management of the Mortgaged Vessels to KYLCO. MMI owns all of the capital stock of Kylco Greece and 35% of the capital stock Kylco USA and the balance of the capital stock of Kylco Greece and Kylco USA is owned by members of the Company's senior management. MMI retains the overall responsibility to the Company for both technical and commercial management of the vessels. As remuneration for its services, MMI receives a fixed daily management fee (payable monthly in advance) and receives a commission on all gross revenue in respect of time charters and spot charters earned by each vessel managed, a commission on the gross sale or purchase price of vessels which the Company purchases or sells and a commission on all insurance placed. The Company believes that the terms of the New Management Agreement are at least as favorable to the Company as can be obtained from independent third party managers. MMI and KYLCO may perform similar services for similar compensation arrangements for vessels that are unaffiliated with the Company. See "Business--Operations," and "Certain Transactions--New Management Agreement."

             The relationships between the Company and each of MMI and KYLCO may give rise to conflicts of interest between Millenium on the one hand and MMI and KYLCO on the other. Although the Indenture limits certain transactions with affiliates and, among other things, requires that any arrangement with an affiliate be on terms materially no less favorable to the Company than those that could be obtained in a comparable transaction on an arms' length basis with an independent third party, the Indenture does not otherwise prohibit the payment of amounts to any such parties, nor does it require the approval of the Holders or the Trustee for such arrangements or payments, regardless of amount. See "Description of the Exchange Notes--Certain Covenants" and "Certain Transactions--New Management Agreement." In addition, most of the senior management of the Company also hold senior management positions with MMI, KYLCO or any combination thereof. In light of their positions, these individuals may experience conflicts of interest in selecting between the Company's interests and those of MMI or KYLCO. Finally, MMI and KYLCO also manage vessels for third party ship owners, some of which may also focus on the Handysize drybulk sector of the shipping industry in competition with the Company. In light of these management obligations, MMI and KYLCO may experience conflicts of interest in selecting between the Company's interests and those of such third parties.

POSSIBLE CATASTROPHIC LOSS AND LIABILITY; INSURANCE

             The ownership and operation of any ocean-going vessel in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All these risks could result in liability to the Company and could cause loss of revenue, increased costs or loss of reputation.

             The Company maintains, and is required by the Security Agreements to continue to maintain, insurance consistent with industry standards against these risks (except that the Company, like many of its competitors, does not maintain business interruption or "off-hire" insurance. See "--Risk of Arrest; Loss of Hire"). There can be no assurance, however, that the Company will adequately insure against all risks, that any particular claim will be paid out of such insurance, or that the Company will be able to procure adequate insurance coverage at commercially reasonable rates in the future. More stringent environmental and other regulations may result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against the Company. Moreover, even if insurance proceeds are paid to the Company to cover the financial losses incurred following the occurrence of one of these events, there can be no assurance that the Company's business reputation, and therefore its ability to obtain future charters, will not be materially adversely affected by such an event. Such an impact on the Company's business reputation could have a material adverse effect on the Company's business and results of operations. See "Business--Insurance."

OPERATIONS OUTSIDE THE UNITED STATES

             The operations of the Company are conducted worldwide, primarily outside of the United States, and therefore may be affected by currency fluctuations and by changing economic, political and social conditions in the countries where its business is conducted or where its vessels are registered or flagged. In particular, the operations may be affected by war, expropriation of vessels, the imposition of taxes, increased regulation or other circumstances, and as a consequence, the Company may incur higher costs, its assets may be impaired or its operations may be curtailed.

             Millenium is incorporated in the Cayman Islands and the Subsidiary Guarantors are incorporated in either the Cayman Islands, Cyprus or Liberia. All of the assets of the Company are located outside the United States. Consequently, it may not be possible to enforce judgments against the Company or any Subsidiary Guarantor, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. See "Enforceability of Civil Liabilities."

ENVIRONMENTAL AND OTHER REGULATIONS

             The Company's operations are materially affected by extensive and changing environmental protection and other laws, rules, regulations and conventions, compliance with which may entail significant expense, including expenses for ship modifications and changes in operating procedures. Although the Company believes it is in substantial compliance with such laws, rules, regulations and conventions, there can be no assurance that the costs of compliance, or the failure to comply, would not have a material adverse effect on the Company's business, results of operations, financial condition and liquidity.

             The United States Oil Pollution Act of 1990, as amended ("OPA 90"), imposes strict, joint and several liability on owners, operators and charterers by demise (I.E., bareboat charterers) of vessels (the "Responsible Parties") for actual or threatened discharges of oil into the navigable waters of the United States or adjoining shorelines, including the 200-nautical mile exclusive economic zone of the United States ("U.S. Waters"), with certain limited exceptions. OPA 90 limits the strict liability of Responsible Parties to the greater of $1,200 per gross ton or $10 million per tanker and the greater of $600 per gross ton or $500,000 for all other vessels (subject to possible adjustment for inflation) for removal costs and damages that result from an actual or threatened discharge of oil. These limits do not apply, however, if the incident is caused by gross negligence, willful misconduct, or the violation by a Responsible Party or its agent of any applicable United States federal safety, construction or operating regulation, or if the Responsible Party fails to report the incident or cooperate in connection with related removal activities. In addition, OPA 90 specifically permits individual states to impose their own liability regimes with regard to hazardous materials and oil pollution incidents occurring within their boundaries, and most states bordering on a navigable waterway have enacted legislation providing for strict unlimited liability for discharges of pollutants within state waters. In some cases, states which have enacted such legislation have not yet issued implementing regulations defining owners' or operators' responsibilities under these laws. See "Business--Regulation."

             Pursuant to regulations promulgated by the United States Coast Guard ("USCG") under OPA 90, Responsible Parties must meet financial responsibility requirements under OPA 90 and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"). The protection and indemnity clubs ("P&I Clubs"), which have historically provided shipowners and operators with financial assurance, have refused to furnish evidence of insurance to Responsible Parties and, therefore, Responsible Parties have obtained financial assurance from other sources at additional cost. Although the Company currently satisfies such financial responsibility requirements for each of its vessels that call in U.S. Waters, failure to maintain compliance with these USCG regulations could have a material adverse effect on the Company's business, results of operations, financial condition and liquidity. See "Business--Regulation."

             According to the IMO, an agency of the United Nations, 99 bulk carriers sank between 1990 and 1997. In response to this increase in bulk carrier accidents, the IMO has adopted regulations to reduce the risk of drybulk carriers sinking. These regulations generally require new and existing drybulk carriers to be capable of withstanding the flooding of any one cargo hold at a particular time. Failure to comply with these IMO regulations could have a material adverse effect on the Company's business, results of operations, financial condition and liquidity. See "Business--Regulation."

             The Company's operations also are affected by the newly-adopted requirements set forth in the ISM Code. The ISM Code and implementing regulations require shipowners and bareboat charterers who have assumed responsibility for the operation of cargo vessels, including bulk carriers, to have developed, no later than July 1, 1998, an extensive "Safety Management System" that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating their vessels safely and describing procedures for dealing with emergencies. Noncompliance with the ISM Code may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, certain ports. Although the Company, through KYLCO, has obtained ISM certification for the Existing Vessels by successfully completing audits conducted by Det Norske Veritas, a leading classification society, failure to maintain such certification would have a material adverse effect on the Company's business, results of operations, financial condition and liquidity. The Company will be required to obtain ISM Certification for the Committed Vessels and Additional Vessels within six months of acquiring them. As of the date of this Prospectus, the Company has obtained ISM Certification for ten of the Committed Vessels. Failure to obtain and maintain such certifications would have a material adverse effect on the Company's business, results of operations, financial condition and liquidity.

             In complying with OPA 90, the IMO regulations, the ISM Code and with other laws and regulations that may be adopted, shipowners and operators may incur significant additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage. These laws and regulations also may restrict the economic life of vessels, require a reduction in cargo carrying capacity and make such vessels less desirable to potential charterers. Additional laws and regulations may be adopted which could limit the ability of the Company to do business and which could have a material adverse effect on the Company's business, results of operations, financial condition and liquidity. See "Business--Regulation."

RISK OF ARREST; LOSS OF HIRE

             All the Existing Vessels and Committed Vessels are on time charter to third parties. Under the terms of the Company's charters, the vessels are placed off-hire (I.E., the charterer ceases to pay charter hire) for any period during which such vessel is "arrested" for a reason not arising from the fault of the charterer. Under the general maritime law in many jurisdictions, crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel and shippers and consignees of cargo may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lienholder may enforce its lien by "arresting" a vessel through court processes.

             In addition, in certain jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest not only the vessel with respect to which the claimant's maritime lien has arisen, but also any "associated" vessel owned or controlled by the legal or beneficial owner of that vessel. While in some of the jurisdictions which have adopted this doctrine, liability for damages is limited in scope and would only extend to a company and its shipowning subsidiaries, there can be no assurance that liability for damages caused by a vessel managed by MMI or KYLCO would not be asserted against Millenium, any of its shipowning subsidiaries or their respective vessels. Insurance coverage for losses associated with the business interruption caused by the arrest of a vessel is currently not available in the shipping industry. Therefore, the arrest of one or more vessels could result in a material loss of cash flow for the Company or require the Company to pay substantial sums to have the arrest lifted. See "--Possible Catastrophic Loss and Liability; Insurance" and "Business--Insurance."

SPECIAL MANDATORY REDEMPTION UPON FAILURE TO ACQUIRE ADDITIONAL VESSELS

             Although the Company intends to use substantially all the net proceeds of the Existing Notes to purchase additional vessels and to make related vessel upgrades and make deposits and pay related transaction fees and expenses, there can be no assurance that it will be able to secure agreements to purchase such vessels or to take delivery of such vessels in the time period set forth in the Indenture, if at all. In such event, the Company would be required to redeem a portion of the Exchange Notes and the untendered Existing Notes, if any. See "Use of Proceeds" and "Description of the Exchange Notes--Escrow of Proceeds; Special Mandatory Redemption."

CHANGE OF CONTROL

             In the event of a Change of Control, the Company will be required, subject to certain conditions, to offer to purchase all outstanding Notes at a price equal to 101% of the Accreted Value thereof, plus accrued but unpaid interest to the date of purchase. There can be no assurance that the Company will have funds available to repurchase the Notes upon the occurrence of a Change of Control. See "Description of the Exchange Notes--Change of Control."

ENFORCEMENT OF MORTGAGES

             Each of the Mortgaged Vessels is, and during the term of the Notes is expected to be, registered under either the Liberian, Cypriot, Panamanian, Cayman Islands or Bahamian flag (or other jurisdictions of similar authority). Currently, one of the Existing Vessels is registered under the Liberian flag, two of the Existing Vessels are registered under the Cypriot flag and two of the Existing Vessels are registered under the Panamanian flag. Three of the Committed Vessels are registered under the Bahamian flag with the remaining Committed Vessels registered under the Cayman Islands flag. Liberian, Cypriot, Panamanian, Bahamian and Cayman Islands law provide that such mortgages may be enforced by the mortgagee by a suit in admiralty in a proceeding against the mortgaged vessel. Historically, Liberian, Cypriot, Panamanian, Bahamian and Cayman Island ship mortgages have been enforced in major commercial ports throughout the world, including United States ports. However, Millenium has been advised that the priority that any of the mortgages would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the laws of the country where the proceeding is brought. Liberian, Cypriot, Panamanian, Bahamian and Cayman Islands ship mortgages may be enforced against a vessel physically present in the United States, but the claim under any such mortgage would rank junior to preferred maritime liens, which include those for supplies, wages and other necessities provided in the United States. Since the Mortgaged Vessels will also operate throughout the world, there can be no assurance that if enforcement proceedings are commenced against a Mortgaged Vessel, the Mortgaged Vessel will be located in a jurisdiction having the same mortgage enforcement procedures and lien priorities as Liberia, Cyprus, Panama, The Bahamas or the Cayman Islands, although, upon the occurrence of an event of Default, the Collateral Agent (as defined) may be able to effect control over the Mortgaged Vessels to direct them to a desirable jurisdiction to arrest such vessels pursuant to judicial foreclosure proceedings. See "The Mortgages."

             Although each of the Mortgaged Vessels is or will be separately owned by a subsidiary of Millenium, under certain circumstances, a parent company and all the shipowning affiliates in a group under common control or engaged in a joint venture could be held liable for damages or debts owed by one of the other affiliates. Therefore, it is possible that all of the assets of Millenium and its subsidiaries could be subject to execution upon a judgment against Millenium or any of its subsidiaries. Although the Company currently maintains insurance coverage for liability for each of its vessels, there can be no assurance that such insurance will continue to be available on terms favorable to the Company, or at all. See "--Possible Catastrophic Loss and Liability; Insurance" and "Business--Regulation."

CERTAIN CREDITORS' RIGHTS; FRAUDULENT CONVEYANCE STATUTES

             The Notes are secured by mortgages granted by, and Guarantees made by, the Subsidiary Guarantors. Accordingly, the granting of the mortgages, the making of the Guarantees and any payments made under the Guarantees by the Subsidiary Guarantors may be subject to review under relevant fraudulent conveyance laws if a bankruptcy, reorganization or rehabilitation case or a lawsuit (including circumstances in which bankruptcy is not involved) were commenced by, or on behalf of, unpaid creditors of the Subsidiary Guarantors at some future date. These laws differ among various jurisdictions. In general, under these laws, if a court were to find that, among other things, at the time an obligation such as the Guarantees were incurred, either (a) such obligation was incurred with the intent of hindering, delaying or defrauding creditors or
(b) the entity incurring the obligation received less than reasonably equivalent or fair value consideration in exchange for the incurrence of such obligation and the entity incurring such obligation (i) was insolvent or was rendered insolvent by reason thereof, (ii) was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, (iii) intended to incur, or believed, or reasonably should have believed, that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in, or interpreted under, the fraudulent conveyance statutes) or (iv) such entity was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied) (each of clauses
(i)-(iv) above, a "Fraudulent Conveyance"), such court could impose legal and equitable remedies, including (x) subordination of the obligation and the liens, and direction of the repayment of any amounts paid from the proceeds thereof to a fund for the benefit of the entity's creditors or (y) taking of other action detrimental to the holders of the Notes.

             The measure of insolvency for purposes of determining whether a Fraudulent Conveyance has occurred will vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court.

             The Company believes that at the time of, or as a result of, granting of the mortgages, the issuance of the Guarantees and the application of the net proceeds of the Existing Notes and the Equity Contribution, each of the Subsidiary Guarantors (a) will not be insolvent or rendered insolvent under the foregoing standards, (b) will not be engaged in a business or transaction for which its remaining assets would constitute unreasonably small capital, (c) does not intend to incur, and does not believe that it will or would incur, debts beyond its ability to pay such debts as they mature and (d) will have sufficient assets to satisfy any probable money judgment against it in any pending actions. Such beliefs are based in part on the Company's operating history and management's analysis of internal cash flow projections and estimated values of assets and liabilities of the Company at the Original Issue Date. There can be no assurance, however, that a court passing on these issues would adopt or utilize the same methodology or assumptions, or arrive at the same conclusions as the Company.

EXPANSION OF BUSINESS

             Between the Original Issue Date and July 31, 1999, the Company's fleet is expected to expand beyond the Existing Vessels by approximately 17 Handysize drybulk carriers. This rapid expansion will significantly increase the responsibilities associated with owning, operating and managing the Company's fleet. The Company expects to hire additional employees and upgrade bookkeeping, tracking and computer systems in order to meet such operational and administrative requirements. There can be no assurance, however, that these plans will be implemented successfully, or that if implemented, they will sufficiently compensate for the increased responsibilities.

CONCENTRATION OF VOTING POWER

             MMI is the sole shareholder of Millenium. As of the Original Issue Date, Millenium Investment, a Cayman Islands company, and Millenium Advisors, L.L.C., a New York limited liability company, beneficially owned in the aggregate approximately 48% of the outstanding common stock of MMI. The sole director of Millenium Investment also serves as the managing member of Millenium Advisors. See "Principal Stockholders."

DEPENDENCE ON KEY PERSONNEL

             The Company is dependent upon a limited number of senior executives for the principal decisions with respect to the Company's activities. The loss or unavailability of the services of any such person for any significant period of time could have a materially adverse effect on the Company's business and results of operations. See "Officers and Directors."

WITHHOLDING TAX

             All payments by the Company or any Subsidiary Guarantor with respect to the Notes or the related Guarantees will be made without withholding or deduction for taxes imposed by any jurisdiction in which the Company or any of the Subsidiary Guarantors is then incorporated or resident for tax purposes unless required by law or the interpretation or administration thereof, in which case, the Company will, except in certain circumstances, (i) pay such additional amounts as may be necessary so that the net amount received by the Holders after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction or (ii) if the payments in respect of the Notes become subject to taxes imposed by the Cayman Islands, Cyprus or Liberia, redeem the Notes at 100% of the Accreted Value thereof, plus accrued and unpaid interest to the date of such redemption. See "Description of the Exchange Notes--Additional Amounts" and "Description of the Exchange Notes--Redemption for Changes in Withholding Taxes." The Company has been advised by legal counsel, Maples and Calder, with regard to the laws of the Cayman Islands, Andreas Demetriades Law Office, with regard to the laws of Cyprus and the Law Offices of Basil T. Patkos with regard to the laws of Liberia, that the Cayman Islands, Cyprus and

Liberia will not impose, under present laws, any withholding taxes on payments by the Company or any Subsidiary Guarantor. Prospective Holders should consult their tax advisors respecting the implications of taxation before investing in the Notes. See "Certain United States Federal Income Tax Consequences" and "Certain Foreign Tax Considerations."

CURRENCY RISKS

             All the Company's revenue and most of its expenses are denominated in United States dollars. However, the Company has incurred and will continue to incur expenses in other currencies, particularly Greek drachmae. For the year ended December 31, 1997, total expenses incurred in Greek drachmae accounted for approximately 10% of the total expenses incurred in such period. While the Unites States dollar has generally appreciated against the Greek drachma in recent years, it has also depreciated from time to time. Depreciation in the value of the United States dollar relative to the Greek drachma would increase the United States dollar cost to the Company of paying such expenses and thus could have a material adverse effect on the Company's results of operations. There can be no assurance that the portion of the Company's business conducted in other currencies will not increase in the future, which could expand the Company's exposure to losses arising from currency fluctuations. The Company has not historically hedged its exposure to foreign currency fluctuations.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

             The Existing Notes are currently owned by a relatively small number of beneficial owners. The Existing Notes have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. Although the Exchange Notes will be permitted to be resold or otherwise transferred by Holders who have met the conditions of the Exchange Offer without compliance with the registration requirements under the Securities Act, Millenium does not intend to list the Exchange Notes on any securities exchange or to seek the admission thereof to trading on the Nasdaq National Market. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the existence of or liquidity of the trading market for the Exchange Notes. See "Plan of Distribution."

             Historically, the market for securities such as the Exchange Notes has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that, if a market for the Exchange Notes were to develop, such a market would not be subject to similar disruptions. Such disruptions may materially and adversely affect holders of the Exchange Notes.

EXCHANGE OFFER PROCEDURE

         The issuance of the Exchange Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company or its agents of a properly completed and duly executed Letter of Transmittal, or an agreement to be bound thereby, and all other required documents. Therefore, Holders of Existing Notes desiring to tender such Existing Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Existing Notes for Exchange Notes. Existing Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions on transfer thereof, and upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder of Existing Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

             Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the liquidity of untendered and tendered but unaccepted Existing Notes could be adversely affected. See "The Exchange Offer."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

             The Existing Notes were issued by Millenium in July 1998, to Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation (the "Initial Purchasers"). The Initial Purchasers subsequently placed the Existing Notes with (i) persons whom they reasonably believe to be QIBs (as defined in Rule 144A) in reliance on Rule 144A under the Securities Act and (ii) directly, or through their international affiliates, in offshore transactions complying with the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act. As a condition to the purchase of the Existing Notes by the Initial Purchasers, Millenium and the Subsidiary Guarantors entered into the Registration Rights Agreement with the Initial Purchasers, which requires, among other things, that promptly following the sale of the Existing Notes to the Initial Purchasers, the Company would (i) file with the Commission a registration statement under the Securities Act with respect to a registered offer to exchange the Existing Notes for the Exchange Notes of Millenium identical in all material respects to the Existing Notes, (ii) use its best efforts to cause such registration statement to become effective under the Securities Act within 150 days after the Original Issue Date and (iii) use its best efforts to cause the Exchange Offer to be consummated. The Company has agreed to keep the Exchange Offer open for 30 days with the right to extend the Exchange Offer up to a maximum of 60 days.

             Following the consummation of the Exchange Offer, Holders of the Existing Notes who did not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Existing Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Existing Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

             Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue up to $100,000,000 principal amount at maturity of Exchange Notes in exchange for a like principal amount at maturity of outstanding Existing Notes accepted in the Exchange Offer. Holders may tender all or a portion of their Existing Notes pursuant to the Exchange Offer. However, Existing Notes may be tendered only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

             The form and terms of the Exchange Notes will be identical to the form and terms of the Existing Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the Holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Existing Notes tendered in exchange therefor and will be entitled to the benefits of the Indenture.

             As of the date of this Prospectus, $100,000,000 aggregate principal amount at maturity of the Existing Notes was outstanding and registered in the name of Cede & Co., as nominee for DTC. The Company has fixed the close of business on December __, 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed initially.

             Holders of Existing Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

             The Company shall be deemed to have accepted validly tendered Existing Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

             If any tendered Existing Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Existing Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

             Holders who tender Existing Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Existing Notes pursuant to the
Exchange Offer.
The Company has agreed to pay all charges and expenses in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

             The term "Expiration Date" shall mean 5:00 p.m., New York City time, on January __, 1999, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange
Offer is extended.

INTEREST ON THE EXCHANGE NOTES

             The Exchange Notes will be deemed to accrue interest from July 24, 1998 (the date of original issuance of the Existing Notes) or from the date of the last periodic payment of interest on such Existing Notes, whichever is later. Interest on the Exchange Notes will be payable semi-annually on each January 15 and July 15, commencing on January 15, 1999.

PROCEDURES FOR TENDERING

             Only a Holder of Existing Notes may tender such Existing Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must either (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed (if required by the Letter of Transmittal) and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Existing Notes and any other required documents, to the Exchange Agent or (ii) in the case of a book-entry transfer, confirm book-entry transfer of the Existing Notes into an equal principal amount at maturity of Exchange Notes into the Exchange Agent's account at DTC, in either case prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Existing Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" or, if book-entry transfer is used, electronic instructions with regard to the Existing Notes, the Letter of Transmittal and all other required documents must be received by DTC, in each case prior to 5:00 p.m., New York City time, on the Expiration Date. A Holder of Existing Notes may also tender in the Exchange Offer by complying with the procedure set forth under "--Guaranteed Delivery Procedures."

             The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Existing Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of the Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent's account with respect to the Existing Notes in accordance with DTC's procedures for such transfer.

             DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Existing Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the Letter of Transmittal.

             By executing or electronically confirming the Letter of Transmittal, each Holder will make to the Company the representations set forth below in the second paragraph under "--Resale of Exchange Notes."

             The tender by a Holder and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

             THE METHOD OF DELIVERY OF EXISTING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR EXISTING NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST REGISTRATION COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

             Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

             Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Existing Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

             If the Letter of Transmittal is signed by a person other than the registered Holder of any Existing Notes listed therein, such Existing Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Existing Notes with the signature thereon guaranteed by an Eligible Institution.

             If the Letter of Transmittal or any Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

             All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Existing Notes and withdrawal of tendered Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.
The Company reserves the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Existing Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Existing Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

             Holders not holding through DTC or Cede & Co. who wish to tender their Existing Notes and (i) whose Existing Notes are not immediately available,
(ii) who cannot deliver their Existing Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

             (a) the tender is made through an Eligible Institution;

             (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Existing Notes and the principal amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date or the execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

             (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Existing Notes in proper form for transfer (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

WITHDRAWALS OF TENDERS

             Except as otherwise provided herein, tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

             To withdraw a tender of Existing Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal (or a written or electronic ATOP transmission notice of withdrawal for DTC participants) must be received by the Exchange Agent at its address set forth herein (or received into the Exchange Agent's account at DTC) prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Existing Notes to be withdrawn (the "Depositor"), (ii) identify the Existing Notes to be withdrawn, (iii) be signed or confirmed by the Holder in the same manner as the original signature on or confirmation of the Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Existing Notes register the transfer of such Existing Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Existing Notes are to be registered, if different from that of the Depositor. If Existing Notes have been delivered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must also specify the name and number of the account at DTC, and must otherwise comply with DTC's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Existing Notes so withdrawn are validly untendered. Any Existing Notes which have been tendered but which are not accepted for exchange, will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be untendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

             Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange any Exchange Notes for, any Existing Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Existing Notes, if:

                  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

                  (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company might materially impair the ability of the Company to proceed with the Exchange Offer; or

                  (c) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

                  (d) any governmental approval has not been obtained, which approval the Company shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

                  (e) the Company believes there has been a change in law or applicable interpretation thereof by the staff of the Commission such that the Exchange Notes to be received by Holders in the Exchange Offer would not be, upon receipt, transferable by each such Holder (other than any Holder who is an affiliate of the Company, who acquires the Exchange Notes outside the ordinary course of its business or who has any arrangement or understanding with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) without restrictions under the Securities Act.

             If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Existing Notes and return all tendered Existing Notes to the tendering Holders,
(ii) extend the Exchange Offer and retain all Existing Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Existing Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Existing Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten Business Days if the Exchange Offer would otherwise expire during such five to ten-day period. All conditions, other than governmental approval, must be satisfied on or prior to the expiration of the Exchange Offer in order to consummate the Exchange Offer.

EXCHANGE AGENT

             The First National Bank of Maryland has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance or for additional copies of this Prospectus, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                  By Registered or Certified Mail:    25 South Charles Street
                                                      Mail Code 101-591
                                                      Baltimore, MD 21201

                  By Hand:                            25 South Charles Street
                                                      Mail Code 101-591
                                                      Baltimore, MD 21201

                  By Overnight Mail or Courier:       25 South Charles Street
                                                      Mail Code 101-591
                                                      Baltimore, MD 21201

FEES AND EXPENSES

         The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and their affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

         The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid or reimbursed by the Company and are estimated in the aggregate to be in excess of $120,000.


TRANSFER TAXES

         The Company will pay all transfer taxes, if any, applicable to the exchange of the Existing Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Existing Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

         The Exchange Notes will be recorded at the same carrying value as the Existing Notes, which is face value, as reflected in the accounting records of the Company on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized.


RESALE OF EXCHANGE NOTES

         Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes may be offered for resale, resold or otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any Holder who is an affiliate of the Company, who acquires the Exchange Notes outside the ordinary course of its business or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holder's information required by the applicable provisions of Item 507 or 508, as appropriate, of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) the Holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder acknowledges that if it participates in the Exchange Offer for the purpose of distributing the Exchange Notes (a) it must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder represents to the Company either that it is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or, if it may be deemed an "affiliate" of the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without complying with the applicable registration and prospectus delivery requirements of the Securities Act. A Holder who is a broker-dealer must also acknowledge to the Company that it acquired the Existing Notes as a result of market-making activities or other trading activities.

CONSEQUENCES OF FAILURE TO EXCHANGE

         As a result of the making of this Exchange Offer, the Company generally will have fulfilled its obligations under the Registration Rights Agreement, and Holders of Existing Notes who do not tender their Existing Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Existing Notes that does not exchange such Existing Notes for Exchange Notes will continue to hold such Existing Notes and will be entitled to all the rights, and subject to all the limitations, applicable thereto under the Indenture, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

         Existing Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Existing Notes may be resold only (i) to Millenium (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Existing Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder or (v) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

         Because the Exchange Offer is for any and all Existing Notes, the number of Existing Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Existing Notes outstanding. As a result, the liquidity of any remaining Existing Notes may be substantially reduced.

OTHER

         Participation in the Exchange Offer is voluntary, and Holders should carefully consider whether to accept. Thacher Proffitt & Wood, New York, New York, as counsel for the Company, has passed upon the legality of the Exchange Notes. None of the Company or any of their respective representatives is making any representation to any offeree of the Exchange Notes offered hereby regarding the legality of an investment by such offeree or purchaser under appropriate legal investment or similar laws (which regulate the nature and extent of permitted investments in certain securities for certain institutional investors). Each Holder of the Existing Notes should consult with its own advisors as to legal, tax, business, financial and related aspects of participation in the Exchange Offer.

         The Company may in the future seek to acquire untendered Existing Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Existing Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Existing Notes.

                                 USE OF PROCEEDS

         In connection with the issuance of the Existing Notes, the Company effected a series of Transactions consisting of (i) the issuance of the Existing Notes, (ii) the acquisition by the Company of the Existing Vessels and of the Committed Vessels, (iii) the Equity Contribution and (iv) the establishment of the Working Capital Facility .

         The following sets forth the sources and uses of the proceeds of the Transactions (amounts in millions):

         SOURCES OF PROCEEDS OF TRANSACTIONS:
         Proceeds from the issuance of the Existing Notes              $ 96.6
         Total Equity Contribution                                       24.0
                                                                       ------
                  Total                                                $120.6
                                                                       ======

         USES OF PROCEEDS OF TRANSACTIONS:
         Existing Vessels:
                  Repayment of indebtedness                            $ 12.9
                  Equity issued for the Existing Vessels                  4.0
         Acquisition of Committed Vessels                                66.7(a)
         Escrow Account(b)                                               31.4
         Fees and expenses                                               5.6
                                                                       ------
                  Total                                                $120.6
                                                                       ======


(a) Includes $5.9 million of contributed vessel equity (based on Appraised Values) from Clipper and ESCO and $7.0 million of vessel equity (based on Appraised Values) with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor. See "Certain
         Transactions--New Equity Contribution."

(b) Amounts held in the Escrow Account are available for the purchase of Additional Vessels and to make deposits and pay transaction fees and expenses in connection with the Committed Vessels and the Additional Vessels and, if necessary, to make vessel upgrades on the Committed Vessels and the Additional Vessels.

         The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Existing Notes in like principal amount at maturity, the form and terms of which are substantially the same as the form and terms of the Exchange Notes, except as otherwise described herein. The Existing Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the indebtedness of the Company.

                                 CAPITALIZATION

         The following table sets forth the actual combined capitalization of the Company at March 31, 1998 and as adjusted to give effect to the issuance of the Existing Notes, the Equity Contribution, the acquisition of the Committed Vessels and the repayment of the indebtedness on the Existing Vessels. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Company" and the Combined Financial Statements, included elsewhere in this Prospectus.


                                                     AS OF MARCH 31, 1998
                                            ------------------------------------

                                                  ACTUAL          AS ADJUSTED
                                            ------------------------------------

                                                     (DOLLARS IN MILLIONS)
Cash and cash equivalents...................     $   0.3            $   31.5(a)
                                                 ========           ==========
      Short-term debt(b):
Current portion of long-term debt...........     $   3.8            $   --
          Long-term debt:...................
Bank indebtedness...........................         9.0                --
Existing Notes, net of discount.............         --                 95.4(c)
                                                 --------           ----------
      Total debt............................         12.8               95.4
Stockholders' equity........................          1.0               24.1(c)
                                                 --------           ----------
Total capitalization........................     $   13.8           $   119.5
                                                 ========           =========


         Millenium was incorporated on March 10, 1998. As of the Original Issue Date, Millenium had 10,000,000 shares of Common Stock, par value $.01 per share authorized, of which 9,500,000 shares were issued and outstanding.

(a) This amount was placed into the Escrow Account for the purchase of Additional Vessels and pay deposits, transaction fees and expenses and, if necessary, to make vessel upgrades.

(b) The Company has obtained a working capital facility from The Bank of New York (the "Working Capital Facility") which includes a $7.0 million committed revolving line of credit, in order to provide further liquidity to the Company. No amounts are currently outstanding under such Working Capital Facility.

(c) Of the $96.6 million gross proceeds from the issuance of the Existing Notes, $95.4 million was allocated to the Notes and $1.2 million was allocated to additional paid-in capital to reflect the issuance of warrants to purchase in the aggregate 500,000 shares of Millenium common stock at an exercise price of $.01 per share (the "Warrants"). The value allocated to the Warrants was determined by multiplying the aggregate amount of Millenium's stockholders' equity by a fraction, the numerator of which is the aggregate number of shares that may be purchased upon the exercise of the Warrants and the denominator of which is the aggregate number of shares authorized. Stockholders' equity has been reduced by $1.1 million to reflect the estimated issuance costs allocated to the Equity Contribution. No assurance can be given that the value allocated to the Warrants was or will be indicative of the price at which the Warrants may actually trade.

             SELECTED COMBINED FINANCIAL INFORMATION OF THE COMPANY
                (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)

         The Selected Combined Financial Information set forth below for the Company for the three years ended December 31, 1995, 1996 and 1997 and as of December 31, 1996 and 1997 has been derived from the Company's audited combined financial statements and related notes thereto which were prepared in accordance with United States generally accepted accounting principles. Such combined financial statements have been audited by Coopers & Lybrand, independent accountants, as stated in their report included elsewhere in this Prospectus and should be read in conjunction therewith. The selected combined statement of income data of the Company set forth below for the two years ended December 31, 1993 and 1994 and combined balance sheet data as of December 31, 1993, 1994 and 1995 have been derived from the Company's audited combined financial statements not included in this Prospectus. The selected combined financial information for the three months ended March 31, 1997 and 1998 has been derived from the Company's unaudited combined financial statements. In the opinion of management the unaudited combined financial statements of the Company have been prepared on the same basis as the audited combined financial statements included herein and include all adjustments necessary for the fair presentation of the financial position and results of operations for the Company for these periods, which adjustments are only of a normal recurring nature. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of results that may be expected for a full year.


                                                                                                              Three Months Ended
                                                              Year Ended December 31,                              March 31,
                                                                                                           -------------------------
                                         ------------------------------------------------------------------
                                              1993         1994        1995        1996          1997          1997           1998
                                         -------------------------------------------------------------------------------------------
Income Statement Data:
  Net revenue(a) ........................   $  2,585     $  3,110     $  4,633     $ 10,367      $ 10,518     $  2,714    $  2,596

  Vessel operating expenses(b) ..........      1,405        1,794        2,843        6,267         7,339        1,714       1,721
  Depreciation ..........................        620          782        1,099        2,034         2,367          592         592
                                            --------     --------     --------     --------      --------     --------    --------
      Operating income ..................        560          534          691        2,066           812          408         283
  Interest expense, net .................        384          392          690        1,159         1,215          301         274
  Other (income)/expense, net ...........         (1)          (9)          31          234           116           10          13
      Net income/(loss) .................        177          151          (30)         673          (519)          97          (4)
                                            ========     ========     ========     ========      ========     ========    ========

OTHER FINANCIAL DATA:
   Capital expenditures(c) ..............      6,140         --          5,800       10,402          --           --          --
   Ratio of earnings to fixed charges(d)        1.5x         1.4x         1.0x         1.6x          1.3x         1.0x        --

BALANCE SHEET DATA (AT PERIOD END):
   Net book value of vessels ............      5,520        4,746        9,446       17,814        15,447       17,222      14,855
   Total assets .........................      5,776        5,089       10,257       18,994        17,241       18,496      17,219
   Total debt ...........................      5,343        4,403        8,471       15,583        12,956       14,691      12,828
   Shareholders' equity .................        179          202          634        1,514           995        1,612         991

OPERATING DATA:
   Number of drybulk carriers (at period
     end) ...............................          2            2            3            5             5            5           5
   Average TCE per vessel per day(e) ....      4,381        4,443        5,030        6,582         6,010        6,203       5,934
   Average vessel running cost per
    vessel per day(f) ...................      2,246        2,237        2,746        3,368(g)      3,400(g)     3,505(g)    3,098
   Utilization(h) .......................       99.0%        99.0%       100.0%       100.0%         96.0%(i)       NA          NA
   Revenues from time charter ...........      100.0%       100.0%       100.0%       100.0%        100.0%       100.0%      100.0%
   Average dwt per vessel (at period
     end) ...............................      7,923        7,923       10,802       20,835        20,835       20,835      20,835
   Average age of fleet (in years, at
     period end) ........................       17.5         18.5         18.7         20.0          21.0         20.3        21.3

(A) NET REVENUE IS GROSS REVENUES FROM TIME CHARTERS NET OF CHARTER COMMISSIONS AND VOYAGE RELATED EXPENSES.

(B) OPERATING EXPENSES INCLUDE, AMONG OTHER THINGS, THE AMORTIZATION OF DRYDOCKING EXPENSES, THE AMORTIZATION OF SPECIAL SURVEY COSTS AND MANAGEMENT FEES.

(C) IN 1993, THE COMPANY PURCHASED THE CLIPPER ATLANTIC AND THE CLIPPER PACIFIC. IN 1995, THE COMPANY PURCHASED THE CLIPPER GOLDEN HIND. IN 1996, THE COMPANY PURCHASED THE MONICA MARISSA AND THE CLIPPER HARMONY.

(D) RATIO OF EARNINGS TO FIXED CHARGES IS CALCULATED AS PRE-TAX NET INCOME FROM CONTINUING OPERATIONS PLUS FIXED CHARGES (I.E., INTEREST EXPENSE, NET) DIVIDED BY FIXED CHARGES. EARNINGS IN DECEMBER 1997 AND THE THREE MONTHS ENDED MARCH 1997 WERE INSUFFICIENT TO PAY FIXED CHARGES BY $0.5 MILLION AND $0.1 MILLION, RESPECTIVELY.

(E) THE COMPANY USES THE TCE AS A METHOD OF IDENTIFYING NET REVENUES EARNED ON A DAILY BASIS BY ITS VESSELS ASSUMING 350 DAYS PER CALENDAR YEAR.

(F) VESSEL RUNNING COST IS OPERATING EXPENSES LESS DRYDOCKING EXPENSES AND MANAGEMENT FEES.

(G) IN 1996 AND IN 1997, THE COMPANY MADE SIGNIFICANT UPGRADES TO THE MONICA MARISSA AND THE CLIPPER HARMONY, RESPECTIVELY, THE COSTS OF THESE UPGRADES RESULTED IN AN INCREASE IN THE VESSEL RUNNING COSTS FOR THESE YEARS.

(H) UTILIZATION IS CALCULATED ON THE BASIS THAT VESSEL EMPLOYMENT FOR 350 DAYS PER CALENDAR YEAR EQUALING 100% UTILIZATION.

(I) IN 1997, UTILIZATION WAS NEGATIVELY IMPACTED BY UPGRADES MADE TO THE CLIPPER HARMONY.

 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT DATA OF THE MILLENIUM COMPANIES
                      (in thousands, except per share data)


         The unaudited pro forma condensed consolidated income statement data set forth below for Millenium Seacarriers, Inc. and subsidiaries (the "Millenium Companies") for the year ended December 31, 1997 and for the nine months ended September 30, 1998, is based on the audited consolidated financial statements of the Millenium Companies, after giving effect to (i) the acquisition of the Subsidiary Guarantors that own the Existing Vessels as if it had occurred at January 1, 1997, (ii) the consummation of the offering of the Existing Notes and Warrants as if it had occurred at January 1, 1997, (iii) the contribution of equity by the sole stockholder of Millenium as if it had occurred at January 1, 1997, (iv) the acquisition of Committed Vessels as if it had occurred at January 1, 1997 and (v) the resultant pro forma adjustments described in the notes below.

         The unaudited pro forma condensed consolidated financial data are based upon and should be read in conjunction with the assumptions set forth in the accompanying notes. The unaudited pro forma condensed consolidated financial data are intended for information purposes only and are not necessarily indicative of the results that would have actually occurred had the transactions described above occurred on the dates indicated, or of any future results. The unaudited pro forma condensed consolidated financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Millenium Companies included elsewhere in this Prospectus.

                             PRO FORMA INCOME STATEMENT DATA AS OF DECEMBER 31, 1997


                                                                     MILLENIUM COMPANIES
                                          -------------------------------------------------------------------------
                                                                                           PRO FORMA AS OF
                                             DECEMBER 31, 1997          ADJUSTMENTS        DECEMBER 31, 1997
                                          ------------------------------------------------------------------------
REVENUES:
    Freight and hire from voyages             $ 11,285                                       $ 11,285
    Voyage expenses                               (172)                                          (172)
    Commission                                    (595)                                          (595)
                                                  ----                                           ----
    Net revenue                                 10,518                                         10,518

EXPENSES:
    Vessel operating expenses                    6,204                                          6,204
    Management fees                                696                                            896
    Depreciation and amortization                2,606                    680(b)(i)             3,286
                                                                          449 (c)                 449
                                                 -----               --------                --------

         Total                                   9,706                  1,129                  10,836
                                              --------             ----------                --------
OPERATING INCOME                              $    812              $  (1,129)               $   (317)
                                              ========             ==========                ========

OTHER INCOME (EXPENSE)
    Interest expense                            (1,215)                1,215 (a)                    0
                                                                     (12,000)(d)              (12,000)

    Other                                         (116)                 (437)(b)(ii)             (553)
                                              --------             ---------                  -------
         Total                                  (1,331)              (11,222)                 (12,553)
                                              --------             ---------                  -------
    Net (Loss)                                $   (519)            $( 12,351)               $ (12,870)
                                              =========            =========                =========

Per share data (Basic and fully diluted)
         Net (Loss) Per Share (e)               (0.05)                                          (1.35)
                                                ======                                          ======


PRO FORMA INCOME STATEMENT ADJUSTMENTS

(a)  Elimination of interest expense associated with previous debt.
(b) (i) Amortization of transaction costs associated with Existing Notes ($4,761 over the life of the Notes). (ii) Amortization of discount on Existing Notes (using effective interest rate method).
(c) Amortization of intangible assets (comprising excess of cost over net assets acquired) of $3,145.
(d)  Interest expense on Existing Notes at 12%.

                                          PRO FORMA INCOME STATEMENT DATA FOR THE NINE
                                             MONTH PERIOD ENDING SEPTEMBER 30, 1998

                                                                          MILLENIUM COMPANIES
                                       ---------------------------------------------------------------------------------------------
                                           FOR THE PERIOD
                                          JANUARY 1, 1998         FOR THE PERIOD
                                              THROUGH             JULY 24 THROUGH                           PRO FORMA AS OF
                                           JULY 23, 1998        SEPTEMBER 30, 1998       ADJUSTMENTS       SEPTEMBER 30, 1998
                                       ---------------------------------------------------------------------------------------------
REVENUES:
     Freight and hire from voyages               $  6,096          $  4,050                 --                   $ 10,146
     Voyage expenses                                  (39)              (38)                --                        (77)
     Commission                                      (315)             (173)                --                       (488)
                                                 --------          --------             --------                 --------
     Net revenue                                 $  5,742          $  3,839                 --                   $  9,581
                                                 --------          ========             ========                 ========
EXPENSES:
     Vessel operating expenses                   $  3,710          $  2,399                 --                   $  6,109
     Management fees                                  505               329                 --                        834

     Depreciation and amortization                  1,329               975                  398(b)(i)              2,702
                                                     --                --                    253(c)                   253
                                                 --------          --------             --------                 --------

         Total                                      5,544             3,703                  651                    9,898
                                                 --------          --------             --------                 --------
OPERATING INCOME                                 $    198          $    136             $   (651)                $   (317)
                                                 ========          ========             ========                 ========

OTHER INCOME (EXPENSE)
     Interest expense                                (747)           (1,667)                 747(a)                (8,411)

                                                     --                --                 (6,744)(d)                 --


     Other                                            (24)               20                 (201)(b)(ii)             (205)
                                                 --------          --------             --------                 --------
         Total                                       (771)           (1,647)              (6,198)                  (8,616)
                                                 --------          --------             --------                 --------
     Net (Loss)                                  $   (573)         $ (1,511)            $ (6,849)                $ (8,933)
                                                 ========          ========             ========                 ========

Per share data (Basic and fully
diluted)
         Net (Loss) Per Share                        --                --                   --                      (0.94)
                                                                                                                 ========

PRO FORMA INCOME STATEMENT ADJUSTMENTS

(a)  Elimination of interest expense associated with previous debt.

(b) (i) Amortization of transaction costs associated with Existing Notes ($4,761 over the life of the Notes). (ii) Amortization of discount on Existing Notes (using effective interest rate method).

(c) Amortization of intangible assets (comprising excess of cost over net assets acquired) of $3,145. (d) Interest expense on Existing Notes at 12%.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS - THE COMPANY

RECENT DEVELOPMENTS

         Unaudited Consolidated Financial Statements and the notes thereto for the Millenium Companies for the period commencing July 24, 1998 (the date Millenium's operations commenced) and ending September 30, 1998 have been included elsewhere in this Prospectus. See also "Selected Unaudited Consolidated Financial Information of the Millenium Companies" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Millenium Companies."

GENERAL

         The Company is an international shipping company that currently owns and operates a fleet of drybulk carriers that transport bulk cargo worldwide. The Company has built a reputation as an efficient operator with experienced commercial and technical management.

         The Company operates in and derives its revenue from the drybulk market, which has been cyclical in varying degrees, experiencing fluctuations in freight rates, profitability and, consequently, vessel values. The Handysize drybulk carrier market, however, is less volatile than certain other shipping markets, due to the versatility of such vessels. The fluctuations in the drybulk market have been primarily due to changes in the level and pattern of global economic growth, the highly competitive nature of the world shipping industry and changes in the supply of and demand for seaborne shipping capacity. The aggregate appraised value of the Existing Vessels has been affected by the significant drop in the drybulk vessel values towards the end of 1997 and during the early part of 1998.

         As a result of the Company's strategy of emphasizing dedicated service and customer service and, by maintaining all of its vessels on period time charter, the Company has been successful in maintaining a steady stream of revenues despite the decline in the shipping market. In May 1995, the Company purchased the Clipper Golden Hind and immediately placed it on a period time charter. As a result of the satisfactory service provided to the charterer of the Clipper Golden Hind, one year later the Company acquired a sister vessel, the Clipper Harmony, and placed her on a period time charter with the same charterer. In February 1996, the Company purchased the Monica Marissa, and promptly entered into a period time charter pursuant to which she has been employed since her acquisition. During 1995 and continuing through 1997, the Clipper Atlantic and Clipper Pacific continued on their period time charters, which had been extended since their acquisition by the Company in 1993. As part of the Company's policy of hedging against further declines in the drybulk market, the Company successfully negotiated extensions through at least February 1999 on the charters for each of the Existing Vessels that would otherwise have expired in 1998. The Existing Vessels are now contractually able to continue on their employment through at least February 1999.

         The Company uses (i) Average Daily Time Charter Rate ("ADTR") to analyze the average contracted daily charter rate that a vessel earns in a fiscal year, (ii) utilization as an index that indicates vessel earning days on the basis that 350 days per calendar year equals 100% utilization and (iii) the average daily TCE rate to analyze net revenues after commissions on the basis of 350 days per year utilization. To the extent utilization is 100% the TCE equals the ADTR. When utilization drops below 100%, TCE is lower than ADTR. From 1993 through 1997, all of the Company's earning were based on period time charters, and the Company's ADTR for the 5 years were $4,525, $4,610, $5,377, $6,823 and $6,672 per day, respectively.

         Vessel operating expenses primarily consist of crew wages, victualing, components and spares, repairs and maintenance, insurance costs (including hull and machinery and liability), lubricants, crew travel and repatriation, telephone and radio maintenance, amortization of scheduled drydocking and special surveys and management fees. Crewing costs, management fees and insurance expenses are generally fixed for each financial period and typically have little effect on fluctuations in operating expenses between periods. The expenses of components and spares, repairs and maintenance, however, can vary from period to period.

         The estimated costs of drydocking are amortized over a period of two and one half years. Vessel capital expenditures are amortized over a period commencing on the date the expenditure was made until the date of the related vessel's next drydocking.

         In the periods discussed herein, each of the Existing Vessels received management services from Kylco Greece, one of the Company's affiliates, pursuant to a Management Agreement (each, a "Kylco Management Agreement") between each Subsidiary Guarantor owning such Existing Vessel and Kylco Greece. Under each Kylco Management Agreement, Kylco Greece acted as the fleet's technical manager
(i) providing qualified officers and crews, (ii) managing day-to-day vessel operations and relationships with charterers, (iii) purchasing stores, supplies and new equipment for the vessels, (iv) performing general vessel maintenance, reconditioning and repair, including commissioning and supervision of shipyards, subcontractors or drydock facilities required for such work, (v) ensuring regulatory and classification society compliance, (vi) performing vessel operational budgeting and evaluation, (vii) arranging financing for vessels and
(viii) providing accounting, treasury and finance functions (including cash collections and disbursements). As remuneration for its services, Kylco Greece received a fixed management fee (payable monthly in advance). Pursuant to the New Management Agreement these services are now performed by MMI, which subcontracts these services to KYLCO. See "Certain Transactions--New Management Agreement."

         In addition, under each Kylco Management Agreement, Kylco Greece performed commercial management functions, primarily charter negotiating and vessel sale and purchase brokerage. Kylco Greece received a commission of 1% on the gross sale or purchase price of a vessel for brokerage services. The Company has deducted commissions paid to Kylco Greece in its calculation of net revenue. Pursuant to the New Management Agreement these services are now performed by MMI, which subcontracts these services to KYLCO. See "Certain Transactions--New Management Agreement."

RESULTS OF OPERATIONS

  QUARTER ENDED MARCH 31, 1998 COMPARED TO QUARTER ENDED MARCH 31, 1997

         NET REVENUE. Net revenue in the quarter ended March 31, 1998 was $2.6 million, a decrease of $118,000 as compared to the quarter ended March 31, 1997. The ADTR for the Existing Vessels was $6,413 per day for the quarter ending March 31, 1998 and $6,769 per day for the quarter ending March 31, 1997. The ADTR was lower in the quarter ended March 31, 1998 due to the following:

                  (i) A reduction in the period charter rate for the Monica Marissa from $10,000 per day to $9,500 per day in February 1997. In addition, an agreement was reached with Sunbulk (a wholly owned shipping subsidiary of Cemex) to further reduce the charter rate to $8,750 per day in April 1997 and to extend the charter for a period commencing February 24, 1998 for a further 12-month period at $7,250 per day.

                  (ii) A reduction in the actual charter rates for the Clipper Atlantic and the Clipper Pacific to $4,300 per day from $4,520 per day effective February 1998 and March 1998, respectively, in return for a further 12-month extension of both vessels' period time charters until February 1999 and March 1999, respectively.

         OPERATING EXPENSES. Total vessel operating expenses in the quarter ended March 31, 1998 were $1.7 million, which remained the same as compared to the quarter ended March 31, 1997.

         DEPRECIATION. Total depreciation for the quarter ended March 31, 1998 was $0.6 million which remained the same as compared to the quarter ended March 31, 1997.

         NET LOSS. As a result of the reduction in the time charter rates discussed above, a loss of $4,000 was incurred in the quarter ended March 31, 1998 compared to a net income of $97,000 for the quarter ended March 31, 1997.

  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.

         Unless otherwise indicated, the change in 1997 results as compared to 1996 is attributable to the acquisition in 1996 of the Monica Marissa and the Clipper Harmony which contributed to revenues for 311 and 228 days, respectively, for 1996. The remaining three Existing Vessels contributed to revenues for 365 days for 1996. In 1997, all five Existing Vessels were in service for a full year. However, in connection with the extension of the charters for the Monica Marissa, the Clipper Atlantic and the Clipper Pacific through at least February 1999, the Company agreed to a reduction in their charter rates. In addition, expenses incurred in connection with the improvements made to the Monica Marissa and the Clipper Harmony further negatively impacted 1997 results.

         NET REVENUE. Net revenue in 1997 was $10.5 million, an increase of $151,000 as compared to 1996. The ADTR for the Existing Vessels was $6,672 for 1997 and $6,823 for 1996. While the Company had its vessels on period time charter for all of 1997; the ADTR was lower in 1997 due to the following:

                  (i) A reduction in the period charter rate for the Monica Marissa from $10,000 per day to $9,500 per day in February 1997. In addition, an agreement was reached with Sunbulk (a wholly owned shipping subsidiary of Cemex) to further reduce the charter rate to $8,750 per day in April 1997 until February 1998.

                  (ii) A reduction in the actual charter rates for the Clipper Atlantic and the Clipper Pacific to $4,520 per day from $4,725 per day effective February 1997 and March 1997, respectively.

In addition, in 1997 the Company made upgrades to the Clipper Harmony relating to her external appearance and improvements in her cargo handling system in response to her charterers' request resulting in the Clipper Harmony being off-hire for a two-week period.

         OPERATING EXPENSES. Total operating expenses for 1997 were $7.3 million, an increase of $1.1 million as compared with 1996. Of the $1.1 million increase in operating expenses, $0.8 million was attributable to an increase in the number of vessel operating days for the Monica Marissa and Clipper Harmony which were in service for 365 days in 1997 as compared to 311 and 228 days, respectively, in 1996. The increase in days the vessels were in service resulted in a corresponding increase in management fees of $200,000.The remaining $100,000 was attributable to upgrades for the Clipper Harmony. As a result, the Clipper Harmony was taken out of service in New Orleans, Louisiana and in Dalien, China for a total period of 15 days, during which time she was sand blasted and painted and her cargo handling systems were overhauled. In addition, a portion of the increase in operating costs during 1997 was attributable to an increase in management fees for 1997 which were $0.9 million, an increase of $168,000 as compared with 1996. These additional expenses increased the ratio of operating expenses as a percentage of net revenue in 1997 to 69.8% from 60.5% when compared to 1996.

         INTEREST EXPENSE, NET. Interest expense, net for 1997 was $1.2 million which remained the same as compared to 1996.

         DEPRECIATION. Total depreciation for 1997 was $2.4 million, an increase of $332,000 as compared to 1996 due the fact that all five vessels were owned for a full year in 1997.

         NET LOSS. As a result of the reduction in the time charter rates discussed above and the increased operating expenses, a loss of $0.5 million was incurred in 1997 compared to a net income of $0.7 million in 1996.

  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Unless otherwise indicated, the change in the figures below comparing year end 1996 with year end 1995, is attributable to the acquisition of the Monica Marissa and the Clipper Harmony in February and May 1996, respectively, and the Clipper Golden Hind in May 1995.

         NET REVENUE. Net revenue in 1996 increased by $5.7 million, or 124%, from $4.6 million to $10.4 million, primarily attributable to the fleet expansion during 1995 and 1996. The ADTR for the vessels was $6,823 for 1996 and $5,377 for 1995.

         OPERATING EXPENSES. Total operating expense for 1996 was $6.3 million, an increase of $3.4 million or 120%, as compared with 1995. The increase in operating expense was primarily attributable to the addition of vessels in the fleet. A portion of the increase in operating expenses was attributable to an increase in management fees for 1996 which were $0.7 million, an increase of $0.5 million, as compared with 1995. However, operating expenses as a percentage of net revenue remained steady at approximately 60% for both 1995 and 1996.

         INTEREST EXPENSE, NET. Interest expense, net for 1996 was $1.2 million, an increase of $469,000 as compared with 1995. This was due to the refinancing of a portion of the Company's indebtedness, a portion of the proceeds of which were used for working capital purposes.

         DEPRECIATION. Total depreciation for 1996 was $2.0 million, an increase of $0.9 million, or 85% as compared with 1995, primarily attributable to the fleet expansion during 1995 and 1996.

         NET INCOME. As a result of the foregoing, the Company realized net income of $0.7 million in 1996 period compared to net loss of $30,000 incurred in 1995.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically funded its vessel acquisitions through a combination of long-term bank financing, cash flow from operations and equity contributions. As of December 31, 1997, the Company had total indebtedness of $13.0 million ($12.8 million as of March 31, 1998), all of which was secured by first (and in some cases second) priority ship mortgages on various Existing Vessels.

         On or shortly after the Original Issue Date the Company (i) used approximately $12.9 million to repay all outstanding bank indebtedness relating to the Existing Vessels, (ii) committed to use approximately $66.7 million to purchase the Committed Vessels (includes $5.9 million of contributed vessel equity based on Appraised Values) from Clipper and ESCO and $7.0 million of vessel equity with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor), (iii) used approximately $5.6 million to pay certain fees and expenses incurred in connection with the offering of the Existing Notes and the formation of MMI and Millenium (including the Equity Contribution) and (iv) placed the remainder in the Escrow Account to be used to purchase Additional Vessels, pay deposits and transaction fees and expenses in connection with the Committed Vessels and the Additional Vessels and, if necessary, to make vessel upgrades on the Additional Vessels and the Committed Vessels. As of the Original Issue Date, the Company had no indebtedness outstanding other than the Existing Notes. The Company believes that based upon current levels of operation and cash flow from operations, together with other sources of funds (principally in the form of either debt or equity financing), the Company will have adequate liquidity to make required payments of principal and interest on the Exchange Notes and the untendered Existing Notes, if any, complete anticipated capital expenditures and fund working capital requirements. The Company obtained a working capital facility in the third quarter of 1998 in order to provide further liquidity to the Company. To the extent funds are advanced to the Company under such working capital facility, the Indenture permits amounts to be secured by a lien on the Mortgaged Vessels which will have priority over the lien in favor of the holders of the Exchange Notes and the untendered Existing Notes, if any.

         OPERATING ACTIVITIES. Net cash flows generated by continuing operations have historically been the main source of liquidity for the Company. Additional sources of liquidity have included refinancings. Net cash provided by operating activities for each of 1997 and 1996 was $3.5 million as compared with net cash provided by operating activities for the year ended December 31, 1995 of $1.4 million. As is common in the shipping industry, the Company collects its hire for all time charters and period time charters 15 days in advance which has historically resulted in the Company having low average receivables outstanding. In addition, the Company has established long-term relationships with many of its principal suppliers which has resulted in the Company receiving favorable credit terms.

         INVESTING ACTIVITIES. The Company has historically acquired its vessels from the international shipping market, concluding the transactions in two main stages: (i) a deposit of approximately 10% of the purchase price is paid upon the execution of the related purchase agreement and (ii) the balance of the purchase price is paid upon the vessel's physical delivery, usually 30 to 90 days from the date of the execution of the agreement.

         FINANCING ACTIVITIES. In 1997 the Clipper Pacific and the Clipper Harmony were refinanced and the proceeds were utilized partly for working capital purposes of the Company.

         Management believes that cash flow from the operations of the Company, together with its cash balances and available borrowings, including the proceeds of the offering of the Existing Notes will be sufficient to service its liquidity requirements and, based upon current levels of operation and cash flow from operations, will be sufficient to service its anticipated cash requirements for the next 12 months.

FOREIGN EXCHANGE RATE FLUCTUATIONS

         All of the Company's revenue, and most of its expenses, are denominated in United States dollars. For the year ended December 31, 1997, approximately 10% of the Company's expenses were denominated in foreign currencies, primarily, Greek drachmae. The Company does not hedge its exposure to foreign currency fluctuations. Historically, foreign exchange rate fluctuations have had minimal effect on the Company's financial performance.

INFLATION

         The Company does not believe that inflation has had a material impact on its operations, although certain of the Company's operating expenses (such as crewing, insurance and drydocking costs) are subject to fluctuations as a result of market forces.

YEAR 2000 CONSEQUENCES

         As is the case with most companies using computers in their operations, the Company is faced with the task of addressing the year 2000 issue during the next year and a half. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculations.

         The Company is presently in the process of evaluating the consequences and the cost of upgrading its computer software to programs which will be year 2000 compliant. The historical cost to the Company of such upgrading has not been material and the Company estimates that any additional costs in this regard will also not be material.

         The Company has analyzed its operations and has identified four primary areas that may be affected by the year 2000 issue, including crew safety, vessel maneuverability, vessel communications and vessel navigation. While the Company believes that its programs in this area are, or will be by the end of the first quarter of 1999, year 2000 compliant, there can be no assurance that there will be no delay or unanticipated material costs in connection therewith. The Company, therefore, has auxiliary systems in place in all of these areas. These auxiliary systems include with respect to (a) crew safety, having fire detectors and other safety equipment on the vessels which are analogue technology and non-computer based, (b) vessel maneuverability, having emergency steering wheels that are not computer-cased, (c) vessel communications, having non-digital-based radio transmitters, having crew members trained to employ semi-fores, aldis lights and fog horns and (d) vessel navigation, having crew members trained to employ gyro-compasses, sextants and magnetic compasses.

        The Company has also contacted its material customers and agents to determine their readiness to address the year 2000 issue. Based on the information provided to the Company by these entities, the Company believes that the state of these entities' year 2000 readiness will not materially adversely affect the Company's operations. However, there can be no assurance that these customers and agents will successfully and timely achieve year 2000 compliance. In addition, the Company does not currently have any material suppliers or brokers whose year 2000 readiness could materially adversely affect the Company's operations. However, to the extent the Company's future operations involve a material supplier or broker that is not year 2000 compliant, the Company's operations could be materially adversely affected.

              SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION
                           OF THE MILLENIUM COMPANIES

                         PERIOD ENDED SEPTEMBER 30, 1998
                (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)

         The Selected Unaudited Consolidated Financial Information set forth below for the Millenium Companies for the period commencing July 24, 1998 (the date Millenium's operations commenced) and ending September 30, 1998 has been derived from the Millenium Companies' unaudited consolidated financial statements. In the opinion of management the unaudited consolidated financial statements of the Millenium Companies have been prepared on the same basis as the audited combined financial statements included herein and include all adjustments necessary for the fair presentation of the financial position and results of operations for the Millenium Companies for this period, which adjustments are only of a normal recurring nature. The results of operations for the three months ended September 30, 1998 are not necessarily indicative of results that may be expected for a full year.


                                                        69-Day Period Ended
                                                         September 30, 1998
                                                      ------------------------

Income Statement Data:
  Net revenue(a)......................................        $  3,839
 Vessel operating expenses(b).........................           1,753
 Depreciation                                                      975
                                                                   --
      Operating income................................           1,111
  Interest expense, net...............................           1,667
  Other (income)/expense, net.........................             (20)
      Net income/(loss)...............................        $ (1,511)

OTHER FINANCIAL DATA:
   Capital expenditures(c)............................        $ 48,656
   Ratio of earnings to fixed charges(d)..............             --

BALANCE SHEET DATA (AT PERIOD END):
   Net book value of vessels..........................        $ 74,068
   Total assets.......................................         124,342
   Total debt.........................................          95,520
   Shareholders' equity...............................          20,589

OPERATING DATA:
   Number of drybulk carriers (at period
     end).............................................              15
   Average TCE per vessel per day(e)..................        $  5,719
   Average vessel running cost per vessel
     per day(f) ......................................        $  3,098
   Utilization(g).....................................            95.6%
   Revenues from time charter.........................           100.0%
   Average dwt per vessel (at period end).............          26,601
   Average age of fleet (in years, at
     period end) .....................................            17.9

(A) NET REVENUE IS GROSS REVENUES FROM TIME CHARTERS NET OF CHARTER COMMISSIONS AND VOYAGE RELATED EXPENSES.

(B) OPERATING EXPENSES INCLUDE, AMONG OTHER THINGS, THE AMORTIZATION OF DRYDOCKING EXPENSES, THE AMORTIZATION OF SPECIAL SURVEY COSTS AND MANAGEMENT FEES.

(C) DURING THIS PERIOD, MILLENIUM, THROUGH THE SUBSIDIARY GUARANTORS, PURCHASED THE MILLENIUM AMETHYST, MILLENIUM YAMA, MILLENIUM MAJESTIC, MILLENIUM LEADER, MILLENIUM HAWK, MILLENIUM FALCON, MILLENIUM EAGLE, MILLENIUM OSPREY, MILLENIUM CONDOR AND MILLENIUM ALEKSANDER.

(D) RATIO OF EARNINGS TO FIXED CHARGES IS CALCULATED AS PRE-TAX NET INCOME FROM CONTINUING OPERATIONS PLUS FIXED CHARGES (I.E., INTEREST EXPENSE, NET) DIVIDED BY FIXED CHARGES. EARNINGS FOR THE PERIOD COMMENCING JULY 24, 1998 TO SEPTEMBER 30, 1998 WERE INSUFFICIENT TO PAY FOR FIXED CHARGES BY $1.51 MILLION.

(E) THE MILLENIUM COMPANIES USES THE TCE AS A METHOD OF IDENTIFYING NET REVENUES EARNED ON A DAILY BASIS BY ITS VESSELS ASSUMING 350 DAYS PER CALENDAR YEAR.

(F) VESSEL RUNNING COST IS OPERATING EXPENSES LESS DRYDOCKING EXPENSES AND MANAGEMENT FEES.

(G) UTILIZATION IS CALCULATED ON THE BASIS THAT VESSEL EMPLOYMENT FOR 350 DAYS PER CALENDAR YEAR EQUALING 100% UTILIZATION.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - MILLENIUM COMPANIES

GENERAL

         On July 24, 1998, Millenium completed an offering of 100,000 Units (each Unit comprised of one Unit of $1,000 principal amount at maturity of 12% First Priority Ship Mortgage Notes due 2005 and one Warrant to purchase five shares of common stock, par value $0.01 per share, at an exercise price of $0.01 per share). The issue price of the Units to investors was $965.93 representing a yield to maturity on the Notes of 12 3/4% (computed on a semi-annual bond equivalent basis calculated from July 24, 1998). Of the $96.6 million in gross proceeds from the issuance of the Units, $95.4 million has been allocated to the Notes and $1.2 million has been allocated to additional paid-in capital to reflect the issuance of Warrants.

         Simultaneous with the completion of the offering and issuance of Notes, Millenium received an equity contribution from MMI. This contribution totaled $24.0 million comprising of $7.1 million in cash and $16.9 million in contributed vessel equity. Of these amounts, as of September 30, 1998, MMI has contributed $7.1 million in cash and $14.9 million in vessel equity. The remaining $2.0 million in contributed vessel equity represents vessel equity in respect of the remaining Committed Vessel.

         Concurrent with the consummation of the offering of the Units, Millenium utilized $12.9 million of net proceeds of $93.2 million to repay the balance long-term outstanding debt relating to the Existing Vessels and $48.5 million to acquire ten of the 11 Committed Vessels. Millenium is implementing its business plan by expanding from a fleet of five vessels at the inception of operations on July 24, 1998 to a fleet of 15 vessels as of September 30, 1998.

         On July 24, 1998, Millenium began operations with the acquisition of the ship-owning companies which operated the five Existing Vessels (Clipper Atlantic, Clipper Pacific, Clipper Golden Hind, Clipper Harmony, and Monica Marissa). By the end of the period ended September 30, 1998, Millenium, through the Subsidiary Guarantors, has acquired 10 of the Committed Vessels (Millenium Amethyst, Millenium Yama, Millenium Majestic, Millenium Condor, Millenium Osprey, Millenium Leader, Millenium Hawk, Millenium Falcon, Millenium Eagle and Millenium Aleksander), all of which have been successfully delivered to their respective employment contracts.



                                                          DATE OF DELIVERY        VESSEL FLAG          PURCHASE
VESSEL                             ACQUISITION DATE         TO CHARTERER                                 PRICE
------------------------------- ----------------------- --------------------- --------------------------------------
Millenium Amethyst              July 31, 1998           July 31, 1998         Bahamas              3,000,000
Millenium Yama                  July 31, 1998           July 31, 1998         Bahamas              3000000
Millenium Majestic              July 31, 1998           July 31, 1998         Bahamas              3,000,000
Millenium Osprey                August 25, 1998         August 28, 1998       Cayman Islands       7,000,000
Millenium Condor                August 27, 1998         August 28, 1998       Cayman Islands       5,500,000
Millenium Leader                August 27, 1998         August 28, 1998       Cayman Islands       8,250,000
Millenium Eagle                 August 28, 1998         August 30, 1998       Cayman Islands       6750000
Millenium Falcon                August 28, 1998         Sept. 1, 1998         Cayman Islands       5,500,000
Millenium Hawk                  Sept. 16, 1998          Sept. 19, 1998        Cayman Islands       7000000
Millenium Aleksander            Sept. 16, 1998          Sept. 19, 1998        Cayman Islands       8687500

         For the 69-day period (July 24, 1998 through September 30, 1998), net revenue was derived from time charters. Under a time-charter employment, the charterer pays the owner of the vessel a fixed daily rate for use of the vessel. Any voyage-related expenses (such as bunker- fuel consumed for the currency of the voyage, port charges and port agency fees) are also paid by the charterer. However, under a time-charter, the operating expenses (such as vessel crew wages, victualling, components and spares, lubricants, maintenance and repair, management fees and insurance premiums) are paid by the vessel owner. Crewing costs, insurance premiums and management fees are generally fixed for each financial period and typically have little effect on fluctuations in operating expenses between periods. The expenses related to components and spares, lubricants, and maintenance and repairs, however, can vary periodically, as the Millenium Companies replenish stock when the stock is low rather than at regular intervals.

         All of the Millenium Companies' vessels are employed on a time-charter basis by world-class charterers. Four of the five Existing Vessels (Clipper Atlantic, Clipper Pacific, Clipper Golden Hind, and Clipper Harmony) and three of the ten Committed Vessels (Millenium Amethyst, Millenium Yama, and Millenium Majestic) are chartered by Clipper. Five of the Committed Vessels (Millenium Condor, Millenium Osprey, Millenium Leader, Millenium Hawk, Millenium Falcon, and Millenium Eagle) are chartered by FedNav. Of the remaining two Committed Vessels, the Millenium Leader is chartered by HSH and the Millenium Aleksander is chartered by ESCO.

         All of the Millenium Companies' revenues and most of its expenses are denominated in U.S. Dollars. For the period ended September 30, 1998, approximately 6% of its operating expenses were denominated in Greek Drachmas. The Millenium Companies do not hedge their exposure to foreign currency fluctuations.

         The following benchmarks are used by the Millenium Companies for the first 69-days period in operation: (i) utilization as an index that indicates vessel earning days (on the basis that 350 calendar days per year equals 100% utilization), and (ii) the average daily time charter equivalent (TCE) rate to analyze net revenues after commissions on the basis of hire-earning days.

         For the period ended September 30, 1998, each of the Millenium Companies' vessels received management services from MMI pursuant to the Management Agreement. Under the Management Agreement, MMI acts as the fleet's technical and commercial manager. As a technical manager, MMI, on behalf of the Subsidiary Guarantors (i) provides qualified officers and crews on board vessels, (ii) manages day-to-day vessel operations and maintains relationships with charterers, (iii) purchase stores, spares, supplies and equipment for vessels, (iv) performs general vessel maintenance, subcontracts for drydock facilities for any major repairs and overhauls, (v) ensures regulatory and classification society compliance, (vi) performs vessel operational budgeting and evaluations, and (vii) provides accounting, treasury and finance functions (including cash collections and disbursements). As remuneration for its services, MMI receives a fixed management fee (payable monthly in advance) ranging from $350 to $600 per day. The Millenium Companies treat the management fee paid to MMI as an operating expense.

         Under commercial management services, MMI, on behalf of the Subsidiary Guarantors, primarily maintains and negotiates vessel charters, vessel sale-and-purchase brokering, and places insurance covers for vessels. As remuneration for its services, MMI receives a commission of 1.25% on all gross time charter revenue and 1.75% on all gross spot charter revenue earned by each vessel managed, 1% on the gross sale or purchase price of a vessel for brokerage services, and 2% of all insurance coverage placed per vessel managed.

         For the 69-day period in review, MMI sub-contracted certain of its technical and commercial management services to KYLCO.

         For 46 days of the 69-day period under review two of the Committed Vessels (Millenium Yama and Millenium Majestic) were operated and technical management services were provided by an unrelated third party, Dockendale Ship Management, Inc. of Bermuda primarily to facilitate the fleet expansion. These expenses were paid as incurred. Effective September 16, 1998, these two vessels are managed by MMI.

         Vessel drydock expenses are amortized over a period of two and one half years (30 months). Vessel capital expenditures are amortized over a period commencing on the date of expenditure until the date of the related vessel's next drydocking. Special survey expenses are amortized over the period of five years.

         The Millenium Companies began operations on July 24, 1998. As part of the Equity Contribution, MMI acquired all of the issued and outstanding shares of five entities that owned the Existing Vessels and contributed them to Millenium. Management believes that any comparative information to the five entities that previously owned the Existing Vessels is not relevant and, therefore, no comparisons have been made or presented.

RESULTS OF OPERATIONS

SIXTY-NINE DAYS ENDED SEPTEMBER 30, 1998

         OVERVIEW. The Millenium Companies' net loss was $1.5 million for this period. The following table sets forth certain statement of income and other operating data for the Millenium Companies.

               Net revenue..............................   $    3,838,449
               Operating expense........................        2,398,967
               Management fee expense...................          328,960
               Operating income.........................          135,728
               Depreciation and amortization............          974,794
               Average utilization (%)..................           95.65%
               TCE per vessel day.......................          $ 5,719

         NET REVENUE. Net revenue for the 69-day period ended September 30, 1998 was $3.84 million. The Millenium Companies began earning revenues from July 24, 1998 following the acquisition of entities that are the five Existing Vessels (Clipper Atlantic, Clipper Pacific, Clipper Golden Hind, and Clipper Harmony). The Company purchased the ten Committed Vessels over the period from July 31, 1998 through September 16, 1998. These Committed Vessels were employed immediately upon their acquisitions. Three of the ten Committed Vessels (Millenium Amethyst, Millenium Yama, and Millenium Majestic) are employed by Clipper. Five other Committed Vessels (Millenium Condor, Millenium Osprey, Millenium Leader, Millenium Hawk, Millenium Falcon, and Millenium Eagle) are chartered by FedNav. Of the remaining two Committed Vessels, the Millenium Leader is chartered by HSH, while the Millenium Aleksander is chartered by ESCO.

         The utilization rate of the Clipper Harmony was impacted negatively as the vessel was drydocked from September 3, 1998 through September 25, 1998 resulting in a loss of 23 revenue-earning days. In addition to normal drydock repairs, this drydock was extensive as certain repairs to the vessel's propeller were made to improve the vessel's performance.

         OPERATING EXPENSES. Operating expenses, excluding management fees and depreciation and amortization, were $2.4 million for the period under review. For two of the vessels, the Millenium Yama and the Millenium Majestic, an amount equal to $242,000 was paid to an unrelated third-party Dockendale Ship Management Inc. of Bermuda for management services for the first 46 days since their acquisition. As of September 16, 1998 these two vessels are managed by MMI.

         MANAGEMENT FEES. Management fees payable to MMI for contracted technical and commercial management services for the period ended September 30, 1998 were $328,960. This includes a technical management fee of $350 per day per vessel.

         DEPRECIATION. Total depreciation for the period in review was $594,074. Vessel depreciation is calculated based on the remaining useful life of the vessel, assuming a maximum life of 30 years, net of salvage value.

         INTEREST EXPENSE, NET. The first interest payment on the Company's long-term debt is due on January 15, 1999. Net interest charged for the period was $1,667,048. The interest earned on cash balances for the period was $588,953.

         NET INCOME (LOSS). Net loss for the period ending September 30, 1998 was $1.5 million, primarily due to the costs associated with the implementation of the rapid acquisition and delivery of vessels in a short, 69-day, period of operations.

LIQUIDITY AND CAPITAL RESOURCES

         Millenium owns all of the issued and outstanding shares of 16 Subsidiary Guarantors. On July 24, 1998, Millenium issued $100,000,000 aggregate principal amount at maturity of its 12% secured senior Notes. Concurrently with the offering, Millenium (i) repaid approximately $12.9 million of outstanding bank indebtedness relating to the acquisition of the companies that own the five Existing Vessels, (ii) paid an initial $2.1 million in transaction costs and
(iii) placed approximately $85.4 million in escrow. Pursuant to the terms of the Indenture, Millenium used approximately $48.5 million to purchase ten Committed Vessels ($640,000 of which was used for related bunkers, lubricants, stores and drydocking expenses). An additional $750,000 has been placed in an escrow account with the owners of the remaining Committed Vessel as deposit for the purchase of the vessel. The remaining funds on deposit in the Escrow Account are available to fund the purchase of up to six Additional Vessels.

         OPERATING ACTIVITIES. Net cash flows generated from operations for the period ended September 30, 1998 were $2.9 million. As is common in the shipping industry, the Millenium Companies each collect hire for time charters 15 days in advance. Senior management of the Millenium Companies also has established long-term relationships with many suppliers resulting in the Millenium Companies receiving favorable credit terms.

         INVESTING ACTIVITIES. Principal investing activities were the acquisition of the Subsidiary Guarantors that own the Existing Vessels and the purchase of Committed Vessels. Transactions for the purchase of vessels from the international shipping market is usually conducted in two stages: (i) a deposit of approximately 10% of the purchase price is paid upon the execution of the related purchase agreement, and (ii) the balance of purchase price is paid upon the vessel's physical delivery, usually within 90 days from the date of the execution of the agreement.

         FINANCING ACTIVITIES. Millenium received net proceeds of $96.6 million from the issuance of Notes and Warrants. Of these proceeds approximately $12.9 million was paid in outstanding principal and accrued interest relating to the Existing Vessels.

         Millenium believes that based upon the current level of operation, cash flow from operations, together with other readily available sources of funds, it has adequate liquidity to make required payments of interest on Millenium's debt and fund the Millenium Companies' working capital requirements.

         WORKING CAPITAL. Pursuant to a Credit Agreement between Millenium and The Bank of New York, Millenium has a standby line of credit in a principal amount up to $7,000,000 available for its working capital requirements. As of September 30, 1998, there are no amounts outstanding under the facility.


FOREIGN EXCHANGE RATE FLUCTUATIONS

         All of the Millenium Companies' revenue, and most of its expenses, are denominated in U.S. dollars. For the period ended September 30, 1998, approximately 6% of the Millenium Companies' expenses were denominated in foreign currencies, primarily Greek drachmae. The Millenium Companies do not hedge its exposure to foreign currency fluctuations.

INFLATION

         The Millenium Companies do not believe that inflation has had a material impact on its operations during the period in review, although certain of the Millenium Companies' operating expenses (E.G. crewing, insurance and drydocking costs) are subject to fluctuations as a result of market forces. Inflationary pressures on bunker costs are not expected to have a material effect on the Millenium Companies' operations since such costs are paid by the charterers as all of the Millenium Companies' vessels are on period time charters.

YEAR 2000 CONSEQUENCES

         As is the case with most companies using computers in their operations, the Millenium Companies are faced with the task of addressing the year 2000 issue during the next year and a half. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Millenium Companies' programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in major system failure or miscalculations.

         The Millenium Companies are presently in the process of evaluating the consequences and the cost of upgrading its computer software to programs which will be year 2000 compliant. The historical cost to the Millenium Companies of such upgrading has not been material and the Millenium Companies estimate that any additional costs in this regard will also not be material.

         The Millenium Companies have analyzed their operations and have identified four primary areas that may be affected by the year 2000 issue, including crew safety, vessel maneuverability, vessel communications and vessel navigation. While the Millenium Companies believe that their programs in this area are, or will be by the end of the first quarter of 1999, year 2000 compliant, there can be no assurance that there will be no delay or unanticipated material costs in connection therewith. The Millenium Companies, therefore, have auxiliary systems in place in all of these areas. These auxiliary systems include with respect to (a) crew safety, having fire detectors and other safety equipment on the vessels which are analogue technology and non-computer based, (b) vessel maneuverability, having emergency steering wheels that are not computer-cased, (c) vessel communications, having non-digital-based radio transmitters, having crew members trained to employ semi-fores, aldis lights and fog horns and (d) vessel navigation, having crew members trained to employ gyro-compasses, sextants and magnetic compasses.

         The Millenium Companies have also contacted their material customers and agents to determine their readiness to address the year 2000 issue. Based on the information provided to the Millenium Companies by these entities, the Millenium Companies believe that the state of these entities' year 2000 readiness will not materially adversely affect the Millenium Companies' operations. However, there can be no assurance that these customers and agents will successfully and timely achieve year 2000 compliance. In addition, the Millenium Companies do not currently have any material suppliers or brokers whose year 2000 readiness could materially adversely affect the Millenium Companies' operations. However, to the extent the Millenium Companies' future operations involve a material supplier or broker that is not year 2000 compliant, the Millenium Companies' operations could be materially adversely affected.

                      THE INTERNATIONAL BULK CARRIER MARKET


OVERVIEW

         The maritime industry provides one of the most practical and cost effective means of transporting large volumes of many essential cargoes. It consists of a number of markets, including the drybulk carrier market in which non-liquid cargoes are transported in vessels specifically designed and built to carry such cargoes in bulk. The drybulk carrier market has been cyclical in varying degrees, experiencing fluctuations in freight rates, profitability and, consequently, vessel values. These fluctuations have been due primarily to changes in the level and pattern of global economic growth, the highly competitive nature of the world shipping industry and changes in the supply of and demand for seaborne shipping capacity. While each major shipping market in the world is affected by the same general supply and demand dynamics, each is ultimately driven by a distinct set of such characteristics.

VESSEL TYPES

         Vessels utilized in the transport of drybulk cargoes are generally classified into three categories based on carrying capacity:

                  HANDYSIZE DRYBULK CARRIERS (20,000 TO 49,999 DWT). Handysize drybulk carriers are well suited for transporting both major and minor bulk commodities to ports around the world that may have draft restrictions or are not equipped with gear for loading or discharging of cargo. Unlike most larger drybulk carriers, a significant portion of the world fleet of Handysize drybulk carriers is typically equipped with cargo handling gear such as cranes.

                  PANAMAX BULK CARRIERS (50,000 TO 79,999 DWT). Panamax carriers are designed with the maximum width, length and draft that will allow them to transit fully laden through the Panama Canal. Panamax carriers are primarily used in the transport of iron ore, coal and grain. These vessels are not equipped with cargo handling gear and can only service large ports.

                  CAPESIZE BULK CARRIERS (80,000 DWT OR ABOVE). Capesize carriers transport commodities worldwide but cannot transit the Panama Canal because of their size. Capesize carriers are primarily used in the transport of iron ore, coal and, to a lesser extent, grain trades. These vessels are also not equipped with cargo handling gear and are restricted to even fewer ports than Panamax bulk carriers.

         The supply of drybulk carrier vessels is also supplemented by a small number of combination carriers, which are typically larger vessels equipped to carry either crude oil or drybulk cargoes. These vessels are excluded from the following discussion as their impact on the Handysize drybulk carrier market is not significant. The Company operates in and derives its revenue exclusively from the Handysize sector of the drybulk carrier market.

HANDYSIZE DRYBULK MARKET

         The Handysize drybulk carrier market is highly fragmented and cyclical. Handysize drybulk carriers carry a wide variety of cargoes, including agricultural products, sugar, salt, minerals, phosphates, bauxite and alumina, forest products, petcoke, cement, steel products, scrap metal and pig iron, as well as cargoes generally carried by larger gearless drybulk carriers, such as coal, iron ore and grain. Demand for Handysize drybulk carriers is geographically diverse and is affected by a number of factors including world and regional economic and political conditions, developments in international trade, changes in seaborne and other transportation patterns, weather patterns, crop yields, armed conflicts, port congestion, canal closures and other diversions in trade. These factors cause the demand for drybulk cargoes, and consequently the demand for Handysize drybulk carriers, to fluctuate. In addition, demand for Handysize drybulk carriers is affected by geo-political trends. As political and economic barriers to international trade are removed, international trade increases, thereby increasing demand for the seaborne transportation of cargoes, such as the cargoes Handysize drybulk carriers transport.

         Handysize drybulk carriers service markets that are restricted by vessel dimension and cannot be served by other types of drybulk carriers. For example, the trade to and from the Great Lakes region of the United States and Canada is restricted to vessels that have specified drafts and lengths and a maximum beam of 23.2 meters. According to SSY, only 143 vessels built between 1980 and 1998 have a capacity of at least 25,000 dwt and meet these size parameters. As a result, the Company believes these vessels are likely to earn premium charter rates. Five of the Committed Vessels meet these parameters and, therefore, the Company intends to be active in this sector of the Handysize drybulk carrier market.

HANDYSIZE DRYBULK CARGOES AND TRADE PATTERNS

         Handysize drybulk carriers transport the greatest range of cargoes within the drybulk sector and are not dependent on the supply and demand for any single commodity. In addition, since Handysize drybulk carriers service the widest geographic range of all bulk carriers, their utilization has been more stable than larger drybulk carriers.

         According to Drewry, a vast majority of minor bulk cargoes (other than grain, coal and iron ore) carried in 1996 was transported by Handysize drybulk carriers. Set forth below is a brief overview of the primary cargoes carried by Handysize drybulk carriers and their trading routes.

         FOREST PRODUCTS. Forest products include logs, timber, plywoods, newsprint, sawnwoods, boards and panel products, paper, wood chips and wood pulp. According to Drewry, forest product shipments totaled approximately 170 million tons in 1996, the majority of which were shipped in Handysize drybulk carriers.

         IRON AND STEEL PRODUCTS. Iron and steel products are cargoes derived from the processing of iron ore, and include pipes, steel coils, plates and beams, pig iron, steel slabs and wire rods. According to Drewry, approximately 110 million tons of iron and steel products were shipped in 1996, the majority of which were transported by Handysize drybulk carriers.

         GRAIN. Grain products include wheat, wheat flour, corn, barley and soybeans. Although annual grain shipments are subject to political factors and weather conditions, they have remained at approximately 185 million tons per year over the past five years. Grain is primarily transported from the United States, Canada, Europe, Australia and Argentina to the Far East, Latin America and Africa. According to Drewry, Handysize drybulk carriers carried perhaps as much as 40% of grain shipments, or about 85 million tons, in 1996.

         COAL. The two categories comprising this segment are steam (or thermal) coal, which is used by power utilities, and coking (or metallurgical) coal, which is used by steelmakers. Coal shipments were estimated at approximately 430 million tons in 1996. Capesize and Panamax bulk carriers account for the majority of these shipments. According to Drewry, Handysize drybulk carriers transported perhaps as much as 20% of all coal shipments, or approximately 85 million tons, in 1996.

         Historically, demand for Handysize drybulk carriers is geographically diverse with no single region accounting for more than 25% of all trade. According to Drewry, in 1995, the last year for which such data was available, the principal geographic areas in which Handysize drybulk carriers trade included North America, Europe and Asia.

HANDYSIZE DRYBULK CARRIER FREIGHT RATES

         Freight rates are strongly influenced by the supply of and demand for shipping capacity. The demand for shipping capacity is primarily determined by demand for the commodities carried and by the distance that those commodities are to be moved by sea. Demand for commodities is affected by, among other things, world and regional economic and political conditions (including developments in international trade, fluctuations in industrial and agricultural production and armed conflicts), environmental concerns, weather patterns, and changes in seaborne and other transportation costs.

         The Handysize drybulk carrier is the most versatile ship type within the bulk carrier fleet. It is capable of carrying a wide range of cargoes and is able to access most ports in the world. Handysize drybulk carriers are usually fully employed in normal market conditions and rarely have downtime due to lack of cargo, unlike the large Capesize carriers which may not be fully utilized. This opportunity for continuous employment adds a degree of stability to Handysize freight rates that is unavailable elsewhere in the drybulk carrier market.

         Freight rates for Handysize drybulk carriers have been relatively stable over time when compared to freight rates for larger, gearless drybulk carriers. Due in significant part to the recent economic crisis affecting certain Asian economies, however, the freight rates for all drybulk carriers, including the Handysize, have reached their lowest point in over a decade. Freight rates for Handysize drybulk carriers on one-year time charters are generally determined by supply and demand factors and vessel specifications, which include cargo gear, vessel dimensions, cargo cubic capacity, and fuel consumption, among other factors. According to SSY, over the past ten-year period, the average one-year time charter rate for Handysize drybulk carriers in the 20,000 dwt to 30,000 dwt range was $7,461 per day, with a high of $9,250 per day and a low of $5,550 per day. Freight rates for middle aged Handysize drybulk carriers are not significantly affected by age. According to SSY, as of June 1998 the average one-year charter rate for a 15 year old 28,000 dwt Handysize drybulk carrier was approximately 75% of that for a new Handysize drybulk carrier.

                                                              20,000-30,000 DWT
                                             ATLANTIC 12 MONTHS ANNUAL AVERAGE TIME CHARTER RATES
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        1ST
                                                                                                                      QUARTER
          1988         1989     1990       1991       1992       1993       1994       1995       1996       1997       1998
          --------------------------------------------------------------------------------------------------------------------
Maximum   $8000      $8250      $8250      $8000      $6750      $8250      $8750     $10250      $8000      $7250      $5500
Average    7375       8042       6563       7271       6417       7771       8000       9292       6938       6958       5500
Minimum    6750       7500       5750       6000       6000       7000       7500       8250       5750       6250       5500

Five-Year Average    $7791.8
Ten-Year Average     $7462.7

Source: SSY


SUPPLY OF HANDYSIZE DRYBULK CARRIERS

         The supply of Handysize drybulk carriers, measured by the amount of suitable tonnage available to carry cargo, is determined by the size of the existing fleet in a particular market, the number of newbuildings on order, the scrapping of older vessels and the number of vessels out of active service (i.e., laid up, drydocked, awaiting repairs or otherwise not available for hire). Supply primarily fluctuates in correlation with freight rates and, to a lesser extent, by factors such as second hand values and operating expenses. As freight rates decrease, the number of newbuildings tends to decrease and the number of scrappings tends to increase.

               HANDY BULK CARRIER DEMOLITION
                  ACTIVITY VS. DELIVERIES
               20,000-49,999 DWT ('000 DWT)                               NEWBUILDINGS DELIVERY SCHEDULES
------------------------------------------------------------   --------------------------------------------------------------------

                           NEWBUILDING         FLEET                                  NUMBER OF       NEWBUILDINGS
   YEAR      SCRAPPING     DELIVERIES       DEVELOPMENTS*             YEAR             VESSELS       SCHEDULE (IN DWT)
--------- -------------- --------------- -------------------   ---------------   ----------------   -------------------------------
   1988        (586)         670              90,280                 *1998             149            5,502,205
   1989        (274)         1,771            90,364
   1990        (326)         1,768            91,861
   1991        (421)         1,713            93,303
   1992        (915)         1,259            94,595

   1993        (843)         892              94,939                           SCRAPPING PROJECTION ASSUMPTION**
                                                              ---------------------------------------------------------------
   1994        (1,308)       3,274            94,988                YEAR                                 SCRAPPING
   1995        (511)         5,180            96,954          ------------------------------   ------------------------------
   1996        (1,978)       5,890           101,623          1.01.98 - 6.02.98                          (2,853)
   1997        (2,361)       5,412           105,535          6.02.98 - 12.31.98                         (3,709)
   1998        (6,562)       5,502           104,475          Pro Rated 1998                             (6,562)


* Fleet Development based on reported 20,000-49,999 dwt vessel total fleet dwt as of December 31, 1997--SSY.

** Scrapping projection based on annualizing confirmed Scrapping and Sold for Scrap figures obtained for partial year (6.02.98).

Sources: 1988-1997 Newbuilding and Scrapped and Sold for Scrapping figures from Drewry Shipping Consultants; 1998 Scrapped and Sold for Scrapping figures provided by SSY; 1998 Newbuilding Deliveries and 1999-2001 Scheduled Newbuildings provided by SSY.

         According to SSY, as of December 31, 1997, there were 3,172 Handysize drybulk carriers, with an aggregate capacity of 105.5 million dwt and an average age of 14.9 years. Approximately 31% of these Handysize drybulk carriers were over 20 years old and approximately 26% were ten years old and under. As of March 1, 1998, 234 newbuildings were on order, with 149 scheduled to be delivered in 1998, 63 scheduled to be delivered in 1999 and 20 scheduled to be delivered in 2000. The newbuildings scheduled for delivery during 1998 comprise approximately 5% of the existing Handysize drybulk carrier fleet. During 1997, 74 Handysize drybulk carriers were scrapped or otherwise removed, while the number of scrappings and removals through June 1998 has already exceeded 95 vessels. During the next decade, the number of vessels in this sector reaching their 30th year of age will be a significant factor influencing the supply side dynamics of the sector.

  ACQUISITION PRICES FOR SECOND HAND HANDYSIZE DRYBULK CARRIERS

         Acquisition prices for second hand Handysize drybulk carriers vary due to a number of factors, including the cost of newbuildings, market supply and demand, market perception, as well as the specification, size and age of the vessels. The cost of newbuildings has remained relatively stable over the past decade, while current second hand Handysize drybulk carrier costs are significantly lower than the average costs for such vessels for the past decade. As a result, the Company has an opportunity to acquire vessels at attractive prices. For example, according to Shipping Intelligence and as of June 1998, the purchase price of a 15-year old 25,000 dwt Handysize drybulk carrier was more than 31% below that of the average price for the past ten years.

         The following chart indicates the deviations from the ten-year average acquisition price for second hand Handysize drybulk carriers over the past decade.

                    HANDYSIZE BULK CARRIER VALUES
               25,000 DWT. ACQUISITION PRICE DEVIATION
                   FROM 10 YEAR AVERAGE 1998-1999
--------------------------------------------------------------------------------
                                                          (IN $US MIL)
       DATE           % FROM AVG.        AVERAGE          25,000 DWT
--------------------------------------------------------------------------------
June 1988                 -36.00%          5.9              3.8
September 1988            -41.06%          5.9              3.5
December 1988             -15.79%          5.9              5.0
March 1989                -12.43%          5.9              5.2
June 1989                  -0.64%          5.9              5.9
September 1989              4.42%          5.9              6.2
December 1989              -4.01%          5.9              5.7
March 1990                  1.05%          5.9              6.0
June 1990                  -9.06%          5.9              5.4
September 1990            -15.79%          5.9              5.0
December 1990             -24.21%          5.9              4.5
March 1991                -27.58%          5.9              4.3
June 1991                  -7.37%          5.9              5.5
September 1991            -17.48%          5.9              4.9
December 1991              -2.32%          5.9              5.8
March 1992                -14.11%          5.9              5.1
June 1992                 -15.79%          5.9              5.0
September 1992            -12.43%          5.9              5.2
December 1992             -27.58%          5.9              4.3
March 1993                 -9.06%          5.9              5.4
June 1993                   1.05%          5.9              6.0
September 1993              2.73%          5.9              6.1
December 1993              -7.37%          5.9              5.5
March 1994                  9.47%          5.9              6.5
June 1994                  -4.01%          5.9              5.7
September 1994             14.52%          5.9              6.8
December 1994               2.73%          5.9              6.1
March 1995                 16.20%          5.9              6.9
June 1995                  29.68%          5.9              7.7
September 1995             27.99%          5.9              7.6
December 1995              31.36%          5.9              7.8
March 1996                 27.99%          5.9              7.6
June 1996                  36.41%          5.9              8.1
September 1996             17.89%          5.9              7.0
December 1996              -4.01%          5.9              5.7
March 1997                -10.74%          5.9              5.3
June 1997                   7.78%          5.9              6.4
September 1997              7.78%          5.9              6.4
December 1997               2.73%          5.9              6.1
March 1998                -22.53%          5.9              4.6
April 1998                -15.79%          5.9              5.0
May 1998                  -20.85%          5.9              4.7
June 1998                 -30.95%          5.9              4.1

1988-1997 Ten Year Average .................................5.9

Source: Shipping Intelligence

         The current acquisition costs of second hand Handysize drybulk carriers as compared with the cost of replacement tonnage makes the acquisition of second hand Handysize drybulk carriers an attractive opportunity for the Company.

                                    BUSINESS


         The Company is an international shipping company that currently owns and operates a fleet of drybulk carriers, primarily Handysize drybulk carriers. The Company has attracted strong industry partners and equity investors in order to implement an expansion of its fleet through the acquisition of approximately 17 second hand Handysize drybulk carriers. On the Original Issue Date, the Company owned five Existing Vessels and had executed vessel purchase agreements to acquire the 11 Committed Vessels. As of the date of this Prospectus, the Company has acquired all of the Committed Vessels. The Company has obtained period time charters for each of the Existing Vessels and Committed Vessels. Approximately six Additional Vessels are expected to be acquired and placed on period time charters within nine months of the Original Issue Date.

         The Company's senior management have been involved in the shipping industry managing shipping businesses, identifying shipping industry trends and building fleets through vessel acquisitions for a significant period of time. Vassilios Livanos, Chief Executive Officer and a co-founder of the Company and its predecessor, has spent his 25-year career in the drybulk sector of the shipping industry. Prior to founding the Company, Mr. Livanos was president of Kedma, a shipping company with a diversified fleet of vessels, including Handysize drybulk carriers, Capesize bulk carriers and tankers. Theotokis Milas, Chief Operating Officer and a co-founder of the Company and its predecessor, has spent 30 years in the shipping industry. Nicholas Cotzias, Jr., Chief Financial Officer and a co-founder of the Company and its predecessor, has over 15 years experience in the shipping industry. Prior to founding the Company, Mr. Cotzias was general manager and director of Trade and Transport (UK) Ltd., part of a shipping venture. The Company's senior management believes the current downturn in the drybulk carrier shipping cycle presents an excellent opportunity for the Company to grow and enhance cash flow by purchasing vessels at attractive prices. The acquisition costs of Handysize drybulk carriers are at their lowest levels in ten years, in significant part due to the recent economic crisis in Asia.

         The Company's strategy has been and will continue to be to generate revenues under long-term contracts using period time charters for all of its vessels in order to maximize vessel utilization and enhance stability of cash flow and earnings. For example, over the last five years, all revenues relating to the Existing Vessels were derived from a series of one-year time charter contracts with either Cemex or Clipper, yielding an average utilization rate for its vessels of over 98%. The current charters with these customers continue through at least February 1999, at which time the Company will seek a further renewal of the charters. The Company is chartering three of the Committed Vessels to Clipper for a period of at least nine months, five to FedNav for a period of at least two and one half years, one to HSH for a period of at least 12 months and two to ESCO, for a period of six months. The Company will acquire the Additional Vessels subject to either existing time charters or newly negotiated time charters.

         The Company has a proven ability to serve its charter customers in niche trades which require specialized vessels or expertise and tend to generate premium revenue rates as well as stable, long-term relationships. Currently, 11 of the Existing Vessels and Committed Vessels are specially configured for use by their charterers in niche trades. In addition, two other Committed Vessels are capable of being configured to meet charter customer needs and to service specialized trades. For example, two of the Existing Vessels have traded forest products from the Amazon which requires specially configured and geared vessels and navigational expertise. The five Committed Vessels chartered to FedNav for initial terms of up to three and one half years are ocean-going vessels that are capable of trading in the St. Lawrence Seaway and Great Lakes region, as well as other technically demanding regions. There are currently only 143 Handysize drybulk carriers that are at least 25,000 dwt and under 18 years of age in the world capable of this trade. As a result of its demonstrated expertise in specialized trades, the Company typically is able to obtain long-term or recurring charters for its vessels and believes it has generally achieved premium time charter rates.

         The Company has engaged MMI, the sole shareholder of Millenium, to provide certain commercial and technical management services to the Company at current market rates. MMI has subcontracted with KYLCO to provide management services. Messrs. Livanos, Milas and Cotzias are officers of KYLCO. Kylco Greece and Kylco USA collectively employ 30 individuals. KYLCO currently manages or sub-manages 20 vessels, five of which comprise the Existing Vessels, 11 of which comprise Committed Vessels and four of which are owned by third parties and are not expected to be acquired by the Company. Recently, KYLCO and, through KYLCO, the Existing Vessels received certification under IMO's ISM Code by successfully completing audits conducted by Det Norske Veritas, a leading classification society.

BUSINESS STRATEGY

         The Company's strategy is to expand its operations through the purchase of high quality second hand drybulk carriers at attractive vessel prices and to provide superior transportation services to its charterers. Key elements of this strategy include:

         GENERATING STABLE CASH FLOWS USING PERIOD TIME CHARTERS. Period time charters provide for an agreed daily charter hire rate during the contract period, which is generally 12 months. The Company believes that period time charters provide more stable revenues and cash flows as well as better vessel utilization than spot charters, which are generally contracts for single voyages (typically of 15 to 30 days duration). In addition, the Company believes that focusing on period time charters with a targeted group of charterers allows it to provide superior customer-oriented service, thereby distinguishing itself from other drybulk carrier operators, which in turn may allow the Company to grow more steadily than other operators in this sector. The Company has period time charters for all Existing Vessels and Committed Vessels and intends to obtain time charters for the Additional Vessels. The Company has obtained attractive period time charters for the Committed Vessels ranging from six months to three and one half years for certain of the Committed Vessels despite current market conditions.

         BUILDING THE COMPANY'S FLEET BY TAKING ADVANTAGE OF ATTRACTIVE PRICES. The Company believes it now has the opportunity to purchase additional vessels at virtually the lowest prices in the past decade and thereby generate superior returns on its investments. The Company has inspected over 30 other vessels during the past six months and continues to review additional opportunities. As part of its long-term strategy to continue to grow through vessel acquisitions, the Company plans to acquire vessels periodically at attractive prices. The Company plans to actively manage its fleet by reinvesting earnings and proceeds of periodic sales of the Mortgaged Vessels in order to grow and renew its fleet. In addition, the Company will consider raising additional private and public equity capital to support further fleet expansion.

         FOCUSING ON HANDYSIZE DRYBULK SECTOR. The Company believes that focusing on the Handysize drybulk sector of the shipping industry will generate the following competitive advantages:

                  MARKETING ADVANTAGES TO ENHANCE REVENUES. Focusing on the Handysize drybulk sector of the shipping industry will enable the Company to identify and respond to its market and customer needs. As a customer-oriented service provider, the Company can use this market and customer information to develop creative solutions for its clients, including acquiring additional vessels or reconfiguring existing vessels within its fleet and developing customized trade routes. For example, in response to the needs and concerns of Cemex, the Company developed a combined, vessel-specific trade for the carriage of cement and petcoke, leading to recurring service contracts with this charterer.

                  OPERATING EFFICIENCIES TO REDUCE COSTS. The Company is generally able to achieve significant cost efficiencies as a result of operating a fleet focused in one sector. These include more efficient drydock service, better rates for insurance and spares and purchasing efficiencies from suppliers. In addition, the Existing Vessels and Committed Vessels include sister vessels that have similar design characteristics, allowing the Company to benefit from operating, maintenance and crew efficiencies.

         OBTAINING BETTER RETURNS WITH A SECOND HAND FLEET. The Company intends to acquire and operate second hand vessels between ten and 18 years of age, consistent with management's operating experience. The Company believes the values and charter rates for vessels in this age group enable it to obtain superior returns on invested capital when compared to potential returns on capital invested in newbuildings. According to SSY, as of June 1998, the purchase price for a 15-year old 28,000 dwt Handysize drybulk carrier was approximately 33% that of a newbuilding and the revenue obtained by a one-year timecharter for such vessel was approximately 75% that for a newbuilding.

THE COMPANY'S FLEET

         Upon the acquisition of the Committed Vessels and the Additional Vessels with the proceeds of the offering of the Existing Notes, the Company will own and operate a fleet consisting of approximately 22 Handysize drybulk carriers which operate worldwide. The following table indicates the age, capacity, charter status and appraised value of the Existing Vessels and the Committed Vessels.





                                   YEAR           CAPACITY                          CHARTERED         DAILY CHARTER
NAME OF VESSEL                     BUILT           (DWT)           CHARTERER         UNTIL(A)           HIRE RATE
--------------                     -----           -----           ---------         --------           ---------

EXISTING VESSELS
MONICA MARISSA................  1973          55,057(b)            CEMEX          FEBRUARY 1999         $   7,250
CLIPPER HARMONY...............  1978          16,711               CLIPPER        FEBRUARY 2000             7,500
CLIPPER GOLDEN HIND...........  1978          16,560               CLIPPER        FEBRUARY 1999             7,500
CLIPPER PACIFIC...............  1976          7,923                CLIPPER        MARCH 1999                4,300
CLIPPER ATLANTIC..............  1975          7,923                CLIPPER        FEBRUARY 1999             4,300

COMMITTED VESSELS
MILLENIUM ALEKSANDER..........  1988          52,650(b)            ESCO           MARCH 1999(c)             7,000
MILLENIUM ELMAR...............  1987          52,650(b)            ESCO           MAY 1999(c)               7,000
MILLENIUM LEADER..............  1984          37,489               HSH            SEPTEMBER 1999            6,800
MILLENIUM HAWK................  1984          28,791               FEDNAV         MARCH 2002                7,000
MILLENIUM EAGLE...............  1983          28,788               FEDNAV         MARCH 2002                7,000
MILLENIUM OSPREY..............  1984          28,786               FEDNAV         MARCH 2002                7,000
MILLENIUM FALCON..............  1981          27,048               FEDNAV         MARCH 2001                7,000
MILLENIUM CONDOR..............  1981          27,036               FEDNAV         MARCH 2001                7,000
MILLENIUM AMETHYST............  1978          23,563               CLIPPER        DECEMBER 1998(d)          5,275
MILLENIUM YAMA................  1979          23,538               CLIPPER        DECEMBER 1998(d)          5,275
MILLENIUM MAJESTIC............  1979          17,152               CLIPPER        AUGUST 1999               5,200


TOTAL APPRAISED VALUE:  $82,900,000(e)
                        ===========
--------------------------

(a) AS IS TYPICAL FOR TIME CHARTERS, THE CHARTERPARTY OFTEN HAS AN OPTION TO REDELIVER THE SUBJECT VESSEL A SHORT TIME BEFORE OR AFTER THE TERMINATION DATE OF THE CHARTER, NORMALLY ABOUT 60 DAYS.

(b) ALTHOUGH THE VESSEL CAPACITY IS GREATER THAN 49,999 DWT, IT IS CONSIDERED A HANDY SIZE DRYBULK CARRIER.

(c) THE COMPANY MAY, AT ITS OPTION, CANCEL THESE CHARTERS AT ANY TIME AFTER DECEMBER 1998.

(d) THE COMPANY HAS RENEWED THESE CHARTERS FOR AN INITIAL PERIOD OF FOUR MONTHS BEGINNING DECEMBER 15, 1998 AT A RATE OF $5,100 PER DAY.

(E) AS OF JUNE 1998, THE EXISTING VESSELS AND COMMITTED VESSELS HAD AN AGGREGATE APPRAISED VALUE, GIVING EFFECT TO THE VALUES OF THEIR TIME CHARTERS, OF $82.9 MILLION, BASED ON THE APPRAISAL PERFORMED BY WIGHAM RICHARDSON.

  TRADE ROUTES AND REPRESENTATIVE VOYAGES

         THE COMPANY'S OPERATIONS ARE WORLDWIDE. THE FOLLOWING TABLE INDICATES REPRESENTATIVE TRADE ROUTES AND VOYAGES OF A PORTION OF ITS FLEET.

                                                REPRESENTATIVE VOYAGES AND CARGOES 1997

VESSELS                         LOAD PORT                DISCHARGE PORTS          DURATION               CARGO
-------                         ---------                ---------------          --------               -----

Monica Marissa...............Spain                     U.S. Gulf Coast            30 days           Bulk Cement
                             U.S. Gulf Coast           Spain                      28 days           Petcoke
Clipper Harmony..............Canada                    Brazil                     40 days           Forest Products
                             Brazil                    U.S. Gulf Coast            22 days           Steel Products
Clipper Golden Hind........  U.S. Gulf Coast           Italy                      31 days           Craft Paper
                             Germany                   U.S. Gulf Coast            28 days           Steel Products
Clipper Pacific..............U.S. East Coast           Caribbean                  20 days           Forest Products
                             Brazil                    U.S. East Coast            38 days           Forest Products
Clipper Atlantic.............U.S. East Coast           Caribbean                  20 days           Forest Products
                             Brazil                    U.S. East Coast            38 days           Forest Products
Millenium Aleksander......   U.S. Gulf Coast           Japan                      36 days           Grain
Millenium Elmar..............Estonia                   Saudi Arabia               32 days           Grain
Millenium Amethyst.........  Caribbean                 Japan                      53 days           Bulk Bauxite
Millenium Yama...............Philippines               Japan                      20 days           Bulk Dolomite

OPERATIONS

  CHARTERING STRATEGY

         The chartering process begins when a need is identified to transport a cargo or cargoes from one port to another. The charterer typically contacts a broker or group of brokers to determine the availability of suitable vessels to transport the specified cargo. The charterer then chooses from an array of available companies with vessels able to satisfy its needs and seeks to negotiate the most favorable economic terms for its transportation requirements. Typically, the agreed terms are based on standard industry charterparties prepared to streamline the negotiation and documentation processes. In certain cases, it is necessary to work closely with charterers to devise tailored solutions to their transportation needs.

         Charters may be arranged on a spot basis for the immediate hiring of a vessel, usually for a single voyage, or through longer term arrangements, such as contracts of affreightment and time or bareboat charters. Contracts of affreightment are agreements to transport a specified type of cargo on a specified route on a regular basis. Contracts of affreightment function as a long-term series of spot charters, except that the vessel owner is not required to use a specific vessel to transport the cargo, but instead may use any vessel that can satisfy the requirement. Companies holding contracts of affreightment may take other owners' vessels on charter to fulfill their commitments.

         A period time charter is a contract for the hire of a specific vessel for a certain period of time, with the vessel owner being responsible for providing the crew and paying operating costs, while the charterer is responsible for fuel and other voyage costs. This form of charter eliminates variable costs and the risks for the owner of the vessel.

         The Company has a global chartering strategy, concentrating on period time charters of at least 12 months duration and targeting both its existing customer base and new charterers. The Company believes that time charters provide stable revenues and cash flows and better vessel utilization than spot charters. The depth of experience of the Company's commercial staff enables it to access a worldwide network of shipping brokers for the utilization of the Mortgaged Vessels. All the Existing Vessels are currently under time charters through at least February 1999.

         The Millenium Aleksander is currently chartered to ESCO at a rate of $7,000 per day until March 1999. The Millenium Elmar is currently chartered to ESCO at a rate of $7,000 per day until May 1999. The Millenium Yama and the Millenium Amethyst are currently chartered to Clipper at a rate of $5,275 per day until December 1998 and at a rate of $5,100 until April 1999. The Millenium Majestic is currently chartered to Clipper at a rate of $5,200 per day until August 1999.

         FedNav, a major international shipping company that provides transportation services worldwide, is chartering five of the Committed Vessels at a rate of $7,000 per day, three for a period of three and one half years and two for a period of two and one half years. Due to the size and dimensions of these vessels, they are capable for trade in the Great Lakes region of the United States and Canada. The Company understands that FedNav is using these Committed Vessels for trade in the Great Lakes region. Pursuant to the terms of each of the FedNav charters, during the winter season while the Great Lakes are frozen, FedNav has the option to redeliver these Committed Vessels to the Company, but is obligated to reaccept them during the spring opening of the Great Lakes shipping season.

         HSH, a diversified hotel and shipping conglomerate with approximately 3,000 employees and over $730.0 million in assets and shareholder funds as of March 31, 1997, is chartering one Committed Vessel at a rate of $6,800 per day for a period of 12 months commencing August 29, 1998, with a renewal option at a rate of $6,800 per day for an additional 12-month period. HSH is headquartered in Singapore and has offices in Hong Kong, throughout Australia and South East Asia.

VESSEL MANAGEMENT

         Each of the Mortgaged Vessels owned by the Company currently receives, and each of the Mortgaged Vessels to be acquired by the Company will receive, management services from MMI. Under the New Management Agreement, MMI acts as the fleet's technical manager and also performs all commercial management functions, including arranging chartering, advising the Company on the purchase and sale of vessels and advising on obtaining insurance. As remuneration for its services, MMI receives a fixed daily management fee (payable monthly in advance) of $350 to $600 per day ($350 per day during fiscal 1998), depending on the type and size of vessel managed and receives a commission of 1.25% on all time charter revenue, 1.75% of spot charter revenue, 2.0% of insurances placed by each vessel managed and 1.0% on the gross sale or purchase price of vessels which the Company purchases or sells. The Company believes that the terms of the New Management Agreement are at least as favorable as can be obtained from independent third party managers. See "Certain Transactions--New Management Agreement."

         MMI subcontracts certain technical and commercial management services to KYLCO. Kylco Greece and Kylco USA collectively employ approximately 30 individuals. Kylco Greece has offices in Piraeus and Kylco USA has offices in New York, providing full service and support to the Mortgaged Vessels from two locations, each located in strategic shipping epicenters. The Company believes that these locations allow KYLCO to maximize the efficient technical and commercial aspects of ship management. Kylco Greece and Kylco USA coordinate their activities to eliminate duplicative effort and conflicting priorities so as to provide the most complete, efficient, cost effective management services to their respective clients. The Company believes that KYLCO's multi-disciplined and coordinated structure allows it to provide the most effective management services for the differing sizes and types of vessels operated by the Company and KYLCO's other clients.

         MMI and KYLCO provide commercial management services by coordinating with various third party brokers. MMI solicits, researches, evaluates and proposes charters for the Mortgaged Vessels and, pursuant to the Company's direction, also negotiates the terms and conditions for the sale and purchase of the Mortgaged Vessels, through recognized shipbrokers worldwide. Finally, at the Company's instruction, MMI obtains insurance for the Mortgaged Vessels, working through recognized third party brokers worldwide.

         MMI and KYLCO also provide comprehensive technical management services to each of the Mortgaged Vessels. MMI's services include: obtaining qualified officers and crews; managing day-to-day vessel operations and relationships with charterers; purchasing stores, supplies and new equipment; performing general vessel maintenance, reconditioning and repair, including commissioning and supervising shipyards, subcontractors, or drydock facilities required for such work; ensuring regulatory and classification society compliance; performing operational budgeting, evaluating and arranging financing for the vessels and performing accounting, treasury and finance functions (including cash disbursements and collections). MMI provides these services on a collective basis to the Company's fleet as well as certain vessels that are unaffiliated with the Company, thereby allowing the Company to benefit from certain economies of scale.

         Each member of KYLCO's staff that interacts with vessels is provided with home and portable linkages to the vessels' communication and data system, so that ship management services can be provided around the clock, seven days a week. All the Mortgaged Vessels will also be linked by electronic communication to KYLCO to allow immediate response to vessel management operations.

CREWING

         The Company employs mainly Russian officers and crews on its vessels, all of whom must be fully licensed and certified in accordance with international regulatory requirements and shipping conventions. The Company believes that all officers are fully qualified for their respective disciplines.

         As part of its ongoing commitment to maintain a high quality fleet and efficient operations, the Company places great emphasis on attracting qualified crew members and on regular training. Prior to and during employment, the Company requires all shipboard personnel to undergo training courses both in-house and at recognized national training centers. All these courses are selected with a view toward enabling shipboard personnel to maintain a high level of skill within their respective areas, with an emphasis on safety and keeping up to date with the latest technical and professional developments.

         The Company's seaboard personnel are responsible for carrying out routine maintenance aboard the vessels while at sea. In addition to the regular crew, the Company's vessels routinely have extra repair teams aboard to conduct repairs at sea. These repair teams are comprised of workers formerly employed by shipyards in Rumania and Russia. The Company believes that repairs conducted at sea cost the Company less than that would otherwise be incurred if such repairs were conducted by a shipyard and that they reduce the number of repairs required during the regular maintenance cycle conducted by KYLCO's technical department.

COMPETITION

         Seaborne transportation services are provided by independently owned fleets, proprietary fleets and state-owned fleets. Competition for charters can be intense and depends on freight rates offered, location, size, age, condition and acceptability of a vessel and its operator to the charterer. Although the Company believes that the markets in which the Company competes are highly fragmented and that no single competitor has a dominant position, the Company is aware that certain competitors may be able to devote greater financial and other resources to their activities, which may result in a competitive threat to the Company.

CLASSIFICATION SOCIETY AND ISM CERTIFICATION AND OTHER SAFETY REQUIREMENTS

         Every commercial vessel's hull and machinery must be "classed" by a classification society authorized by its country of registry. The classification society verifies that a vessel is constructed, maintained and equipped in accordance with the rules of such classification society and that the vessel complies with flag state regulations and with international conventions, including the Safety of Life at Sea Convention ("SOLAS") and the regulations promulgated by the IMO. Insurance underwriters make it a condition of insurance coverage for the vessel to be "classed" and the failure of a vessel to be "classed" may render such a vessel uninsurable. Insurance underwriters may also require that vessels comply with standards more restrictive than those of the classification society. All the Existing Vessels and Committed Vessels are currently "in class," with the Lloyds Register, the American Bureau of Shipping, Germanischer Lloyd or Det Norske Veritas, each of which is a member of the International Association of Classification Societies.

         A vessel must be inspected by a surveyor of the classification society at least every year, every two and one-half years ("Intermediate Survey") and every four or five years ("Special Survey"). If any defects are found, the classification society will issue a "recommendation" which requires the ship owner to remedy the defect within a prescribed time limit. The Intermediate Survey includes an underwater examination of the vessel's submerged hull and machinery. The Special Survey includes a mandatory drydocking. In connection with a Special Survey, the vessel is examined extensively, including an inspection to determine the thickness of the steel plates in various parts of the vessel. If the vessel experiences excessive wear and tear, substantial expenditures may become necessary for steel renewals and other repairs to pass a Special Survey. Although the useful life of a vessel may be extended by capital improvements and upgradings, the costs necessary to meet classification society and other safety and regulatory requirements generally increase significantly as a vessel becomes older. All the Existing Vessels and Committed Vessels are on a five-year Special Survey cycle. In addition to the drydocking conducted as part of the Special Survey, each vessel must be drydocked at some time between special surveys.

         The following table sets forth upcoming periodic survey and drydocking dates for the Existing Vessels and the Committed Vessels:



                                                       INTERMEDIATE       SPECIAL
VESSEL                          DRYDOCKING                SURVEY           SURVEY                  CLASSIFICATION SOCIETY
----------------------------------------------------------------------------------------------------------------------------
MONICA MARISSA             FEBRUARY 2000         FEBRUARY 2003            MARCH 2000               LLOYDS REGISTER
CLIPPER HARMONY            DECEMBER 2000         JUNE 2001                JUNE 2003                LLOYDS REGISTER
CLIPPER GOLDEN HIND        FEBRUARY 2000         MARCH 2000               MARCH 2002               GERMANISCHER LLOYD
CLIPPER PACIFIC            FEBRUARY 2000         APRIL 1999               APRIL 2001               LLOYDS REGISTER
CLIPPER ATLANTIC           MAY 1999              JUNE 2002                JUNE 1999                GERMANISCHER LLOYD
MILLENIUM ALEKSANDER       MARCH 2001            SEPTEMBER 2000           SEPTEMBER 2003           DET NORSKE VERITAS
MILLENIUM ELMAR            FEBRUARY 2001         AUGUST 1999              AUGUST 2001              DET NORSKE VERITAS
MILLENIUM LEADER           OCTOBER 1999          DECEMBER 2002            DECEMBER 1999            LLOYDS REGISTER
MILLENIUM HAWK             MARCH 2001            DECEMBER 2001            DECEMBER 1998            DET NORSKE VERITAS
MILLENIUM EAGLE            NOVEMBER 2000         SEPTEMBER 2000           JUNE 2003                DET NORSKE VERITAS
MILLENIUM OSPREY           OCTOBER 2000          DECEMBER 2001            DECEMBER 1998            DET NORSKE VERITAS
MILLENIUM FALCON           APRIL 2001            APRIL 1999               APRIL 2001               LLOYDS REGISTER
MILLENIUM CONDOR           NOVEMBER 2000         AUGUST 1999              MAY 2001                 LLOYDS REGISTER
MILLENIUM AMETHYST         JULY 2000             JULY 2001                APRIL 2003               AMERICAN BUREAU OF SHIPPING
MILLENIUM YAMA             MARCH 2001            DECEMBER 2001            DECEMBER 1998            AMERICAN BUREAU OF SHIPPING
MILLENIUM MAJESTIC         MAY 1999              MARCH 2002               MARCH 1999               AMERICAN BUREAU OF SHIPPING

         THE COMPANY'S POLICY IS TO INCLUDE THE COSTS OF INTERMEDIATE AND SPECIAL SURVEYS AND DRYDOCKING IN OPERATING EXPENSES. THE PURPOSE OF THE ISM CERTIFICATION IS TO PROVIDE AN INTERNATIONAL STANDARD FOR THE SAFE MANAGEMENT AND OPERATION OF SHIPS AND FOR POLLUTION PREVENTION. THE ISM CODE REQUIRED THAT SHIPOWNERS AND VESSEL MANAGERS DEVELOPED, NO LATER THAN JULY 1, 1998, AN EXTENSIVE SAFETY MANAGEMENT SYSTEM ("SMS") THAT INCLUDES, AMONG OTHER THINGS, THE ADOPTION OF A SAFETY AND ENVIRONMENTAL PROTECTION POLICY SETTING FORTH INSTRUCTIONS AND PROCEDURES FOR OPERATING VESSELS SAFELY AND DISCUSSING PROCEDURES FOR DEALING WITH EMERGENCIES. SPECIFICALLY, A SMS REQUIRES THAT CONDITIONS, ACTIVITIES AND TASKS, BOTH ASHORE AND ON BOARD, AFFECTING SAFETY AND ENVIRONMENTAL PROTECTION BE PLANNED, ORGANIZED, EXECUTED AND CHECKED IN ACCORDANCE WITH LEGISLATIVE AND COMPANY REQUIREMENTS. NONCOMPLIANCE WITH THE ISM CODE MAY SUBJECT A SHIPOWNER OR BAREBOAT CHARTERER TO INCREASED LIABILITY AND MAY LEAD TO DECREASES IN AVAILABLE INSURANCE COVERAGE FOR AFFECTED VESSELS. KYLCO HAS SECURED ISM CERTIFICATION AND, THROUGH KYLCO, THE COMPANY HAS OBTAINED ISM CERTIFICATION FOR ALL OF THE EXISTING VESSELS, HAVING SUCCESSFULLY COMPLETED AUDITS CONDUCTED BY DET NORSKE VERITAS, A LEADING CLASSIFICATION SOCIETY. THE COMPANY HAS SIX MONTHS FROM THE DATE OF THE ACQUISITION OF A VESSEL WITHIN WHICH IT MUST OBTAIN ISM CERTIFICATION FOR SUCH VESSEL. AS OF THE DATE OF THIS PROSPECTUS, THE COMPANY HAS OBTAINED ISM CERTIFICATION FOR TEN OF THE COMMITTED VESSELS.

INSURANCE

         The business of the Company is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. The Mortgaged Vessels are insured against these risks with the following forms of insurance for such vessel.

         HULL AND MACHINERY INSURANCE. The Company maintains marine hull and machinery insurance, which insures against the risk of damage and the total or constructive total loss of an insured vessel and against damage to third parties directly caused by an insured vessel. Constructive total loss occurs when the vessel is damaged to the extent that the repair costs exceed the insured value of the vessel. The Company also maintains war risk insurance, which insures against the risk of damage and the total or constructive total loss of an insured vessel directly caused by certain warlike situations such as military use of weapons or terrorist activities. Coverage for areas designated from time to time as war zones may be excluded or additional premiums may be required in respect of vessels operating in such zones. The Company maintains coverage for at least the full value of each insured vessel and updates this insurance at least annually. The Company maintains civil and war risk hull and machinery insurance on all of its vessels. This insurance has been placed in the French, Italian and Norwegian markets, and is subject to deductibles consistent with industry practice.

         P&I INSURANCE. The Company maintains P&I insurance coverage for its shipping activities, which includes the legal liability and other related expenses of injury to or death of crew members and third parties, loss or damage to cargo, claims arising from collisions with other vessels, damage to other third party property, pollution liability and salvage, towing and other related costs. The Company's P&I insurance coverage is arranged through P&I mutual insurance clubs. As a member of a club, the Company may be required to pay additional premiums at the end of a year in which claims made on the club were particularly large. The Company's total premium is based on the Company's own claims record, the total claims record of the members of the club and the aggregate claims record of all clubs which are members of the international association of P&I clubs.

         In line with industry practice, coverage for damages arising out of hazardous materials discharges is limited to $500 million per vessel per incident. For trading in United States Waters, the Company arranges additional insurance coverage, satisfactory to USCG regulatory approval, for liability arising from oil pollution.

         ADEQUACY OF INSURANCE. The Company believes that its current insurance coverage provides adequate protection against the accident-related risks involved in the conduct of its business and that the Company maintains appropriate levels of environmental damage and pollution insurance coverage consistent with industry practice. The Company's insurance policies are subject to commercially reasonable deductibles.

REGULATION

         The Company's operations are materially affected by regulation in the form of international conventions and national, state and local laws and regulations in force in the jurisdictions in which the Mortgaged Vessels operate, as well as in the country or countries of their registration. Because such conventions, laws and regulations are subject to revision, the Company cannot predict the ultimate cost of compliance or the impact thereof on the resale price or useful life of its vessels. The Company is required to carry certain permits, licenses and certificates with respect to its operations. Subject to the discussion below and to the fact that the kinds of permits, licenses and certificates required for the operation of the Mortgaged Vessels will depend upon a number of factors, the Company believes that the Company has been and will be able to obtain all permits, licenses and certificates material to the conduct of its operations. The Company believes that the heightened environmental and quality concerns of insurance underwriters, regulators and charterers will impose greater inspection and safety requirements on all vessels. The Mortgaged Vessels are subject to both scheduled and unscheduled inspections by a variety of governmental and private interests, each of which may have a different perspective or impose different standards. These interests include the local port state authority (USCG or equivalent), classification society, flag state administration (country of registry) and charterers.

  ENVIRONMENTAL REGULATION--INTERNATIONAL

         The IMO is an agency of the United Nations whose purpose is to develop international regulations and practices affecting shipping and international trade, and to encourage the adoption of standards of safety and navigation. All IMO agreements must be ratified by the IMO's individual government constituents. The International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended (the "CCL"), and the Convention for the Establishment of an International Fund for Oil Pollution of 1979, as amended, are the principal international laws adopted by most jurisdictions for imposing strict liability on a vessel's registered owner for pollution damage caused on the territorial waters of a contracting state by the discharge of persistent oil. The liability of the vessel owner is subject to certain complete defenses. The United States is not a party to the CCL. Approximately one-quarter of the countries that have ratified the CCL have increased the liability limits through a 1992 Protocol to the CCL that has recently entered into force. As of September 1, 1998, for vessels of between 5,000 and 140,000 gross tons, the liability limits in the countries that have ratified this Protocol to the CCL are approximately $3.9 million plus approximately $546 per gross ton above 5,000 gross tons, with an approximate maximum of $78.0 million. The exact amount of liability is tied to a unit of account which varies according to a basket of currencies. The exchange rate in effect on September 1, 1998 for the dollar equivalent of this unit of account was approximately 1.3. The right to limit liability is forfeited under the CCL where the spill is caused by the owner's intentional or reckless conduct. Vessels carrying cargo in bulk trading to contracting states must establish evidence of insurance covering the limited liability of the owner. In jurisdictions where the CCL has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CCL.

         The ISM Code and implementing regulations require shipowners and bareboat charterers to have developed, no later than July 1, 1998, an extensive "Safety Management System" that includes policy statements and instruction manuals that set forth standard operating, maintenance and communication protocol. Noncompliance with the ISM Code may subject shipowners and bareboat charterers to increased liability, may lead to decreases in available insurance coverage for affected vessels, and may result in the denial of access to, or detention in, certain ports. The Company, through KYLCO, has obtained ISM certification for the Existing Vessels and ten of the Committed Vessels and will be required to obtain ISM certification for the remaining Committed Vessel and the Additional Vessels within six months of the date of their respective acquisitions.

         The IMO recently adopted new survivability and structural requirements for drybulk carriers aimed at preventing the sinking of any such vessel if one cargo hold floods. The new requirements will apply to existing ships carrying heavy cargoes, including iron ore, steel, bauxite and cement and future vessels carrying lighter cargo. On the Existing Vessels and certain of the Committed Vessels, the transverse watertight bulkhead below the foremost cargo hold, and the bottom of that hold, would have to withstand flooding of the fore hold. All drybulk vessels of 150 meters or more built after July 1, 1999 would have to withstand flooding of any one hold, even if they only haul lighter cargo, such as grain. The IMO has called on member states to enact these new requirements and begin enforcing them on July 1, 1999. The Company believes that it will be able to comply with these requirements without incurring material costs.

         The IMO continues to review and introduce new regulations on a regular basis. It is impossible to predict what additional regulations, if any, may be passed by the IMO, whether those regulations will be adopted by member countries, and what effect, if any, such regulations might have on the Company's operations.

ENVIRONMENTAL REGULATION--OPA 90

         OPA 90 applies to all owners, operators and bareboat charterers of vessels ("Responsible Parties") that trade within the United States or its territories or possessions or that operate in U.S. Waters, which include the United States territorial seas and the 200-nautical mile exclusive economic zone of the United States.

         Under OPA 90, Responsible Parties are strictly liable, on a joint and several basis, for all oil spill containment, removal costs and damages arising from actual or threatened discharges of oil from their vessels (unless the discharge results solely from the act or omission of a third party, an act of God or an act of war). Damages include (i) natural resources damages and the costs of assessment thereof, (ii) real and personal property damages, (iii) net loss of taxes, royalties, rent fees and other lost government revenues, (iv) lost profits or impairment of earning capacity due to property or natural resources damage, (v) net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards and (vi) loss of subsistence use of natural resources. OPA 90 limits the strict liability of Responsible Parties to the greater of $1,200 per gross ton or $10 million per tanker, but such limitation may not be available to the Responsible Parties in certain circumstances. CERCLA contains a similar strict liability regime for the release of hazardous substances, which the Company's vessels may carry. Liability under CERCLA is limited to the greater of $300 per gross ton or $5 million. These limits of liability under CERCLA and OPA 90 do not apply if the incident is proximately caused by violation of applicable United States federal safety, construction or operating regulations, or by the Responsible Party's gross negligence or willful misconduct, or if the Responsible Party failed or refused to report the incident or to cooperate and assist in connection with oil removal activities. OPA 90 specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their waters, and most states that border on a navigable waterway have enacted legislation providing for unlimited liability for the discharge of pollutants. Moreover, OPA 90 and CERCLA preserve the right to recover damages under existing law, including maritime tort law.

         OPA 90 increased the financial requirements of the Federal Water Pollution Control Act for vessels operating in United States waters and requires owners and operators of vessels to establish and maintain with the USCG evidence of financial responsibility sufficient to meet the limit of their potential strict liability under OPA 90 and CERCLA. Bulk carriers must demonstrate financial responsibility in the amount of the greater of $500,000 or $600 per gross ton. Such financial responsibility, evidenced by the USCG's issuance of a Certificate of Financial Responsibility ("COFR"), may be demonstrated by a guarantee in the form of acceptable insurance, surety bond, self-insurance or other means approved by the USCG. Claimants may bring suit directly against an insurer, surety or other party that furnishes that guarantee. An insurer, surety or other party that is sued directly is limited to asserting the following defenses: (i) the defense that the incident was caused by the willful misconduct of the Responsible Party; (ii) the defenses available to the Responsible Party under OPA 90 or CERCLA; (iii) the defense that the claim exceeds the amount of the guarantee; (iv) the defense that the claim exceeds the property amount of the guarantee based on the gross tonnage of the vessel; and (v) the defense that the claim has not been made under either OPA 90 or CERCLA. The Company has demonstrated its financial responsibility by purchasing insurance from special purpose insurers approved by the USCG. The Company believes that its vessels that call within U.S. Waters comply with these USCG requirements.

         OPA 90 requires owners or operators of vessels operating in U.S. Waters to file vessel response plans with the USCG and with certain states detailing the steps to be taken to address an oil spill and to operate their vessels in compliance with their USCG-approved plans. Such response plans must, among other things, (i) address a "worst case" scenario and identify and ensure, through contract or other approved means, the availability of necessary private response resources to respond to a "worst case discharge," (ii) describe crew training and drills and (iii) identify a qualified individual with full authority to implement removal actions. The Company has vessel response plans approved by the USCG for vessels in its fleet operating in United States Waters and the Company's vessels are operated in substantial compliance with such plans.

LEGAL PROCEEDINGS

         The Company is involved in certain routine litigation incidental to its business. The Company is not a party to, nor are any of its properties the subject of any legal proceedings which, individually or in the aggregate, will have a material adverse effect on its business or financial condition.

                             OFFICERS AND DIRECTORS


         The following individuals are the senior officers and directors of Millenium (ages as of September 1, 1998):

Vassilios M. Livanos       51    Chairman, Chief Executive Officer and Director
Theotokis S. Milas         55    Chief Operating Officer
Nicholas A. Cotzias, Jr.   38    Chief Financial Officer and Director
Emanuel Kyprios            55    Vice President, Projects
Michael A. Dritz           60    Director
Harald H. Ludwig           43    Director
Robert W. Nilsen           48    Director
Connor O'Brien             37    Director
Tom Stage Petersen         40    Director

         VASSILIOS M. LIVANOS has been involved in the shipping industry for over 25 years. In 1993 he was one of the founding partners of Kylco Greece. From 1985 to 1993, Mr. Livanos was president of Kedma Ltd., a New York-based shipowning company which was founded in 1985. As President of Kedma, Mr. Livanos directed the growth of Kedma's fleet from four vessels to over 20 vessels. From 1972 to 1985, Mr. Livanos worked for Seres Shipping Inc., in New York and Tokyo, as Director of Engineering responsible for the technical management of a fleet of over 100 vessels. Mr. Livanos spent four years in Japan, where he supervised the construction of over 20 vessels of various types. During his tenure at Seres Shipping Inc., Mr. Livanos was a principal shipowner of two vessels from 1981 and a principal in a drybulk chartering operation from 1983. Mr. Livanos graduated from the Massachusetts Institute of Technology in 1971, with a B.A. and M.S. in Naval Architecture and Marine Engineering, and an M.S. in Shipping and Shipbuilding Management.

         THEOTOKIS S. MILAS has been involved in the shipping industry for over 30 years. In 1993 Mr. Milas was one of the founding members of Kylco Greece. In 1984 he was a founding partner of IMI, a New York based shipowning company with 15 vessels having an aggregate tonnage of 1.25 million dwt. Prior to 1984, Mr. Milas held various management positions with other shipping companies based in the United States. Also during that time, Mr. Milas was appointed and acted as a qualified surveyor for the American Bureau of Shipping and the NKK, the Japanese Classification society. He graduated from City University of New York with a B.S. degree in Mechanical Engineering in 1966, and from Massachusetts Institute of Technology in 1971 with M.S. degrees in Naval Architecture and Marine Engineering, as well as in Shipping and Shipbuilding Management. Mr. Milas was elected a member of the Society of Maritime Arbitrators in 1981.

         NICHOLAS A. COTZIAS, JR. has been involved in the shipping industry for over 15 years. In 1993, he was one of the founding partners of Kylco Greece. From 1988 to 1993, Mr. Cotzias served as the General Manager and Director of Trade and Transport (UK) Ltd. in London, part of Brokerage & Management Group, a United States connected shipping venture which controlled, at the time, in excess of 40 vessels including drybulk carriers, tankers and offshore supply and support vessels, trading primarily in the North Seas. Mr. Cotzias handled a number of transactions in the sale and purchase sector, and period charter employments, for and on behalf of the owners of vessels, and was responsible for successfully preparing, analyzing and negotiating investment proposals in assisting the group implement various programs and maximizing returns by meeting targets. From 1984 to 1988, Mr. Cotzias worked at Cotzias Shipping of Greece, an international family owned concern established in 1892, as sale and purchase manager. Mr. Cotzias graduated from Boston University in 1982 with a B.A. and an M.A. degree in International Economics.

         EMANUEL KYPRIOS has been involved in the shipping industry for over 25 years. In 1993 Mr. Kyprios was one of the founding members of Kylco Greece. In 1985, Mr. Kyprios founded the OSI Group which specializes in merchant banking for the shipping industry, and has provided financial services to some of the leading shipping groups and financial shipping institutions in the world. From 1970 to 1984, Mr. Kyprios was an executive at Bankers Trust Company and Manufacturers Hanover Trust Company and Vice President and Group Head of Shipping and Transportation at Marine Midland Bank. Mr. Kyprios graduated from The Wharton School of Finance and Commerce in 1968 with an MBA degree.

         MICHAEL DRITZ is the Chairman of Dritz Enterprises LLC, a New York based investment firm which also provides consulting services for the financial industry since 1996. Mr. Dritz also serves on the board of directors of Compass Aerospace Corporation, a supplier of aerospace parts. Mr. Dritz was previously a Managing Director for Merrill Lynch & Co. and Chairman of its Smith Brothers International Advisory Division. Until 1996, following the acquisition by Merrill Lynch & Co. of Smith New Court PLC, Mr. Dritz was the President and Chief Executive Officer of Smith New Court, Inc. and an Executive Director of Smith New Court PLC from 1985 to 1995. Mr. Dritz is a graduate of Syracuse University.

         HARALD H. LUDWIG is a co-founder and President of Macluan Capital Corporation, a private investment company based in Vancouver, British Columbia. Under Mr. Ludwig's leadership, Macluan Capital Corporation has invested in over 20 companies since 1986. Mr. Ludwig serves on the board of directors of Compass Aerospace Corporation, a supplier of aerospace parts. Mr. Ludwig graduated from Simon Fraser University and received a law degree from Osgoode Hall Law School.

         ROBERT W. NILSEN has been involved in shipping over 20 years. Since 1990, he has been a Director and Vice President at Clipper Americas, Inc. Prior to that he worked at various other shipping and chartering companies in the United States. Mr. Nilsen graduated from the United States Merchant Marine Academy in 1972 with a B.S. degree and a third mate's license. He also did post-graduate studies at the Stevens Institute.

         CONNOR O'BRIEN is a co-founder and Managing Director of Stanton Capital Corporation, a private equity investment firm based in New York. Prior to forming Stanton Capital in 1995, he worked in the Investment Banking Group at Merrill Lynch & Co., following four years in the Mergers & Acquisitions and Natural Resources Groups at Lehman Brothers Inc. and two years at a major New York bank. Mr. O'Brien sits on the board of directors of several privately-held companies, including ESCO and Siderperu, the former government-owned national steel company in Peru. Mr. O'Brien received an M.B.A. from the Tuck School at Dartmouth College.

         TOM STAGE PETERSEN is the Managing Director of ESCO and has 23 years experience in the shipping industry. Prior to joining ESCO in the beginning of 1998, Mr. Petersen worked for Norasia Lines Ltd. for ten years, where he held various management positions in Asia, the Middle East and Europe. Prior to that Mr. Petersen worked at Maersk Line/A.P. Moller for thirteen years.

COMPENSATION OF OFFICERS AND DIRECTORS

         The directors of the Company are each entitled to receive approximately $10,000 plus expenses from the Company annually. Neither the Company nor any of its subsidiaries have set aside or reserved funds for pension, retirement or similar benefits for directors and officers. Certain officers and directors of the Company will also be officers and directors of and compensated by MMI, Kylco Greece and/or Kylco USA.

EMPLOYEE INCENTIVE PLAN

         The Company anticipates that MMI will establish a restricted stock or similar employee benefit plan for MMI employees who are not officers as of the Original Issue Date. In addition, Millenium expects to adopt a cash incentive plan to reward non-senior officer employees only in the event that Millenium's annual EBITDA exceeds $20.0 million.

                             PRINCIPAL STOCKHOLDERS


         As of the date of this Prospectus, MMI is the sole shareholder of Millenium. The following table sets forth certain information regarding the approximate beneficial ownership as of the date of this Prospectus of MMI's voting common stock with respect to (i) each person or entity who is expected to be the beneficial owner of more than 10% of the outstanding shares of Class A Common Stock ("Class A Shares") and the outstanding shares of Class B Common Stock ("Class B Shares") and (ii) certain officers and directors of MMI.

                              NUMBER          PERCENTAGE OF     NUMBER OF        PERCENTAGE OF
                            OF CLASS A        TOTAL CLASS A    CLASS B(A)        TOTAL CLASS B
NAME                          SHARES            SHARES %         SHARES            SHARES %
----                          ------            --------         ------            --------

Vassilios M. Livanos              50               2.9              130              16.3
Theotokis S. Milas               100               5.9              130              16.3
Nicholas A. Cotzias, Jr.          50               2.9           130(b)              16.3
Emanuel Kyprios                   40               2.4               43               5.4
Millenium Advisors                83               4.9           367(b)              45.9
Millenium Investment             760              44.7               --                --
ESCO(c)                          400              23.5               --                --
Clipper(c)                       210              12.4               --                --
Connor O'Brien(d)                843              49.6           367(b)              45.9
Tom Stage Petersen(e)            400              23.5               --                --

(a) Holders of Class B Shares do not vote for directors of MMI but otherwise vote together with the holders of Class A Shares on all other matters. Upon a dividend or a liquidation of MMI the holder of each Class B Share would receive a portion of the proceeds to be received by the holder of each Class A Share. The Class B Shares will be identical to the Class A Shares when certain credit obligations of MMI have been satisfied.

(b) Assumes exercise of warrants to purchase 50 shares of Class B Shares for $.01.

(c)  Shares are held by subsidiaries of such entities.

(d) Mr. O'Brien is the managing member of Millenium Advisors and the sole director of Millenium Investment and as such may be deemed to be a beneficial owner of the shares owned by such entities. Mr. O'Brien disclaims beneficial ownership of such shares in excess of his proportionate share of MMI.

(e) Mr. Petersen is the Managing Director of ESCO and as such may be deemed to be a beneficial owner of the shares owned by ESCO. Mr. Petersen disclaims such beneficial ownership.


                              CERTAIN TRANSACTIONS

NEW MANAGEMENT AGREEMENT

         Each of the Mortgaged Vessels owned by the Company currently receives, and each of the Mortgaged Vessels to be acquired by the Company will receive, technical and commercial management services from MMI pursuant to the New Management Agreement. The New Management Agreement is substantially similar to the Kylco Management Agreements, which agreements expired on the Original Issue Date. Under the New Management Agreement, MMI acts as the fleet's technical manager and performs all commercial management functions, including arranging chartering, advising the Company on the purchase and sale of vessels and advising on obtaining insurance. As remuneration for its services, MMI receives a fixed daily management fee (payable monthly in advance) ranging from $350 to $600 per day depending on the type and size of vessel managed. In addition, any visit to a vessel by a superintendent of MMI to evaluate or supervise any repairs, drydocking or other activities entitles MMI to expenses incurred and, from visits in excess of five days per annum per vessel, its expenses incurred and an amount equal to $550 for each additional day. As additional remuneration for its services, MMI receives commissions of (i) 1.25% on all gross revenue earned by each vessel managed in respect of time charters, (ii) 1.75% on all gross revenue earned by each vessel managed in respect of charters arranged on the spot market, (iii) 1.0% on the gross sale or purchase price of a vessel and
(iv) 2.0% of insurance premiums for insurance placed, in each case as adjusted to reflect fluctuations in market rates and practices. The Company believes that the terms of the New Management Agreement with MMI are at least as favorable as can be obtained from independent third party managers. MMI subcontracts certain technical and commercial management services to Kylco Greece and Kylco USA. MMI performs similar services under similar compensation arrangements for vessels that are unaffiliated with the Company, including the five vessels currently managed by Kylco Greece that are not being contributed to the Company. See "Business--Operations."

ADVISORY AGREEMENT

         Millenium has entered into an Advisory Agreement with Millenium Advisors, L.L.C. ("Advisors"), an affiliate of Stanton Capital, as exclusive financial and strategic advisor, pursuant to which Advisors provides financial and investment management services, merchant and investment banking services and corporate finance services to Millenium upon the terms and conditions set forth therein. As compensation for such ongoing services, Millenium will pay Advisors, on a quarterly basis in advance, payable on the first business day of each calendar quarter, (i) through the later to occur between (x) the first full eight quarters following consummation of the offering of the Existing Notes and (y) an initial public offering of MMI, $300,000 per year (or $75,000 per quarter), appropriately pro rated for partial periods, and (ii) thereafter, $150,000 per year (or $37,500 per quarter), appropriately pro rated for partial periods. The Advisory Agreement will terminate at such time as Millenium Investment (together with its designees and affiliates) ceases to own at least 8% of the outstanding common stock of MMI. Millenium agreed to indemnify Advisors against liabilities, costs, charges and expenses relating to Advisors's performance of its duties, other than such of the foregoing resulting from Advisors's gross negligence or willful misconduct. On the Original Issue Date, Stanton Capital, an affiliate of Advisors was paid success-based compensation equal to 0.5% of the value of the Transactions plus $150,000 for its pre-Issue Date expenses incurred in connection with the Transactions.

NEW EQUITY CONTRIBUTION

         On or shortly following the Original Issue Date, MMI received: (i) the contribution of 100% of the issued and outstanding shares of the Subsidiary Guarantors that own the Existing Vessels, for a value of $4.0 million, (ii) a portion of the contribution relating to the Committed Vessels equal to $4.0 million with respect to vessels from Aleksander Aberg Maritime Company Ltd. and Elmar Kivistik Maritime Company Ltd., subsidiaries of ESCO, $1.9 million with respect to Committed Vessels from Yama Shipping Company Ltd., Majestic Shipping Co. Ltd. and Amethyst Shipping Co. S.A. Ltd. and $7.0 million with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor, (iii) cash from Millenium Investment, Inc. equal to $6.1 million and (iv) cash from Management and its affiliates equal to $1.0 million. MMI has contributed the foregoing vessel and cash equity to Millenium. MMI is the sole shareholder of Millenium (the "Equity Contribution").

ACCOUNTING FOR THE TRANSACTIONS

         Under United States generally accepted accounting principles, the assets and liabilities contributed by Millenium Investment Inc., the principal stockholder, will be recorded at historical cost and the assets contributed by the other stockholders will be recorded at fair value. It is expected that Millenium Investment, which contributed cash, will be the principal stockholder insofar as it owns the largest number of shares of MMI.

                        DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

         The Exchange Notes will be issued, and the Existing Notes were issued, under an Indenture, dated as of July 15, 1998 (the "Indenture"), among Millenium, the Subsidiary Guarantors and The First National Bank of Maryland, as trustee (the "Trustee").

         The following is a summary of certain provisions of the Indenture, the Security Agreements, the Existing Notes and the Exchange Notes, a copy of which Indenture, Security Agreements and the form of Exchange Note is available upon request to Millenium at the address set forth under "Available Information." The statements under this section relating to the Existing Notes, the Exchange Notes, the Indenture and Security Agreements are summaries of the material terms, but do not purport to be a complete description, of the Indenture, the Existing Notes, the Exchange Notes or Security Agreements and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended, as well as the Security Agreements. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "--Certain Definitions."

         The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of Notes, but Millenium may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

EXCHANGE

         The Exchange Notes have been registered under the Securities Act and, accordingly, will not be subject to certain restrictions on transfer applicable to the Existing Notes. Except (i) as provided in the previous sentence and (ii) that the Existing Notes are entitled to the benefit of the Registration Rights Agreement, the Exchange Notes have terms and conditions identical in all material respects to those of the Existing Notes. Accordingly, unless specifically stated to the contrary, the following description of the Exchange Notes applies equally to the Existing Notes and the Exchange Notes, and following the exchanges, the Exchange Notes and the untendered Existing Notes, if any, will be treated as one series for purposes of the Indenture.

TERMS OF THE EXCHANGE NOTES

         The Exchange Notes are senior secured obligations of Millenium, limited to $100.0 million aggregate principal amount at maturity, and will mature on July 15, 2005. Payment of the principal of, premium, if any, and interest on the Exchange Notes will be irrevocably and unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors. Cash interest will accrue and be paid at 12% per annum from July 24, 1998 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 1999. Millenium will pay interest on overdue principal at 1.0% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

ESCROW OF PROCEEDS; SPECIAL MANDATORY REDEMPTION

         Millenium has entered into an escrow agreement (the "Escrow Agreement") with The First National Bank of Maryland as Escrow Agent (the "Escrow Agent") pursuant to which Millenium deposited on the Original Issue Date with the Escrow Agent an amount, in cash or Treasury Securities (as defined in the Escrow Agreement) equal to approximately $85.2 million, which represented amounts to be used to purchase the Committed Vessels and the Additional Vessels and pay related deposits, fees and expenses and make related upgrades and repairs (such cash and Treasury Securities, together with the interest, dividends and distributions thereof, "Escrowed Proceeds"). As of the date of this Prospectus, approximately $45.1 million remains on deposit in the Escrow Account.

         Escrowed Proceeds have been and will continue to be released to Millenium from time to time by the Escrow Agent upon the satisfaction of the conditions set forth in the Indenture and the Escrow Agreement, including the receipt of a Release Certificate (as defined below), the recording of Mortgages and other collateral documents (if applicable), the delivery of appropriate legal opinions and the absence of any Default or Event of Default under the Indenture at the time of such release.

         A "Release Certificate" shall be a written certificate of Millenium, signed by two of its Officers, which:

                  (1)  shall state that it is a Release Certificate;

                  (2) shall state that to the knowledge of the signers thereof, no Default or Event of Default under the Indenture shall have occurred and be continuing as of the date of such Release Certificate;

                  (3) shall specify the dollar amount which Millenium is thereby seeking to have released from the Escrow Account (the "Requested Amount"); and

                  (4) shall set forth the circumstances that justify the release of the Requested Amount as described in one or more of the following:

                           (a)(i) Millenium or a Restricted Subsidiary has
                  executed a sale and purchase contract (an "Acquisition Contract") to acquire an Additional Vessel or Additional Vessels, (ii) such Acquisition Contract has been signed by the applicable seller, is in full force and effect as of the date of the Release Certificate and the signers of the Release Certificate are not aware of any default that could reasonably lead to the termination of such Acquisition Contract thereunder by Millenium, such Restricted Subsidiary or the applicable seller, (iii) the vessel(s) to be acquired pursuant to such Acquisition Contract conform(s) in all material respects with the description in the Prospectus of the types of Vessels which are to be acquired with Escrowed Proceeds,
                  (iv) the Requested Amount does not exceed the amount required to pay a deposit to the applicable seller, or to pay other pre-delivery expenses, or the cost of appraisals for such Additional Vessel or Additional Vessels, in each case called for by the Acquisition Contract, and (v) after giving effect to the release of the Requested Amount and the application thereof in accordance with such Release Certificate, the Loan to Value Ratio would not exceed 0.85 to 1.00 as of the date of the execution of the Acquisition Contract;

                           (b)(i) Millenium or a Restricted Subsidiary proposes
                  to consummate simultaneously with the release of the Requested Amount, the acquisition of one or more Committed Vessels or Additional Vessels, pursuant to an Acquisition Contract, (ii) the vessel(s) to be acquired pursuant to such Acquisition Contract is either a Committed Vessel or conform(s) in all material respects with the description in the Prospectus of the types of Vessels which are to be acquired with Escrowed Proceeds and in the case of a Committed Vessel, the conditions in the related Acquisition Contract have been satisfied; (iii) the Requested Amount does not exceed the sum of the balance of the consideration payable to the applicable seller pursuant to the Acquisition Contract plus the related transaction costs (including the cost of appraisals for such Committed Vessel(s) or Additional Vessel(s)) incurred by Millenium or the Restricted Subsidiary, including the reasonable fees and expenses of counsel and the costs of the registration of title and the recording of the mortgage with respect thereto, and
                  (iv) after giving effect to the release of the Requested Amount and the application thereof in accordance with such Release Certificate, the Loan to Value Ratio would not exceed
                  0.85 to 1.00 as of the date of the execution of the Acquisition Contract; PROVIDED, HOWEVER, that no more than $53.8 million may be released to effect the purchase of the Committed Vessels.

                           (c)(i) in connection with, or within six months
                  after, the acquisition of a Committed Vessel or an Additional Vessel by Millenium or a Restricted Subsidiary with proceeds of the sale of the Existing Notes, including Escrowed Proceeds, Millenium or the Restricted Subsidiary has undertaken or is undertaking necessary maintenance, repair (including structural modifications) or drydocking expenses, including survey expenses, relating to such Committed Vessel or such Additional Vessel, and (ii) the Requested Amount does not exceed the amount of such expenses;

         Except for the purposes described in paragraphs (a)-(c) of the definition of "Release Certificate" above, and except to pay the Special Mandatory Redemption Price (as defined below) in connection with a Special Mandatory Redemption (as defined below and except as otherwise provided in the next paragraph), Millenium will not be entitled to withdraw Escrowed Proceeds for any purpose.

         To the extent that, after the close of business on July 31, 1999, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in escrow with the Escrow Agent exceeds $5.0 million, Millenium will be obligated to use all such remaining Escrowed Proceeds to redeem (the "Special Mandatory Redemption") as much principal amount of Exchange Notes, or untendered Existing Notes, if any, as can be redeemed with such Escrowed Proceeds at a redemption price equal to the sum of 101% of the Accreted Value of such Exchange Notes, or untendered Existing Notes, if any, and the accrued and unpaid interest thereon to the Special Mandatory Redemption Date (as defined below) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (such redemption price, the "Special Mandatory Redemption Price"). For purposes hereof, "Special Mandatory Redemption Date" means August 31, 1999. To the extent that, after the close of business on July 31, 1999, the amount of cash and the fair market value (as determined by the Board of Directors in good faith) of securities on deposit in escrow with the Escrow Agent is equal to or less than $5.0 million, such cash and securities will be promptly released to Millenium, free of any lien of the Indenture, the Escrow Agreement or the Security Agreements, and the Escrow Agreement will be terminated.

         If the Escrow Agent receives a notice of Special Mandatory Redemption pursuant to the terms of the Indenture and the Exchange Notes, the Escrow Agent will liquidate all Escrowed Proceeds then held by it not later than the third Business Day prior to the Special Mandatory Redemption Date and release all the Escrowed Proceeds to the Paying Agent for the Exchange Notes for payment to Holders on the Special Mandatory Redemption Date and, to the extent of any excess, thereafter for payment to Millenium free of any lien of the Indenture or the Escrow Agreement, whereupon the Escrow Agreement or the Security Agreements will terminate.

         Certain provisions relating to Millenium's obligations to redeem Exchange Notes and the untendered Existing Notes, if any, in a Special Mandatory Redemption may not be waived or modified without the written consent of the Holders of all the Notes.

ADDITIONAL AMOUNTS

         All payments made on behalf of Millenium or the Subsidiary Guarantors under or with respect to the Exchange Notes or the Subsidiary Guarantees, as applicable, must be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Cayman Islands, Liberia, Cyprus or any jurisdiction in which Millenium or any of the Subsidiary Guarantors is incorporated or resident for tax purposes or by any authority or agency therein or thereof having power to tax (or the jurisdiction of incorporation of any successor of Millenium or the Subsidiary Guarantors) (hereinafter "Taxes"), unless Millenium or the Subsidiary Guarantors, as applicable, are required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, are so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Exchange Notes or the Subsidiary Guarantees, as applicable, Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that no Additional Amounts will be payable with respect to payments made to a Holder (an "Excluded Holder") in respect of a beneficial owner

                  (i) which is subject to such Taxes by reason of its being connected with the Cayman Islands, Liberia, Cyprus or any jurisdiction in which Millenium or any of the Subsidiary Guarantors is incorporated or resident for tax purposes other than by a connection relating to or otherwise arising from the mere holding of Exchange Notes or the receipt of payments thereunder (or under the related Subsidiary Guarantee),

                  (ii) which presents any Exchange Note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Exchange Note for payment on any day within such 60-day period, including the last day of the applicable 60-day period,

                  (iii) which failed duly and timely to comply with a reasonable, timely request of Millenium to provide information, documents or other evidence concerning the Holder's nationality, residence, entitlement to treaty benefits, identity or connection with the Cayman Islands, Liberia, Cyprus or any jurisdiction in which Millenium or any of the Subsidiary Guarantors is incorporated or resident for tax purposes or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause (iii),

                  (iv) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar Tax,

                  (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on an Exchange Note or the Subsidiary Guarantees, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Exchange Note or

                  (vi) any combination of the foregoing numbered clauses of this proviso.

Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, will furnish to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, in such form as provided in the normal course by the taxing authority imposing such Taxes and in such form as is legally sufficient to obtain foreign tax credits for United States Federal income tax purposes. The Trustee shall make such evidence available to the Holders upon request. Millenium or the Subsidiary Guarantors (or any successor of either), as applicable, will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Exchange Notes or the Subsidiary Guarantees, as applicable, and (ii) any Taxes imposed with respect to any such reimbursement under the immediately preceding clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

         Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Exchange Notes, (c) interest or (d) any other amount payable on or with respect to any of the Exchange Notes, or any payment pursuant to the Subsidiary Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

         The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

         Millenium or the Subsidiary Guarantors (or any successor of either) will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Exchange Notes or the Subsidiary Guarantees or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Exchange Notes or the Subsidiary Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands, Liberia, Cyprus or any jurisdiction in which Millenium or any of the Subsidiary Guarantors is incorporated or resident for tax purposes, the jurisdiction of incorporation of any successor of Millenium or any jurisdiction in which a paying agent is located, and has agreed to indemnify the Holders for any such taxes paid by such Holders.

         For a discussion of the exemption from withholding taxes of the Cayman Islands, Liberia, Cyprus or any jurisdiction in which Millenium or any of the Subsidiary Guarantors is incorporated or resident for tax purposes applicable to payments under or with respect to the Exchange Notes, see "Certain Foreign Tax Considerations."

REDEMPTIONS

         REDEMPTION UPON SALE OR LOSS OF A MORTGAGED VESSEL.  If either

                  (1) a Mortgaged Vessel or the Capital Stock of a Subsidiary Guarantor is sold in compliance with the terms of the Indenture (the Mortgaged Vessel so sold or owned by the Subsidiary Guarantor whose Capital Stock is so sold being the "Sold Mortgaged Vessel"), or

                  (2) an Event of Loss occurs at any time with respect to a Mortgaged Vessel (the Mortgaged Vessel suffering such Event of Loss being the "Lost Mortgaged Vessel"),

then within 60 days after the date title of the Mortgaged Vessel passes to the buyer (such date being the "Sale Date"), in the case of a sale, or within 60 days after the date such Event of Loss was deemed to have occurred (the "Loss Date"), Millenium shall give written notice (such date of notice or such 60th day, whichever is earlier, being the "Notification Date") to the Trustee whether it elects to redeem Exchange Notes in connection with such sale or Event of Loss; PROVIDED, HOWEVER, that if a Default shall have occurred and be continuing on the Notification Date, Millenium will be required to redeem Exchange Notes in accordance with the provisions of the Indenture described in the following paragraphs.

         Upon the receipt by Millenium of the Net Available Cash attributable to a Sold Mortgaged Vessel or of the Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel, such amounts shall be deposited with the Trustee in accordance with the Indenture and shall constitute Collateral pending application as hereinafter described, but shall not constitute Escrowed Proceeds.

         If Millenium elects to (or is required to) redeem Exchange Notes, the redemption date will occur not later than 60 days after the date (the "Proceeds Receipt Date") of the receipt of such Net Available Cash or Net Event of Loss Proceeds, as the case may be.

         In such event, Millenium shall apply Net Available Cash or Net Event of Loss Proceeds, as the case may be, in an amount (the "Redemption Amount") at least equal to the Vessel Percentage applicable to the Sold Mortgaged Vessel as of the Sale Date or the Lost Mortgaged Vessel as of the Loss Date, as the case may be, multiplied by the Accreted Value of the Exchange Notes and untendered Existing Notes, if any, outstanding on the Sale Date or the Loss Date, as the case may be (PROVIDED, HOWEVER, that if a Default shall have occurred and be continuing on the Notification Date, the amount required to be applied by Millenium to redeem Exchange Notes and untendered Existing Notes, if any, shall equal the greater of such Redemption Amount and such Net Available Cash or Net Event of Loss Proceeds, as the case may be; PROVIDED FURTHER, HOWEVER, that if the Loan To Value Ratio (calculated to include in the numerator thereof the then outstanding amount of Indebtedness under any working capital facility to the extent such Indebtedness is secured by a prior Lien on the Mortgaged Vessels) would be less than 0.8 to 1.0 after giving effect to the disposition of such Sold Mortgaged Vessel and the redemption of Exchange Notes and untendered Existing Notes, if any, using the lesser of the Redemption Amount and the Net Available Cash, then the amount required to be applied by Millenium to redeem Exchange Notes and untendered Existing Notes, if any, shall equal the lesser of the Redemption Amount and such Net Available Cash), to redeem as much principal amount of Exchange Notes and untendered Existing Notes, if any, as can be redeemed at the Sale Redemption Price (as defined below) or the Loss Redemption Price (as defined below), as the case may be.

         The "Sale Redemption Price" means, per $1,000 principal amount at maturity of Exchange Note, the sum of (a) the greater of (i) 100% of the Accreted Value and (ii)(x) if such redemption date is on or after July 15, 2003, the redemption price then applicable as described under "--Other Redemption," or
(y) if such redemption date is prior to July 15, 2003, the sum of (1) the remaining scheduled


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payments of interest on such Exchange Note through July 15, 2003 and (2) the redemption price of such Exchange Note on July 15, 2003 as described under "--Other Redemption," in each case as discounted to their present values to the redemption date on a semiannual basis (assuming a 360-day year consisting of 12 30-day months) at a rate equal to the Treasury Rate plus 50 basis points, and
(b) accrued and unpaid interest on such Exchange Note to the redemption date.

         The "Loss Redemption Price" means, per $1,000 principal amount at maturity of Exchange Note, the sum of (a) 100% of the Accreted Value and (b) accrued and unpaid interest on such Exchange Note to the redemption date.

         On the redemption date attributable to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, the Trustee will apply the applicable Net Available Cash or the applicable Net Event of Loss Proceeds (together with any funds Millenium delivers to the Trustee to the extent necessary to pay the Sale Redemption Price or the Loss Redemption Price for the Exchange Notes to be redeemed) to pay the Sale Redemption Price or the Loss Redemption Price to the Holders of Exchange Notes and untendered Existing Notes, if any, being redeemed. To the extent that after the Sale Redemption Price or the Loss Redemption Price has been paid with respect to all Exchange Notes and untendered Existing Notes, if any, to be redeemed in respect of such Sold Mortgaged Vessel or Lost Mortgaged Vessel, as the case may be, any related Net Available Cash or Net Event of Loss Proceeds remains on deposit with the Trustee, such Net Available Cash or Net Event of Loss Proceeds will be released to Millenium, free of the Lien of the Indenture and the Mortgages, and such funds may be used by Millenium for any purpose not otherwise prohibited by the Indenture, including the making of Restricted Payments.

         REDEMPTION UPON PUBLIC EQUITY OFFERING. At any time and from time to time prior to July 15, 2001, Millenium may redeem in the aggregate up to 35% of the principal amount at maturity of the Exchange Notes and untendered Existing Notes, if any, with the proceeds of one or more Public Equity Offerings following which there exists a Public Market, at a redemption price (expressed as a percentage of Accreted Value) of 112% plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $65.0 million aggregate principal amount at maturity of the Exchange Notes and untendered Existing Notes, if any, must remain outstanding and be held, directly or indirectly, by Persons other than Millenium and its Affiliates, after each such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

         OTHER REDEMPTION. On or after July 15, 2003, the Exchange Notes will be redeemable, at Millenium's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of Accreted Value), plus accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:


         PERIOD                                   REDEMPTION PRICE
         ------                                   ----------------

         2003                                             106%
         2004                                             100

         SELECTION OF EXCHANGE NOTES FOR REDEMPTION. In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Exchange Note in principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note.

         REDEMPTION FOR CHANGES IN WITHHOLDING TAXES. The Exchange Notes may be redeemed, at the option of Millenium, at any time as a whole but not in part, on not less than 30 nor more than 60 days' written notice to each Holder, at 100% of the Accreted Value thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event Millenium or the Subsidiary Guarantors, as the case may be, has become or would become obligated for reasons outside of its control, and after taking reasonable measures to avoid such obligation, to pay, on the next date on which any amount would be payable with respect to the Exchange Notes, any Additional Amounts on the Exchange Notes or Subsidiary Guarantees pursuant to the terms and conditions thereof as a result of a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of the Cayman Islands, Liberia or Cyprus (or any relevant jurisdiction, political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the Original Closing Date; PROVIDED, HOWEVER, that (a) no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which Millenium or the Subsidiary Guarantors, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Exchange Notes or the Subsidiary Guaranty were then due, and (b) at the time any such redemption notice is given, such obligation to pay Additional Amounts must remain in effect. Prior to any redemption of the Exchange Notes, Millenium shall deliver to the Trustee or any paying agent an Officer's Certificate stating that Millenium is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right to effect such redemption have occurred.

TENDER OF QUALIFIED SUBSTITUTE VESSEL

         In the event that Millenium elects, with respect to a Sold Mortgaged Vessel or a Lost Mortgaged Vessel, not to redeem Exchange Notes as described under "--Redemptions--Redemption Upon Sale or Loss of Mortgaged Vessel," then within seven months after the Proceeds Receipt Date, Millenium or a Restricted Subsidiary will be required to tender to the Trustee (or to the Collateral Agent) as part of the Collateral a Qualified Substitute Vessel; PROVIDED, HOWEVER, that if Net Available Cash attributable to a Sold Mortgaged Vessel or Net Event of Loss Proceeds attributable to a Lost Mortgaged Vessel is less than $5 million, Millenium or such Restricted Subsidiary may defer the tender of a Qualified Substitute Vessel until the date (the "Extended Tender Date") that is three months after the aggregate of all such amounts not applied to tender Qualified Substitute Vessels equals or exceeds $5 million, at which time Millenium or such Restricted Subsidiary shall use the unused Net Available Cash or Net Event of Loss Proceeds to tender a Qualified Substitute Vessel on or before the Extended Tender Date; and PROVIDED, FURTHER, that if, at any time prior to the date on which Millenium or a Restricted Subsidiary enters into a binding agreement with respect to the purchase of a Qualified Substitute Vessel, a Default shall occur, Millenium shall thereupon instead become obligated to redeem Exchange Notes in accordance with the provisions described under "--Redemptions--Redemption Upon Sale or Loss of Mortgaged Vessel." Net Available Cash or Net Event of Loss Proceeds, as the case may be, attributable to such Sold Mortgaged Vessel or such Lost Mortgaged Vessel, as the case may be, will be made available to Millenium or any Restricted Subsidiary pursuant to the terms, and subject to the conditions, of the Indenture and the Security Agreements to make any deposits in respect of, or to consummate the purchase of, the Qualified Substitute Vessel, and to pay related fees and expenses and make upgrades and repairs thereon. To the extent that any such Net Available Cash or Net Event of Loss Proceeds remain on deposit with the Trustee after the tender of the Qualified Substitute Vessel, such funds will be released to Millenium, free of the Lien of the Indenture and the Security Agreements, and such funds may be used by Millenium for any purpose not otherwise prohibited by the Indenture, including the making of Restricted Payments.

         On the date on which a Qualified Substitute Vessel is tendered to the Trustee (or to the Collateral Agent) as part of the Collateral (a "Vessel Tender Date") following a sale of or an Event of Loss with respect to, a Mortgaged Vessel, Millenium shall deliver to the Trustee (or to the Collateral Agent) , or shall cause the owner of such Qualified Substitute Vessel, which shall be a Wholly Owned Subsidiary of Millenium (the "Tendered Vessel Owner"), to deliver to the Trustee (or to the Collateral Agent) , as the case may be, the documents and certificates required by the Indenture, including, among other things:

                  (i) a Guarantee Agreement substantially in the form required by the Indenture;

                  (ii) a Mortgage (or a preliminary registration thereof, pending delivery of a copy of the Mortgage) with respect to such Qualified Substitute Vessel dated the Vessel Tender Date in favor of the Trustee (or the Collateral Agent) and substantially in the form required by the Indenture (or the Collateral Agency Agreement) (such Mortgage having been duly received for recording in the appropriate registry office), together with appropriate legal opinions with respect to such Mortgage; and

                  (iii) written appraisals by two independent Appraisers of the value of such Qualified Substitute Vessel as of a date within 60 days prior to the Vessel Tender Date.

EXCESS PROCEEDS OFFERS

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below), totals at least $10.0 million, Millenium must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders pursuant to and subject to the conditions contained in the Indenture on a pro rata basis an aggregate Accreted Value of Exchange Notes and untendered Existing Notes, if any, equal to the Excess Proceeds available on such first day of the month, at a purchase price equal to 100% of their Accreted Value, plus, in each case, accrued and unpaid interest (if any) to the date of purchase (an "Excess Proceeds Payment").

         Millenium shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions in the Indenture governing Excess Proceeds Offers, Millenium shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described hereunder by virtue thereof.

GUARANTEES

         Millenium's obligations for payment of the principal of, and premium, if any, and interest on the Exchange Notes, the Subsidiary Guarantors' obligations for payment of all sums of money payable under the Security Agreements and performance of all other provisions contained in the Indenture and the Security Agreements (collectively, the "Obligations") will be irrevocably and unconditionally guaranteed , jointly and severally, on a senior secured basis by each of the Subsidiary Guarantors. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors-- Certain Creditors' Rights; Fraudulent Conveyance Statutes."

         Upon the sale or other disposition of all the Capital Stock of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to Millenium or an Affiliate of Millenium) in compliance with the terms of the Indenture and the Security Agreements, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee.

COLLATERAL

         In order to secure the Obligations, Millenium will pledge in favor of the Trustee all the issued and outstanding Capital Stock of each Subsidiary Guarantor owned, directly or indirectly by Millenium, as well as its interest in the Escrowed Proceeds and any other cash of Millenium that is required by the terms of the Indenture to be deposited with the Trustee.

         Each Subsidiary Guarantor will pledge and assign substantially all its assets to the Collateral Agent or the Trustee to secure, among other things, the Exchange Notes, its Subsidiary Guarantee of the Exchange Notes and the other Obligations. The assets to be so pledged and assigned by each Subsidiary Guarantor shall include, subject to Permitted Liens, all its right, title and interest in and to (i) its Mortgaged Vessel (or any Qualified Substitute Vessel), pursuant to a Mortgage issued by such Subsidiary Guarantor in favor of the Collateral Agent; (ii) the Charters, if any, relating to its Mortgaged Vessel, including the collateral right to receive all moneys due and to become due under such Charters or in respect of such Mortgaged Vessel and all claims for damages arising under such Charters or relating to such Mortgaged Vessel;
(iii) the freights and hires relating to its Mortgaged Vessel; (iv) all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessel pursuant to the Insurance Assignment between such Subsidiary Guarantor and the Collateral Agent; and (v) all proceeds of the foregoing (the foregoing (i) through (iv) collectively, the "Mortgaged Collateral"). Obligations on the Exchange Notes will be satisfied from the Mortgaged Collateral, if and to the extent that there are amounts remaining after the satisfaction of Indebtedness Incurred pursuant to paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness" and paragraph (6) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries." See "The Mortgaged Vessels."

         In addition, the Collateral will consist of (i) Escrowed Proceeds, (ii) Net Event of Loss Proceeds, (iii) Net Available Cash from the sale of a Mortgaged Vessel and (iv) any cash deposited from time to time by Millenium with the Trustee. Any cash on deposit from time to time with the Trustee that constitutes Net Event of Loss Proceeds and Net Available Cash from the sale of a Mortgaged Vessel will be released, subject to the terms and conditions of the Indenture, as described under "--Redemptions--Redemption Upon Sale or Loss of a Mortgaged Vessel" and "--Tender of Qualified Substitute Vessel."

         Upon performance and payment in full of all the Obligations, all such pledges and assignments in favor of the Trustee shall terminate.

         At the closing of the offering of the Existing Notes, Millenium delivered appraisals conducted in February 1998, March 1998 and June 1998 by independent Appraisers of the values of the Existing Vessels and the Committed Vessels, which appraisals showed that the average of such Appraisers' aggregate appraised values of such Vessels, as of their respective dates was $83.2 million, resulting in ratios of the initial aggregate Accreted Value of Exchange Notes outstanding (less the amount of Escrowed Proceeds consisting of cash or Temporary Cash Investments) to the aggregate appraised value of the Mortgaged Vessels of approximately .78 to 1.

         Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Millenium or any Subsidiary Guarantor may, without any release or consent by the Collateral Agent or the Trustee, conduct ordinary course activities in respect of the Collateral, in limited dollar amounts, upon satisfaction of certain conditions. For example, among other things, subject to such dollar limitations and conditions, Millenium or any Subsidiary Guarantor would be permitted to sell or otherwise dispose of any machinery, equipment, furniture, tools, materials or supplies or other similar property subject to the Lien of the Security Agreements, which may have become worn out or obsolete; grant rights-of-way and easements over or in respect of property; abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of any of the Security Agreements; surrender or modify any franchise, permit or license subject to the Lien of any of the Security Agreements which it may own or under which it may be operating; alter, repair, replace, change the location or position of and add to its offices, machinery, systems, equipment, fixtures and appurtenances; demolish, dismantle, tear down or scrap any Collateral or abandon any thereof other than land or interests in land (other than leases) and other than the Mortgaged Vessels; and grant leases in respect of real property under certain circumstances.

RANKING

         The Exchange Notes will be senior secured obligations of Millenium, will rank PARI PASSU in right of payment with all existing and future senior indebtedness of Millenium and will be senior in right of payments to all future subordinated indebtedness of Millenium;

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PROVIDED, HOWEVER, Indebtedness Incurred under the provision described in paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness" and in paragraph (6) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" will be secured by a Lien on the Mortgaged Vessels that will have priority over the Lien in favor of the holders of the Exchange Notes. Millenium has obtained a working capital facility in the maximum committed amount of up to $7.0 million. Millenium's obligations thereunder are fully and unconditionally guaranteed on a joint and several basis, by the Subsidiary Guarantors and are secured by a lien on the Mortgaged Vessels that is prior to the lien in favor of the Holders of the Exchange Notes. Certain additional Indebtedness, including Indebtedness Incurred upon the satisfaction of a financial test, may be Incurred by Millenium. As of the date of this Prospectus, Millenium has no senior indebtedness outstanding other than the Existing Notes.

         With respect to each Subsidiary Guarantor and subject to admiralty law in each relevant jurisdiction, claims of Holders will rank PARI PASSU with claims of the creditors of such Subsidiary Guarantor, but will rank ahead of such claims (other than claims represented by Permitted Liens) to the extent of the value, priority and validity of such Subsidiary Guarantor's Mortgage of its respective Mortgaged Vessel. Although the Holders of the Exchange Notes should be entitled to payment of their indebtedness out of the proceeds of their Collateral prior to the holders of any general unsecured obligations of the Subsidiary Guarantors or Millenium, in the event that the value of any Subsidiary Guarantor's Collateral is insufficient to discharge each Subsidiary Guarantor's obligations under its Subsidiary Guarantee, claims of the Holders against such Subsidiary Guarantor will rank PARI PASSU with the claims of creditors (including trade creditors) of such Subsidiary Guarantor and claims of the Holders against Millenium will be effectively subordinated to the claims of creditors (including trade creditors) and holders of Preferred Stock of subsidiaries other than the Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness and Preferred Stock of Millenium's Subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture.

REGISTRATION RIGHTS

         In connection with the issuance of the Existing Notes, the Company entered into a Registration Rights Agreement with the Initial Purchasers pursuant to which the Company agreed, for the benefit of the Holders of the Existing Notes, at the Company's expense, to use its best efforts to cause the Registration Statement of which this Prospectus forms a part to be declared effective under the
Securities Act.

         Promptly after the Registration Statement of which this Prospectus forms a part is declared effective, the Company has agreed to commence the Exchange Offer and to keep the Exchange Offer open for 30 days with the right to extend the Exchange Offer up to a maximum of 60 days.

         If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Company is not permitted to effect the Exchange Offer as contemplated by the Registration Rights Agreement, or (ii) the Exchange Offer is not consummated within 180 days of the date of the Registration Rights Agreement, or (iii) any Initial Purchaser so requests with respect to Existing Notes held by it following consummation of the Exchange Offer or (iv) any Holder of Exchange Notes (other than an Exchanging Dealer) is not eligible to participate in the Exchange Offer, or any Holder (other than an Exchanging Dealer) participates in the Exchange Offer does not receive freely tradable Exchange Notes on the date of such exchange, the Company will, at its cost, (a) as promptly as practicable (but in no event more than 30 days after such filing obligation arises or a request is made by the Initial Purchasers), file a shelf registration statement (a "Shelf Registration Statement") with the Commission relating to the offer and sale of the Exchange Notes or the Existing Notes, (b) cause such Shelf Registration Statement to be declared continuously effective under the Securities Act and (c) use its respective best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act for a period of two years or such shorter period that will terminate when all the Exchange Notes or Existing Notes, as applicable, covered by such Shelf Registration Statement have been sold or are no longer restricted securities as defined in Rule 144 of the Securities Act. The Company will, in the event of filing such a Shelf Registration Statement, provide to each holder of the Exchange Notes one copy of such Shelf Registration Statement and any post-effective amendment thereto In addition, the Company shall notify each Holder when such Shelf Registration Statement for the Exchange Notes has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective and take certain other actions as are required to permit unrestricted resales of the Exchange Notes. A holder of Exchange Notes that sells such Exchange Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Statement which are applicable to such a holder (including certain indemnification and contribution rights and obligations). In addition, such holder of Exchange Notes will be required to deliver certain information to be used in connection with the Shelf Registration Statement in order to have its Exchange Notes included thereunder.

         If the Exchange Offer is not consummated by January 20, 1999, a Registration Default will be deemed to have occurred and Additional Interest will accrue on the Existing Notes from such date to the date the Exchange Offer is consummated, at a rate of 0.50% of the principal amount thereof per annum, which Additional Interest is payable semiannually in arrears on each Payment Date. Interest on the Exchange Notes will accrue at a rate of 12 1/2 % per annum to reflect the 0.50% of Additional Interest until such Registration Default has been cured.

         Upon consummation of the Exchange Offer, the Company generally will have satisfied its obligations under the Registration Rights Agreement with respect to registration of the Existing Notes and generally will have no further obligation to register the Existing Notes.

         A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

CHANGE OF CONTROL

         Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require Millenium to repurchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  (i) Prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of common stock of Millenium, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Millenium, whether as a result of issuance of securities of Parent or Millenium, any merger, consolidation, liquidation or dissolution of Parent or Millenium, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Millenium; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Millenium than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
         (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Millenium was approved by a vote of 66 2/3% of the directors of Millenium then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; and

                  (iv) the merger or consolidation of Millenium with or into another Person or the merger of another Person with or into Millenium, or the sale of all or substantially all the assets of Millenium to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Millenium that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Millenium are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         Within 30 days following any Change of Control, Millenium shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require Millenium to purchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by Millenium, consistent with the covenant described hereunder, that a Holder must follow in order to have its Exchange Notes purchased.

         Millenium shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to the covenant described hereunder. To the extent that


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the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, Millenium shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

         The Change of Control purchase feature is solely a result of negotiations between Millenium and the Initial Purchasers. Millenium has no present intention to engage in a transaction involving a Change of Control, although it is possible that Millenium could decide to do so in the future. Subject to the limitations discussed below, Millenium could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Millenium's capital structure or credit ratings. Restrictions on the ability of Millenium to incur additional Indebtedness are contained in the covenants described under "--Certain Covenants" under "--Limitation on Indebtedness," "--Limitation on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount at maturity of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Exchange Notes protection in the event of a highly leveraged transaction.

         Future indebtedness of Millenium may contain prohibitions on the occurrence of certain events that would constitute a change of control thereunder or require such indebtedness to be repurchased upon a change of control thereunder. Moreover, the exercise by the Holders of their right to require Millenium to repurchase the Exchange Notes upon a Change of Control could cause a default under such indebtedness, even if the Change of Control itself does not, due to a cross-default provision or the financial effect of such repurchase on Millenium. Finally, Millenium's ability to pay cash to the Holders of Exchange Notes following the occurrence of a Change of Control may also be limited by Millenium's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to Millenium's obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes.

CERTAIN COVENANTS

         The Indenture will provide that the following covenants, among others, will be applicable to Millenium and its Restricted Subsidiaries:

         LIMITATION ON INDEBTEDNESS. (a) Millenium shall not Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect thereto, (i) the Consolidated Coverage Ratio exceeds 2.0 to 1.0 and (ii) the Loan to Value Ratio (as of the most recent Appraisal Date occurring not more than 30 days prior to the date of such Incurrence) does not exceed 0.85 to 1.00.

         (b) In addition, without regard to compliance with the foregoing paragraph (a), Millenium may Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to a working capital line of credit in an amount which, when added together with the amount of all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed $7.0 million; PROVIDED, HOWEVER, that the proceeds of such working capital line of credit will be used solely for working capital requirements, the payment of operating expenses and interest on the Exchange Notes and untendered Existing Notes, if any;

                  (2) Indebtedness owed to and held by a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by Millenium;

                  (3)  the Existing Notes and the Exchange Notes;

                  (4) Indebtedness outstanding on the Original Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or this clause (5);

                  (6) Hedging Obligations consisting of Interest Rate Agreements or Currency Agreements directly related to Indebtedness permitted to be Incurred by Millenium pursuant to the Indenture;

                  (7) Indebtedness Incurred pursuant to Section 5.04(b) or 5.04(c) of the Warrant Agreement;



                                      -72-

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                  (8) Guarantees of any Indebtedness of a Restricted Subsidiary
         permitted by the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

                  (9) Indebtedness in an aggregate amount which, together with all other Indebtedness of Millenium outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or paragraph (a)) does not exceed $2.0 million.

         (c) Notwithstanding the foregoing, Millenium shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Exchange Notes to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Millenium, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

         LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. Millenium shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except that a Restricted Subsidiary may Incur the following Indebtedness or Preferred Stock:

                  (1) Indebtedness or Preferred Stock issued to and held by a Wholly Owned Subsidiary or Millenium; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to Millenium or another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the Restricted Subsidiary;

                  (2)  Guarantees of the Existing Notes and the Exchange Notes;

                  (3) Indebtedness or Preferred Stock outstanding on the Original Issue Date (other than Indebtedness or Preferred Stock described in clauses (1) or (2) of this covenant);

                  (4) Refinancing Indebtedness in respect of Indebtedness or Preferred Stock Incurred pursuant to clause (2), (3) or this clause
         (4);

                  (5) Indebtedness or Preferred Stock for the purpose of acquiring additional Vessels; PROVIDED, HOWEVER, that, at the date of such Incurrence and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Consolidated Coverage Ratio shall be at least 2.0 to 1.0 and (iii) the Loan to Value Ratio (as of the most recent Appraisal Date occurring not more than 30 days prior to the date of such Incurrence) does not exceed
         0.85 to 1.00; and

                  (6) Guarantees in respect of Indebtedness Incurred pursuant to clause (b)(1) of the covenant described under "--Limitation on Indebtedness."

         LIMITATION ON RESTRICTED PAYMENTS. (a) Millenium shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Millenium or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) Millenium is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Original Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Existing Notes were originally issued to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by Millenium from contributions to Millenium's capital and the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Original Issue Date (other than (i) in respect of the Committed Vessels, (ii) an issuance or sale to a Subsidiary of Millenium and
         (iii) an issuance or sale to an employee stock ownership plan or to a trust established by Millenium or any of its Subsidiaries for the benefit of their employees to the extent such issuance or sale is financed with proceeds of debt provided by Millenium or any Subsidiary of Millenium);

                  (C) the amount by which Indebtedness of Millenium is reduced on Millenium's balance sheet upon the conversion or exchange (other than by a Subsidiary of Millenium) subsequent to the Original Issue Date of any Indebtedness of Millenium convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Millenium (less the amount of any cash, or the fair value of any other property, distributed by Millenium upon such conversion or exchange); and

                  (D) an amount equal to the net reduction in Investments in Persons after the Original Issue Date who are not Restricted Subsidiaries (other than Permitted Investments) resulting from (x) Qualified Proceeds received as a dividend, repayment of a loan (including interest) or advance or other transfer of assets (valued at the fair market value thereof) to Millenium or any Restricted Subsidiary from such Persons, (y) Qualified Proceeds received upon the sale or liquidation of such Investment and (z) the redesignation of Unrestricted Subsidiaries whose assets are used or useful in, or which are engaged in, a Shipping Business as Restricted Subsidiaries (valued (proportionate to Millenium's direct or indirect equity interest in such Subsidiary) at the fair market value of the net assets of such Subsidiary at the time of such redesignation) not to exceed, in the case of clauses (x), (y) and (z), the amount of Investments previously made by Millenium or any Restricted Subsidiary in such Person, which amount was a Restricted Payment.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i) any acquisition of Capital Stock (including the acquisition of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options) or any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Millenium (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Millenium or an employee stock ownership plan or to a trust established by Millenium or any of its Subsidiaries for the benefit of their employees to the extent such sale to such plan or trust is financed with proceeds of debt provided by Millenium or any Subsidiary of Millenium); PROVIDED, HOWEVER, that (A) such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of Millenium which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness;" PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) any acquisition of the Warrants or Warrant Shares (as such terms are defined in the Warrant Agreement) made in exchange for Subordinated Obligations of Millenium issued pursuant to the indenture attached as an exhibit to the Warrant Agreement as described in Section
         5.04 of the Warrant Agreement; PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing; PROVIDED FURTHER, HOWEVER, that such acquisition shall be excluded in the calculation of the amount of Restricted Payments;

                  (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that the declaration of such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (v) the repurchase, redemption or other acquisition of shares of, or options to purchase shares of, Capital Stock of Millenium or any of its Subsidiaries from employees, former employees, directors or former directors of Millenium or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), or amounts paid to Parent on account of any such repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Parent held by any present or former employees or directors of Parent or Millenium pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any calendar year (PROVIDED that to the extent that less than $500,000 of such Capital Stock is so repurchased, redeemed or acquired in a given year, the difference between $500,000 and such amount shall be added to the amount available to Parent, Millenium and its Subsidiaries for repurchases, redemptions and acquisitions in future years (subject to a maximum in any calendar year of $1.0 million)); PROVIDED FURTHER, HOWEVER, that such repurchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (vi) payments by Millenium's Subsidiaries (whether in existence on the Original Issue Date or subsequently acquired or formed) to the Parent pursuant to the terms of the New Management Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing;



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                  (vii) payments to the Parent pursuant to the Advisory
         Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED FURTHER, HOWEVER, that no Default or Event of Default shall have occurred and be continuing;

                  (viii) payments to Parent to enable Parent to pay foreign, Federal, state or local tax liabilities to the appropriate taxing authorities, not to exceed the amount of any tax liabilities that would otherwise be payable by Millenium and its Subsidiaries on a consolidated basis if they filed separate tax returns, to the extent that Parent has an obligation to pay such tax liabilities relating to the operations, assets or capital of Millenium or its Subsidiaries; PROVIDED, HOWEVER, that such payments shall be included in the calculation of the amount of Restricted Payments; or

                  (ix) the payment of dividends on Millenium's common stock, following the first Public Equity Offering, (A) of up to 6% per annum of the Net Cash Proceeds received by Millenium from such public offering of its common stock or (B) in an amount to enable Parent to pay dividends on its capital stock of up to 6% per annum of the Net Cash Proceeds actually received by Millenium from such public offering of Parent's common stock as common equity or preferred equity (other than Disqualified Stock), PROVIDED, HOWEVER, that no Default or Event of Default shall have occurred and be continuing immediately after any such payment of dividends; and PROVIDED, FURTHER, HOWEVER, that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments.

         LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. Millenium shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Millenium or a Restricted Subsidiary or pay any Indebtedness owed to Millenium, (b) make any loans or advances to Millenium or (c) transfer any of its property or assets to Millenium, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Original Issue Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness or Preferred Stock Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Millenium (other than Indebtedness or Preferred Stock Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Millenium) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness or Preferred Stock Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (v) in the case of clause (c) above, restrictions contained in
         (A) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or (B) joint venture or similar agreements to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or joint venture agreements or require the assignment of earnings attributable to such property; and

                  (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

         LIMITATION ON ASSET SALES. (a) Millenium shall not, and shall not permit any Subsidiary Guarantor to, sell, assign, convey, transfer or otherwise dispose of a Mortgaged Vessel or any other portion of the Collateral (other than an Incidental Asset); PROVIDED, HOWEVER, that a Subsidiary Guarantor may sell a Mortgaged Vessel (at the option of such Subsidiary Guarantor, together with the applicable Charters, freights and hires and other related agreements) or Millenium may sell all the Capital Stock of a Subsidiary Guarantor (any such asset proposed to be sold is referred to herein as a "Mortgaged Vessel Asset") if such sale of a Mortgaged Vessel Asset shall be made in compliance with each of the following conditions:

                  (i) no Default shall have occurred and be continuing;



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                  (ii) the sale or transfer shall be effected in a commercially reasonable manner as determined by the Board of Directors and evidenced by a board resolution;

                  (iii) 80% of such consideration for such sale shall be cash or Temporary Cash Investments or the assumption of Senior Indebtedness of Millenium or a Restricted Subsidiary (PROVIDED that Millenium or such Restricted Subsidiary is released from all liabilities thereunder), which aggregate consideration shall be not less than the Appraised Value of such Mortgaged Vessel Asset; PROVIDED, HOWEVER, that 100% of such consideration shall be used to calculate "Net Available Cash" for purposes of clause (iv) below; PROVIDED FURTHER, HOWEVER, that any securities, notes or other obligations received by Millenium or any Subsidiary Guarantor from the transferee of the Mortgaged Vessel Asset that are promptly converted by Millenium or such Subsidiary Guarantor into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this clause (iii);

                  (iv) funds in an amount equal to the Net Available Cash shall be paid in full directly to the Trustee as Collateral and shall be received by the Trustee free of any Lien (other than the Lien of the Indenture and the Security Agreements) but shall not constitute Escrowed Proceeds; and

                  (v) Millenium shall have complied with the other provisions of the Indenture and the Security Agreements applicable to such sale.

         Millenium shall apply the proceeds from such sale as described above under "--Redemptions--Redemption Upon Sale or Loss of a Mortgaged Vessel" or "--Tender of Qualified Substitute Vessel."

         (b) Millenium shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any Asset Sales (other than Asset Sales permitted by paragraph (a) above) unless (x) (A) such Asset Sale is by Millenium (other than the Capital Stock of a Subsidiary Guarantor) or by a Restricted Subsidiary that is not a Subsidiary Guarantor or (B) such Asset Sale is the sale of an Incidental Asset and (y) in the event and to the extent that the Net Available Cash received by Millenium or any of its Restricted Subsidiaries from one or more of such Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceeds $10 million, then Millenium shall or shall cause a Restricted Subsidiary to, within 30 days after the date Net Available Cash so received exceeds $10 million in any period of 12 consecutive months, apply an amount equal to such Net Available Cash either (i) toward a Permitted Excess Cash Use or (ii) treat (no later than the end of such 30-day period) such excess Net Available Cash (to the extent not applied pursuant to clause (i) above) as Excess Proceeds.

         LIMITATION ON LINES OF BUSINESS. Millenium shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Shipping Business.

         LIMITATION ON AFFILIATE TRANSACTIONS. (a) Millenium shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Millenium (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to Millenium or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, (i) are set forth in writing and
(ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a reasonably appropriate independent qualified Appraiser, given the size and nature of the transaction, to be fair, from a financial standpoint, to Millenium and its Restricted Subsidiaries (which, in the case of an Affiliate Transaction or series of Affiliate Transactions involving the purchase or sale of a Mortgaged Vessel by Millenium or a Restricted Subsidiary in exchange for consideration in which $2.0 million or less consists of non-cash consideration, may be satisfied by delivery of a certificate of an Appraiser stating that (x) in the case of the purchase of a Mortgaged Vessel, the consideration paid does not exceed the Appraised Value of such Mortgaged Vessel or (y) in the case of the sale of a Mortgaged Vessel, the consideration received is at least equal to the Appraised Value of such Mortgaged Vessel; PROVIDED, HOWEVER, that any securities, notes or other obligations received by Millenium or any Subsidiary Guarantor from the transferee of the Mortgaged Vessel Asset that are promptly converted by Millenium or such Subsidiary Guarantor into cash (to the extent of the cash received), shall be deemed to constitute cash consideration for purposes of this provision).

         (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Permitted Investment or Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments", (ii) any issuance of securities or other customary employee benefits pursuant to employment arrangements approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Millenium pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of Millenium or its Restricted Subsidiaries, but in any event not to exceed $100,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees and other benefits to directors of Millenium and its Restricted Subsidiaries, (vi) any Affiliate Transaction between Millenium and a Qualified Restricted Subsidiary or between Qualified Restricted Subsidiaries, (vii) entering into and the performance of the New Management Agreement and (viii) entering into and the performance of the Advisory Agreement.

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         LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES. Millenium shall not sell or otherwise dispose of any Capital Stock (other than Qualified Preferred Stock) of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (i) to Millenium or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither Millenium nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition, (iv) to directors or other Persons of qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law, (v) the issuance or sale of Capital Stock of a Subsidiary Guarantor that has a class of equity security registered under
Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors, (vi) other than with respect to shares of Capital Stock of a Subsidiary Guarantor, to management employees of Millenium or a Restricted Subsidiary pursuant to the exercise of stock options or stock appreciation rights; and (vii) other than with respect to shares of Capital Stock of a Subsidiary Guarantor, to Persons who are entering into joint ventures or other similar business relationships with Millenium or any Subsidiary other than a Subsidiary Guarantor.

         LIMITATION ON LIENS. Millenium shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Original Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Exchange Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that no Lien that secures Indebtedness (other than the Existing Notes and the Exchange Notes and Indebtedness Incurred pursuant to paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness" and paragraph (6) of the covenant described under "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries") may be incurred or permitted to exist on any of the Collateral.

         LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Millenium shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) Millenium or such Restricted Subsidiary would be entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness" or "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Exchange Notes pursuant to the covenant described under "--Limitation on Liens", (ii) the net proceeds received by Millenium or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) Millenium applies the proceeds of such transaction in compliance with the covenant described under "--Limitation on Asset Sales."

         MERGER AND CONSOLIDATION. Millenium shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under (a) the laws of the United States of America, any State thereof or the District of Columbia, (b) the laws of Cyprus, Liberia or the Cayman Islands or (c) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Company (if not Millenium) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Millenium under the Exchange Notes, the Indenture and the Security Agreements;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary thereof as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness" or (B) the Consolidated Coverage Ratio of the Successor Company is equal to or greater than that of Millenium immediately prior to such transaction;

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Millenium immediately prior to such transaction;

                  (v) Millenium shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and


                  (vi) Millenium shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         Notwithstanding the foregoing clauses (ii) through (iv), (a) any Wholly Owned Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Millenium and (b) Millenium may merge with an Affiliate incorporated solely for the purpose of reincorporating Millenium in another jurisdiction.

         The Successor Company shall be the successor to Millenium and shall succeed to, and be substituted for, and may exercise every right and power of, Millenium under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Exchange Notes and untendered Existing Notes, if any.

         Millenium shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person (other than Millenium or another Subsidiary Guarantor) unless:

                  (i) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith Millenium provides an Officer's Certificate to the Trustee to the effect that Millenium will comply with its obligations under "--Limitation on Asset Sales" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of (a) the United States of America, or any State thereof or the District of Columbia, (b) the Republic of Liberia, (c) the Commonwealth of the Bahamas, (d) Cyprus, (e) the Republic of Panama or (f) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and under the Security Agreements;

                  (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (iii) Millenium delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with the Indenture.

         FUTURE SUBSIDIARY GUARANTORS. To the extent that, after the Original Issue Date, Millenium acquires the Additional Vessels with the Escrowed Proceeds, each such Additional Vessel shall be acquired by a newly formed Wholly Owned Subsidiary and Millenium shall cause such Wholly Owned Subsidiary to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Wholly Owned Subsidiary will Guarantee payment of the Exchange Notes on the same terms and conditions as those set forth in the Indenture, to execute a Mortgage in favor of the Collateral Agent pursuant to which such acquired Additional Vessel shall thereafter be a Mortgaged Vessel for all purposes under the Indenture and to satisfy such other conditions set forth in the Escrow Agreement.

         IMPAIRMENT OF SECURITY INTEREST. Millenium shall not, and shall not permit any Subsidiary Guarantor to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Holders of the Exchange Notes, and, subject to the final paragraph of "-- Collateral" above, Millenium shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Trustee, for the benefit of the Trustee and the Holders of the Exchange Notes, and other than the holder of Indebtedness Incurred and outstanding pursuant to paragraph (b)(i) of the covenant described under "--Limitation on Indebtedness" and paragraph (6) of the covenant described under "-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," any interest whatsoever in any of the Collateral.

         AMENDMENTS TO SECURITY AGREEMENTS. Millenium shall not, and shall not permit any Subsidiary Guarantor to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the Holders of the Exchange Notes.

         SEC REPORTS. Notwithstanding that Millenium may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act applicable to a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act), Millenium shall file with the SEC and furnish to the Trustee, Holders and prospective Holders, upon request, (i) commencing with respect to the fiscal year ended December 31, 1998, within 120 days after the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) commencing with respect to the fiscal quarter ended September 30, 1998, within 45 days after the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K consisting of unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of each of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year).

DEFAULTS

         An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Exchange Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Exchange Note when due at its Stated Maturity, upon optional redemption, required repurchase, declaration or otherwise, (iii) the failure by Millenium to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above, (iv) the failure by Millenium to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control" (other than a failure to purchase Exchange Notes) or under "--Certain Covenants" under "-- Limitation on Indebtedness", "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", "--Limitation on Restricted Payments", "--Limitation on Restrictions on Distributions from Restricted Subsidiaries", "--Limitation on Asset Sales" (other than a failure to purchase Exchange Notes in an Excess Proceeds Offer), "Limitation on Lines of Business", "--Limitation on Affiliate Transactions", "-- Limitation on Sale of Capital Stock of Restricted Subsidiaries", "--Limitation on Liens", "--Limitation on Sale/Leaseback Transactions", "-- Future Subsidiary Guarantors", "--Impairment of Security Interest", "--Amendment to Security Agreements" or "--SEC Reports", (v) the failure by Millenium to comply with its other agreements contained in the Indenture or in the Security Agreements, or the occurrence of an event of default under a Mortgage after the lapse of any applicable grace period and such failure or event of default continues for 60 days after notice, (vi) Indebtedness of Millenium or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of Millenium or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any final judgment or decree for the payment of money in excess of $5 million is entered against Millenium or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"), (ix) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee default provision"), or (x) the security interest under the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of the provisions of the Indenture and the Security Agreements) other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, or any security interest created thereunder shall be declared invalid or unenforceable or Millenium or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provision"). However, a default under clauses (iv), (v) and
(viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, notify Millenium of the default and Millenium does not cure such default within the time specified after receipt of such notice.

         If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, may declare the principal of and accrued but unpaid interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Millenium occurs and is continuing, the principal of and interest on all the Exchange Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Exchange Notes. Under certain circumstances, the holders of a majority in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, may rescind any such acceleration with respect to the Exchange Notes and untendered Existing Notes, if any, and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Exchange Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Exchange Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

         The Indenture provides that if a Default occurs and is continuing and is known to a corporate trust officer of the Trustee, the Trustee must mail to each Holder of the Exchange Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Exchange Notes. In addition, Millenium is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Millenium also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Millenium is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

         Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount at maturity of the Exchange Notes and untendered Existing Notes, if any, then outstanding (including consents obtained in connection with a tender offer or exchange for the Exchange Notes) and any past Default or Event of Default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount at maturity of the Exchange Notes and untendered Existing Notes, if any, then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Exchange Notes and untendered Existing Notes, if any, whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Escrow of Proceeds; Special Mandatory Redemption" and "--Redemptions" above, (v) make any Note payable in money other than that stated in the Note,
(vi) impair the right of any Holder of the Exchange Notes to receive payment of principal of and interest on such Holder's Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Exchange Notes, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change in any Guarantee or Security Agreement that would adversely affect the Holders or terminate the Lien of the Indenture or any Security Agreement on any property at any time subject hereto or thereto or deprive the Holders of the security afforded by the Lien of the Indenture or the Security Agreements.

         Without the consent of any Holder of the Exchange Notes, Millenium, the Subsidiary Guarantors, Trustee and the Collateral Agent may amend the Indenture and the Security Agreements to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of Millenium or a Subsidiary Guarantor under the Indenture and the Security Agreements, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (PROVIDED that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the Exchange Notes, to secure the Exchange Notes, to add to the covenants of Millenium or a Subsidiary Guarantor for the benefit of the Holders of the Exchange Notes or to surrender any right or power conferred upon Millenium or a Subsidiary Guarantor, to make any change that does not adversely affect the rights of any Holder of the Exchange Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

         The consent of the Holders of the Exchange Notes is not necessary under the Indenture or the Security Agreements to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment under the Indenture or the Security Agreements becomes effective, Millenium is required to mail to Holders of the Exchange Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Exchange Notes or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

         The Notes will be issued in registered form and will be transferable (subject to applicable federal and state securities laws) only upon the surrender of the Notes being transferred for registration of transfer. Millenium may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

         Millenium at any time may terminate all its obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. Millenium at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision, the guarantee default provision and the security default provision described under "--Defaults" above and the limitations contained in clauses (iii) and (iv) of the first paragraph under, and in the third paragraph under, "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

         Millenium may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Millenium exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If Millenium exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii), (ix) or (x) under "--Defaults" above or because of the failure of Millenium to comply with clause
(iii) or (iv) of the first paragraph under, and with the third paragraph under, "-- Certain Covenants--Merger and Consolidation" above. If Millenium exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations with respect to its Subsidiary Guarantee and the Security Agreements, as applicable.

         In order to exercise either defeasance option, Millenium must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE AND THE COLLATERAL AGENT

         The First National Bank of Maryland will be the Trustee under the Indenture and has been appointed by Millenium as Registrar and Paying Agent with regard to the Exchange Notes. The Trustee has appointed the Collateral Agent as its agent under the Collateral Agency Agreement, and the Collateral Agent is thereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee thereunder.

         The Holders of a majority in principal amount at maturity of the outstanding Exchange Notes and untendered Existing Notes, if any, will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of its own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Exchange Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

         The Indenture provides that it, the Exchange Notes, the Existing Notes and each of the Security Agreements, other than the Mortgages, will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

ENFORCEABILITY OF JUDGMENTS

         Since most of the operating assets of Millenium and the Subsidiary Guarantors are located outside the United States, any judgment obtained in the United States against Millenium or a Subsidiary Guarantor, including judgments with respect to the payment of principal of and interest on the Exchange Notes, may not be collectible within the United States. See "Enforceability of Civil Liabilities."

CONSENT TO JURISDICTION AND SERVICE

         The Indenture and the Security Agreements provide that Millenium and each Subsidiary Guarantor appoint Kylco Maritime (USA), Inc., 645 Fifth Avenue, New York, New York 10022 as its agent for actions brought under Federal or state laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction. See "Enforcement of Civil
Liabilities."

CERTAIN DEFINITIONS

         "Accreted Value" means, as of any date (the "Specified Date"), the amount provided below for each $1,000 principal amount at maturity of the Notes:

                  (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                  SEMI-ANNUAL ACCRUAL DATE                  ACCRETED VALUE
                  ------------------------                  --------------

                  July 24, 1998                                 $  965.93
                  January 15, 1999                                 967.51
                  July 15, 1999                                    969.20
                  January 15, 2000                                 970.98
                  July 15, 2000                                    972.88
                  January 15, 2001                                 974.90
                  July 15, 2001                                    977.06
                  January 15, 2002                                 979.34
                  July 15, 2002                                    981.78

                  January 15, 2003                                 984.36
                  July 15, 2003                                    987.12
                  January 15, 2004                                 990.05
                  July 15, 2004                                    993.16
                  January 15, 2005                                 996.47
                  July 15, 2005                                 $1,000.00

                  (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of the days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360 day year of twelve 30 day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Original Issue Date, the number of days from the Original Issue Date to the next Semi-Annual Accrual Date).

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Shipping Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Millenium or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Shipping Business.

         "Advisory Agreement" means the Advisory Agreement between Millenium and Millenium Advisors, dated July 24, 1998.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants" under "--Limitation on Restricted Payments", "--Limitation on Affiliate Transactions" and "--Limitation on Asset Sales" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Millenium or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Appraisal Date" means each date as of which the Appraised Value of the Mortgaged Vessels has been determined.

         "Appraised Value" means the average of the fair market sale values as of a specified date of a specified asset that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by two Appraisers selected by Millenium and, in the event either of such Appraisers is not a Designated Appraiser, reasonably acceptable to the Trustee. If the Trustee does not accept an Appraiser (other than a Designated Appraiser) selected by Millenium within 10 days of the first giving of notice by Millenium to the Trustee requesting a determination of an Appraised Value (the "Appraisal Request Date"), such Appraised Value shall be determined by a panel of three Appraisers, one of whom shall be selected by Millenium, another of whom shall be selected by the Trustee and the third of whom shall be selected by such other two Appraisers or, if such Appraisers shall be unable to agree upon a third Appraiser within 5 days of the selection date of the second of such two Appraisers, by an arbitrator mutually acceptable to Millenium and the Trustee; PROVIDED, HOWEVER, that, if either party shall not select its Appraiser within 20 days after the Appraisal Request Date, such Appraised Value shall be determined solely by the Appraiser selected by the other party. The Appraiser or Appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such Appraised Value within 25 days after the final appointment of any Appraiser pursuant hereto, and such determination shall be final and binding upon the parties. If three Appraisers shall be appointed, (a) if the median of the determinations of the Appraisers shall equal the average of such determinations, such average shall constitute the determination of the Appraisers; otherwise (b) the determination of the Appraiser that shall differ most from the other two Appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the Appraisers. For this purpose, the purchase price (including, if applicable, the value of any upgrades thereto made by Millenium in connection with or within six months after the acquisition of a Mortgaged Vessel) of any Mortgaged Vessel acquired after the most recent Appraisal Date shall constitute that Vessel's Appraised Value.

         "Appraiser" means each of Fearnleys A.S., Oslo Shipbrokers A.S., R.S. Platou Shipbrokers A.S., Bassoe A.S., Associated Shipbrokers S.A., H. Clarkson Ltd., Simpson Spence & Young Shipbrokers Ltd., Axis Shipbrokers Ltd., Mallory Jones Lynch & Flynn, Inc., A.L. Burbank, Inc., Nestun A.S., Lorentzen Stemoco Shipbrokers A.S., Braemar Shipbrokers Ltd., Seabrokers, Inc., Seascope Shipping Ltd., Barry Rogliano Salles, Poten & Partners, Inc., Wigham Richardson Shipbrokers Limited and Equator Shipbroking Ltd. (each a "Designated Appraiser") (and each successor thereto), together with any other Person not affiliated with Millenium engaged in the business of appraising ocean-going vessels, including bulk carriers.

         "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (excluding the granting of Liens) by Millenium or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar


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transaction (each referred to for the purposes of this definition as a
"disposition") in one transaction or a series of related transactions, of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Millenium or a Restricted Subsidiary), (ii) any Vessel, (iii) all or substantially all the assets of any division or line of business of Millenium or any Restricted Subsidiary or (iv) any other assets of Millenium or any Restricted Subsidiary outside of the ordinary course of business of Millenium or such Restricted Subsidiary (other than, in the case of (i), (ii), (iii) and (iv) above, (I) the exchange of assets for other non-cash assets that (a) are useful in the Shipping Business and (b) have a fair market value at least equal to the fair market value of the assets being exchanged (as determined by the Board of Directors or the board of directors of the Restricted Subsidiary which owns such assets in good faith), (II) the sale, lease, transfer or other disposition of all or substantially all of the assets of Millenium or its Restricted Subsidiaries (which will be governed by the provisions described under "--Certain Covenants--Merger and Consolidation" and not by the provisions of the covenant described under "--Certain Covenants--Limitation on Asset Sales"),
(III) a disposition by a Restricted Subsidiary to Millenium or by Millenium or a Restricted Subsidiary to a Restricted Subsidiary, (IV) for purposes of the covenant described under "-- Certain Covenants--Limitation on Asset Sales" only, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" and (V) a disposition of assets with a fair market value of less than $500,000).

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Board of Directors" means the Board of Directors of Millenium or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means each day which is not a Saturday, Sunday or a day on which banking institutions are authorized or permitted to close in the States of New York and Maryland.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Charter" means each charterparty between a Subsidiary Guarantor and any third party with respect to such Subsidiary Guarantor's
Mortgaged Vessel, and as the same may be amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means, in each case as pledged and assigned to the Trustee or the Collateral Agent pursuant to the Security Agreements: (1) all the issued and outstanding capital stock of each Subsidiary Guarantor owned, directly or indirectly, by Millenium, pledged in favor of the Trustee pursuant to the Indenture; (2) all cash held by the Trustee or the Escrow Agent pursuant to the Indenture or the Security Agreements; and (3) each Subsidiary Guarantor's right, title and interest in and to (i) its respective Mortgaged Vessel, pursuant to a Mortgage issued by such Subsidiary Guarantor in favor of the Collateral Agent;
(ii) the Charters, if any, relating to its Mortgaged Vessel, including the right to receive all monies due and to become due under such Charters or in respect of such Mortgaged Vessel and all claims for damages arising under such Charters or relating to such Mortgaged Vessel; (iii) the freights and hires relating to its Mortgaged Vessel; (iv) all its policies and contracts of insurance taken out from time to time in respect of its Mortgaged Vessel; and (v) all proceeds of any of the foregoing.

         "Collateral Agency Agreement" means the Collateral Agency and Intercreditor Agreement dated as of July 1, 1998, among the Trustee, the Collateral Agent, the Working Capital Facility Provider, Millenium and the Subsidiary Guarantors.

         "Collateral Agent" means The First National Bank of Maryland, its successors and assigns.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the weighted average maturity of the remaining term of the Notes outstanding that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such weighted average maturity of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that

                  (1) if Millenium or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,


                  (2) if Millenium or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Millenium or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

                  (3) if since the beginning of such period Millenium or any Restricted Subsidiary shall have made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Millenium or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Millenium and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Millenium and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

                  (4) if since the beginning of such period Millenium or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Millenium or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Millenium or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale, to an Investment, to the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Millenium. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to an acquisition of a Vessel or the financing thereof, Millenium may (i) if the Vessel is to be subject to a time charter of at least one year's duration by Millenium, apply pro forma EBITDA for such Vessel based on such new time charter or (ii) if the Vessel is to be subject to hire on a voyage charter basis by Millenium, apply EBITDA for such Vessel based upon historical earnings of the most comparable Vessel of Millenium or any of its Subsidiaries (as determined in good faith by the Board of Directors) during such period, or if there is no such comparable vessel, based upon industry average earnings for comparable Vessels (as determined in good faith by the Board of Directors).

         "Consolidated Interest Expense" means, for any period, the total interest expense of Millenium and its Restricted Subsidiaries on a consolidated basis, plus, to the extent not included in such total interest expense, and to the extent incurred by Millenium or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than Millenium or a Wholly Owned Subsidiary to the extent paid in cash in such period, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Millenium or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Millenium) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of Millenium and its Subsidiaries on a consolidated basis; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (or loss) of any Person (other than Millenium) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, Millenium's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Millenium or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
         (iii) below);

                  (ii) any net income (or loss) of any Person acquired by Millenium or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if at the date of determination such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Millenium, except that (A) subject to the exclusion contained in clause (iv) below, Millenium's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Millenium or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) Millenium's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of Millenium or its Subsidiaries on a consolidated basis (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v) subject to clause (iv), extraordinary gains or losses; and

                  (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to Millenium or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Millenium and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of Millenium for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Millenium plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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         "Designated Appraiser" has the meaning assigned to it under the definition of "Appraiser."

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day after the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants--Limitation on Asset Sales" and "--Change of Control."

         "EBITDA" for any period means the sum of Consolidated Net Income plus the sum of the following expenses of Millenium and its Restricted Subsidiaries on a consolidated basis, to the extent deducted in calculating such Consolidated Net Income: (a) all United States Federal, state and local, and all foreign income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense,
(d) amortization expense (including in respect of intangibles) (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other noncash charges (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Millenium by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Event of Loss" means any of the following events: (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent, determined in good faith by the Board of Directors within 90 days after the occurrence of such damage (and evidenced by an Officers' Certificate to such effect delivered to the Trustee, within such 90-day period), as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within six months. An Event of Loss shall be deemed to have occurred: (i) in the event of the destruction or other actual total loss of a Vessel, on the date of such loss; (ii) in the event of a constructive, agreed or compromised total loss of a Vessel, on the date of the determination of such total loss pursuant to the relevant insurance policy; (iii) in the case of any event referred to in clause (c) above, upon the delivery of Millenium's Officers' Certificate to the Trustee; or (iv) in the case of any event referred to in clause (d) above, on the date six months after the occurrence of such event.

         "Event of Loss Proceeds" means all compensation, damages and other payments (including insurance proceeds other than certain liability insurance proceeds) received by Millenium, any Subsidiary Guarantor, the Trustee or the Collateral Agent, jointly or severally, from any Person, including any governmental authority, with respect to or in connection with an Event of Loss.

         "Excess Proceeds" means the amount of excess Net Available Cash from Asset Sales not applied (or committed to be applied) pursuant to subclause (i) of paragraph (b) of the covenant described under "--Certain
Covenants--Limitation on Asset Sales."

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" means Notes which are not Exchange Notes.

         "Exchange Notes" means the notes of the Company exchanged hereunder for Existing Notes pursuant to the Registered Exchange Offer in connection with which this Prospectus is prepared, or in a private exchange.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by Millenium or a Subsidiary Guarantor that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of Millenium or such Subsidiary Guarantor, as the case may be. In no event shall the term "Incidental Asset" include a Vessel or a Mortgaged Vessel.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee;

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Independent Investment Banker" means a Reference Treasury Dealer appointed by the Trustee after consultation with Millenium.

         "Insurance Assignment" means the Insurance Assignment between a Subsidiary Guarantor and the Collateral Agent.

         "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to Millenium's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Millenium at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Millenium shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Millenium's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Millenium's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Original Issue Date" means the date on which the Notes are originally issued.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Loan To Value Ratio" means, at any time, the ratio of

                  (x) the aggregate Accreted Value of the then outstanding Notes (less the amount of any Collateral, including Escrowed Proceeds, consisting of cash or Temporary Cash Investments at such time) to

                  (y) the aggregate Appraised Value of all Mortgaged Vessels at such time.

If the Loan To Value Ratio is required to be calculated or adjusted at a time prior to a Proceeds Receipt Date or when cash is on deposit with the Trustee as part of the Collateral in connection with the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the then most recent Appraised Value of such Lost Mortgaged Vessel (in the event such determination is to be made prior to the Proceeds Receipt Date) or the amount of such cash on deposit, as the case may be, shall be deemed to be the Appraised Value of the Vessel giving rise to such cash on deposit and such Vessel shall be deemed to be a Mortgaged Vessel for purposes of such computation or adjustment of the Loan To Value Ratio.

         "Mortgage" means a mortgage and the related deed of covenant, if any, on a Vessel substantially in the form of and to the effect set forth as Exhibit D to the Escrow Agreement.

         "Mortgaged Vessels" means the Vessels owned by the Subsidiary Guarantors from time to time, including the following Vessels (which are the Existing Vessels and the Committed Vessels),

                                                                                             OFFICIAL
VESSEL                                                FLAG                                    NUMBER             YEAR BUILT
------                                                ----                                    ------             ----------
Monica Marissa                                       Panama                                    24935                1973
Clipper Harmony                                      Panama                                   7703546               1978
Clipper Golden Hind                                  Liberia                                   10245                1978
Clipper Pacific                                      Cyprus                                   708918                1976
Clipper Atlantic                                     Cyprus                                   708620                1975
Millenium Aleksander                                 Cayman Islands                           731952                1988
Millenium Elmar                                      Cayman Islands                           731940                1987
Millenium Leader                                     Cayman Islands                           731943                1984
Millenium Hawk                                       Cayman Islands                           731953                1984
Millenium Eagle                                      Cayman Islands                           731944                1983
Millenium Osprey                                     Cayman Islands                           731945                1984
Millenium Falcon                                     Cayman Islands                           731942                1981
Millenium Condor                                     Cayman Islands                           731946                1981
Millenium Amethyst                                   Bahamas                                  720427                1978
Millenium Yama                                       Bahamas                                  720493                1979
Millenium Majestic                                   Bahamas                                  708268                1979


If one of such Vessels shall be sold pursuant to the terms of the Indenture, such Vessel shall cease to be a Mortgaged Vessel from and after the Sale Date. A Qualified Substitute Vessel may be substituted for a Mortgaged Vessel in certain circumstances and such substituted vessel shall become a Mortgaged Vessel upon substitution in accordance with the terms of the Indenture.

         "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, brokerage and other commissions and other fees and expenses incurred (including commissions under the Management Agreements), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities (including indemnification liabilities) associated with the property or other assets disposed in such Asset Sale and retained by Millenium or any Restricted Subsidiary after such Asset Sale.

         "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or capital contribution, the cash proceeds and Temporary Cash Investments proceeds of such issuance or sale (or, in the event the consideration of such issuance or sale or contribution is other than cash, the cash proceeds and Temporary Cash Investments proceeds actually received upon the disposition of such other consideration) net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Event of Loss Proceeds" means, with respect to any Event of Loss, the Event of Loss Proceeds from such Event of Loss net of related fees and expenses and payments made to repay related Indebtedness or any other related obligation outstanding at the time of such Event of Loss; PROVIDED, HOWEVER, that such Indebtedness or other obligation is either (A) secured by a Lien on the property or assets that suffered the Event of Loss or (B) required to be paid as a result of such Event of Loss.

         "New Management Agreement" means (i) the agreement entered into on the Original Issue Date among the Subsidiary Guarantors and MMI with respect to the Mortgaged Vessels on the Original Issue Date, (ii) any agreements replacing or amending such agreements and (iii) agreements entered into subsequent to the Original Issue Date with respect to Mortgaged Vessels or any Qualified Substitute Vessels; PROVIDED, HOWEVER, that with respect to clauses (ii) and
(iii), such agreements shall be on substantially the same terms as the terms in effect on the Original Issue Date contained in the agreements described in clause (i).

         "Notes" means the Existing Notes and the Exchange Notes.

         "Parent" means any Person that owns directly or indirectly all the Voting Stock of Millenium.

         "Permitted Excess Cash Use" means (i) the repayment of unsubordinated Indebtedness of Millenium or of a Subsidiary Guarantor (in each case other than Indebtedness owed to an Affiliate of Millenium) or (ii) the investment in Additional Assets.

         "Permitted Holders" means (i) the members of MMI's management and their respective affiliates as of the Original Issue Date and (ii) Millenium Investment and Millenium Advisors, together with any Affiliates of either of such Persons or of Stanton Capital.

         "Permitted Investment" means an Investment by Millenium or any Restricted Subsidiary in

                  (i) Millenium, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Shipping Business;

                  (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Millenium or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Shipping Business;

                  (iii)  Temporary Cash Investments;

                  (iv) receivables owing to Millenium or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Millenium or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of Millenium or such Restricted Subsidiary in an aggregate amount not to exceed $100,000 outstanding at any one time;

                  (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Millenium or any Restricted Subsidiary or in satisfaction of judgments or received in connection with condemnation proceedings;

                  (viii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale made in compliance with the Indenture;

                  (ix) Investments made pursuant to Hedging Obligations to the extent permitted by the covenants described under "-- Limitation on Indebtedness"; and

                  (x) Investments in Persons primarily engaged in a Shipping Business; PROVIDED, HOWEVER, that any such Investment, when added together with all other Investments made pursuant to this clause (x) and then outstanding, does not exceed the sum of
         (A) $5.0
         million plus (B) 75% of the cumulative amount of Net Available Cash attributable to Sold Mortgaged Vessels to the extent such Net Available Cash remains after Millenium and its Restricted Subsidiaries have complied with the provisions described under "-- Redemptions--Redemption Upon Sale or Loss of a Mortgaged Vessel" or under "--Tender of Qualified Substitute Vessel" to redeem Notes or to tender a Qualified Substitute Vessel with respect to such Sold Mortgaged Vessels.

         "Permitted Liens" means, with respect to any Person,

                  (a) Liens securing obligations under the Indenture, the Notes and the Security Agreements;

                  (b) Liens existing on the Original Issue Date;

                  (c) Liens granted after the Original Issue Date in favor of the Trustee, the Collateral Agent or the Holders;

                  (d) Liens with respect to the assets of a Restricted Subsidiary (other than a Subsidiary Guarantor) granted by such Restricted Subsidiary to Millenium to secure Indebtedness owing to Millenium by such Restricted Subsidiary;

                  (e) Liens for crews' wages (including the wages of a master and the wages of stevedores employed directly by a Vessel) and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (g) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (h) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

                  (i) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (j) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (k) Liens on receivables of Millenium and its Restricted Subsidiaries or on the Mortgaged Collateral to secure Indebtedness permitted under the provisions described in paragraph (b)(1) of the covenant described under "--Limitation on Indebtedness" and in paragraph (6) of the covenant described under "Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries";

                  (l) Liens on property or shares of Capital Stock of another Person (other than a Subsidiary Guarantor) at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (m) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (n) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

                  (o) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to Millenium in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price);

                  (p) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof;

                  (q) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (b), (j), (l) and (m); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (b), (j),
         (l) or (m) at the time the original Lien became a Permitted Lien and
         (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

                  (r) Charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of Millenium and its Restricted Subsidiaries, taken as a whole;

                  (s) (A) Liens in favor of Millenium or any Restricted Subsidiary, (B) Liens arising from the rendering of a final judgment or order against such Person that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (t) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

                  (u)  Liens for salvage;

                  (v) any Lien or pledge which arises in favor of Parent in the ordinary course of business in connection with the performance of its duties and obligations under the Management Agreements as in effect on the Original Issue Date;

                  (w) Liens on the Capital Stock of an Unrestricted Subsidiary to the extent such Liens secure obligations of such Unrestricted Subsidiary or the Guarantee of Millenium of the obligations of such Unrestricted Subsidiary; and

                  (x) Liens securing Indebtedness if the Indebtedness secured by such Lien, plus all other Indebtedness secured by Liens described in this clause (x) at the time of determination, does not exceed $1 million; and

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (j), (l) or (m) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "--Certain Covenants--Limitation on Asset Sales." For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

         "Person" means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

         "principal" of a Note means the Accreted Value of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Public Equity Offering" means an underwritten primary public offering of common stock of Millenium or Parent pursuant to an effective registration statement under the Securities Act.

         "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of Millenium or Parent has been distributed by means of an effective registration statement under the Securities Act or is eligible for distribution pursuant to Rule 144(k) under the Securities Act.

         "Qualified Preferred Stock" of a Restricted Subsidiary means a series of Preferred Stock of such Restricted Subsidiary which (i) has a fixed liquidation preference that is no greater in the aggregate than the sum of (x) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (y) accrued and unpaid dividends to the date of liquidation,
(ii) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (iii) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

         "Qualified Proceeds" means any of the following or any combination of the following: (i) cash, (ii) Temporary Cash Investments, (iii) assets that are used or useful in a Shipping Business and (iv) the Capital Stock of any Person primarily engaged in a Shipping Business if, in connection with the receipt by Millenium or any Restricted Subsidiary of Millenium of such Capital Stock, (a) such Person becomes a Restricted Subsidiary of Millenium or of any Restricted Subsidiary of Millenium or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Millenium or any Restricted Subsidiary of Millenium.

         "Qualified Restricted Subsidiary" means a Restricted Subsidiary in which no Affiliate of Millenium (other than another Qualified Restricted Subsidiary) holds any Investment except through its beneficial ownership of Capital Stock of Millenium.

         "Qualified Substitute Vessel" means in respect of any Mortgaged Vessel which has been sold or was the subject of an Event of Loss, as of any date, one or more Vessels, (i) none of which is a Mortgaged Vessel as of such date, (ii) which will be, upon acquisition thereof, wholly owned by a Wholly Owned Subsidiary of Millenium, (iii) each of which is registered under the laws of the Republic of Liberia, the Commonwealth of the Bahamas, Panama, Cyprus, the Cayman Islands or such other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors and (iv) each of which has or which together have an Appraised Value at the Vessel Tender Date at least equal to (x) the product of (A) the Vessel Percentage of the Vessel(s) for which it is or they are being substituted, multiplied by (B) the Accreted Value of the Notes outstanding on such date, assuming compliance by the applicable Subsidiary Guarantor with all the terms of the Indenture and the applicable Mortgage or (y) with respect to a Sold Mortgaged Vessel, if the Loan To Value Ratio (calculated to include in the numerator thereof the then outstanding amount of Indebtedness under any working capital facility to the extent such Indebtedness is secured by a prior Lien on the Mortgaged Vessels) would be less than 0.8 to 1.0 after giving effect to the disposition of such Sold Mortgaged Vessel and the tender of one or more Vessels having an Appraised Value at the Vessel Tender Date at least equal to the lesser of (I) the product calculated under the foregoing clause (x) and (II) the Appraised Value of such Sold Mortgaged Vessel, then such lesser amount.

         "Reference Treasury Dealers" means each of Credit Suisse First Boston Corporation, Donaldson Lufkin Jenrette Securities Corporation and their respective successors; PROVIDED, HOWEVER, that if either of the foregoing shall cease to be a Primary Treasury Dealer, Millenium shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Millenium or any Restricted Subsidiary existing on the Original Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing
Indebtedness;
PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Stated Maturity either (A) no earlier than the Stated Maturity of the Indebtedness being Refinanced or (B) after the Stated Maturity of the Notes, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus the amount of up to six months of accrued and unpaid interest on such Indebtedness and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of Millenium or of another Restricted Subsidiary or (y) Indebtedness of Millenium or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Restricted Payment" with respect to any Person means

                  (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders in their capacity as such of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Millenium or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                  (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Millenium held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Millenium (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Millenium that is not Disqualified Stock),

                  (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

                  (iv) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means the Subsidiary Guarantors and any other Subsidiary of Millenium that is not an Unrestricted Subsidiary.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Millenium or a Restricted Subsidiary transfers such property to a Person and Millenium or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.

         "Secured Indebtedness" means any Indebtedness of Millenium secured by a Lien.

         "Security Agreements" has the meaning specified in the Indenture and includes the Collateral Agency Agreement, the Mortgages, the Escrow Agreement, the Insurance Assignments and the security arrangements specified in the Indenture and in the Collateral Agency Agreement.

         "Senior Indebtedness" of any Person means (i) Indebtedness of such Person, whether outstanding on the Original Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of such Person to any subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

         "Shipping Business" means the ownership or operation of vessels and any activities within the ship owning and shipping industries and all businesses which are complementary, incidental, related or ancillary to any such activities.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Millenium within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of Millenium (whether outstanding on the Original Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes by its terms or pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means each Subsidiary of Millenium, whether now owned or hereafter formed, which (i) owns a Mortgaged Vessel on the Original Issue Date, (ii) acquires a Vessel with Escrowed Proceeds, (iii) acquires a Qualified Substitute Vessel, or (iv) shall execute and deliver a Subsidiary Guarantee.

         "Subsidiary Guarantee" means a Guarantee of Millenium's obligations with respect to the Notes issued by a Subsidiary of Millenium.

         "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of Millenium) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard & Poor's Ratings Group; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) any mutual fund the portfolio of which is limited to investments of types specified in the preceding clauses (i) through (v), including any proprietary mutual fund of the Trustee for which such bank or an affiliate thereof is investment advisor or to which such bank provides other services and receives reasonable compensation therefor.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Unrestricted Subsidiary" means (i) any Subsidiary of Millenium (other than a Subsidiary Guarantor) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Millenium (including any newly acquired or newly formed Subsidiary (other than a Subsidiary Guarantor)) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Millenium or any other Restricted Subsidiary; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) Millenium could incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United
States of America is pledged and which are not callable at the issuer's option.

         "Vessel" means a bulk carrier owned or leased by Millenium or any Subsidiary of Millenium.

         "Vessel Percentage" means, as of and after the Original Issue Date and prior to any subsequent adjustment as provided below, for each of the initial Mortgaged Vessels (including the Committed Vessels) and the Escrowed Proceeds, the percentage set forth below opposite such Mortgaged Vessel:

         VESSEL                                               PERCENTAGE
         ------                                               ----------

         (1) Monica Marissa                                      3.2%
         (2) Clipper Harmony                                     4.5%
         (3) Clipper Golden Hind                                 3.8%
         (4) Clipper Pacific                                     1.5%
         (5) Clipper Atlantic                                    1.4%
         (6) Millenium Aleksander                                7.6%
         (7) Millenium Elmar                                     7.0%
         (8) Millenium Leader                                    7.0%
         (9) Millenium Hawk                                      6.2%
         (10) Millenium Eagle                                    5.9%
         (11) Millenium Osprey                                   6.2%
         (12) Millenium Falcon                                   4.9%
         (13) Millenium Condor                                   4.9%
         (14) Millenium Amethyst                                 2.6%
         (15) Millenium Yama                                     3.1%
         (16) Millenium Majestic                                 2.7%
         Escrowed Proceeds                                      27.5%
                                                               -----
              Total                                            100.0%

PROVIDED, HOWEVER, that each Vessel Percentage shall be adjusted in each case upon the occurrence of, and after giving effect to, (i) the acquisition of a vessel with Escrowed Proceeds (other than a Committed Vessel) and the delivery of a Mortgage with respect to such Vessel,
(ii) the delivery of any Qualified Substitute Vessel as part of the Collateral pursuant to the terms of the Indenture, (iii) the delivery of any other Vessel as part of the Collateral, (iv) an Event of Loss with respect to any Mortgaged Vessel, or (v) the sale of any Mortgaged Vessel (or the termination of any Acquisition Contract in respect of a Committed Vessel prior to the acquisition thereof by the Company), in each case effected in accordance with the terms of the Indenture, to be, for each Vessel that constitutes a Mortgaged Vessel after such an occurrence, the percentage that the most recently calculated Appraised Value of such Mortgaged Vessel bears to the sum of such aggregate Appraised

Value of the remaining Mortgaged Vessels and after giving effect to such occurrence plus the amount of Escrowed Proceeds then remaining as part of the Collateral. Notwithstanding the foregoing, if any Vessel Percentage is required to be calculated or adjusted at a time when cash is on deposit with the Trustee as part of the Collateral as a result of the sale of a Mortgaged Vessel or the occurrence of an Event of Loss with respect to a Mortgaged Vessel, the amount of such cash on deposit shall be deemed to be the Appraised Value of such Vessel giving rise to such cash on deposit and such Vessel shall be deemed to remain a Mortgaged Vessel for purposes of such computation or adjustment of Vessel Percentage.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Warrant Agreement" means the Warrant Agreement, dated as of July 15, 1998, between Millenium and ChaseMellon Shareholder Services, L.L.C., as the warrant agent.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Millenium or one or more Wholly Owned Subsidiaries.

         "Working Capital Obligations" means all of Millenium's obligations under the Working Capital Facility Agreement.

                           DESCRIPTION OF THE WARRANTS

         On the Original Issue Date, Millenium offered 100,000 Units (the "Units"), each Unit consisting of $1,000 principal amount at maturity of its Existing Notes and one Warrant to purchase five shares of common stock of Millenium at an exercise price of $.01 per share. The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement"), dated as of July 15, 1998, between Millenium and ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "Warrant Agent"). A copy of the Warrant Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



                           DESCRIPTION OF COMMON STOCK

MILLENIUM COMMON STOCK

         As of the date of this Prospectus, 9,500,000 shares of Millenium Common Stock are outstanding and registered in the name of MMI. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by, the Certificate of Incorporation and the Memorandum and Articles of Association of Millenium, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

         In relation to all matters submitted to a vote of stockholders, every holder of Millenium Common Stock who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorized representative, not being himself a stockholder, shall, on a show of hands, have one vote and, on a poll, every holder of Millenium Common Stock entitled to vote shall have one vote for each share registered in his name in the register of members. Accordingly, the holders of Millenium Common Stock may from time to time in general meeting increase or reduce the number of directors and may, by ordinary resolution, remove any director or by ordinary resolution appoint any person to be a director. On a winding-up of Millenium, a liquidator may with the sanction of a special resolution of the holders of Millenium Common Stock, divide among the holders of Millenium Common Stock in specie or kind the whole or any part of the assets of Millenium and may for such purposes set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the holders of Millenium Common Stock.

         There is included in the Articles of Association of Millenium a provision indemnifying every director or other officer of Millenium out of the assets of Millenium against losses or liabilities which such director or officer may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto and confirming that no such director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by Millenium in the execution of the duties of his office or in relation thereto.

                             BOOK-ENTRY REGISTRATION

         The Existing Notes sold to Qualified Institutional Buyers were, and the Exchange Notes will be, originally issued in fully registered book-entry form, and each of the Existing Notes and the Exchange Notes will be represented by a global note (each a "Global Note") registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). All references to actions by holders shall, in respect of the applicable Global Note, refer to actions taken by DTC upon instruction from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to holders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Exchange Notes or to DTC Participants for distribution to beneficial owners in accordance with DTC procedures. DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         The Company expects that pursuant to procedures established by the DTC,
(i) upon deposit of the applicable Global Note, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the applicable Global Note and (ii) ownership of the Exchange Notes evidenced by the applicable Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. Consequently, the ability to transfer Existing Notes or Exchange Notes evidenced by the applicable Global Note will be limited to such extent.

         So long as Cede is the registered owner of any Exchange Notes, Cede will be considered the sole holder under the Indenture of any Exchange Notes evidenced by the applicable Global Note. Beneficial owners of Exchange Notes evidenced by the applicable Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Indenture Trustee thereunder. Neither the Company nor the Indenture Trustee will have any responsibility or liability for any aspect of the records of the DTC or for maintaining, supervising or reviewing any records of the DTC relating to the Exchange Notes. Payments in respect of the principal of, premium, if any, and interest, on any Exchange Notes registered in the name of Cede on the applicable record date will be payable by the Indenture Trustee to or at the direction of Cede in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, and the Trustee may treat the persons in whose names Exchange Notes including the applicable Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company or the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes. The Company believes, however, that it is currently the policy of the DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants or DTC's Indirect Participants. Subject to certain conditions, any beneficial owner of the applicable Global Note may obtain, through the Direct Participant through which such beneficial owner directly or indirectly holds beneficial interest, a certificated Exchange Note or Exchange Notes, in exchange for all or part of such beneficial interest. In addition, the Exchange Notes will be issued in fully registered, certificated form to beneficial owners, or their nominees, rather than to DTC or its nominee, if DTC advises the Indenture Trustee in writing that it is no longer willing or able or qualified to discharge properly its responsibilities as depository with respect to the Exchange Notes, and the Company is unable to locate a qualified successor or if the Company elects to terminate the book-entry system through DTC. In such event, the Indenture Trustee will notify all beneficial owners through DTC Participants of the availability of such certificated Exchange Notes. Upon surrender by DTC of the registered global certificates representing the Exchange Notes and receipt of instructions for re-registration, the Indenture Trustee will re-issue the Exchange Notes in certificated form to beneficial owners or their nominees. Such certificated Exchange Notes will be transferable and exchangeable at the office of the Indenture Trustee upon compliance with the requirements set forth in the Indenture.

                                  THE MORTGAGES


GENERAL

         Each Subsidiary Guarantor has granted to the Collateral Agent, for the benefit of the Holders of the Exchange Notes and the Working Capital Facility Provider, a Mortgage on its Mortgaged Vessel to secure the payment of all sums of money (whether for principal, premium, if any, interest, fees, expenses or otherwise) from time to time payable by such Subsidiary under (a) its Subsidiary Guarantee, the payment of the principal of (and premium, if any) and interest on the Exchange Notes, the payment of all other sums payable by Millenium under the Indenture and the payment of all other sums payable under the Security Agreements (as guaranteed by its Subsidiary Guarantee) and (b) its Working Capital Guarantee, the payment of all amounts payable by Millenium under the Working Capital Facility Agreement. The Holders of the Notes and the Working Capital Facility Provider will have an equal and ratable interest in the Mortgaged Vessel, subject to the priority of payment described below under "--Application of Proceeds Following an Event of Default." The Mortgages have been recorded in accordance with the provisions of Liberian law, Cypriot law, Bahamian law, Cayman Islands law or Panamanian law as applicable. Each Subsidiary Guarantee and Working Capital Facility Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee or Working Capital Facility Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

CERTAIN COVENANTS

         Each Mortgage contains, among other things, the following covenants:

                  REGISTRATION AND DOCUMENTATION OF THE MORTGAGED VESSEL. The Subsidiary Guarantor will not permit the Mortgaged Vessel to be operated in any manner contrary to law, will not engage in unlawful trade or carry any cargo that would expose the Mortgaged Vessel to penalty, forfeiture or capture, and will not permit to be done anything which can or may injuriously affect the registration or enrollment of its Mortgaged Vessel under the laws and regulations of the jurisdiction in which such Mortgaged Vessel is registered, and will at all times keep its Mortgaged Vessel duly documented thereunder, except in the case of any change of registry permitted by the Indenture or the Mortgage, in which case a Vessel Mortgage will be recorded against such Vessel under the laws of any such new registry state.

                  RESTRICTION ON LIENS. Except for its time charter and the lien of the Mortgage and certain other permitted liens (including liens relating to a covered insured incident), the Subsidiary Guarantor will not suffer to be continued any lien, encumbrance or charge on its Mortgaged Vessel for longer than 90 days after the same becomes due and payable and will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause its Mortgaged Vessel to be released or discharged from any lien, encumbrance or charge therefor. Notwithstanding the foregoing, no Subsidiary Guarantor will be permitted to suffer any lien, encumbrance or charge on its Mortgaged Vessel to secure any Indebtedness (other than the Existing Notes and the Subsidiary Guarantees and Indebtedness Incurred under the provision described in paragraph (b)(1) of the covenant described under "Limitation on Indebtedness" and in paragraph (6) of the covenant described under "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries").

                  MAINTENANCE OF THE MORTGAGED VESSEL. The Subsidiary Guarantor will at all times and without cost or expense to the Collateral Agent maintain and preserve, or cause to be maintained and preserved, its Mortgaged Vessel in good running order and repair, so that the Mortgaged Vessel shall be in every respect seaworthy; and will keep the Mortgaged Vessel, or cause her to be kept, in such condition as will entitle her to maintain her current classification rating and annually will furnish the Collateral Agent a certificate by such classification society confirming that such classification is maintained.

                  TRANSFER OF FLAG OR SALE OF THE MORTGAGED VESSEL. The Subsidiary Guarantor will not transfer or change the flag or port of documentation of its Mortgaged Vessel, except to Cyprus, the Bahamas, Liberia, Panama, the Cayman Islands, Isle of Man, the Hellenic Republic or any jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, as permitted by the terms of the Indenture; PROVIDED, however, that there shall at all times exist an effective Mortgage on the applicable Mortgaged Vessel, notwithstanding such transfer or change of flag or port. Except as permitted by the terms of the Indenture, no Subsidiary Guarantor will sell, mortgage or transfer its Mortgaged Vessel.

                  INSURANCE. The Subsidiary Guarantor will at all times and at its own cost and expense cause to be carried and maintained in respect of its Mortgaged Vessel insurance payable in United States dollars in amounts, against risks (including marine hull and machinery insurance, marine protection and indemnity insurance, war risks insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form that is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of vessels similar to its Mortgaged Vessel and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. No insurance will provide for a deductible amount in excess of $1,000,000 per occurrence.

         In the case of all marine and war risk hull and machinery policies, the Subsidiary Guarantor will cause the Collateral Agent to be named an additional insured and will use all reasonable efforts (and cause its insurance broker to use all reasonable efforts) to cause the insurers under such policies to waive any liability of the Collateral Agent for premiums or calls payable under such policies. The Subsidiary Guarantor will use all reasonable efforts with its insurance brokers and underwriters to include a clause to the effect that no policy is to be cancelable or subject to lapse without at least seven business days' prior notice to the Collateral Agent.

         For purposes of insurance against total loss, each Mortgaged Vessel is to be insured for an amount not less than its fair value and not less, when aggregated with the insurance on the other Mortgaged Vessels, than an amount equal to the aggregate outstanding principal amount of the Exchange Notes, premium, if any, and accrued and unpaid interest thereon. Unless the Collateral Agent shall have otherwise directed, any loss involving damage to a Mortgaged Vessel which is not in excess of $1,000,000 may be paid directly for repair or salvage or to reimburse the Subsidiary Guarantor for the same.

         In the event of an actual, constructive or compromised total loss of its Mortgaged Vessel, any adjustment or compromise of such loss by the Subsidiary Guarantor will be at the highest amount reasonably obtainable, and all insurance or other payments for such loss will be applied as set forth above under "Description of the Exchange Notes--Redemption."

EVENTS OF DEFAULT AND REMEDIES

         An Event of Default under the Indenture and the Working Capital Facility Agreement will constitute an event of default under the Mortgages and, in case any one or more events of default under the Mortgages shall have occurred and be continuing, then, in each and every such case the Collateral Agent will have the right to:

                  (1) declare immediately due and payable all the Obligations and Working Capital Obligations (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations and Working Capital Obligations and collect the same out of any and all property of the Subsidiary Guarantor whether covered by the Mortgage or otherwise;

                  (2) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

                  (3) take and enter into possession of the Mortgaged Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Subsidiary Guarantors or other person in possession forthwith upon demand of the Collateral Agent will surrender to the Collateral Agent possession of the Mortgaged Vessel and the Collateral Agent may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Mortgaged Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries in general average, and all other sums due or to become due in respect of such Mortgaged Vessel or in respect of any insurance thereon from any person whomsoever, in accordance with the terms of the Mortgage; and

                  (4) take and enter into possession of the Mortgaged Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Collateral Agent and without being responsible for loss or damage, sell such Mortgaged Vessel, at any place and at such time as the Collateral Agent may specify and in any such manner and such place (whether by public or private sale) as the Collateral Agent may deem advisable, in accordance with the terms of the Mortgage.

         Any sale of a Mortgaged Vessel made in pursuance of the Collateral Agent's right under the Mortgage will operate to divest all right, title and interest of any nature whatsoever of the Subsidiary Guarantor therein and thereto and shall bar any claim from the Subsidiary Guarantor, its successors and assigns, and all persons claiming by, through or under them.

         All the Mortgaged Vessels owned by Millenium and its Restricted Subsidiaries on or shortly after the Original Issue Date are registered under the Liberian, Cypriot, Panamanian, Cayman Islands or Bahamian flag. The Mortgage on each of the Panamanian flag Mortgaged Vessels will be a preferred mortgage lien under Panamanian maritime law. The Mortgage on each of the other Mortgaged Vessels will have similar status under applicable law. The laws of all of such jurisdictions provide that such Mortgages may be enforced by the mortgagee by suit in admiralty in a proceeding against the vessel covered by the mortgage.

         The priority that such a mortgage would have against the claims of other lien creditors in an enforcement proceeding is generally determined by, and will vary in accordance with, the law of the country where the proceeding is brought.

         Panamanian maritime law provides that a "preferred mortgage" is prior to all claims except (i) costs imposed by the enforcing court, (ii) liens for damages arising out of tort, (iii) wages of a stevedore earned during the most recent voyage when employed directly by the owner, operator or master of the vessel, (iv) wages of the crew of the vessel earned during the most recent voyage and (v) general average and salvage, including contract salvage. Panamanian law also provides that unpaid vessel tonnage taxes, annual fees and penalties imposed by the Panamanian government are liens prior to the liens of the mortgage.

         Bahamian law provides that a first priority ship mortgage has priority over all other claims except (i) costs allowed by the court arising out of the arrest and sale proceedings, (ii) wages and other sums due to the master, officers and other members of the ship's complement in respect of their employment on the ship, (iii) port, canal and other waterway dues and pilotage dues and any other outstanding fees payable under the Merchant Shipping Act of The Bahamas in respect of the ship, (iv) claims against the owner in respect of loss of life or personal injury occurring, whether on land or on water, in direct connection with the operation of the ship, (v) claims against the owner, based on tort and not capable of being based on contract, in respect of loss of or damage to property occurring, whether on land or on water, in direct connection with the operation, of the ship, and (vi) claims for salvage, wreck removal and contribution in general average.

         Cayman Islands maritime law provides that the priority of mortgages between themselves shall be determined by the order in which the mortgages were registered. Upon entry of a first priority ship mortgage in the Ship Registry, it will have priority over any other subsequently registered mortgage of or charge on the relevant vessel. However, a ship mortgage, even if registered, will rank behind any possessory liens in respect of work done on the vessel and maritime liens (whether existing before or after the creation of the mortgage).

         Liberian maritime law provides that a "preferred mortgage lien" is prior to all claims other than the following: (i) liens arising prior in time to the recording of the preferred mortgage; (ii) liens arising out of tort; (iii) liens for tonnage taxes and annual fees payable under the Liberian Maritime Regulations; (iv) liens for crew's wages; (v) liens for general average; (vi) liens for salvage; and (vii) liens for expenses and fees allowed and costs imposed by courts of competent jurisdiction.

         Cypriot maritime law provides that a "preferred mortgage lien" is prior to all claims other than the following: (i) maritime liens for damage done by the vessel; (ii) liens for salvage; (iii) liens or crew's wages; (iv) liens for master's disbursements; (v) liens for bottomry; and (vii) liens for costs of arresting parties imposed by courts of competent jurisdiction.

         All of such ship mortgages may be enforced against a vessel physically present in the United States, but the claim under the mortgage would rank behind preferred maritime liens, including those for supplies and other necessaries provided in the United States. There is no assurance, however, that if enforcement proceedings must be commenced against a Mortgaged Vessel, the Mortgaged Vessel will be located in a jurisdiction having the same procedures and lien priorities as the United States. Other jurisdictions may provide no legal remedy at all for the enforcement of the Mortgages, or a remedy dependent on court proceedings so expensive and time consuming as to be impractical. Furthermore, certain jurisdictions, unlike the United States, may not permit the Mortgaged Vessel to be sold prior to entry of a judgment, entailing a long waiting time that could result in increased custodial costs, deterioration in the condition of the Mortgaged Vessel and substantial reduction in her value.

         As additional security for the Obligations, each Subsidiary Guarantor will assign to the Trustee, among other things, all its rights under the Charter, the earnings of its Mortgaged Vessel and the insurance carried thereon. The assignment of earnings on the vessels will not be notified to charterers unless an event of default has occurred and is continuing under a mortgage which is not capable of cure. See "Description of the Exchange Notes--Subsidiary Guarantees."

APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT

         The Trustee will be the "Senior Representative" under the Collateral Agency Agreement and will be entitled to direct the Collateral Agent in the exercise of remedies following an Event of Default; PROVIDED, HOWEVER, that upon the occurrence of an event of default under the Working Capital Facility Agreement and the acceleration of the amounts due thereunder, the Working Capital Facility Provider shall have the right to notify the Trustee. If the Trustee fails to instruct the Collateral Agent with respect to the Vessel Collateral within 90 days, the Working Capital Facility Provider shall have the right to so instruct the Collateral Agent; PROVIDED, HOWEVER, that the Trustee may at any time thereafter resume the direction of the Collateral Agent, so long as the Trustee does not terminate the actions commenced by the Collateral Agent without the prior written consent of the Working Capital Facility Provider. Pursuant to the terms of the Collateral Agency Agreement, the Collateral Agent will distribute all proceeds received by it following an Event of Default in the following order of priority:

         FIRST: to the Working Capital Facility Provider, the Trustee and the Collateral Agent, pro rata to each of them accordance with the amounts owed, an amount equal to any accrued and unpaid fees owing under the Working Capital Facility Agreement, any Trustee and Collateral Agent fees and all reasonable expenses and charges incurred by or on behalf of the Working Capital Facility Provider, the Trustee and the Collateral Agent in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Indenture or the Working Capital Facility Agreement (including the reasonable fees and expenses of counsel) in each case as certified in writing to the Collateral Agent by the Lender, the Trustee or the Collateral Agent, as the case may be;

         SECOND: to the Working Capital Facility Provider, an amount, as certified in writing to the Collateral Agent by the Working Capital Facility Provider, equal to any amounts owing pursuant to the Working Capital Facility Agreement with respect to borrowings made thereunder (not to exceed an aggregate principal amount of $7.0 million), including all accrued and unpaid interest thereon;

         THIRD: to the Trustee for the benefit of the Holders of the Exchange Notes, an amount, as certified in writing to the Collateral Agent by the Trustee, equal to any accrued and unpaid interest in respect of the Exchange Notes then outstanding;

         FOURTH: to the Trustee for the benefit of the holders of the Exchange Notes, an amount, as certified in writing to the Collateral Agent by the Trustee, equal to the outstanding principal of the Exchange Notes; and

         FIFTH: to the related Subsidiary Guarantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

                DESCRIPTION OF WORKING CAPITAL FACILITY AGREEMENT


         Pursuant to a Credit Agreement (the "Working Capital Facility Agreement"), dated July 20, 1998, among Millenium and The Bank of New York (the "Working Capital Facility Provider"), the Working Capital Facility Provider has made available to Millenium a line of credit ("Working Capital Facility") in a principal amount up to $7,000,000, although no amounts are currently outstanding under such Working Capital Facility. The Working Capital Facility Agreement provides that working capital draws (each, a "Working Capital Draw") shall be in minimum amounts of $250,000 and shall accrue interest at a rate equal to the sum of (a) LIBOR and (b) 1.5% per annum. The Working Capital Facility matures on the one-year anniversary of the Original Issue Date. During the second half of the term of the Working Capital Facility Agreement, for any period of 30 consecutive days chosen by Millenium, all Working Capital Draws then outstanding must be repaid by Millenium. Millenium will be required to pay to the Working Capital Facility Provider (a) an up front fee equal to $35,000 and (b) a commitment fee equal to 0.375% per annum on the unused portion of the Working Capital Facility, payable quarterly in arrears commencing on October 20, 1998. The obligations of Millenium under the Working Capital Facility Agreement are guaranteed by each of the Subsidiary Guarantors, jointly and severally, pursuant to a guarantee (each, a "Working Capital Guarantee") and are secured by the Mortgaged Vessels, together with the insurances thereon (the "Vessel Collateral").

         The Working Capital Facility Agreement contains representations and warranties similar to those contained in the Purchase Agreement (as defined), and will incorporate by reference, for the benefit of the Working Capital Facility Provider, each of the covenants contained in the Indenture. The following events, among others, will constitute events of default under the Working Capital Facility Agreement unless waived by the Working Capital Facility
Provider: (i) Millenium fails to pay the Working Capital Facility Provider when due any amounts drawn under the Working Capital Facility Agreement, any interest thereon or any fees due under the Working Capital Facility Agreement, (ii) Millenium or any of the Subsidiary Guarantors fails to observe or perform any other covenant, agreement or restriction contained or incorporated by reference in the Working Capital Facility Agreement, and, in certain cases, applicable grace periods expire, (iii) any representation, warranty, certification or statement made by Millenium or any of the Subsidiary Guarantors in the Working Capital Facility Agreement or in any certificate, financial statement or other document delivered pursuant thereto proves to have been incorrect in any material respect when made and (iv) certain events of bankruptcy or insolvency of Millenium or any of the Subsidiary Guarantors. Upon the occurrence of an event of default under the Working Capital Facility Agreement and the acceleration of the amounts due thereunder, the Working Capital Facility Provider shall have the right to notify the Trustee. If the Trustee fails to instruct the Collateral Agent with respect to the Vessel Collateral within 90 days, the Working Capital Facility Provider shall have the right to so instruct the Collateral Agent; PROVIDED, HOWEVER, that the Trustee may at any time thereafter resume the direction of the Collateral Agent, so long as the Trustee does not terminate the actions commenced by the Collateral Agent without the prior written consent of the Working Capital Facility Provider. Proceeds from the Vessel Collateral will be applied pursuant to the priority of payment indicated under "The Mortgages--Application of Proceeds following an Event of Default."

         The Working Capital Facility Agreement provides that to the extent a Mortgaged Vessel is a Sold Vessel or a Lost Vessel and the Net Available Cash relating to the Sold Vessel or the Event of Loss Proceeds relating to a Lost Vessel are required to be used to redeem Exchange Notes pursuant to the terms of the Indenture (see "Description of the Exchange Notes--Redemptions--Redemption upon Sale or Loss of a Mortgaged Vessel"), then Millenium shall be required to repay the Working Capital Facility in an amount equal to the sum of (i) the product of (a) the Vessel Percentage applicable to the Sold Mortgage Vessel as of the Sale Date of the Lost Mortgaged Vessel as of the Loss Date, as the case may be, and (b) the aggregate principal amount of all Working Capital Draws then outstanding and (ii) all accrued and unpaid interest thereon.

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

THE EXCHANGE OFFER

         The following summary is the opinion of Thacher Proffitt & Wood, counsel to the Company, with respect to the material federal income tax consequences under the Internal Revenue Code of 1986 (the "Code") expected to result to Holders whose Existing Notes are exchanged for Exchange Notes in the Exchange Offer, insofar as it relates to matters of law and legal conclusions with respect thereto. This discussion is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date of this Prospectus, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The disclosure below does not purport to deal with federal income tax consequences applicable to all categories of investors and is directed solely to holders that hold the Notes as capital assets within the meaning of Section 1221 of the Code, and acquire such Notes for investment and not as a dealer or for resale. This disclosure is not intended to address every aspect of the United States federal income tax laws that may be relevant to a holder in light of its particular investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws, such as banks, insurance companies, holders that will hold the Notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Notes and one or more other investments, a holder who owns or will own directly, indirectly or by attribution (including stock attribution resulting from ownership of the Warrants) 10.0% or more (by voting power) of Millenium Common Stock or holders that have a functional currency other than the United States dollar. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. All investors also should consult their own tax advisors in determining the tax consequences to them of an investment in the Notes and the purchase, ownership and disposition thereof.

         Holders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) directly relevant to the determination of an entry on a tax return. Accordingly, a holder should consult its own tax advisors and tax return preparers regarding the preparation of any item on a tax return.

         The exchange of Existing Notes for Exchange Notes will be treated as a "non-event" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Existing Notes. As a result, no material federal income tax consequences will result to a Holder exchanging Existing Notes for Exchange Notes.

                       CERTAIN FOREIGN TAX CONSIDERATIONS


CAYMAN ISLANDS TAX CONSIDERATIONS

         MILLENIUM AND CAYMAN ISLANDS SUBSIDIARY GUARANTORS. Millenium and each Subsidiary Guarantor incorporated in the Cayman Islands (such Subsidiary Guarantors, collectively, the "Cayman Islands Guarantors") has been incorporated as an exempted company under the laws of the Cayman Islands and has received an undertaking from the Governor in Council of the Cayman Islands under Section 6 of The Tax Concessions Law (1995 Revision) that for a period of 20 years from the date of the undertaking (a) no Law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciation shall apply to Millenium or the relevant Cayman Island Guarantor or their respective operations; and (b) that no tax to be levied on profits, income, gains, or appreciations or which is the nature of estate duty or inheritance tax shall be payable by Millenium or the relevant Cayman Islands Guarantor (i) on or in respect of its respective shares, debentures or other obligations; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in
Section 6(3) of the Tax Concessions Law (1995 Revision).

         The Cayman Islands does not have an income tax treaty arrangement with the United States or any other country.

         INVESTORS. There is no income tax, corporation tax, capital gains tax, withholding tax or any other kind of tax on profits or gains or tax in the nature of estate duty or inheritance tax currently in effect in the Cayman Islands. Holders who bring individual Exchange Notes in original form to the Cayman Islands may be liable to pay stamp duty in an amount of up to C.I.$250 on each Exchange Notes.

LIBERIAN TAX CONSIDERATIONS

         Based on the advice of the Law Offices of Basil T. Patkos, special Liberian counsel to each Subsidiary Guarantor that is incorporated in Liberia (collectively, the "Liberian Guarantors"), no taxes or withholding will be imposed by the Republic of Liberia on or with respect to any payments to be made in respect of the Exchange Notes or the Subsidiary Guarantees made by each of the Liberian Guarantors, PROVIDED that (i) each of the Liberian Guarantors is and maintains its status as a "nonresident Liberian entity" under the Liberian Internal Revenue Code, (ii) each of the Liberian Guarantors is not now carrying on, and in the future does not expect to carry on, any operations within the Republic of Liberia, (iii) the Exchange Notes and all related documentation will be executed outside of the Republic of Liberia and (iv) the holders of the Exchange Notes will neither reside in, maintain offices in, nor engage in business in, the Republic of Liberia.

CYPRIOT TAX CONSIDERATIONS

         Based on the advice of Andreas Demetriades Law Office, special Cypriot counsel to each Subsidiary Guarantor that is incorporated in the Republic of Cyprus (collectively, the "Cypriot Guarantors"), no taxes or withholding will be imposed by the Republic of Cyprus on or with respect to any payments to be made in respect of the Exchange Notes or the Subsidiary Guarantees made by each of the Cypriot Guarantors, provided that (i) each of the Subsidiary Guarantors is and maintains its status as a shipping company of limited liability under the Cyprus Merchant Shipping (Fees and Taxing Provisions) Law No. 38(1)(92), (ii) the Company and each of the Subsidiary Guarantors is not now carrying on, and in the future is not expected to carry on, any operations exclusively within the Republic of Cyprus, (iii) the Exchange Notes and all related documentation will be executed outside the Republic of Cyprus and (iv) the Holders of the Exchange Notes will neither reside in, maintain offices in, nor engage in business in, the Republic of Cyprus.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 199 , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                     RATING

         Moody's has rated the Existing Notes B3 and Standard & Poor's has rated the Existing Notes B. The Company does not intend to request a rating for the Exchange Notes. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of the Rating Agencies assigned to the Existing Notes address the likelihood of the receipt by Holders of the Existing Notes of all distributions to which such Holders are entitled. The ratings assigned to the Existing Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Holders might suffer a lower than anticipated yield. In the event that the rating initially assigned to any of the Existing Notes is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Note. The ratings do not address the possibility that Holders of the Existing Notes may suffer a lower than anticipated yield.

         The Company has not requested a rating on the Existing Notes by any rating agencies other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Existing Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Existing Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Note by the Rating Agencies.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Exchange Notes offered hereby will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, with respect to matters of United States law and Liberian maritime law, by Maples and Calder, Grand Cayman, Cayman Islands, with respect to matters of Cayman Islands law, by the Law Offices of Basil T. Patkos with respect to matters of Liberian tax law and Andreas P. Demetriades & Associates with respect to matters of Cypriot law.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The combined balance sheets as of December 31, 1996 and 1997, and the combined statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 included in this Prospectus, have been included herein in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                 APPENDIX A: GLOSSARY OF CERTAIN SHIPPING TERMS

Ballast A vessel is said to be in "ballast" when it is steaming without cargo and carrying water as ballast which is discharged before loading at the next loading port.

Bareboat                               Charter Also known as a "demise charter."
                                       Contract or hire of a ship which the
                                       shipowner is usually paid a fixed amount of charter hire for a certain period of time during which the charterer is responsible for the operating costs and voyage costs of the ship as well as arranging for crewing.

Bunkers                                Heavy fuel oil used to power a vessel's
                                       engines.

Charter The hire of a ship for a specified period of time or to carry a cargo for a fixed fee from a loading port to a discharging port. The contract for a charter is called a charterparty.

Charterer                              The individual or company which charters
                                       a ship.

Charter hire                           A sum of money paid to the shipowner by a
                                       charterer under a time charterparty for
                                       the use of a vessel.

Classification Society                 A private organization which has as its
                                       purpose the supervision of vessels during their construction and afterward, in respect of their seaworthiness and upkeep, and the placing of vessels in "classes" according to the society's rules for each particular type of vessel.

Draft                                  Vertical distance between the waterline
                                       and the vessel's keel.

Drydocking                             The removal of a vessel from the water
                                       for inspection and/or repair of submerged parts.

Dwt Deadweight ton: the maximum weight of cargo and supplies that can be carried by a ship, expressed in metric tons.

Gross Ton                              Unit of 100 cubic feet or 2.831 cubic
                                       meters used in arriving at the
                                       calculation of gross tonnage.

Lay-up Mooring a ship at a protected anchorage, shutting down substantially all of its operating systems and taking measures to protect against corrosion and other deterioration.

Lightweight                            The weight of steel contained in a
                                       vessel, expressed in metric tonnes.

Metric Ton                             A metric ton of 1,000 kilograms.

Newbuilding                            A newly constructed vessel.

Orderbook                              A reference to currently placed orders
                                       for the construction of vessels.

Period Charter                         A reference to currently placed orders
                                       for the construction of vessels. A time
                                       or bareboat charter for a specified
                                       period of time in excess of six months.

Protection and
  Indemnity Insurance                  Insurance obtained through a mutual
                                       association formed by shipowners to
                                       provide liability insurance protection
                                       from large financial loss to one member
                                       through contributions towards that loss
                                       by all members.

Spot Market                            The market for immediate chartering of a
                                       vessel usually for single voyages.

Time Charter                           Contract for hire of a ship. A charter
                                       under which the shipowner is paid charter hire on a per day basis for a certain period of time, the shipowner being responsible for providing the crew and paying operating costs while the charterer is responsible for paying the voyage costs. Any delays at port or during the voyages are the responsibility of the charterer, save for certain specific exceptions such as loss of time arising from vessel breakdown and routine maintenance.

Voyage Charter                         Contract for hire of a ship under which
                                       the shipowner is paid freight at a price per metric ton on the basis of moving cargo from a loading port to a discharge port. The shipowner is responsible for paying both operating costs and voyage costs. The charterer is typically responsible for any delay at the loading or discharging ports.

                                                   INDEX TO COMBINED FINANCIAL STATEMENTS

GROUP OF SHIPPING COMPANIES ACQUIRED BY MILLENIUM SEACARRIERS, INC.

Audit Report of Independent Accountants...............................................................................F-2
Review Report of Independent Accountants..............................................................................F-3
Combined Balance Sheets as of December 31, 1996 and 1997 and as of
  March 31, 1998 (unaudited)..........................................................................................F-4
Combined Statements of Income for the years ended December 31, 1995,
  1996 and 1997 and for the three month period ended March 31, 1997 and 1998
  (unaudited).........................................................................................................F-5
Combined Statements of Cash Flows for the years ended December 31, 1995,
  1996 and 1997 and for the three month period ended March 31, 1997 and 1998
  (unaudited).........................................................................................................F-6
Combined Statements of Shareholders' Equity for the years ended
  December 31, 1995, 1996 and 1997 and for the three month period ended March 31, 1998 (unaudited)....................................................................................F-7
Notes to the Combined Financial Statements............................................................................F-8

MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet as of September 30, 1998 (unaudited)......................................................F-18
Consolidated Statement of Income for the period ended September 30, 1998
  (unaudited)........................................................................................................F-19
Consolidated Statement of Cash Flows for the period ended September 30, 1998
  (unaudited)........................................................................................................F-20
Consolidated Statement of Shareholders' Equity for the period ended September 30, 1998 (unaudited)...............................................................................F-21
Notes to the Consolidated Financial Statements.......................................................................F-22

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Group of Shipping Companies acquired by Millenium Seacarriers, Inc.

         We have audited the accompanying combined balance sheets of Group of Shipping Companies acquired by Millenium Seacarriers, Inc. as of December 31, 1996 and 1997 and the related combined statements of income, cash flows and shareholders' equity for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Group of Shipping Companies acquired by Millenium Seacarriers, Inc. as of December 31, 1996 and 1997 and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with United States generally accepted accounting principles.



                                               COOPERS & LYBRAND


Piraeus, Greece
April 13, 1998
except as to Note 11
for which the date is
July 24, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Group of Shipping Companies acquired by Millenium Seacarriers, Inc.

         We have reviewed the accompanying interim combined balance sheet of Group of Shipping Companies acquired by Millenium Seacarriers, Inc. as of March 31, 1998 and the related combined statements of income, cash flows and shareholders' equity for the three-month period then ended. These financial statements are the responsibility of the Company's management.

         We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with United States generally accepted accounting principles.



                                              COOPERS & LYBRAND


Piraeus, Greece
July 15, 1998
except as to Note 11
for which the date
is July 24, 1998

                                                      GROUP OF SHIPPING COMPANIES
                                                ACQUIRED BY MILLENIUM SEACARRIERS, INC.

                                                         COMBINED BALANCE SHEETS
                                                 (EXPRESSED IN US DOLLARS IN THOUSANDS)



                                                                                        DECEMBER 31,                   MARCH 31,
                                                                        ----------------------------------------- ------------------
                                ASSETS                                          1996                1997                 1998
                                                                        -------------------- -------------------  ------------------
                                                                                                                      (UNAUDITED)
Current assets
Cash and cash equivalents..............................................       $    15             $  135              $   23
Cash retention accounts................................................           222                193                  232
                                                                              -------            -------              -------
                                                                                  237                328                  255
Receivables:  Claims & other (Note 3)                                             107                 27                  137
Inventories and prepaid expenses (Note 4)                                         110                 68                  201
Due from related party (Note 8)                                                   573                722                1,008
                                                                              -------            -------              -------

           TOTAL CURRENT ASSETS........................................         1,027              1,145                1,601

Deferred charges, net of accumulated amortization (Note 2)                        153                649                  763
Vessels at cost, net of accumulated depreciation (Note 5)                      17,814             15,447               14,855
                                                                              -------            -------              -------

           TOTAL ASSETS................................................        18,994             17,241               17,219
                                                                              =======            =======              =======

                                                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Trade accounts payable.................................................       $   972            $ 2,315              $ 2,359
Other Liabilities (Note 6).............................................           736                785                  959
Charter revenue received in advance....................................           189                190                   82
                                                                              -------            -------              -------
                                                                                1,897              3,290                3,400
Long-term debt current portion (Note 7)                                         3,664              3,441                3,775
                                                                              -------            -------              -------

           TOTAL CURRENT LIABILITIES...................................         5,561              6,731                7,175
Long-term debt, net of current portion (Note 7)                                11,919              9,515                9,053
                                                                              -------            -------              -------

           TOTAL LIABILITIES...........................................        17,480             16,246               16,228
                                                                              -------            -------              -------

Commitments and contingencies (Note 7 and 10)

SHAREHOLDERS' EQUITY
Common stock and paid-in capital.......................................           880                880                  880
Retained earnings......................................................           634                115                  111
                                                                              -------            -------              -------

           TOTAL SHAREHOLDERS' EQUITY..................................         1,514                995                  991
                                                                              -------            -------              -------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................       $18,994            $17,241              $17,219
                                                                              =======            =======              =======


   The accompanying notes are an integral part of these financial statements.

                                                    GROUP OF SHIPPING COMPANIES
                                              ACQUIRED BY MILLENIUM SEACARRIERS, INC.

                                                   COMBINED STATEMENTS OF INCOME
                                 (EXPRESSED IN US DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                                THREE MONTH
                                                                                                                PERIOD ENDED
                                                                  YEAR ENDED DECEMBER 31,                  MARCH 31, (UNAUDITED)
                                                                  -----------------------                  ---------------------

                                                           1995            1996            1997           1997               1998
                                                           ----            ----            ----           ----               ----
REVENUES
Freight and hire from voyages........................    $4,904          $10,879         $11,285         $2,893             $2,743
Voyage expenses......................................        (8)              (4)           (172)           (17)                (2)
Commissions..........................................      (263)            (508)           (595)          (162)              (145)
                                                         ------          -------         -------         ------             ------
     Net revenue.....................................     4,633           10,367          10,518          2,714              2,596
                                                         ------          -------         -------         ------             ------

EXPENSES
Vessel operating expenses............................     2,548            5,439           6,204          1,491              1,407
Management fees (Note 8).............................       221              728             896            223                223
Depreciation and amortization (Note 2)...............     1,173            2,134           2,606            592                683
                                                         ------          -------         -------         ------             ------
                                                          3,942            8,301           9,706          2,306              2,313
                                                         ------          -------         -------         ------             ------
     Operating income................................       691            2,066             812            408                283
                                                         ------          -------         -------         ------             ------

OTHER INCOME/(EXPENSES)
Interest expense, net (Note 7).......................      (690)          (1,159)         (1,215)          (301)             (274)
Other................................................       (31)            (234)           (116)           (10)              (13)
                                                         ------          -------         -------         ------             ------
                                                           (721)          (1,393)         (1,331)          (311)              (287)
                                                         ------          -------         -------         ------             ------
     NET INCOME/(LOSS)...............................    $  (30)         $   673         $  (519)        $   97             $   (4)
                                                         ======          =======         =======         ======             ======

PROFORMA EARNINGS (LOSS) PER
SHARE
Basic................................................    $   --          $  0.07         $ (0.05)        $ 0.01             $   --
                                                         ======          =======         =======         ======             ======
Fully diluted........................................    $   --          $  0.07         $ (0.05)        $ 0.01             $   --
                                                         ======          =======         =======         ======             ======
PROFORMA NUMBER OF ORDINARY
SHARES (THOUSANDS)
Basic................................................     9,500            9,500           9,500          9,500              9,500
                                                         ======          =======         =======         ======             ======
Fully diluted........................................     9,500            9,998           9,500          9,998              9,500
                                                         ======          =======         =======         ======             ======






   The accompanying notes are an integral part of these financial statements.

                                                      GROUP OF SHIPPING COMPANIES
                                                ACQUIRED BY MILLENIUM SEACARRIERS, INC.

                                                   COMBINED STATEMENTS OF CASH FLOWS
                                                 (EXPRESSED IN US DOLLARS IN THOUSANDS)


                                                                                                                   THREE MONTH
                                                                                                                   PERIOD-ENDED
                                                                               YEAR ENDED DECEMBER 31,         MARCH 31, (UNAUDITED)
                                                                               -----------------------         ---------------------

                                                                          1995         1996         1997          1997        1998
                                                                          ----         ----         ----          ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)....................................................      (30)         673         (519)           97          (4)
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
Depreciation.........................................................     1,099       2,034         2,367          592         592
Amortization Of Deferred Charges.....................................        74         100           239           47          91
Changes In Operating Assets And  Liabilities:
Receivables: Claims & Other..........................................       (30)        (64)           80           87        (110)
Inventories And Prepaid Expenses.....................................       (40)        (12)           42           91        (133)
Current Account With Managing Agent..................................      (344)         44          (149)          12        (286)
Trade Accounts Payable...............................................       229         579         1,343          426          44
Other Liabilities....................................................       350          87            49          (73)        174
Charter Revenue Received In Advance..................................        90          78             1          (57)       (108)
                                                                         ------      ------        ------       ------      ------
NET CASH PROVIDED BY OPERATING ACTIVITIES............................     1,398       3,519         3,453        1,222         260
                                                                         ------      ------        ------       ------      ------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase Of Vessels..................................................    (5,800)    (10,402)            -            -           -
Deferred Charges.....................................................         -        (200)         (735)         325)       (205)
                                                                         ------      ------        ------       ------      ------
NET CASH USED IN INVESTING ACTIVITIES................................    (5,800)    (10,602)         (735)         325)       (205)
                                                                         ------      ------        ------       ------      ------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds From Long Term Debt.........................................     5,333      12,800         5,400            -         400
Dividends Paid.......................................................         -        (335)            -            -           -
Shareholders' Contribution, Net......................................       334         542             -            -           -
Principal Repayments Of Long- Term Debt..............................    (1,265)     (5,687)       (8,027)        (892)       (528)
                                                                         ------      ------        ------       ------      ------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES..................     4,402       7,320        (2,627)        (892)       (128)
                                                                         ------      ------        ------       ------      ------
INCREASE IN CASH AND CASH EQUIVALENTS AND RETENTION
  ACCOUNTS...........................................................         -         237            91            5         (73)
                                                                         ------      ------        ------       ------      ------
CASH AND CASH EQUIVALENTS AND RETENTION ACCOUNT AT BEGINNING
   OF YEAR...........................................................         -           -           237          237         328
                                                                         ------      ------        ------       ------      ------
CASH AND CASH EQUIVALENTS AND RETENTION ACCOUNT AT
  END OF YEAR........................................................    $    -      $  237        $  328       $  243      $  255
                                                                         ======      ======        ======       ======      ======
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid                                                            $  552      $1,184        $1,236       $  305      $  154
                                                                         ======      ======        ======       ======      ======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                      GROUP OF SHIPPING COMPANIES
                                                ACQUIRED BY MILLENIUM SEACARRIERS, INC.

                                              COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 (EXPRESSED IN US DOLLARS IN THOUSANDS)




                                                                              COMMON STOCK
                                                                                  AND                  RETAINED
                                                                                PAID-IN                EARNINGS
                                                                                CAPITAL               /(DEFICIT)              TOTAL
                                                                                -------               ----------              -----
BALANCE, DECEMBER 31, 1994.........................................             $     4                 $   326             $   330
Net Loss...........................................................                  --                     (30)                (30)
Contributions......................................................                 334                      --                 334
                                                                                -------                 -------              ------
BALANCE, DECEMBER 31, 1995.........................................                 338                     296                 634
Net Income.........................................................                 --                      673                 673
Contributions And (Distributions)..................................                 542                    (335)                207
                                                                                -------                 -------              ------
BALANCE, DECEMBER 31, 1996.........................................                 880                     634               1,514
Net Loss...........................................................                  --                    (519)               (519)
                                                                                -------                 -------              ------
BALANCE, DECEMBER 31, 1997.........................................                 880                     115                 995
Net Loss...........................................................                  --                      (4)                 (4)
                                                                                -------                 -------              ------
BALANCE, MARCH 31, 1998 (UNAUDITED)................................             $   880                   $ 111              $  991
                                                                                =======                 =======              ======



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)

1.  Business Information

         Group of Shipping Companies consists of the five shipowning companies listed in note 5, collectively referred to as the "Group." All these companies have common shareholders and are under the exclusive management of Kylco Maritime Ltd., a related company. The Group's drybulk vessels operate worldwide carrying cargoes for many of the world's leading charters.

         On March 10, 1998, Millenium Seacarriers, Inc. ("Millenium") was formed to hold all the capital stock of the Group (collectively, the "Company") and all of the Committed Vessels (as defined). Upon consummation of the Units Placement and the new equity contribution (the "Reorganization") (see note 11), the issued and outstanding shares of the companies that comprise the Group were acquired by Millenium Management, Inc. ("MMI"), Millenium's sole shareholder. On the Original Issue Date, MMI contributed these shares to Millenium. The former shareholders of the companies that comprise the Group received, in the aggregate, a minority interest in MMI in exchange for their shares in the companies that comprise the Group.

         Millenium is registered and incorporated in the Cayman Islands. Its principal business is the acquiring, upgrading and operating of vessels. Millenium will conduct its operations through its subsidiaries whose principal activity is the operation and ownership of drybulk vessels that will be under the exclusive management of MMI and sub-management of Kylco Maritime Ltd. and Kylco Maritime (USA), Inc. (see Note 8).


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION OF THE COMBINED FINANCIAL STATEMENTS

         The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States. The companies comprising the Group have common shareholders. All intercompany balances and transactions have been eliminated upon combination.

USE OF ESTIMATES

         The preparation of the combined financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the combined financial statements, and the stated amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITIONS AND DISPOSALS

         The operating results of vessels acquired or disposed of during the period or year are included in the accompanying combined financial statements from the date of their acquisition until the date of their disposal, as applicable.

VESSELS

         Vessels owned by the Group are stated at cost which comprises the vessels' contract price, major repairs and improvements and direct delivery and acquisition expenses relating to the acquisition of the vessel.

DEPRECIATION

         Depreciation is calculated on a straight line basis by reference to the vessels' cost, age and scrap value as estimated at the date of acquisition. Depreciation is calculated over the remaining useful life of the vessel, which is assumed to be 23 to 28 years from the vessel's original construction.

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)

REVENUE AND EXPENSE RECOGNITION

         Revenue and expenses resulting from each voyage or time charter are accounted for on the accrual basis and are recognized in the income statement on the percentage of completed voyage basis. Chartered revenues received in advance are recorded as a liability until charter services are rendered.

         Vessels' operating expenses comprise all expenses relating to the operation of the vessels, including crewing, repairs and maintenance, insurances, stores and lubricants, and miscellaneous expenses, including communications. Voyage expenses comprise all expenses relating to particular voyages, including bunkers, port charges, canal tolls and agency fees.

Concentration of Credit Risk

         The Group derived $4,904, $7,759, $8,124 and $2,023 of freight and hire revenues from one customer related to the charter of M/V Clipper Atlantic, M/V Clipper Pacific, M/V Clipper Golden Hind and M/V Clipper Harmony for the years ended December 31, 1995, 1996 and 1997, and the three-month period ended March 31, 1998 (unaudited), respectively.

FOREIGN CURRENCIES

         The Group's functional currency is U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Income and expenses denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the date of the transaction. Resulting exchange gains and/or losses on settlement or translation are included in operating expenses in the accompanying combined statement of income.

REPAIRS, MAINTENANCE AND DEFERRED CHARGES

         Expenditures for vessel repair and maintenance are charged against income in the period incurred. Drydocking and special survey costs are deferred and amortized over the estimated period to the next scheduled drydocking or survey, which are generally, two and a half years and five years, respectively. The amortization of drydocking and special survey costs are included in operating expenses and totaled $75, $100, $239 in 1995, 1996 and 1997, respectively.

         For the three-month periods ended March 31, 1997 and 1998, the amortization of drydocking and special survey cost amounted to $47 and $91, respectively (unaudited).

P&I BACK CALLS

         The Group participates in a Protection and Indemnity (P&I) insurance coverage plan provided by mutual insurance societies known as P&I clubs. Under the terms of the plan, participants may be required to pay additional premiums to fund operating deficits incurred by the clubs ("back calls"). Obligations for back calls are accrued annually. Back calls were $73, $82 and $146 in 1995, 1996 and 1997, respectively.

CASH AND EQUIVALENTS

         The Group considers time deposits or other certificates purchased with an original maturity of three months or less to be cash equivalents. Cash retention accounts are restricted for use as general working capital unless such balances exceed instalment payments due to the vessels lenders.

INVENTORIES

         Inventories consist of lubricants on board the Group's vessels at the balance sheet date. Inventories are stated at lower of cost or market value. Cost is determined on a first-in, first-out method.

LONG-LIVED ASSETS

         The Group has adopted the provision of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for Impairment of Long-lived Assets to Be Disposed Of. The statement requires that long-lived assets used or disposed of by an entity be reviewed for

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)

impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss for an asset held for use should be recognized when the estimate of non-discounted future net cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount. Measurement of impairment loss is based on the fair market value of the asset (Note 5).

PRO FORMA BASIC AND DILUTED EARNINGS (LOSS) PER ORDINARY SHARE

         Pro forma basic and diluted earnings per ordinary share have been computed by dividing net income (loss) by the applicable number of pro forma ordinary shares expected to be outstanding following the finalization of the Units Placements of the Company (See Note 11).

NEWLY ISSUED PRONOUNCEMENTS

         SFAS No. 130, Reporting Comprehensive Income, has been issued and is effective for fiscal years beginning after December 15, 1997. The new standard requires that comprehensive income and its components, as defined, be reported in the financial statements. This standard does not require that comprehensive income and its components be reported in an income statement. Early adoption is encouraged. Management is currently assessing the impact of this standard.

         SFAS No. 131, Disclosures about Segments of Enterprise and Related Information, has been issued and is effective for fiscal periods beginning after December 15, 1997. This standard specifies revised guidelines for determining an entity's operating segments and the type and level of information to be disclosed. Early adoption of this standard is encouraged. Management is currently assessing the impact of this standard.

         SFAS No. 132, Employer's Disclosures about Pensions and Other Post-retirement Benefits, has been issued and is effective for fiscal periods beginning after December 15, 1997. This standard revised employers' disclosure about pension and other post-retirement benefit plans by (1) standardising disclosure requirements, (2) requiring additional information on changes in the benefit obligations and fair values of plan assets and (3) eliminating certain disclosures that are no longer useful as stated in previously issued Standards. Early adoption of this standard is encouraged. Management does not believe that this standard is expected to have a material impact on the financial statements of the Company.

         SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, has been issued and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivatives be recognized in the statement of financial position as either assets or liabilities and be measured at fair value. The impact of adopting this statement is not expected to be material to the Company's financial position as the Company does not have any derivative instruments or hedging activities.

3.  RECEIVABLES CLAIMS AND OTHER

         These represent claims arising from hull and machinery damages or other insured risks which have been submitted to insurance adjusters or are currently being compiled. All amounts are shown net of applicable deductibles.

4.  INVENTORIES AND PREPAID EXPENSES


                                                           DECEMBER 31,                             MARCH 31,
                                                  1996                       1997                     1998
                                                  ----                       ----                     ----
                                                                                                   (UNAUDITED)
Lubricants                                        $ 92                        $62                     $ --
Prepaid Expenses                                    18                          6                      201
                                                  ----                        ---                     ----
                                                  $110                        $68                     $201
                                                  ====                        ===                     ====

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


5.  VESSELS AND VESSEL OWNING SUBSIDIARIES



                                                                                        ACCUMULATED             NET BOOK
                                                                  COST                  DEPRECIATION              VALUE
                                                                  ----                  ------------              -----
BALANCE, DECEMBER 31, 1994                                      $ 6,148                   $(1,402)              $ 4,746
Additions/provision for depreciation                              5,799                    (1,099)                4,700
                                                                -------                   -------               -------
BALANCE, DECEMBER 31, 1995                                       11,947                    (2,501)                9,446
Additions/provision for depreciation                             10,402                    (2,034)                8,368
                                                                -------                   -------               -------
BALANCE, DECEMBER 31, 1996                                       22,349                    (4,535)               17,814
Additions/provision for depreciation                                 --                    (2,367)               (2,367)
                                                                -------                   -------               -------
BALANCE, DECEMBER 31, 1997                                       22,349                    (6,902)               15,477
Additions/provision for depreciation                                 --                      (592)                 (592)
                                                                -------                   -------               -------
BALANCE, MARCH 31, 1998 (unaudited)                              22,349                    (7,494)               14,855
                                                                =======                   =======               =======

ACQUISITIONS
------------

Period Ending                           Vessel                        Type                  Built           Dwt            Cost
-------------                           ------                        ----                  -----           ---            ----
December 31, 1995               M/V Clipper Golden Hind        Dry Bulk Carrier             1978          16,560         $ 5,799
                                                                                                                         =======

December 31, 1996               M/V Monica Marissa             Dry Bulk Carrier             1973          55,060         $ 4,588
                                M/V Clipper Harmony            Dry Bulk Carrier             1978          16,711           5,814
                                                                                                                         -------
                                                                                                                         $10,402
                                                                                                                         =======

         At December 31, 1997 And March 31, 1998, the group's fleet consisted of bulk carriers which are wholly owned by vessel owning subsidiaries.


VESSEL OWNING SUBSIDIARIES                                           NAME                      VESSELS TYPE               YEAR BUILT
--------------------------                                           ----                      ------------               ----------
Conifer Shipping Co. Ltd                                 M/V Clipper Atlantic                Dry Bulk Carrier                1975
Topscale Shipping Co. Ltd                                M/V Clipper Pacific                 Dry Bulk Carrier                1976
Ivy Navigation Ltd                                       M/V Clipper Golden Hind             Dry Bulk Carrier                1978
Oakmont Shipping & Trading Ltd                           M/V Monica Marissa                  Dry Bulk Carrier                1973
Rapid Ocean Carriers Inc                                 M/V Clipper Harmony                 Dry Bulk Carrier                1978

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


6.  OTHER LIABILITIES


                                                                                 DECEMBER 31,                           March 31,
                                                                                 ------------
                                                                        1996                      1997                     1998
                                                                        ----                      ----                    -----
                                                                                                                       (unaudited)
Payroll.......................................................         $328                      $391                     $469
Accrued interest..............................................          236                       215                      335
Accrued expenses..............................................          172                       179                      155
                                                                       ----                      ----                     ----
                                                                       $736                      $785                     $959
                                                                       ====                      ====                     ====

7.  LONG-TERM DEBT

         (a) Long-term debt as of December 31, 1997 comprises of bank loans granted to the Vessel Owning Subsidiaries. Such loans are detailed as follows:



                                                                     December 31                      March-31,
                                                               1996               1997                  1998
                                                               ----               ----                  ----
                                                                                                     (unaudited)
1        Bank of Scotland................................... $1,483             $1,050              $  942
2        Bank of Scotland...................................  3,400              2,600               2,400
3        Bank of Scotland...................................     --              1,431               1,363
4        Bank of Scotland...................................     --                 --                 400
5        First National Bank of Maryland....................    883                250                 250
6        First National Bank of Maryland....................  4,857              3,450                3,450
7        Nations Credit Commercial Corporation..............  4,221              3,709                3,624
8        Bank of Butterfield................................    250                250                  250
9        Clipper Shipping Ltd...............................    406                133                   66
10       Drake Associates LP................................     83                 83                   83
                                                            -------            -------              -------
         Total.............................................. 15,583             12,956               12,828
         Current Portion.................................... (3,664)            (3,441)              (3,775)
                                                            -------            -------              -------
         Long-term Portion..................................$11,919            $ 9,515              $ 9,053
                                                            =======            =======              =======

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


           (b) The payments required to be made on the long-term debts outstanding as of December 31, 1997 are as follows:

                   1. BANK OF SCOTLAND: Term loan bearing interest at 1.5% per annum over LIBOR payable in six quarterly instalments of $108 each plus a balloon payment of $400 due in July, 1999. The loan is collateralized by a first preferred mortgage on the vessel M/V Clipper Atlantic

                   2. BANK OF SCOTLAND: Term loan bearing interest at 1.5% per annum over LIBOR payable in nine quarterly instalments of $200 for the first five payments and $150 for the remaining four payments and a balloon payment of $1,000 due with the last instalment in February 2000. The loan is collateralized by a first preferred mortgage on the vessel M/V Monica Marissa.

                   3. BANK OF SCOTLAND: Term loan bearing interest of 1.5% per annum over LIBOR payable in fifteen quarterly instalments of $68.75 each plus a balloon payment of $400 due with the last instalment in July 2001. The loan is collateralized by a first preferred mortgage on the vessel M/V Clipper Pacific.

                   4. BANK OF SCOTLAND: In February 1998, the Group entered into a term loan agreement bearing interest at 2.5% over LIBOR per annum payable at the earliest of the following dates a.) May 31, 1998, which was subsequently extended to August 12, 1998, b.) successful closing of the bond issue or c.) sale and delivery of a new vessel to Millenium or its subsidiaries. The loan is secured by second preferred mortgages on Vessels M/V Clipper Pacific, M/V Clipper Atlantic and M/V Monica Marissa.

                   5. FIRST NATIONAL BANK OF MARYLAND: Credit Facility bearing interest of 0.5% per annum over the US Prime Rate, payable within one year. The credit facility is collateralized by a second preferred mortgage on the vessel M/V Clipper Harmony.

                   6. FIRST NATIONAL BANK OF MARYLAND: Term loan bearing interest of 1.5% per annum over LIBOR payable in ten quarterly instalments of $225 plus a balloon payment of $1,200 due with the last instalment in June, 2000. The loan is collateralized by a first preferred mortgage on the vessel M/V Clipper Harmony.

                   7. NATIONS CREDIT COMMERCIAL CORPORATION: Term loan bearing interest at 11.39% per annum payable in ten varying quarterly instalments plus a balloon payment of $1,800 due in May, 2000. The loan is collateralized by a first preferred mortgage on the vessel M/V Clipper Golden Hind.

                   8. BANK OF BUTTERFIELD: Term loan bearing interest at 11.39% per annum payable in five annual varying instalments due in January of each calendar year. Instalments are payable only on the condition that the vessel, M/V Clipper Golden Hind is operating profitably. The loan is unsecured.

                   9. CLIPPER SHIPPING: Term loan bearing interest at 8.25% per annum payable in one instalment of $66 and one instalment of $67 through 1998. The loan is collateralized by a second preferred mortgage on the vessel M/V Clipper Pacific.

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


                   10. DRAKE ASSOCIATES LP: Term loan bearing interest at 11.39% per annum payable in five annual varying instalments due in January of each calendar year. Instalments are payable only on the condition that the vessel, M/V Clipper Golden Hind is operating profitably. The loan is unsecured.

           (c) The future annual loan repayments are as follows:


       For the                                              December 31,            March 31,
    Period Ended                                                1997                  1998
    ------------                                                ----                  ----
                                                                                   (unaudited)
       1998......................................           $  3,441               $ 3,313
       1999......................................              3,677                 3,677
       2000......................................              5,232                 5,232
       2001......................................                606                   606
                                                            --------               -------
                                                            $ 12,956               $12,828
                                                            ========               =======

         The reference to libor indicates interest rates applicable to either 3-month, 6-month or 9-month libor. These loans are also collateralized by general assignment of the mortgaged vessels' hires and freights, as well as, assignment of any proceeds from insurance settlements or from the sale of the mortgaged vessels. The carrying amount of the debt approximates its fair value as of December 31, 1996 and 1997. The debt agreements also include positive and negative covenants for the respective vessel owning subsidiaries the most significant of which are the maintenance of operating accounts, minimum working capital, minimum cash deposits and minimum market values. The borrowers are further restricted from incurring additional indebtedness, changing any vessel's flag, making loans or investments and distributing earnings without the prior written consent of the lender. Certain of the above loans are personally guaranteed by the company's shareholders.

8.  RELATED PARTY TRANSACTIONS

         Each of the Group's vessels receives management services from the Group's affiliate, Kylco Maritime Ltd., a Liberian corporation ("Kylco"), pursuant to a ship management agreement between each Vessel Owning Subsidiaries and Kylco ("Management Agreement"). Under each Management Agreement, Kylco acts as the fleet's technical manager (i) providing qualified officers and crews,
(ii) managing day-to-day vessel operation and relationships with charterers,
(iii) purchasing of stores, suppliers and new equipment for the vessels, (iv) performing general vessel maintenance, reconditioning and repair, including commissioning and supervision of shipyards, subcontractors or dry dock facilities required for such work, (v) ensuring regulatory and classification society compliance, (vi) performing operational budgeting and evaluating, (vii) arranging financing for vessels and (viii) providing accounting, treasury and finance functions (including cash disbursements and collections). Kylco also performs commercial management functions, primarily brokering and negotiating of vessel charters.

         Kylco receives management fees which are calculated at fixed daily rates. The rates range from $0.233 to $0.493 per day depending on the vessel type. The management fees amounted to $221, $728 and $896 in 1995, 1996 and 1997, respectively. Kylco, for chartering services also receives 1.25% commission calculated on the gross charter hire and freight revenues on some of the vessels. The commission amounted to approximately $42, $54 and $41 in 1995, 1996 and 1997, respectively.

         Management fees and commissions charged by Kylco in the three month periods ended March 31, amounted in 1997 to $223 (unaudited) and $11 (unaudited), respectively, and in 1998 to $223 (unaudited) and $9 (unaudited), respectively.

         Amounts due from related parties reflects the net disbursements and collections made on behalf of the Vessel Owning Subsidiaries by Kylco during the normal course of operations. As of December 31, 1997 the account receivable balance of $722 includes $500 of revenue collected by Kylco from time charter customers that are owed the Group.

         Following the consummation of this Units Placement (Note 11) management expects that MMI, Kylco and Kylco Maritime (USA) will contract to render management services to the Group's vessels (existing and committed Note 11) under terms similar to those described above.

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)

9.  TAXES

         The Group is not liable for income taxes since all of its Vessel Owning Subsidiaries are incorporated in either Cyprus, Panama or Liberia and all of the Millenium Subsidiaries are incorporated in either Liberia or Cyprus and these jurisdictions do not impose taxes on international shipping income. While certain revenue earned by the Group is considered attributable to US sources, management of the Group has obtained a legal opinion that such revenue is exempt from US taxation under applicable provisions of the Internal Revenue Code (the "Code"). Under the laws of Cyprus, Panama and Liberia, the Vessel Owning Subsidiaries are subject to registration and tonnage taxes which have been included in "operating expenses" in the accompanying combined statements of income.

10.  CONTINGENCIES

         There are no material legal proceedings to which the Group is a party or to which any of its properties are the subject, other than routine litigation incidental to the Group's business. In the opinion of management, the disposition of these lawsuits should not have a material impact on the Group's results of operations, financial position and cash flows.

11.  REORGANIZATION

THE UNITS PLACEMENT

         On July 24, 1998, Millenium successfully completed an offering of 100,000 Units (the "Units Placement"), each Unit representing one thousand dollars principal amount at maturity of its 12% First Priority Ship Mortgage Notes Due 2005 (the "Existing Notes") and warrants (the "Warrants") to purchase five shares of common stock, par value $.01 per share, on the earlier of July 24, 1999 or the date of other certain events specified, of Millenium, at an exercise price of $.01 per share. The Units, Existing Notes and Warrants are collectively referred to as the "Securities." The Existing Notes are fully and unconditionally guaranteed (the "Subsidiary Guarantees"), jointly and severally, on a senior collateralized basis by each of the subsidiaries of Millenium (the "Subsidiary Guarantors," together with Millenium, the "Company"). The Existing Notes will be collateralized by First Priority Ship Mortgages on 16 vessels, five of which are existing vessels (the "Existing Vessels") currently owned by certain of the Subsidiary Guarantors which were acquired on July 24, 1998 and eleven of which are the Committed Vessels (the "Committed Vessels") which will be acquired subsequently by certain of the Subsidiary Guarantors. The Company intends to purchase with the portion of the net proceeds of the offering of the Existing Notes approximately six additional vessels (the "Additional Vessels," together with Existing Vessels and the Committed Vessels, the "Mortgaged Vessels").

         The Company and Guarantors have agreed for the benefit of the holders of the Existing Notes that they will file a registration statement under the Securities Act of 1933 (the "Securities Act"), relating to an exchange offer for the Existing Notes. If such registration statement is not filed, has not become effective or is not consummated within the time periods set forth the interest rate on the Existing Notes will be temporarily increased.

         Certain covenants are set forth in relation to the Units Placement, including limitations on additional indebtedness, investment loans and advances, restricted payments, liens, sale-leaseback transactions, dividends and other payment restrictions affecting subsidiaries, disposition of proceeds of asset sales or event of loss involving vessels, transactions with affiliates, and mergers.

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


COMMITTED VESSELS

         The Company has committed to purchase the Committed Vessels for $66.7 million using a portion of net proceeds of the Units Placement. The following table provides certain information with respect to the Committed Vessels:


                                                                                                               APPRAISAL
VESSEL                                                                       YEAR BUILT          D.W.T           VALUE
------                                                                       ----------          -----           -----
Clipper Majestic (T.B.R.Millenium Majestic)                                        1979           17,152         $ 3,050
Clipper Amethyst (T.B.R.Millenium Amethyst)                                        1978           23,563           3,000
Clipper Yama (T.B.R.Millenium Yama)                                                1979           23,538           3,500
Elmar Kivistik (T.B.R.Millenium Elmar)                                             1987           52,650           8,125
Aleksander Aberg (T.B.R.Millenium Aleksander)                                      1988           52,650           8,688
Hock Larsen (T.B.R.Millenium Condor)                                               1981           27,036           5,613
Soren Toubro (T.B.R.Millenium Falcon)                                              1981           27,048           5,613
LT Odyssey (T.B.R.Millenium Osprey)                                                1984           28,786           7,113
Mangal Desai (T.B.R.Millenium Eagle)                                               1983           28,788           6,813
LT Argossy (T.B.R.Millenium Hawk)                                                  1984           28,791           7,113
LT Pragati (T.B.R. Millenium Leader)                                               1984           37,489           8,100
                                                                                                                 -------
                                                                                                                 $66,728

         Each of the Committed Vessels are directly owned by third parties that were unaffiliated with Millenium at the time of the execution of the related Memorandum of Agreement and will be acquired in separately negotiated transactions consummated during 1998 for a total of $66.7 million. The Company has signed a memorandum of agreement with the respective sellers for the purchase of each Committed Vessel at a price that is at each vessel's appraised value, as determined by the average of two appraisals performed by independent shipbrokers.

NEW EQUITY CONTRIBUTIONS

         On July 24, 1998 MMI received: (a) contribution of 100% of the issued and outstanding shares of the Subsidiary Guarantors that own the Existing Vessels, for a value of $4.0 million, (b) commitments relating to the contribution of the Committed Vessels equal to $4.0 million with respect to vessels from Aleksander Aberg Maritime Company Ltd. and Elmar Kivistik Maritime Company Ltd., subsidiaries of ESCO, $1.9 million with respect to vessels from Yama Shipping Company Ltd., Majestic Shipping Co. Ltd. and Amethyst Shipping Co. S.A. Ltd. and $7.0 million with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor, (c) cash from Millenium Investment, Inc. equal to $6.1 million and (d) cash from Management and its affiliates equal to $1.0 million. MMI contributed the foregoing vessels and cash equity to Millenium.

         As of July 24, 1998, MMI was the sole shareholder and registered owner of Millenium's 9,500,000 issued and outstanding $.01 par value common stock (10,000,000 shares authorized).

                           GROUP OF SHIPPING COMPANIES
                     ACQUIRED BY MILLENIUM SEACARRIERS, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                     (EXPRESSED IN US DOLLARS IN THOUSANDS)


USE OF PROCEEDS OF REORGANIZATION

         The sources and uses of proceeds of the Reorganization comprising the reorganization are as follows (expressed in millions):


SOURCES OF PROCEEDS
               Proceeds from the issuance of the Existing Notes and Warrants.................              $ 96.6
               Equity Contribution --Issuance of Common Stock.................................               24.0
                     Total...................................................................              $120.6
                                                                                                           ======

USES OF PROCEEDS
Existing Vessel Owning Companies:
               Repayment of indebtedness.....................................................              $ 12.9
               Purchase of Stock of the Existing Vessel Owning Companies.....................  `              4.0
Acquisition of Committed Vessels.............................................................                66.7
Escrow Account...............................................................................                31.4
Fees and expenses............................................................................                 5.6
                     Total...................................................................              $120.6
                                                                                                           ======

WORKING CAPITAL FACILITY

               On July 20, 1998, the Company entered into a $7.0 million one year working capital revolving line of credit with The Bank of New York, effective upon the consummation of the Units Placement. Borrowings under the facility bear interest at LIBOR+1.5%, are collateralized by the Company's vessels and subject to various covenants. The Facility is subject to a 0.375% commitment fee on the unused portion.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                                             AS OF
                                                                                       SEPTEMBER 30, 1998
                                                                                       ------------------

                                      ASSETS
Current Assets
Cash and cash equivalents (including cash in escrow of $33,722,350)................       $ 38,760,289
Receivables:  Claims & other.......................................................            186,548
Inventories and prepaid expenses (Note 2)..........................................            392,332
Vessel Deposit.....................................................................            750,000
                                                                                          ------------
TOTAL CURRENT ASSETS...............................................................         40,089,169

Deferred charges, net of accumulated amortization (Note 2).........................          7,123,406
Vessels at cost (fair market value)................................................         74,662,500
Less : accumulated depreciation....................................................           (594,074)
Net book value.....................................................................         74,068,426
Other Assets (Note 3)..............................................................          3,061,121
                                                                                          ------------
TOTAL ASSETS.......................................................................       $124,342,122


                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Trade accounts payable.............................................................       $  4,059,290
Accrued interest and other liabilities.............................................          3,375,274
Charter revenues received in advance...............................................            798,782
                                                                                          ------------
TOTAL CURRENT LIABILITIES                                                                    8,233,346
Long-term debt, net of unamortized portion of accumulated
bond discount of 4,480,289 (Note 4)................................................         95,519,711
                                                                                          ------------
TOTAL LIABILITIES..................................................................        103,753,057
                                                                                          ------------

SHAREHOLDERS' EQUITY
Common stock and paid-in capital
(9,500,000 shares issued and outstanding)..........................................         22,100,000
Retained earnings / (deficit)......................................................         (1,510,935)
                                                                                          ------------
TOTAL SHAREHOLDERS' EQUITY.........................................................         20,589,065
                                                                                          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.........................................       $124,342,122
                                                                                          ============

   The accompanying notes are an integral part of these financial statements.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)




                                                                                         FOR THE PERIOD FROM
                                                                                            JULY 24, 1998
                                                                                               THROUGH
                                                                                         SEPTEMBER 30, 1998
                                                                                              (NOTE 2)
                                                                                              --------
REVENUES
Freight and hire revenues.............................................................    $  4,049,532
Voyage expenses.......................................................................         (37,687)
Commissions...........................................................................        (173,396)
                                                                                          ------------
             Net Revenue..............................................................       3,838,449
                                                                                          ------------

EXPENSES
Vessel operating expenses.............................................................       2,398,967
Management Fees (Note 5)..............................................................         328,960
Depreciation and Amortization (Note 2)................................................         974,794
                                                                                          ------------
                                                                                             3,702,721
                                                                                          ------------
             Operating Income (Loss)                                                           135,728
                                                                                          ------------

OTHER INCOME (EXPENSES)
Interest Expense, net.................................................................      (1,667,048)
Other.................................................................................          20,385
                                                                                          ------------
                                                                                            (1,646,663)
                                                                                          ------------
             NET INCOME (LOSS)                                                             $(1,510,935)

EARNINGS PER SHARE DATA (BASIC AND DILUTED)
       Net Loss Per Share                                                                       (0.47)
                                                                                          ===========


   The accompanying notes are an integral part of these financial statements.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)


                                                                                            FOR THE PERIOD
                                                                                            JULY 24 THROUGH
                                                                                          SEPTEMBER 30, 1998
                                                                                               (NOTE 2)
                                                                                               --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)......................................................................    $  (1,510,935)
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES :
Depreciation and amortization..........................................................          974,794
Receivable: Claims & other.............................................................         (185,447)
Inventories and prepaid expenses.......................................................         (227,017)
Trade accounts payable.................................................................        1,284,812
Other liabilities......................................................................        2,061,399
Charter revenue received in advance....................................................          558,333
                                                                                           -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                      2,955,939

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired.....................................................       (4,687,388)
Purchase of vessels....................................................................      (47,287,500)
Deposit on vessel......................................................................         (750,000)
Deferred charge........................................................................       (1,635,442)
                                                                                           -------------
NET CASH USED IN INVESTING ACTIVITIES:                                                       (54,360,330)
                                                                                           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt...........................................................       95,393,000
Principal payments on Existing Vessel debt.............................................      (12,428,322)
Shareholder contribution...............................................................        6,000,000
Issuance of warrants...................................................................        1,200,000
NET CASH PROVIDED BY FINANCING ACTIVITIES..............................................       90,164,678
INCREASE IN CASH AND CASH EQUIVALENTS..................................................       38,760,287
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD..........................................                2
                                                                                           -------------
CASH AND CASH EQUIVALENTS OF PERIOD....................................................    $  38,760,289
                                                                                           =============

   The accompanying notes are an integral part of these financial statements.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

                  STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

              FOR THE PERIOD MARCH 10, 1998 (DATE OF INCORPORATION)
                       THROUGH SEPTEMBER 30, 1998 (NOTE 2)



                                                              COMMON STOCK           RETAINED
                                                                  AND                EARNINGS
                                                            PAID-IN CAPITAL          /DEFICIT           TOTAL
                                                            ---------------          --------           -----
ISSUANCE OF STOCK :
Incorporation, March 10, 1998                               $          2          $         --       $           2
Acquisition of Existing Vessel Owning
   Companies, July 24, 1998                                    3,999,998                    --           3,998,000
                                                            ------------          ------------       -------------
BALANCE, JULY 24, 1998                                         4,000,000                                 4,000,000
Shareholder contributions                                     18,100,000                    --          18,100,000
Net income (loss) for the period July 24, 1998 to
September 30, 1998                                                   --             (1,510,935)         (1,510,935)
                                                            ------------          ------------       -------------
BALANCE, SEPTEMBER 30, 1998                                 $ 22,100,000          $ (1,510,935)      $  20,589,065
                                                            ============          ============       =============


   The accompanying notes are an integral part of these financial statements.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

1.  BUSINESS INFORMATION

             Millenium Seacarriers, Inc., ("Millenium"), is an international shipping company that owns and operates a fleet of drybulk carriers, primarily Handysize drybulk carriers. The Company's fleet of 15 vessels as of September 30, 1998, transports drybulk cargo worldwide.

             Millenium was registered and incorporated on March 10, 1998 in the Cayman Islands. Its principal business is the acquiring, upgrading and operating of vessels. Millenium conducts its operations through its subsidiaries whose principal activity is the operation and ownership of drybulk vessels that are under the exclusive management of Millenium Management, Inc. ("MMI") and sub-management of Kylco Maritime Ltd. and Kylco Maritime (USA), Inc. (see Note
5).

UNITS PLACEMENT

             On July 24, 1998, Millenium successfully completed an offering of 100,000 Units (the "Units Placement"), each Unit represents one thousand dollars principal amount at maturity of its 12% First Priority Ship Mortgage Notes Due 2005 (the "Notes") and warrants (the "Warrants") to purchase five shares of common stock, par value $.01 per share, on the earlier of July 24, 1999 or the date of other certain events specified, of Millenium, at an exercise price of $.01 per share. The Units, Existing Notes and Warrants are collectively referred to as the "Securities." The Notes are fully and unconditionally guaranteed (the "Subsidiary Guarantees"), jointly and severally, on a senior collateralized basis by each of the subsidiaries of Millenium (the "Subsidiary Guarantors," together with Millenium, the "Company"). The Existing Notes are currently collateralized by First Priority Ship Mortgages on 15 vessels and the certain proceeds from the Units Placement held in an escrow account pending the purchase of up to six additional vessels.

             Certain covenants are set forth in relation to the Units Placement, including limitations on additional indebtedness, investment loans and advances, restricted payments, liens, sale-leaseback transactions, dividends and other payment restrictions affecting subsidiaries, disposition of proceeds of asset sales or event of loss involving vessels, transactions with affiliates, and mergers.

COMMITTED VESSELS

             The Company has purchased the following Committed Vessels for $48.5 million using a portion of net proceeds of the Units Placement. The following table provides certain information with respect to the Committed Vessels (expressed in thousands):

                                                                                                    APPRAISAL
VESSEL                                                      YEAR BUILT           D.W.T                VALUE
------                                                      ----------           -----                -----
Millenium Majestic (ex Clipper Majestic)                    1979                17,152               $ 3,050
Millenium Amethyst (ex Clipper Amethyst)                    1978                23,563                 3,000
Millenium Yama (ex Clipper Yama)                            1979                23,538                 3,500
Millenium Aleksander (ex Aleksander Aberg)                  1988                52,650                 8,688
Millenium Condor (ex Hock Larsen)                           1981                27,036                 5,613
Millenium Falcon (ex Soren Toubro)                          1981                27,048                 5,613
Millenium Osprey (ex LT Odyssey)                            1984                28,786                 7,113
Millenium Eagle (ex Mangal Desai)                           1983                28,788                 6,813
Millenium Hawk (ex LT Argossy)                              1984                28,791                 7,113
Millenium Leader (ex LT Pragati)                            1984                37,489                 8,100
                                                                                                     -------
                                                                                                     $58,603
                                                                                                     =======

As of September 30, 1998 the purchase of the following Committed Vessel was yet to be completed :

                                                                                                    APPRAISAL
VESSEL                                                      YEAR BUILT           D.W.T                VALUE
------                                                      ----------           -----                -----
Elmar Kivistik (T.B.R.Millenium Elmar)                      1987                52,650                $8,125

         Each of the Committed Vessels were directly owned by third parties that were unaffiliated with the Company at the time of the execution of the related Memorandum of Agreement and were acquired in separately negotiated transactions consummated during the 69-day period ending September 30, 1998.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

NEW EQUITY CONTRIBUTIONS

         On July 24, 1998 MMI received: (a) contribution of 100% of the issued and outstanding shares of the Subsidiary Guarantors that own the Existing Vessels, for a value of $4.0 million, (b) commitments relating to the contribution of the Committed Vessels equal to $4.0 million with respect to vessels from Aleksander Aberg Maritime Company Ltd. and Elmar Kivistik Maritime Company Ltd., subsidiaries of ESCO, $1.9 million with respect to vessels from Yama Shipping Company Ltd., Majestic Shipping Co. Ltd. and Amethyst Shipping Co. S.A. Ltd. and $7.0 million with respect to the Millenium Leader, the Millenium Hawk, the Millenium Eagle, the Millenium Osprey, the Millenium Falcon and the Millenium Condor, (c) cash from Millenium Investment, Inc. equal to $6.1 million and (d) cash from Management and its affiliates equal to $1.0 million. MMI contributed the foregoing vessels and cash equity to the Company. As of September 30, 1998, MMI has received all of the above commitments other than the commitment from the Elmar Kivistik Maritime Company Ltd.

         As of September 30, 1998, MMI was the sole shareholder and registered owner of Millenium's 9,500,000 issued and outstanding $.01 par value common stock (10,000,000 shares authorized).

WORKING CAPITAL FACILITY

         On July 20, 1998, the Company entered into a $7.0 million one year working capital revolving line of credit with The Bank of New York, effective upon the consummation of the Units Placement. Borrowings under the facility bear interest at LIBOR+1.5%, are collateralized by the Company's vessels and subject to various covenants. The Facility is subject to a 0.375% commitment fee on the unused portion. As of September 30, 1998 there are no amounts outstanding under this facility.

ACQUISITION

         On July 24, 1998, the Company acquired the companies that own the Existing Vessels. This acquisition has been accounted for as a purchase and accordingly the operating results of companies that own the Existing Vessels has been included in the Company's consolidated financial statements from the date of acquisition.

         The pro forma condensed consolidated results of operations for the period ending September 30, 1998 assumes that the acquisition of the Existing Vessels occurred as of January 1, 1998.



                                              PRO FORMA AS OF SEPTEMBER 30, 1998

Net Revenue                                         $  9,580,900
                                                    ============
Net Income (loss)                                   $ (8,933,013)
                                                    ============

Earnings per share data (basic and diluted)
                                                         ($ 0.94)
                                                    ============
     Net (Loss) per share


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

         The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. All intercompany balances and transactions have been eliminated upon combination. The financial statements presented herein are for the period from March 10, 1998 (the date the Company was incorporated ) through September 30, 1998. Prior to July 24, 1998, the Company had no operations. The Company's fiscal year ends December 31.

         In the opinion of Management, these statements, subject to adjustments (consisting only of normal recurring accruals), present fairly, in all material respects, the Company's consolidated financial position, results of operations and cashflows for the interim period presented.

         The unaudited interim financial results since inception of the Company's operations to the period ended September 30, 1998 presented herein are not necessarily indicative of the results expected for the full year.

USE OF ESTIMATES

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

         The preparation of the consolidated financial statements are in conformity with accounting principles generally accepted in the United States and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the stated amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACQUISITIONS

         The operating results of vessels acquired during the period are included in the accompanying consolidated financial statements from the date of their acquisition.

VESSELS

         Vessels owned by the Company are stated at cost which comprises the vessels' contract price, major repairs and improvements, direct delivery and acquisition expenses relating to the acquisition of the vessel.

DEPRECIATION

         Depreciation is calculated on a straight line basis by reference to the vessels' cost, age and scrap value as estimated at the date of acquisition. Depreciation is calculated over the remaining useful life of the vessel, which is assumed to be 30 years from the vessel's original construction.


REVENUE AND EXPENSE RECOGNITION

         Revenue and expenses resulting from each voyage or time charter are accounted for on the accrual basis and are recognized in the income statement on the percentage of completed voyage basis. Chartered revenues received in advance are recorded as a liability until charter services are rendered.

         Vessels' operating expenses comprise all expenses relating to the operation of the vessels, including crewing, repairs and maintenance, insurances, stores and lubricants, and miscellaneous expenses, including communications. Voyage expenses comprise all expenses relating to particular voyages, including bunkers, port charges, canal tolls and agency fees.

FOREIGN CURRENCIES

         The Company's functional currency is U.S. dollar. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Income and expenses denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the date of the transaction. Resulting exchange gains and/or losses on settlement or translation are included in operating expenses in the accompanying consolidated statement of income.

REPAIRS, MAINTENANCE AND DEFERRED CHARGES

         Expenditures for vessel repair and maintenance are charged against income in the period incurred. Drydocking and special survey costs are deferred and amortized over the estimated period to the next scheduled drydocking or survey, which are generally, two and a half years and five years, respectively. The amortization of drydocking and special survey costs are included in operating expenses.

         Deferred charges also include costs associated with the issuance of Notes and the acquisition of the companies that own the Existing Vessels. These costs are amortized over the life of the Notes (7 years).

P&I BACK CALLS

         The Company participates in a Protection and Indemnity (P&I) insurance coverage plan provided by mutual insurance societies known as P&I clubs. Under the terms of the plan, participants may be required to pay additional premiums to fund operating deficits incurred by the clubs ("back calls"). Obligations for back calls are accrued annually.


CASH AND EQUIVALENTS

         The Company considers time deposits or other certificates purchased with an original maturity of three months or less to be cash equivalents. Cash from certain of the proceeds of the issuance of the Notes have been placed in a restricted Escrow account.

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

INVENTORIES

         Inventories consist of lubricants, spares and stores on board the Company's vessels at the balance sheet date. Inventories are stated at lower of cost or market value. Cost is determined on a first-in, first-out method.

LONG-LIVED ASSETS

         The Company has adopted the provision of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for Impairment of Long-lived Assets to Be Disposed Of. The statement requires that long-lived assets used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss for an asset held for use should be recognized when the estimate of non-discounted future net cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount. Measurement of impairment loss is based on the fair market value of the asset.

BASIC AND DILUTED EARNINGS (LOSS) PER ORDINARY SHARE

         Basic and diluted earnings per ordinary share have been computed by dividing net income (loss) by the average number of ordinary shares outstanding (3,197,560) during the period March 10, 1998 (the date the Company was incorporated) through September 30, 1998.


3.  OTHER ASSETS

         The other assets represent the excess cost over book value of assets acquired from the companies that own the Existing Vessels. These assets are amortized over the life of the Notes (7 years).


4.  LONG TERM DEBT



                                                              September 30, 1998
                                                              ------------------

First Priority Ship Mortgage Notes (the "Notes") due
2005 issued on July 24, 1998. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999, at a rate of 12% per annum. The Notes will mature on July 15, 2005 and will be redeemable, in whole or part, at the option of the Company at any time on or after July 15, 2003.

Long-term Debt                                                  $ 100,000,000
Less: Unamortized portion of accumulated bond discount             (4,480,289)
                                                                --------------

Total Long-term Debt                                            $  95,519,711
                                                                =============

         The gross bond discount of $4,607,000 is amortized over the life of the Notes (7 years).

         The indebtedness evidenced by the Notes constitutes a general secured senior obligation of the Company and is fully and unconditionally guaranteed by each of the subsidiaries of the Company on a joint and several basis and will rank PARI PASSU in right of payment with all future senior indebtedness of the Company and its subsidiary guarantors. The Indenture, pursuant to where the Notes were issued (the Notes Indenture), contains certain covenants that among other things, limit the type and amount of additional indebtedness that may be incurred by the Company and imposes certain limitations on investments, loans and advances, sales or transfers of assets, dividends and other payments, the ability of the Company to enter into sale-leaseback transactions, certain transactions, with affiliates and certain mergers, consolidations and purchases of assets, and amendments to security agreements. The Company is currently in material compliance with the terms of the Notes Indenture at September 30, 1998.


5.  RELATED PARTY TRANSACTIONS

                  MILLENIUM SEACARRIERS, INC. AND SUBSIDIARIES

         Each of the Company's vessels received management services from its equity shareholder MMI pursuant to a Management Agreement among the Company, each of the Company's vessel owning subsidiaries (the "Vessel Owning Subsidiaries") and MMI. Under the Management Agreement, MMI acts as the fleet's technical and commercial manager. As a technical manager, MMI, on behalf of the Vessel Owning Subsidiaries, (i) provides qualified officers and crews on board vessels, (ii) manages day-to-day vessel operations and maintains relationships with charterers, (iii) purchases on behalf of the Company stores, spares, supplies and equipment for vessels, (iv) performs general vessel maintenance, subcontracts for drydock facilities for any major repairs and overhauls, (v) ensures regulatory and classification society compliance, (vi) performs vessel operational budgeting and evaluations, and (vii) provides accounting, treasury and finance functions (including cash collections and disbursements on behalf of the Company). As remuneration for its services, MMI receives a fixed management fee (payable monthly in advance) ranging from $350 to $600 per day depending on the vessel type. The Company treats the management fee paid to MMI as an operating expense.

         Under commercial management services, MMI, on behalf of the Vessel Owning Subsidiaries, primarily maintains and negotiates vessel charters, vessel sale-and-purchase brokering, and places insurance covers for vessels. As remuneration for its services, MMI receives a commission of 1.25% on all gross time charter revenue and 1.75% on all gross spot charter revenue earned by each vessel managed, 1% on the gross sale or purchase price of a vessel for brokerage services, and 2% of all insurance coverage placed per vessel managed.

         Since July 24, 1998, MMI has sub-contracted certain of its technical and commercial management services to Kylco Maritime Limited and Kylco Maritime
(USA), Inc.

         MMI, which owns 100% of the outstanding common stock of the Company has contributed a total of $24.0 million in equity consisting of $7.1 million in cash and $16.9 million in contributed vessel equity. Of these amounts, as of September 30, 1998, MMI has contributed $7.1 million in cash and $14.9 million in vessel equity. The remaining $2 million in contributed vessel equity represents vessel equity in respect of the acquisition of the last of the 11 vessels (the Elmar Kivistik, to be renamed Millenium Elmar) MMI had committed to purchase prior to the completion of the offering and issuance of the Notes (the "Committed Vessels").


6.  TAXES

         The legal jurisdictions of the countries in which the Company and its subsidiaries are incorporated do not impose income taxes upon their activities. The Vessel Owning Subsidiaries are incorporated in either the Bahamas, Cayman Islands, Cyprus, Liberia or Panama and under the laws of these countries the Vessel Owning Subsidiaries are subject to registration and tonnage taxes which have been included in "operating expenses" in the accompanying consolidated statements of income.


7.  CONTINGENCIES

         There are no material legal proceedings to which the Company is a party or to which any of its properties are the subject, other than routine litigation incidental to the Company's business. In the opinion of management, the disposition of these lawsuits should not have a material impact on the Company's results of operations, financial position and cash flows.

--------------------------------------------------------------------------------


NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

UNTIL ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTIONS, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ----------------------

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
Prospectus Summary..........................................................1
Risk Factors...............................................................13
The Exchange Offer.........................................................21
Use of Proceeds............................................................27
Capitalization.............................................................28
Selected Combined Financial Information of the Company.....................29
Unaudited Pro Forma Condensed Income Statement Data of
   the Millenium Companies.................................................31
Management's Discussion and Analysis of
   Financial Condition and Results of Operations - the
   Company.................................................................34
Selected Unaudited Consolidated Financial Information
   of the Millenium Companies..............................................39
Management's Discussion and Analysis
   of Financial Condition and Results of Operations -
   Millenium Companies.....................................................40
The International Bulk Carrier Market......................................44
Business...................................................................49
Officers and Directors.....................................................59
Principal Stockholders.....................................................61
Certain Transactions.......................................................61
Description of the Exchange Notes..........................................63
Description of the Warrants................................................97
Book-entry Registration....................................................98
The Mortgages..............................................................99
Description of Working Capital Facility Agreement.........................103
Material United States Federal Income Tax Consequences....................104
Certain Foreign Tax Considerations........................................105
Plan of Distribution......................................................106
Rating....................................................................106
Legal Matters.............................................................106
Independent Public Accountants............................................106
Glossary of Certain Shipping Terms........................................107





--------------------------------------------------------------------------------









                          MILLENIUM SEACARRIERS, INC.


                                  $100,000,000

                        12% First Priority Ship Mortgage
                                 Exchange Notes
                                    Due 2005






                                   PROSPECTUS









--------------------------------------------------------------------------------

                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

MILLENIUM SEACARRIERS, INC. ("MILLENIUM").

         Millenium is a company organized under the laws of the Cayman Islands. The Companies Law (1998 Revision) includes no provision in relation to the indemnification officers and directors of companies organized under the laws of the Cayman Islands.

         Article 123 of the Articles of Association provides for indemnification of its directors and officers as follows:

         The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

MILLENIUM II, INC., MILLENIUM III, INC., MILLENIUM IV, INC., MILLENIUM V, INC., MILLENIUM VI, INC., MILLENIUM VII, INC., MILLENIUM YAMA, INC., MILLENIUM MAJESTIC, INC., MILLENIUM AMETHYST, INC., MILLENIUM ELMAR, INC. AND MILLENIUM ALEKSANDER, INC. (EACH, A "SUBSIDIARY GUARANTOR"; AND, COLLECTIVELY THE "CAYMAN SUBSIDIARY GUARANTORS").

         Each of the Cayman Subsidiary Guarantors is a company organized under the laws of the Cayman Islands. The Companies Law (1998 Revision) includes no provision in relation to the indemnification officers and directors of companies organized under the laws of the Cayman Islands.

         Article 123 of the Articles of Association of each of the Cayman Subsidiary Guarantors provides for indemnification of their respective directors and officers as follows:

         The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

OAKMONT SHIPPING AND TRADING LIMITED, RAPID OCEAN CARRIERS INC. AND IVY NAVIGATION LTD. (EACH, A "SUBSIDIARY GUARANTOR"; AND, COLLECTIVELY THE "LIBERIAN SUBSIDIARY GUARANTORS").

         Each of the Liberian Subsidiary Guarantors is a corporation organized under the Business Corporation Act of the Republic of Liberia.

         Subsection 1 of Section 6.13 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection 2 of Section 6.13 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 6.13 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 1 and 2 above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; empowers the corporation to advance expenses incurred in defending a civil or criminal action, suit or proceeding unless it shall be determined that such officer or director is entitled to indemnification by the corporation; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 6.13.

         Article XI of the by-laws of each of the Liberian Subsidiary Guarantors provides for indemnification of their respective directors and officers as follows:

                  The corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, and (ii) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, in each case to the fullest extent permissible under Section 6.13 of the Republic of Liberian Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendments, only to the extent such amendment permits the corporation to broader indemnification rights than permitted prior thereto). The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may now or hereafter be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

TOPSCALE SHIPPING COMPANY LIMITED AND CONIFER SHIPPING COMPANY LIMITED (EACH, A "SUBSIDIARY GUARANTOR"; AND COLLECTIVELY, THE "CYPRIOT SUBSIDIARY GUARANTORS"; AND, TOGETHER WITH MILLENIUM, THE CAYMAN SUBSIDIARY GUARANTORS AND THE LIBERIAN GUARANTORS, THE "REGISTRANTS").

         Each of the Cypriot Subsidiary Guarantors is a corporation organized and incorporated under the Laws of the Republic of Cyprus. The Cypriot Corporate Law on Indemnity is governed by CAP. 113 - Companies - of the Statue Laws of Cyprus - First Schedule - Table A - Section 136 which provides that:

         Every Director, Managing Director, Auditor, Secretary and other Officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any Proceedings, whether Civil or Criminal in which Judgement is given in his favor or in which he is acquitted or in connecting with any application under section 383 of the Law, in which relief is granted to him by the Court.

         Section 383 of the Law (CAP. 113 - Companies) provides:

         383 (1). If in any Proceeding for Negligence, default, breach of duty or breach of trust against an Officer of a Company or Person employed by a Company as Auditor ( whether he is or is not an Officer of the Company ) it appears to the Court hearing the case that Officer or Person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the Negligence, default, breach of duty or breach of trust, that Court may relieve him, either wholly or partly, from his liability on such terms as the Court may think fit.

         383 (2). Where any such Officer or Person aforesaid has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the Court for relief, and the Court on any such Application shall have the same power to relief him as under this section it would have had if it had been a Court before which Proceedings against that person for negligence, default, breach of duty or breach of trust has been brought.

         Article 1 of the Articles of Association of the Cypriot Subsidiary Guarantors provides for indemnification of officers and directors that is applicable to Cap. 113-Companies Statute of Laws of Cyprus - First Schedule - Table A - Section 136. Article 1 of the Articles of Association of the

Cypriot Subsidiary Guarantors provides for indemnification of directors and officers as follows:

         The regulations contained in Part I of Table "A" in the First Schedule of the Companies Law, Cap. 113 (which Table is hereinafter called "Table A") shall apply to this Company, save those which by these presents are excepted or amended or which are inconsistent with the other provisions of these Articles. The regulations of Part 1 of "Table A" No. 11, 24, 53, 58, 60, 77, 79, 88 (a), 89, 90, 91, 92, 98 and 113
         shall not apply, but save as above provided and in addition to the other provisions of Part I of "Table A", the following shall constitute the Articles of Association of this Company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (A) EXHIBITS

                *3.1       --        Memorandum and Articles of Association of
                                     Millenium Seacarriers, Inc. ("Millenium").

                *3.2       --        Articles of Incorporation of Oakmont
                                     Shipping and Trading Limited ("Oakmont
                                     Shipping").

                *3.3       --        By-laws of Oakmont Shipping.

                *3.4       --        Articles of Incorporation of Rapid Ocean
                                     Carriers Inc. ("Rapid Ocean").

                *3.5       --        By-laws of Rapid Ocean.

                *3.6       --        Articles of Incorporation of Ivy Navigation
                                     Ltd. ("Ivy Navigation").

                *3.7       --        By-laws of Ivy Navigation.

                *3.8       --        Memorandum and Articles of Association of
                                     Topscale Shipping Company Limited
                                     ("Topscale Shipping").

                *3.9       --        Memorandum and Articles of Association of
                                     Conifer Shipping Company Limited ("Conifer
                                     Shipping").

                *3.10      --        Memorandum and Articles of Association of
                                     Millenium II, Inc. ("Millenium II").

                *3.11      --        Memorandum and Articles of Association of
                                     Millenium III, Inc. ("Millenium III").

                *3.12      --        Memorandum and Articles of Association of
                                     Millenium IV, Inc.

                                     ("Millenium IV").

                *3.13      --        Memorandum and Articles of Association of
                                     Millenium V, Inc. ("Millenium V").

                *3.14      --        Memorandum and Articles of Association of
                                     Millenium VI, Inc. ("Millenium VI").

                *3.15      --        Memorandum and Articles of Association of
                                     Millenium VII, Inc. ("Millenium VII").

                *3.16      --        Memorandum and Articles of Association of
                                     Millenium Yama, Inc. ("Millenium Yama").

                *3.17      --        Memorandum and Articles of Association of
                                     Millenium Elmar, Inc. ("Millenium Elmar").

                *3.18      --        Memorandum and Articles of Association of
                                     Millenium Majestic, Inc. ("Millenium
                                     Majestic").

                *3.19      --        Memorandum and Articles of Association of
                                     Millenium Amethyst, Inc. ("Millenium
                                     Amethyst").

                *3.20      --        Memorandum and Articles of Association of
                                     Millenium Aleksander, Inc. ("Millenium
                                     Aleksander").

                *4.1       --        Indenture, dated as of July 15, 1998 (the
                                     "Indenture"), by and among Millenium, each subsidiary of Millenium named therein (the
                                     "Subsidiary Guarantors") and The First
                                     National Bank of Maryland as Trustee (the
                                     "Trustee").

                *4.2       --        Escrow and Pledge Agreement, dated as of
                                     July 15, 1998 (the "Escrow Agreement"), by and between Millenium and The First
                                     National Bank of Maryland, as Escrow Agent
                                     (the "Escrow Agent").

                *4.3       --        Collateral Agency and Intercreditor
                                     Agreement, dated as of July 15, 1998 (the
                                     "Collateral Agency Agreement"), by and
                                     among Millenium, the Subsidiary Guarantors named therein, the Trustee, the Collateral
                                     Agent and The Bank of New York.

                *4.4       --        Form of Exchange Note.

                *4.5       --        Form of First Preferred Liberian Ship
                                     Mortgage.

                *4.6       --        Form of First Preferred Panamanian Naval
                                     Mortgage.

                *4.7       --        Form of Cayman Islands Statutory Ship
                                     Mortgage.

                *4.8       --        Form of Cayman Islands Deed of Covenants to
                                     Cayman Islands Statutory Ship Mortgage.

                *4.9       --        Form of Cypriot Statutory Ship Mortgage.

                *4.10      --        Form of Cypriot Deed of Covenants to the
                                     Cypriot Statutory Ship Mortgage.

                *4.11      --        Form of Bahamian Statutory Ship Mortgage.

                *4.12      --        Form of Bahamian Deed of Covenants to the
                                     Bahamian Statutory Ship Mortgage.

                *4.13      --        Form of Insurance Assignment (the
                                     "Insurance Assignment"), by and between
                                     each of the Subsidiary Guarantors, as
                                     applicable and the Collateral Agent

                *5.1       --        Opinion of Thacher Proffitt & Wood, counsel
                                     to Millenium and each Subsidiary Guarantor organized in the Republic of Liberia (the
                                     "Liberian Subsidiary Guarantors"), as to the validity of the Exchange Notes.

                +5.2       --        Opinion of Maples and Calder, special
                                     counsel to Millenium and each Subsidiary
                                     Guarantor organized in the Cayman Islands
                                     (the "Cayman Subsidiary Guarantors"), as to the validity of the Exchange Notes.

                *5.3       --        Opinion of Andreas P. Demetriades &
                                     Associates, special counsel to each
                                     Subsidiary Guarantor organized in the
                                     Republic of Cyprus (the "Cypriot Subsidiary
                                     Guarantors"), as to the validity of the
                                     Exchange Notes.

                *8.1       --        Opinion of Thacher Proffitt & Wood, counsel
                                     to Millenium and each Subsidiary Guarantor, as to Certain United States Income Tax
                                     Considerations (contained in Exhibit 5.1).

                *8.2       --        Opinion of Maples and Calder, special
                                     counsel to Millenium and each Cayman
                                     Subsidiary Guarantor, as to certain Cayman
                                     Island Tax Considerations.

                *8.3       --        Opinion of the Law Offices of Basil T.
                                     Patkos, special counsel to each Liberian
                                     Subsidiary Guarantor, as to certain
                                     Liberian Tax Considerations.

                *8.4       --        Opinion of Andreas P. Demetriades &
                                     Associates, special counsel to each Cypriot
                                     Subsidiary Guarantor, as to certain Cypriot
                                     Tax Considerations.

               *10.1       --        Purchase Agreement, dated as of July 20,
                                     1998 (the "Purchase Agreement") by and
                                     among Millenium, the Subsidiary Guarantors named therein and Credit Suisse First
                                     Boston Corporation and Donaldson, Lufkin &
                                     Jenrette Securities Corporation (the
                                     "Initial Purchasers").

               *10.2       --        The Management Agreement, dated as of July
                                     1, 1998 (the "Management Agreement"), by and among Millenium, Millenium Management,
                                     Inc. (the "Manager") and the Subsidiary
                                     Guarantors named therein.

               *10.3       --        The Registration Rights Agreement, dated as
                                     of July 20, 1998 (the "Registration Rights
                                     Agreement"), by and among Millenium, the Subsidiary Guarantors named therein and the Initial Purchasers.

               *10.4       --        Credit Agreement, dated as of July 20, 1998
                                     (the "Credit Agreement"), by and between Millenium and The Bank of New York.

               *10.5       --        Warrant Agreement, dated as of July 15,
                                     1998 (the "Warrant Agreement"), by and
                                     among Millenium, the Subsidiary Guarantors named therein and ChaseMellon Shareholder
                                     Services, L.L.C. (the "Warrant Agent").

               *10.6       --        Advisory Agreement, dated as of July 24,
                                     1998 (the "Advisory Agreement"), by and
                                     between Millenium and Millenium Advisors,
                                     Inc. ("Millenium Advisors").

               *10.7       --        Guarantee Agreement, dated as of July 20,
                                     1998 (the "Guarantee Agreement"), by and between the Subsidiary Guarantors named therein and The Bank of New York.

               *10.8       --        Form of FedNav International Limited
                                     ("FedNav") Charterparty relating to m.v.
                                     Millenium Hawk, m.v. Millenium Eagle, m.v.
                                     Millenium Osprey, m.v. Millenium Falcon and m.v. Millenium Condor, each a FedNav chartered vessel.

               *10.9       --        Form of Cementos Mexicanos ("Cemex")
                                     Charterparty relating to
                                     m.v. Monica Marissa, a Cemex chartered
                                     vessel.

               *10.10      --        Form of Clipper Group ("Clipper")
                                     Charterparty relating to m.v. Clipper
                                     Harmony, m.v. Clipper Golden Hind, m.v.
                                     Clipper Pacific, m.v. Clipper Atlantic,
                                     m.v. Millenium Amethyst, m.v. Millenium
                                     Yama and m.v. Millenium Majestic, each a Clipper chartered vessel.

               *10.11      --        Form of Estonian Shipping Company Limited
                                     ("ESCO") Charterparty relating to m.v.
                                     Millenium Aleksander, an ESCO Chartered
                                     Vessel.

               *10.12      --        Form of Hai Sun Hup Shipping ("HSH")
                                     Charterparty relating to m.v. Millenium
                                     Leader, an HSH chartered vessel.

               *15.1       --        Accountants' letter regarding unaudited
                                     interim financial information.

               *23.1       --        Consent of Coopers & Lybrand.

               *23.2       --        Consent of Thacher Proffitt & Wood
                                     (contained in Exhibit 5.1).

               *23.3       --        Consent of Maples and Calder (contained in
                                     Exhibit 5.2.).

               *23.4       --        Consent of Andreas P. Demetriades &
                                     Associates (contained in Exhibit 5.3).

               *23.5       --        Consent of The Law Offices of Basil T.
                                     Patkos.

               *23.6       --        Consent of SSY Consultancy and Research
                                     Limited of London.

               *23.7       --        Consent of Drewry Shipping Consultants Ltd.

               *23.8       --        Consent of Shipping Intelligence Inc.

               *23.9       --        Consent of Maritime Research Inc.

               *23.10      --        Consent of Wigham Richardson Shipbrokers
                                     Limited.

               *25.1       --        Statement of eligibility of Trustee on Form
                                     T-1.

               *99.1       --        Letter of Transmittal.

               *99.2       --        Notice of Guaranteed Delivery.

--------------------

*        Filed previously.
+        To be filed when effective.

ITEM 22. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: if the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, PROVIDED, that the Registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Each of Millenium and the Subsidiary Guarantors, each an undersigned Registrant, hereby undertakes: to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM SEACARRIERS, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


                                        /s/ Vassilios M. Livanos
                                        ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chairman and Director
                                        Date:    December 9, 1998

                                                     *
                                        ---------------------------
                                        Name:    Theotokis S. Milas
                                        Title:   Chief Operating Officer
                                        Date:    December 9, 1998

                                        /s/ Nico A. Cotzias
                                        -----------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998


                                                    *
                                        ----------------------------
                                        Name:    Michael A. Dritz
                                        Title:   Director
                                        Date:    December 9, 1998


                                                      *
                                        ----------------------------
                                        Name:    Harald H. Ludwig
                                        Title:   Director
                                        Date:    December 9, 1998

                                                      *
                                        ----------------------------
                                        Name:    Robert W. Nilsen
                                        Title:   Director
                                        Date:    December 9, 1998

                                                      *
                                        ----------------------------
                                        Name:    Connor O'Brien
                                        Title:   Director
                                        Date:    December 9, 1998


                                                      *
                                        ----------------------------
                                        Name:    Tom Stage Petersen
                                        Title:   Director
                                        Date:    December 9, 1998


                                        *By: /s/ Vassilios M. Livanos
                                             --------------------------------
                                                 (Vassilios M. Livanos)
                                            as attorney-in-fact pursuant to a
                                               Power of Attorney filed on
                                                     November 16, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.


                                        MILLENIUM II, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM III, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM IV, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM V, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM VI, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM YAMA, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM ELMAR, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM AMETHYST, INC.

                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM MAJESTIC, INC.

                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        MILLENIUM ALEKSANDER, INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.


                                        OAKMONT SHIPPING AND TRADING LIMITED


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        RAPID OCEAN CARRIERS INC.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        IVY NAVIGATION LTD.


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        TOPSCALE SHIPPING COMPANY LIMITED


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1998.

                                        CONIFER SHIPPING COMPANY LIMITED


                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.



                                        By:  /s/ Vassilios M. Livanos
                                             ------------------------
                                        Name:    Vassilios M. Livanos
                                        Title:   Secretary and Director
                                        Date:    December 9, 1998


                                        By:  /s/ Nico A. Cotzias, Jr.
                                             ------------------------
                                        Name:    Nico A. Cotzias, Jr.
                                        Title:   Chief Financial Officer, Chief
                                                 Accounting Officer and Director
                                        Date:    December 9, 1998

                                INDEX TO EXHIBITS


*3.1    --    Memorandum and Articles of Association of Millenium.
*3.2    --    Articles of Incorporation of Oakmont Shipping.
*3.3    --    By-laws of Oakmont Shipping.
*3.4    --    Articles of Incorporation of Rapid Ocean.
*3.5    --    By-laws of Rapid Ocean.
*3.6    --    Articles of Incorporation of Ivy Navigation.
*3.7    --    By-laws of Ivy Navigation.
*3.8    --    Memorandum and Articles of Association of Topscale Shipping.
*3.9    --    Memorandum and Articles of Association of Conifer Shipping.
*3.10   --    Memorandum and Articles of Association of Millenium II.
*3.11   --    Memorandum and Articles of Association of Millenium III.
*3.12   --    Memorandum and Articles of Association of Millenium IV.
*3.13   --    Memorandum and Articles of Association of Millenium V.
*3.14   --    Memorandum and Articles of Association of Millenium VI.
*3.15   --    Memorandum and Articles of Association of Millenium VII.
*3.16   --    Memorandum and Articles of Association of Millenium Yama.
*3.17   --    Memorandum and Articles of Association of Millenium Elmar.
*3.18   --    Memorandum and Articles of Association of Millenium Majestic.
*3.19   --    Memorandum and Articles of Association of Millenium Amethyst.
*3.20   --    Memorandum and Articles of Association of Millenium
              Aleksander.


*4.1    --    Indenture, dated as of July 15, 1998, by and among Millenium, the
              Subsidiary Guarantors and the Trustee.
*4.2    --    Escrow Agreement, dated as of July 15, 1998, by and between
              Millenium and the Escrow Agent.
*4.3    --    Collateral Agency Agreement, dated as of July 15, 1998, by and among Millenium, the Subsidiary Guarantors named therein, the
              Trustee, the Collateral Agent and The Bank of New York.
*4.4    --    Form of Exchange Note.
*4.5    --    Form of First Preferred Liberian Ship Mortgage.
*4.6    --    Form of First Preferred Panamanian Naval Mortgage.
*4.7    --    Form of Cayman Islands Statutory Ship Mortgage.
*4.8    --    Form of Cayman Islands Deed of Covenants to Cayman Islands
              Statutory Ship Mortgage.
*4.9    --    Form of Cypriot Statutory Ship Mortgage.
*4.10   --    Form of Cypriot Deed of Covenants to the Cypriot Statutory Ship
              Mortgage.
*4.11   --    Form of Bahamian Statutory Ship Mortgage.

*4.12   --    Form of Bahamian Deed of Covenants to the Bahamian Statutory
              Ship Mortgage.
*4.13   --    Form of Insurance Assignment, by and between each of the
              Subsidiary  Guarantors, as applicable and the Collateral Agent.


*5.1    --    Opinion of Thacher Proffitt & Wood, counsel to Millenium and each  Liberian Subsidiary Guarantor, as to the validity of the
              Exchange Notes.
+5.2    --    Opinion of Maples and Calder, special counsel to Millenium and each Cayman Subsidiary Guarantor, as to the validity of the
              Exchange Notes.
*5.3    --    Opinion of Andreas P. Demetriades & Associates, special counsel to each Liberian Subsidiary Guarantor, as to the validity of the Exchange Notes.

*8.1    --    Opinion of Thacher Proffitt & Wood, counsel to Millenium and each
              Subsidiary Guarantor, as to Certain United States Income Tax
              Considerations (contained in Exhibit 5.1).
*8.2    --    Opinion of Maples and Calder, special counsel to Millenium and each Cayman Subsidiary Guarantor, as to certain Cayman Island Tax
              Considerations.
*8.3     --   Opinion of the Law Offices of Basil T. Patkos, special counsel to each Liberian Subsidiary Guarantor, as to certain Liberian Tax
              Considerations.
*8.4     --   Opinion of Andreas P. Demetriades & Associates, special counsel to each Cypriot Subsidiary Guarantor, as to certain Cypriot Tax
              Considerations.


*10.1    --   Purchase Agreement, dated as of July 20, 1998, by and among
              Millenium, the Subsidiary Guarantors named therein and the Initial
              Purchasers.
*10.2    --   Management Agreement, dated as of July 1, 1998, by and among
              Millenium, the Manager, and the Subsidiary Guarantors named therein.
*10.3    --   Registration Rights Agreement, dated as of July 20, 1998, by and among Millenium, the Subsidiary Guarantors named therein and the
              Initial Purchasers.
*10.4     --  Credit Agreement, dated as of July 20, 1998, by and between
              Millenium and The Bank of New York.
*10.5     --  Warrant Agreement, dated as of July 15, 1998, by and among
              Millenium, the Subsidiary Guarantors named therein and the

              Warrant Agent.
*10.6     --  Advisory Agreement, dated as of July 24, 1998, by and between
              Millenium and Millenium Advisors.
*10.7     --  Guarantee Agreement, dated as of July 20, 1998, by and between the Subsidiary Guarantors named therein and The Bank of New
              York.
*10.8     --  Form of FedNav Charterparty relating to m.v. Millenium Hawk,
              m.v. Millenium Eagle, m.v. Millenium Osprey, m.v. Millenium
              Falcon and m.v. Millenium Condor, each a FedNav chartered
              vessel.
*10.9     --  Form of Cemex Charterparty relating to m.v. Monica Marissa, a
              Cemex chartered vessel.
*10.10    --  Form of Clipper Charterparty relating to m.v. Clipper Harmony,
              m.v. Clipper Golden Hind, m.v. Clipper Pacific, m.v. Clipper
              Atlantic, m.v. Millenium Amethyst, m.v. Millenium Yama and
              m.v. Millenium Majestic, each a Clipper chartered vessel.
*10.11    --  Form of ESCO Charterparty relating to m.v. Millenium Aleksander, an ESCO chartered vessel.
*10.12    --  Form of HSH Charterparty relating to m.v. Millenium Leader, an
              HSH chartered vessel.


*15.1     --  Accountants' Letter regarding unaudited interim financial information.


*23.1     --  Consent of Coopers & Lybrand.
*23.2     --  Consent of Thacher Proffitt & Wood (contained in Exhibit 5.1).
*23.3     --  Consent of Maples and Calder (contained in Exhibit 5.2).
*23.4     --  Consent of Andreas P. Demetriades & Associates (contained in
              Exhibit 5.3).
*23.5     --  Consent of The Law Offices of Basil T. Patkos.
*23.6     --  Consent of SSY Consultancy and Research Limited of London.
*23.7     --  Consent of Drewry Shipping Consultants Ltd.
*23.8     --  Consent of Shipping Intelligence, Inc.
*23.9     --  Consent of Maritime Research, Inc.
*23.10    --  Consent of Wigham Richardson Shipbrokers Limited.

*25.1     --  Statement of eligibility of Trustee on Form T-1.


*99.1     --  Letter of Transmittal.
*99.2     --  Notice of Guaranteed Delivery.

--------------------

*        Filed previously.
+        To be filed when effective.